   As filed with the Securities and Exchange Commission on October 24, 1997
                                                     REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                           FOX/LIBERTY NETWORKS, LLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              4841                            95-4609407
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                                ---------------
                               FLN FINANCE, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              4841                            95-4647456
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                                ---------------

          1440 SOUTH SEPULVEDA BOULEVARD                               JEFF SHELL
             LOS ANGELES, CALIFORNIA                         1440 SOUTH SEPULVEDA BOULEVARD
                  (310) 444-8123                                LOS ANGELES, CALIFORNIA
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                      NUMBER,                                        (310) 444-8123
   INCLUDING AREA CODE, OF REGISTRANT'S AND CO-
                   REGISTRANT'S                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
           PRINCIPAL EXECUTIVE OFFICES)            NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                WITH COPIES TO:

             ARTHUR M. SISKIND, ESQ.                              STEPHEN H. KAY, ESQ.
           THE NEWS CORPORATION LIMITED               SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP
           1211 AVENUE OF THE AMERICAS                              551 FIFTH AVENUE
             NEW YORK, NEW YORK 10036                           NEW YORK, NEW YORK 10176
                  (212) 852-7000                                     (212) 661-6500

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                                ---------------
  If the Notes being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                             PROPOSED
                                       PROPOSED MAXIMUM      MAXIMUM
 TITLE OF EACH CLASS OF   AMOUNT  TO    OFFERING PRICE  AGGREGATE OFFERING    AMOUNT OF
 NOTES TO BE REGISTERED  BE REGISTERED   PER UNIT (1)        PRICE(1)      REGISTRATION FEE
-------------------------------------------------------------------------------------------
8 7/8% Senior Notes Due
 2007
 (the "Senior Notes")..  $500,000,000        100%          $500,000,000      $151,515.15
-------------------------------------------------------------------------------------------
9 3/4% Senior Discount
 Notes
 Due 2007 (the "Senior
 Discount Notes")......  $405,000,000      62.921%         $252,278,550      $ 76,448.05
-------------------------------------------------------------------------------------------
Total..................  $905,000,000         --           $752,278,550      $227,963.20

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE NOTES HAS BEEN FILED WITH THE        +
+SECURITIES AND EXCHANGE COMMISSION. THESE NOTES MAY NOT BE SOLD NOR MAY       +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE +
+NOTES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE         +
+UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF  +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED OCTOBER 24, 1997

PROSPECTUS
                           FOX/LIBERTY NETWORKS, LLC

                           [LOGO OF FOX SPORTS NET]

                               FLN FINANCE, INC.

                       OFFER FOR ANY AND ALL OUTSTANDING
                        8 7/8% SENIOR NOTES DUE 2007 AND

                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007

                         IN EXCHANGE FOR, RESPECTIVELY,
                        8 7/8% SENIOR NOTES DUE 2007 AND
                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
              CITY TIME, ON              , 1997, UNLESS EXTENDED .

  Fox/Liberty Networks, LLC, a Delaware limited liability company (the "Company") and FLN Finance, Inc. ("FLN"), a wholly owned subsidiary of the Company, hereby offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange up to $500,000,000 aggregate principal amount of 8 7/8% Senior Notes Due 2007 (the "Senior Notes") of the Company and FLN for a like amount of the privately placed 8 7/8% Senior Notes Due 2007 (the "Old Senior Notes") of the Company and FLN issued on August 25, 1997, from the holders thereof (together with the holders of Senior Notes, "Senior Noteholders") and to exchange up to $405,000,000 aggregate principal amount at maturity of 9 3/4% Senior Discount Notes Due 2007 (the "Senior Discount Notes") of the Company and FLN for a like amount of the privately placed 9 3/4% Senior Discount Notes Due 2007 (the "Old Senior Discount Notes") of the Company and FLN issued on August 25, 1997, from the holders thereof (together with the holders of Senior Discount Notes, "Discount Noteholders"). The Senior Notes and the Senior Discount Notes are registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part. The Old Senior Notes and the Old Senior Discount Notes are referred to collectively herein as the "Old Notes" and the Senior Notes and the Senior Discount Notes are referred to collectively herein as the "Notes."

  The Notes are being offered hereunder in order to satisfy the obligations of the Company under two separate and substantially identical Registration Rights Agreement with respect to the Senior Notes and the Senior Discount Notes, respectively, each dated August 25, 1997 (together, the "Registration Rights Agreement"), and each by and among the Company, FLN and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear,

                                             (cover continued on following page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS          , 1997.

(cover continued from previous page)

Stearns & Co. Inc. (together the "Initial Purchasers"). The Exchange Offer is designed to provide to Senior Noteholders and Discount Noteholders (collectively, "Holders" or "Noteholders") an opportunity to acquire Notes which, unlike the Old Notes, are expected to be freely transferable at all times, subject to state "blue sky" law restrictions; provided, however, that the Holder is not an "affiliate" of the Company within the meaning of the Securities Act, and represents that the Notes are being acquired in the ordinary course of such Holder's business and the Holder is not engaged in, and does not intend to engage in a distribution of the Notes. With the exception of the freely transferable nature of the Notes, the Notes are substantially identical to the Old Notes. See "The Exchange Offer--Purpose of the Exchange Offer."

  The Company will accept for exchange any and all validly tendered Old Notes
on or prior to 5:00 p.m., New York City time, on                 , 1997,
unless extended to a date not later than                  , 1997 (the
"Expiration Date"). Tenders of Old Notes made pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date unless previously accepted for payment by the Company. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. In the event the Company terminates the Exchange Offer and does not accept any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the Holders thereof. Old Notes may be tendered for exchange only in integral multiples of $1,000 principal amount at maturity. See "The Exchange Offer."

  Any waiver, extension or termination of the Exchange Offer will be publicly announced by the Company through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

  The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment to all future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company and to all existing and future indebtedness of the Company's subsidiaries. As of June 30, 1997, after giving pro forma effect to the Offering (as defined herein), the application of the net proceeds thereof, the Exchange Offer, the Rainbow Transaction (as defined herein) and borrowings under the Bank Facility (as defined herein) and the application of the proceeds thereof, the Company and its subsidiaries would have had an aggregate of approximately $1.2 billion of indebtedness outstanding, including the Notes, of which $448 million of indebtedness would have been effectively senior to the Notes. See "Description of Bank Facility" and "Description of the Notes."

  Cash interest on the Senior Notes will accrue at a rate of 8 7/8% per annum and will be payable semiannually in arrears on each February 15 and August 15, commencing February 15, 1998. The Old Senior Discount Notes were issued at a substantial discount from their principal amount. Accordingly, cash interest will not accrue or be payable on the Senior Discount Notes prior to August 15, 2002. Thereafter, cash interest on the Senior Discount Notes will accrue at a rate of 9 3/4% per annum and will be payable semiannually in arrears on each February 15 and August 15, commencing February 15, 2003; provided, however, that at any time on or prior to August 15, 2002, the Company may make a Cash Interest Election (as defined herein), in which case the outstanding principal amount at maturity of each Senior Discount Note will on such interest payment date be reduced to the Accreted Value (as defined herein) of such Senior Discount Note as of such interest payment date, and cash interest (accruing at a rate of 9 3/4% per annum from the Cash Interest Election Date) will be payable with respect to such Senior Discount Note on each interest payment date thereafter.

  The Old Notes were sold by the Company on August 25, 1997 to the Initial Purchasers in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act (the "Offering). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A promulgated under the Securities Act and with a limited number of accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

(cover continued from previous page)

  The net proceeds from the Offering are being held on deposit as security for the Notes. If by December 30, 1997 the Rainbow Transaction is not consummated, the Company will be required to make an offer to purchase all outstanding Notes at a purchase price in cash equal to (x) with respect to the Senior Notes, 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase and (y) with respect to the Senior Discount Notes, 100% of the Accreted Value on the date of purchase. After making such offer to purchase or, if earlier, upon the consummation of the Rainbow Transaction, all remaining net proceeds of the Offering held on deposit will be released to the Company, and thereafter the Notes will be unsecured.

  The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the date of redemption. In addition, on or prior to August 15, 2000, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Notes at a redemption price of 108 7/8% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, and may redeem up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes at a redemption price equal to 109 3/4% of the Accreted Value at the redemption date of the Senior Discount Notes so redeemed (or, if a Cash Interest Election has been made, 109 3/4% of the principal amount at maturity of the Senior Discount Notes so redeemed, plus accrued and unpaid interest to the redemption date), in each case with the net cash proceeds of one or more Public Equity Offerings or sales of Qualified Equity Interests to Strategic Equity Investors (as defined herein); provided, however, that not less than 65% of the originally issued principal amount of Senior Notes and 65% of the originally issued principal amount at maturity of the Senior Discount Notes is outstanding immediately after giving effect to such redemption.

  Following the occurrence of a Change of Control (as defined herein), each Holder will have the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest thereon to the date of purchase, and at a purchase price equal to 101% of the Accreted Value of the Senior Discount Notes at the date of purchase (unless the date of purchase is on or after the earlier to occur of August 15, 2002 or the Cash Election Date in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon to the date of purchase). See "Description of the Notes."

  The Notes will be obligations of the Company and FLN entitled to the benefits of the Indentures (as defined herein). The form and terms of the Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the Notes will have been registered under the Securities Act and (ii) Holders of Notes will not be entitled to certain rights of Holders of Old Notes under the Registration Rights Agreement. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indentures. Following consummation of the Exchange Offer, Holders of Old Notes will continue to be subject to the existing restrictions upon transfers thereof, and the Company will have no further obligation to such Holders to provide for the registration under the Securities Act of the Old Notes held by them. Following completion of the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided pursuant to the Indentures, the Registration Rights Agreement and the Old Notes. See "The Exchange Offer."

  The Company is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based on those interpretations by the staff of the Commission, the Company believes Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and

(cover continued from previous page)

otherwise transferred by any Holder thereof (other than broker-dealers, as set forth below, and any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in the distribution of such Notes. Any Holder who participates in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Notes may not rely upon the position of the staff of the Commission as set forth in these no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K promulgated under the Securities Act. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met.

  Each broker-dealer (other than an affiliate of the Company) that receives Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes as the result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not participate in the Exchange Offer and may not rely on the no-action letters referred to above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "The Exchange Offer."

  The Notes constitute new issues of securities with no established trading market. Although the Old Notes have been approved for trading in The Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) Market of The Nasdaq Stock Market, Inc., there has been no public market for the Old Notes and it is not currently anticipated that an active public market for the Notes will develop. The Company currently does not intend to apply for the listing of the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. The Initial Purchasers have advised the Company that each of the Initial Purchasers currently intends to make a market in the Notes; however, none are obligated to do so and any market-making may be discontinued by any Initial Purchasers at any time without notice. Accordingly, no assurance can be given as to the liquidity or the trading market for the Notes. The Notes will settle through the book-entry facilities of The Depository Trust Company. See "Description of the Notes."

  This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of       , 1997. As of such date, there
was one registered Holder of the Old Senior Notes and one registered Holder of the Old Senior Discount Notes.

  The Company will not receive any proceeds from the Exchange Offer. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

(cover continued from previous page)

                          FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of various provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks and uncertainties, including the significant considerations and risks discussed in this Prospectus; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company and its subsidiaries, competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of the Company and its subsidiaries. Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company and its subsidiaries or their business or operations.

                             AVAILABLE INFORMATION

  The Company and FLN have filed with the Commission a registration statement relating to the Notes offered hereby (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, FLN, the Exchange Offer and the Notes, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to accurately describe material terms so referred to, but are not necessarily a complete description of the contents of any such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto and any periodic reports or other information filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be inspected without charge and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically with the Commission.

  Upon effectiveness of the Registration Statement, the Company and FLN will be, subject to the reporting requirements of the Exchange Act, and in accordance therewith, the Company must file periodic reports and other information with the Commission. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indentures to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q, 8-K, which would be required pursuant to the informational requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law. In addition, for so long as any of the Notes are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS OF OLD NOTES FOR EXCHANGE FROM, HOLDERS THEREOF IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE ATTORNEY GENERAL OR THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE ATTORNEY GENERAL HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS SECTION.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, the terms of the Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The description of the Notes contained herein assumes that all Old Notes are exchanged for Notes in the Exchange Offer. References to the "Company" are to Fox/Liberty Networks, LLC and its subsidiaries. References to "News Corporation" and "Fox" are to The News Corporation Limited and to its indirect subsidiary, Fox, Inc., respectively. References to "Fox/Liberty Sports" and "Fox/Liberty FX" are to Fox Sports Net, LLC, and FX Networks, LLC, respectively, each of which is a direct subsidiary of the Company. References to "TCI" and to "Liberty" are to Tele-Communications, Inc., and its wholly owned subsidiary, Liberty Media Corporation, respectively. References to the "NBA," the "NHL" and "MLB" are to the National Basketball Association, the National Hockey League and Major League Baseball, respectively.

                                  THE COMPANY

OVERVIEW

  Fox/Liberty Networks, LLC (the "Company") is the largest regional sports network ("RSN") programmer in the United States, focusing on live professional and major collegiate home team sports events. The Company owns and operates 12 RSNs (the "O&O RSNs") and has direct or indirect equity interests ranging from 34% to 50% in an additional three RSNs (together with the O&O RSNs, the "Company's RSNs"). The Company's RSNs are complemented by a national programming service, Fox Sports Net ("FSN"), which provides national programming for distribution by RSNs. The O&O RSNs have rights to telecast live games of 35 professional sports teams in the NBA, the NHL, MLB and numerous collegiate sports teams.

  Because of their home team programming, RSNs have strong local appeal in their respective markets, generating high prime time ratings and attractive subscriber fees from cable operators. The Company's strategy is to utilize its RSNs to build a national cable sports network under the Fox brand name based on the "broadcast network affiliate" model. The Company believes that telecasting local sports events, together with network quality programming and production, will provide a powerful 24 hour per day advertising vehicle for national as well as local advertisers. The Company is also engaged in the ownership and operation of the FX Network ("FX"), a general entertainment and sports programming network with approximately 31 million subscribers.

  The Company is a 50%-50% domestic joint venture (the "Fox/Liberty Joint Venture") between Fox, Inc. ("Fox"), an indirect subsidiary of The News Corporation Limited ("News Corporation"), and Liberty Media Corporation ("Liberty"), a wholly owned subsidiary of Tele-Communications, Inc. ("TCI"). News Corporation is a diversified international communications company. TCI is the nation's largest cable operator and, through Liberty, holds interests in 18 other cable networks.

RAINBOW TRANSACTION

  In June 1997, Fox Sports Net, LLC ("Fox/Liberty Sports") entered into an agreement with Rainbow Media Sports Holdings, Inc. ("Rainbow"), an indirect subsidiary of Cablevision Systems Corporation ("Cablevision"), to acquire a 40% interest in Regional Programming Partners ("RPP"), which will hold Rainbow's sports properties (the "Rainbow Transaction"). Such properties include interests in eight RSNs (the "Rainbow RSNs"), the Madison Square Garden entertainment complex, the New York Rangers, a professional hockey team, and the New York Knicks, a professional basketball team. Rainbow has a controlling interest in seven of the eight Rainbow RSNs, two of which are currently also partially owned by the Company. The proceeds of the Offering are being held on deposit pending the consummation of the Rainbow Transaction. See "Description of the Notes--Deposit Proceeds; Offer to Purchase upon Failure to Consummate the Rainbow Transaction."

  Upon the consummation of the Rainbow Transaction, the Company will own interests in, or be affiliated with, 26 RSNs and its network programming will cover each of the top 14 designated market areas ("DMAs") and 22 of the top 25 DMAs in the United States. These RSNs have rights to telecast live games of 68 professional sports teams in the NBA, the NHL and MLB (out of a total of 75 such teams in the United States) and numerous collegiate sports teams to approximately 55 million households out of a total of 70 million households receiving basic cable or direct to home satellite ("DTH") service. Currently, the Company's RSNs and other FSN affiliates have approximately 46 million subscribers and its network programming covers 19 of the top 25 DMAs in the United States.

  As part of the Rainbow Transaction, the Company and Rainbow will establish National Sports Partners (the "National Sports Partnership"), a 50%-50% partnership, to operate FSN. FSN will provide its affiliated RSNs with 24 hour per day national sports programming featuring live sporting events and original programming, as well as a national sports news program, Fox Sports News, which telecasts pre-game and post-game sports programming. The Company and Rainbow will also establish a national advertising representative firm, National Advertising Partners (the "National Advertising Partnership"), a 50%-50% partnership, to sell advertising time during both the regional affiliates' local programming and national network programming carried by RSNs. The Company will manage both the National Sports Partnership and the National Advertising Partnership. Through its affiliations with RSNs across the United States, FSN will be able to access three advertising markets at once: network, national spot and local.

BUSINESS STRATEGY

  Currently the largest owner and operator of RSNs in the United States, the Company's strategic objective is to be the leading national provider of sports programming in the United States. In order to achieve this objective, the Company plans to focus on the following strategies:

  . Increase Distribution of Fox Sports Net

  The Company intends to increase the distribution of FSN through two principal strategies: increasing penetration in geographic regions adjacent to existing markets; and affiliating with, acquiring or launching networks in unserved markets. In order to achieve this objective, the Company expects that, in conjunction with its RSNs, it will continue to market its programming services to distributors and subscribers and pursue acquisitions of sports programming rights.

  . Increase Advertising Revenues

  FSN has been structured based on the "broadcast network affiliate" model, in which each RSN airs a slate of local programming, which is supplemented by a schedule of network-provided national programming, consistent across all regions. Unlike the typical "broadcast network affiliate" model, the Company's programming is anchored by highly rated local programming during prime time, with national FSN programming during the balance of the schedule.

  FSN's model is designed to increase the number of viewers before and after, as well as during, local sports events. An increased viewership base is likely to command both higher advertising rates and absolute audience delivery. By providing national programming that is consistent across all regions, the Company believes that it will be able to penetrate the approximately $5 billion national advertising market in which the Company's RSNs have not traditionally participated. In so doing, the Company will be able to allocate advertising units between national and local inventories to optimize price and increase the likelihood of selling all of its advertising units. The Company's approach offers national advertisers the unique opportunity to purchase national and local advertising from one source in each of the top DMAs. The Company believes that sports programming is extremely attractive to both national and local advertisers due to the high ratings such programming generally achieves in the key male 18-49 demographic.

  . Increase Ownership of RSNs

  As is the case with the national broadcast networks, a national cable sports network can derive significant economic benefits by owning its affiliates. The Company may seek to acquire a majority interest in those RSNs that it does not already own and operate, or in which it currently owns a minority interest. For example, in October 1996, the Company acquired from an affiliate of Turner Broadcasting System, Inc. ("Turner"), an additional 44% in the South RSN, increasing the Company's ownership in this RSN to 88%. Furthermore, in March 1997, an affiliate of the Company purchased from Group W, a subsidiary of Westinghouse/CBS, Inc. ("Group W"), additional indirect ownership interests in the D.C./Baltimore, Midwest, Rocky Mountain, Southwest and Sunshine RSNs, and in Fox Sports Direct, a satellite services provider. Upon the consummation of the Rainbow Transaction, the Company will increase its aggregate direct and indirect ownership interests in each of the Chicago and San Francisco RSNs to 70% and will acquire indirect minority interests in six additional RSNs in new markets. The Company will continue to carefully identify and pursue other acquisition opportunities.

  . Launch Second RSNs in Selected Markets

  In markets where there are a sufficient number of sports teams such that programming conflicts may occur, the Company may launch second local networks. This would enable the Company to telecast two different professional or collegiate games that are being played in one region on the same night at the same time.

  . Achieve Operating Economies of Scale Among FSN Affiliates

  As a national cable sports network, FSN will seek to realize economies of scale by centralizing management and administrative tasks as well as certain programming, marketing and public relations functions. For example, FSN programming will be available to affiliates 24 hours per day to supplement regionally produced programming. Previously, each RSN was required to produce or acquire such programming themselves. Also, the Company intends to cross-promote FSN and its affiliates on the national Fox broadcast network.

BANK FACILITY

  The Company is currently negotiating with a group of banks led by The Chase Manhattan Bank ("Chase") to amend and expand an existing credit agreement to permit borrowings by Fox/Liberty Sports and FX Networks, LLC ("Fox/Liberty FX"), each a subsidiary of the Company (together, the "Co-Borrowers"), in the amount of $800 million (the "Bank Facility"). The Bank Facility is expected to be comprised of a $400 million revolving credit facility and a $400 million term loan facility. The proceeds from the loans under the Bank Facility will be used to finance, in part, the Rainbow Transaction, investments in certain subsidiaries of the Company and for working capital purposes. The Bank Facility is subject to numerous conditions, including the execution and delivery of definitive documentation. There can be no assurance that consummation of the Bank Facility will occur. See "Risk Factors--Potential Need for Additional Capital; Future Commitments" and "Description of Bank Facility."

  Borrowings under the Bank Facility will be unconditionally guaranteed by each RSN that is wholly owned, directly or indirectly, by the Co-Borrowers and by each of the Co-Borrowers' subsidiaries that hold the direct interest in an RSN that is not wholly owned, directly or indirectly, by the Co-Borrowers. The Company will also provide a downstream guarantee. In addition, borrowings under the Bank Facility and the guarantees will be secured by substantially all of the equity interests of the Co-Borrowers and the Company and the equity interests held by the Co-Borrowers and their subsidiaries in certain related entities.

                               FLN FINANCE, INC.

  FLN Finance, Inc. is a Delaware corporation and a wholly owned subsidiary of the Company formed in connection with the Offering. FLN Finance, Inc. has no assets, liabilities (other than the Notes) or operations and will be prohibited from engaging in any business activities.

                                  THE OFFERING

  On August 25, 1997, the Company consummated an offering (the "Offering") of the Old Notes. The Old Notes were sold to the Initial Purchasers in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act. The net proceeds to the Company from the Offering are being held on deposit to fund an offer to purchase all outstanding Notes if the Rainbow Transaction does not occur by December 30, 1997. If the Rainbow Transaction has occurred by December 30, 1997, the amounts held on deposit will be released to the Company. The Company currently expects that such released amount, along with the available proceeds under the Bank Facility, will be used to fund Fox/Liberty Sports' cash contribution due upon the consummation of the Rainbow Transaction, to repay certain existing indebtedness and for general corporate purposes.

                               THE EXCHANGE OFFER

Notes Offered...............  $500,000,000 aggregate principal amount of 8 7/8%
                              Senior Notes due 2007.

                              $405,000,000 aggregate principal amount at maturity of 9 3/4% Senior Discount Notes due 2007. The yield to maturity on the Senior Discount Notes is 9 3/4% (computed on a semi-annual bond equivalent basis), calculated from August 25, 1997. See "Certain United States Federal Income Tax Considerations."

Maturity....................  August 15, 2007.

The Exchange Offer..........  Pursuant to the Exchange Offer, the Notes are
                              being offered in exchange for a like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000 principal amount at maturity. The issuance of Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement.
                              As of         , 1997, there was one registered
                              Holder of the Old Senior Notes and one registered Holder of the Old Senior Discount Notes. On such date, $500,000,000 aggregate principal amount of Old Senior Notes were outstanding and $405,000,000 aggregate principle amount at maturity of Old Senior Discount Notes were outstanding. See "The Exchange Offer."

                              Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indentures governing the Old Notes and the Notes, each dated as of August 25, 1997, and each among the Company, FLN and The Bank of New York, as trustee (together the "Indentures"). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them. Following the completion of the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided pursuant to the Indenture and the Old Notes.

Resale......................  Based on interpretations by the staff of the
                              Commission set forth in no-action letters issued to third parties, the Company believes the Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than broker-dealers, as set forth below, and any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Notes may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act. Failure to comply with such requirements in such instance may result in such Holder incurring liabilities under the Securities Act for which the Holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company) that receives Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on         , 1997 (20 Business
                              Days after notice is mailed to Holders), unless extended, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Any extension, if made, will be publicly announced through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

Conditions to the Exchange
Offer.......................  The Exchange Offer is subject to certain conditions, which may be waived by the Company. See "The Exchange Offer--Conditions of the Exchange Offer." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

Procedures for Tendering
 Old Notes..................  Brokers, dealers, commercial banks, trust companies and other nominees who hold Old Notes through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). Holders of such Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes. In order for Old Notes to be tendered by a means other than by book-entry transfer, each Holder of Old Notes wishing to participate in the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or a facsimile thereof, together with such Old Notes and any other documents required by such Letter of Transmittal to The Bank of New York, the Exchange Agent, at the address set forth herein and therein. By executing a Letter of Transmittal, a Holder will represent to the Company that, among other things, the Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Notes, if the Holder is not a broker-dealer, or is a broker-dealer but will not receive Notes for its own account in exchange for Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such Notes and that neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act. See "The Exchange Offer--Terms of the Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--Terms of the Exchange Offer--Guaranteed Delivery Procedures."


Guaranteed Delivery
 Procedures.................  Holders of Old Notes who wish to tender their Old
                              Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by such Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Terms of the Exchange Offer-- Guaranteed Delivery Procedures."

Acceptance of Old Notes and
 Delivery of Notes..........  Subject to certain conditions (as described more fully in "The Exchange Offer--Conditions of the Exchange Offer"), the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer and not withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. The Notes issued pursuant to the Exchange Offer will be delivered as promptly as practicable following the Expiration Date.


Withdrawal Rights...........  Except as otherwise provided herein, tenders of
                              Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Taxation....................  There will be no United States federal income tax consequences to a U.S. Holder exchanging an Old Note for a Note. Each Note will be treated as having been issued at the time the Old Note exchanged therefor was originally issued, and therefore a U.S. Holder will have the same adjusted basis and holding period in the Note as it had in the Old Note immediately before the exchange.

Exchange Agent..............  The Bank of New York is the Exchange Agent. The
                              address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent."

                         SUMMARY OF TERMS OF THE NOTES

Interest Payment Dates:

The Senior Notes............  February 15 and August 15 of each year, commencing February 15, 1998.

The Senior Discount Notes...  Cash interest will not accrue or be payable on the Senior Discount Notes prior to August 15, 2002. Thereafter, cash interest on the Senior Discount Notes will accrue at a rate of 9 3/4% per annum and will be payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 2003; provided, however, that at any time on or prior to August 15, 2002, the Company may make a Cash Interest Election on any interest payment date to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the outstanding principal amount at maturity of each Senior Discount Note will on such interest payment date be reduced to the Accreted Value of such Senior Discount Note as of such interest payment date, and cash interest (accruing at a rate of 9 3/4% per annum from the Cash Interest Election Date) shall be payable with respect to such Senior Discount Note on each interest payment date thereafter.

Optional Redemption.........  The Notes will be redeemable at the option of the
                              Company, in whole or in part, at any time on or after August 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the date of redemption. See "Description of the Notes--Optional Redemption."

                              In addition, on or prior to August 15, 2000, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Notes at a redemption price of 108 7/8% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, and may redeem up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes at a redemption price equal to 109 3/4% of the Accreted Value at the redemption date of the Senior Discount Notes so redeemed (or, if a Cash Interest Election has been made, 109 3/4% of the principal amount at maturity of the Senior Discount Notes so redeemed, plus accrued and unpaid interest to the redemption date), in each case with the net cash proceeds of one or more Public Equity Offerings or sales of Qualified Equity Interests to Strategic Equity Investors; provided, however, that not less than 65% of the originally issued aggregate principal amount of Senior Notes and not less than 65% of the originally issued principal amount at maturity of Senior Discount Notes is outstanding immediately after giving effect to such redemption. See "Description of the Notes--Optional Redemption."

Ranking.....................  The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness and all existing and future indebtedness of the subsidiaries of the Company, including indebtedness under the Bank Facility. As of June 30, 1997, as adjusted for the Offering (and the application of the net proceeds thereof), the Exchange Offer, the Rainbow Transaction and borrowings under the Bank Facility, the Company and its subsidiaries would have had approximately $448 million in indebtedness outstanding in addition to the Notes. See "Description of Bank Facility."

Deposit of Offering
 Proceeds; Offer to
 Purchase...................  The net proceeds from the Offering of each of the
                              Old Senior Notes and the Old Senior Discount
                              Notes after deducting aggregate discounts, commissions and estimated offering expenses are being held on deposit as security for the Notes. In the event that the consummation of the Rainbow Transaction has not occurred by December 30, 1997, the Company will be required to make an offer to purchase all outstanding Notes at a purchase price in cash equal to (x) with respect to the Senior Notes, 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase and (y) with respect to the Senior Discount Notes, 100% of the Accreted Value on the date of purchase. All such amounts held on deposit will be applied to fund the offer to purchase described in the immediately preceding sentence. See "Description of the Notes--Deposit Proceeds; Offer to Purchase upon the Failure to Consummate the Rainbow Transaction."

Change of Control...........  Following the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price equal to (i) with respect to the Senior Notes, 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase and (ii) with respect to the Senior Discount Notes, 101% of the Accreted Value on the date of purchase (unless the date of purchase is on or after the earlier to occur of August 15, 2002 or the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest to the date of purchase). See "Description of the Notes--Change of Control."

Certain Covenants...........  The Indentures pursuant to which the Old Notes were issued and the Notes will be issued contain certain covenants, including (i) limitations on indebtedness, (ii) limitations on restricted payments, (iii) limitations on liens, (iv) limitations on dividends and other payment restrictions affecting Restricted Subsidiaries (as defined under "Description of the Notes-- Certain Definitions"), (v) limitations on preferred stock of Restricted Subsidiaries,
                              (vi) limitations on transactions with affiliates,
                              (vii) limitations on issuances of guarantees by Restricted Subsidiaries, (viii) limitations on sale leasebacks, (ix) limitations on the disposition of proceeds of asset sales and (x) limitations on designations of Unrestricted Subsidiaries (as defined under "Description of the Notes--Certain Definitions"). In addition, the Indentures limits the ability of the Company and FLN to consolidate, merge or sell all or substantially all of their assets. These covenants are subject to important exceptions and qualifications. See "Description of the Notes-- Certain Covenants."

Absence of Public Market
for Notes...................  The Notes will constitute new issues of securities for which there is no established public trading market. Although the Old Notes have been designated for trading in the PORTAL market, there has been no public market for the Old Notes and it is not currently anticipated that an active public market for the Notes will develop. The Company currently does not intend to apply for the listing of the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. See "Plan of Distribution."

  For additional information regarding the Notes, see "Description of the Notes" and "Certain United States Federal Income Tax Considerations."

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the issuance of the Notes pursuant to this Prospectus. See "Use of Proceeds."

                                  RISK FACTORS

  An investment in the Notes involves a high degree of risk. Prospective investors should carefully consider the matters set forth under "Risk Factors" beginning on page 15.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  In April 1996, Fox and Liberty entered into the Fox/Liberty Joint Venture, pursuant to which the Company was formed as a holding company with ownership interests in two principal business units: (i) a sports programming business, consisting of interests in RSNs and a national sports programming service, and
(ii) FX, a general entertainment and sports programming network. Prior to the formation of the Company, FX was operated as a division of Fox and the sports programming business was operated as the domestic operations of Liberty Sports, Inc., a subsidiary of Liberty.

  The following tables set forth, for the periods presented and on the dates indicated, summary historical and pro forma consolidated financial data derived from the financial statements included elsewhere in this Prospectus. The unaudited pro forma financial data for the Company gives effect to the Offering, the Exchange Offer, the Rainbow Transaction, borrowings under the Bank Facility and other events as further described in footnote 1 to this summary historical and pro forma consolidated financial data. The information presented below should be read together with the historical financial statements and pro forma financial information included elsewhere herein. The pro forma information is not necessarily indicative of the actual results of operations and financial position that would have been achieved had the Rainbow Transaction been consummated as of the dates indicated, and are not necessarily indicative of the future results of operations or financial condition.

THE COMPANY

                                             SIX MONTHS                           PRO FORMA
                            EIGHT MONTHS        ENDED          PRO FORMA         FOR THE SIX
                                ENDED       JUNE 30, 1997  FOR THE YEAR ENDED    MONTHS ENDED
                          DECEMBER 31, 1996  (UNAUDITED)  DECEMBER 31, 1996(1) JUNE 30, 1997(1)
                          ----------------- ------------- -------------------- ----------------
                              (DOLLARS IN THOUSANDS)             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Total revenues..........      $ 144,792       $206,885         $ 382,434           $236,798
Operating (loss) income.        (92,769)       (14,533)          (72,231)           (12,602)
Net (loss) income.......       (117,149)       (22,918)         (211,787)           (66,935)

OTHER DATA:
Programming revenues....      $  85,288       $106,464         $ 174,958           $113,604
Consolidated
 EBITDA (2)(3)..........        (84,262)        (5,968)          (49,683)            (3,422)
Annualized Restricted
 Subsidiaries
 EBITDA(4)..............        114,464        137,060               --                 --

                                                    AS OF JUNE 30, 1997
                                                   ---------------------
                                                    ACTUAL  PRO FORMA(1)
                                                   -------- ------------
                                                        (DOLLARS IN
                                                        THOUSANDS)
BALANCE SHEET DATA:
Current assets.................................... $280,095  $  283,841
Total assets......................................  806,635   1,685,381
Long-term debt (including current maturities).....  321,254   1,200,000
Shareholders' equity..............................  207,810     207,810

                                                               (notes to follow)

            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

(1) The pro forma information for the Company gives effect to the formation of the Company, the Offering, the Exchange Offer, the Rainbow Transaction and borrowings under the Bank Facility, as though these events had occurred on January 1, 1996 (with respect to the Statement of Operations and Other Data for the year ended December 31, 1996), on January 1, 1997 (with respect to the Statement of Operations and Other Data for the six months ended June 30, 1997) and on June 30, 1997 (with respect to the Balance Sheet Data).

    The pro forma information also gives effect to the impact on the results of operations of the consolidation of Affiliated Regional Communications, Ltd. ("ARC Ltd.") and affiliates together with ARC Ltd., ("ARC") as of January 1, 1996 (with respect to the Statement of Operations and Other Data for the year ended December 31, 1996) and as of January 1, 1997 (with respect to the Statement of Operations and Other Data for the six months ended June 30, 1997). Upon formation of the Company in April 1996, Liberty Sports, Inc., a subsidiary of Liberty, retained a minority controlling interest in ARC and therefore the operations of ARC were not consolidated with the Company for the eight month period ended December 31, 1996. On March 13, 1997, upon the acquisition of the remaining interest in ARC by Liberty/Fox ARC LP, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP, and from that date the consolidated subsidiaries of ARC and their operations were consolidated.

(2) The operating (loss) income and EBITDA for the Company, for the eight months ended December 31, 1996 and on a pro forma basis for the year ended December 31, 1996, include a one-time write down of $80 million related to additional amortization recorded with respect to long term sports programming rights contracts it holds with MLB. The Company generally amortizes sports rights on an event by event basis, if for a specified number of events, and over the course of the season on a straight line basis, if for a specific season. At the inception of these sports rights contracts, the Company evaluates the recoverability of the costs associated therewith against the advertising revenues directly associated with the program material. Where an evaluation indicates that a multi-year contract will result in an ultimate loss, additional amortization is provided to recognize that loss.

(3) EBITDA represents income from operations before interest, taxes, depreciation and amortization (excluding amortization related to sports programming rights contracts). EBITDA is presented because the Company believes it is a standard financial statistic commonly reported and widely used by analysts and other interested parties in the cable and television industries. The Company believes that EBITDA, while providing a useful financial statistic, should not be considered in isolation or as a substitute for net income (loss), as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity.

(4) Restricted Subsidiaries EBITDA (as defined in the Indentures) represents Consolidated Cash Flow (as defined in the Indentures) of the Company plus cash distributions received from minority owned investments and investments in Unrestricted Subsidiaries (as defined hereinafter). As the Company's operations are seasonal, annualized Restricted Subsidiaries' EBITDA may not be indicative of actual results.

                                  THE COMPANY

  In April 1996, Fox and Liberty entered into the Fox/Liberty Joint Venture, pursuant to which the Company was formed as a holding company with ownership interests in two principal business units: (i) a sports programming business, consisting of interests in RSNs and a national sports programming service, and
(ii) FX, a general entertainment and sports programming network. The Company's interests in the sports programming business and FX are derived through its 99% ownership interest in Fox/Liberty Sports and Fox/Liberty FX, respectively. The Company was formed to operate as the United States telecasting arm of a world-wide sports alliance between News Corporation and TCI. In establishing the Company, Fox contributed certain assets related to the operation of a regional sports business and all of the assets and liabilities of FX. Liberty contributed its interests in regional sports programming businesses (which then operated under the name "Prime Sports"), interests in non-managed sports businesses, satellite distribution services and technical facilities. See "Business" and "Certain Transactions."

  In June 1997, Fox/Liberty Sports entered into an agreement with Rainbow, pursuant to which (i) Regional Programming Partners ("RPP") will be formed to hold interests in Rainbow's existing RSNs and certain other businesses, (ii) the National Sports Partnership will be formed to operate FSN and other national sports programming services, and (iii) the National Advertising Partnership will be formed to act as a national advertising sales representative for the RSNs which are affiliated with FSN. RPP will be managed by Rainbow, while the National Sports Partnership and the National Advertising Partnership will be managed by the Company. In connection with the consummation of the Rainbow Transaction, (i) Fox/Liberty Sports will contribute $850 million to RPP in exchange for a 40% partnership interest and Rainbow will contribute its interests in certain RSNs, the Madison Square Garden entertainment complex, the New York Rangers, a professional hockey team, and the New York Knicks, a professional basketball team, to RPP in exchange for a 60% partnership interest, (ii) the parties will each contribute certain business interests and other assets related to national sports programming to the National Sports Partnership in exchange for 50% partnership interests, and (iii) the parties will each contribute certain assets related to advertising sales to the National Advertising Partnership in exchange for 50% partnership interests. The Rainbow Transaction is subject to certain conditions, including the approval of the NBA and the NHL related to the acquisition of economic interests in the New York Knicks and the New York Rangers. Accordingly, there can be no assurance that the Rainbow Transaction will be consummated. See "Risk Factors--Contingencies Relating to the Rainbow Transaction."

  For purposes of the Indentures, the Company's subsidiaries are divided into a restricted group (the "Restricted Subsidiaries") and an unrestricted group (the "Unrestricted Subsidiaries"). The operating entities of FSN and each of the Chicago, San Francisco, Sunshine, Rocky Mountain, West 2, Detroit and Arizona RSNs will comprise the initial Unrestricted Subsidiaries of the Company.

  The following chart shows the ownership structure of the Company and the Company's interests in RSNs, FSN and FX, assuming the consummation of the Rainbow Transaction. For more detailed discussions of the ownership structure of the Fox/Liberty Joint Venture, the Company's RSNs, FSN and FX, see "Business," "Certain Transactions" and "Arrangements Regarding Ownership Interests."

                       [ORGANIZATIONAL & OWNERSHIP CHART]

                                 RISK FACTORS

  In addition to the other information set forth in this Prospectus, prospective investors should carefully review the following risk factors in evaluating an investment in the Notes.

CONTINGENCIES RELATING TO THE RAINBOW TRANSACTION

  Although Fox/Liberty Sports has entered into a definitive formation agreement with Rainbow with respect to consummating the Rainbow Transaction, the consummation of the Rainbow Transaction is subject to the fulfillment of various conditions at or prior to the closing of such transaction, including, among others, the correctness of the representations and warranties made by the parties and obtaining approvals from the NHL and the NBA related to the acquisition of economic interests in the New York Knicks and the New York Rangers.

  The net proceeds from the Offering of each of the Old Senior Notes and the Old Senior Discount Notes are being held on deposit as security for the Senior Notes and the Senior Discount Notes, as the case may be. In the event that the consummation of the Rainbow Transaction has not occurred by December 30, 1997, the Company will be required to make an offer to purchase all outstanding Notes at a purchase price in cash equal to (x) with respect to the Senior Notes, 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase and (y) with respect to the Senior Discount Notes, 100% of the Accreted Value on the date of purchase. All such amounts held on deposit will be applied to fund the offer to purchase described above.

  If an offer to purchase is made, the amount of deposited funds may be insufficient to pay for all of the Notes tendered by Holders. There can be no assurance that the Company will have available funds sufficient to pay the difference between the amount of funds held on deposit and the amount required to purchase all Notes tendered by Holders. If the Company fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under each Indenture. See "Description of the Notes--Deposit Proceeds; Offer to Purchase upon Failure to Consummate the Rainbow Transaction."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

  As of June 30, 1997, after giving pro forma effect to the Offering (and the application of the net proceeds thereof), the Exchange Offer, the Rainbow Transaction and the Bank Facility (and the application of the proceeds thereof), the Company's total amount of debt outstanding would have been $1.2 billion. In addition, after giving pro forma effect to the formation of the Company, the Offering (and the application of the net proceeds thereof), the Exchange Offer, the Rainbow Transaction and borrowings under the Bank Facility (and the application of the proceeds thereof), for the year ended December 31, 1996, the Company's deficiency of earnings available to cover fixed charges and interest expense would have been $211.8 million and $101.9 million, respectively. The Indentures permit the Company and its subsidiaries to incur additional debt, subject to certain limitations. The Company currently plans to finance future acquisitions with the incurrence of additional debt, subject to the limitations set forth in the Indentures and the Bank Facility. See "Capitalization," "Selected Historical and Pro Forma Consolidated Financial Data" and "Description of the Notes--Certain Covenants--Limitations on Incurrence of Debt." The Company is a holding company and its ability to obtain funds from its subsidiaries and affiliates could be limited. See "Risk Factors--Risks Associated with Holding Company Structure" and "--Limitations on Control of Affiliated Companies."

  The degree to which the Company is leveraged following the Exchange Offer could have important consequences to Holders, including, but not limited to, the following: (i) the Company's ability to obtain financing in the future for working capital, capital expenditures or general corporate purposes may be impaired; (ii) a substantial portion of cash flows from the operation of the Company's subsidiaries will be dedicated to the payment of the principal of and interest on its debt and will not be available for other purposes; and
(iii) certain of the Company's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates. Further, the agreements governing the Company's long-term debt, including the Indentures and the Bank Facility, contain certain restrictive financial and operating covenants which do or will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with affiliates, create liens, sell assets and engage in mergers and consolidations. These covenants may significantly limit the operating and financial flexibility of the Company and may limit its ability to respond to changes in its business or competitive activities. The failure by the Company to comply with such covenants could result in an event of default under the applicable instrument, which could permit acceleration of the debt under such instrument and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. See "Description of the Notes--Certain Covenants--Limitation on Indebtedness" and "--Events of Default."

  The Company's ability to make scheduled payments of principal of, or to pay interest on or to refinance its debt (including the Notes) depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the Company's current level of operations, management believes that available cash, together with the net proceeds of the Offering and available borrowings pursuant to the Bank Facility, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of interest on its debt (including the Notes) for the foreseeable future. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its debt (including the Notes) or to make necessary capital expenditures or other expenditures. Furthermore, there can be no assurance that the Company will be able to raise additional capital for any such refinancing in the future. See "Risk Factors--Potential Need for Additional Capital" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

POTENTIAL NEED FOR ADDITIONAL CAPITAL; FUTURE COMMITMENTS

  The Company anticipates having substantial negative cash flow for at least the next several years, as well as a net loss in 1997 and 1998, as the Company services its indebtedness (including the Notes), implements its strategic plan of achieving national distribution for its national network programming and funds its operations and general working capital needs, including start-up RSNs. Although the Company believes that the net proceeds from the Offering, together with existing funds, operating cash flows from existing businesses and the proceeds from borrowings under the Bank Facility, will be sufficient to implement its plans to consummate the Rainbow Transaction and to achieve national distribution, the Company may require additional funds to service its indebtedness and fund its operations and general working capital needs. Should consummation of the Bank Facility fail to occur, the Company will require significant additional financing. There can be no assurance that any such financing will be available at all or on terms acceptable to the Company. In addition, the Company's ability to secure additional financing will be limited by the terms of the Notes and the Bank Facility (assuming the consummation thereof). Any additional debt financing could impair the Company's ability to meet its obligations under the Notes.

  The Company has ongoing capital expenditures related to the operation of its businesses. Such expenditures will include payments under long-term transponder leases and expenditures associated with a planned transition from analog transponder equipment to digital transponder equipment. In addition, the acquisition of programming rights to broadcast sports pursuant to rights agreements requires a substantial capital investment over an extended period of time. Keen competition for sports rights, together with increasing players' salaries and other team expenses, has escalated the cost associated with the acquisition of sports programming rights. There can be no assurance that the Company will have sufficient capital available to compete for sports programming rights.

RISKS ASSOCIATED WITH HOLDING COMPANY STRUCTURE

  The Company is a holding company and its assets consist solely of investments in its subsidiaries and affiliates. As a holding company, the Company's ability to meet its financial obligations, including its obligations under the Notes and the Bank Facility and its funding and other commitments to its subsidiaries and affiliates, is dependent upon the earnings of such subsidiaries and affiliates and the distribution or other payment of such earnings to the Company in the form of dividend distributions, loans or other advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Company. Accordingly, the Company's ability to pay interest on the Notes and to otherwise meet its liquidity requirements may be limited as a result of its dependence upon the distribution of earnings and advances of funds by its subsidiaries and affiliates. The payment of dividends or the making of loans or advances to the Company by its subsidiaries and its affiliates may be subject to statutory, regulatory or contractual restrictions, are contingent upon the earnings of those subsidiaries and affiliates, and are subject to various business considerations. Moreover, the Company does not have voting control over certain of the entities in which it has ownership interests and the Company will have limited ability to cause such entities to make any funds available to the Company, whether by dividends, advances, loans or other payments. Certain of the Company's subsidiaries or affiliates are, or may in the future be, subject to loan agreements that prohibit or limit the transfer of funds to the Company in the form of dividends, loans, or advances and/or require that any indebtedness of such subsidiaries or affiliates to the Company be subordinate to the indebtedness under such loan agreements. See "Risk Factors--Limitations on Control of Affiliated Companies."

  Other than the cash flows of certain of its consolidated subsidiaries, the Company has no significant sources of cash flow. The Company anticipates, therefore, that it will be dependent upon its current cash reserves, a portion of the net proceeds from the sale of the Notes and borrowings under the Bank Facility to meet its debt service and other liquidity requirements for the foreseeable future. See "Risk Factors--Potential Need for Additional Capital." In order to obtain additional sources from which to meet its debt service and other liquidity requirements, the Company may (i) seek additional or other external financing, (ii) invest in companies that, in the opinion of management, have a prospect of making cash flow available to the Company and
(iii) seek to cause certain of its subsidiaries or affiliates to pay dividends or distributions to the Company. There can be no assurance, however, that the Company will be able to successfully obtain additional sources of funds through any of the foregoing means.

  In addition, because the Company is a holding company, the Notes will be effectively subordinated to all existing and future liabilities, including the Bank Facility, and trade payables of the Company's subsidiaries, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. Any right of the Company as an equity holder to participate in the distribution of the assets of any subsidiary upon its liquidation or reorganization will be subject to the prior claims of the creditors (including trade creditors) of such subsidiary. As of June 30, 1997, after giving pro forma effect to the Offering and the application of the net proceeds thereof, the Exchange Offer, the Rainbow Transaction, and borrowings under the Bank Facility and the application of the proceeds thereof, the Company and its subsidiaries would have had an aggregate of approximately $1.2 billion of indebtedness outstanding, including the Notes, of which $448 million would have been effectively senior to the Notes.

POTENTIAL OF LOSS OR ESCALATING COSTS OF SPORTS RIGHTS; ATTAINABILITY OF ADVERTISING RATE INCREASES

  The Company's RSNs' sports rights contracts with professional sports teams have varying maturities and renewal terms. As these contracts near expiration, the Company's RSNs may seek to renew such contracts on favorable terms; however, the Company's RSNs could be outbid for such rights contracts or the renewal costs could substantially exceed the original contract cost. The loss of rights could impact the extent of the Company's regional sports coverage, which could adversely affect the Company's ability to sell national advertising time and, in some cases, to maintain affiliate fees. In anticipation of this, the Company, whenever possible, will negotiate rights to match within its rights agreements and attempt to offset increases in the cost of securing sports rights by increasing advertising rates. See "Business-- Regional Sports Networks--Affiliated Cable Systems and Subscribers."

  The Company's strategy is to offer national advertisers the opportunity to advertise on a national basis via coordinated regional sports programming. The Company anticipates that this strategy may allow it to capture increasingly attractive advertising rates relative to other sports programmers. Should such increases in advertising rates not materialize, be slow to materialize, or if any escalation in sports programming rights costs is unmatched by increases in advertising rates, then the Company's business, financial condition and results of operations could be adversely affected. Upon the consummation of the Rainbow Transaction, the Company will be subject to the same risk with respect to the Rainbow RSNs. See "Business--Regional Sports Networks--Advertising."

RELIANCE ON SPORTS BUSINESS

  The Company's RSNs are dependent upon, and subject to certain risks associated with, professional sports in general. The ratings of the Company's RSNs and, to a lesser extent, FX are dependent upon the ability to telecast live professional sports events. The inability to telecast such events could materially adversely affect the Company's RSNs and FX. Disruptions in or losses of telecasting rights could arise from the suspension of professional sports events of a particular league due to labor unrest or the relocation of a professional sports team from the market served by an RSN. In the event of a disruption of the telecasting of live professional sports events, ratings and, consequently, advertising revenues would be expected to decrease. Furthermore, in any such case, advertisers may be entitled to receive credits or refunds for prepaid advertising. There can be no assurance that, in the event of a disruption of the telecasting of live professional sports events, the Company's financial condition and results of operations would not be adversely affected. See "Business--Regional Sports Networks--Advertising."

LIMITATIONS ON CONTROL OF AFFILIATED COMPANIES

  The Company holds its interests in RSNs through various limited liability companies, general and limited partnerships and corporations in which the Company and affiliates of Fox and Liberty hold direct or indirect interests. Many of the Company's interests in RSNs are held in partnership with nonaffiliated third parties, including Rainbow. As a result of such arrangements with third parties, the Company often will be unable to control the operations, strategies and financial decisions of the companies in which it has acquired, or will acquire, an economic interest without the concurrence of one or more of its partners, this could result in limitations on the Company's ability to implement strategies that the Company may favor, or to cause dividends or distributions to be paid. If the Rainbow Transaction is consummated, the Company will have limited abilities to control the operations, strategies and financial decisions of RPP or the RSNs in which RPP will hold interests, because Rainbow will serve as the managing partner of RPP and of the RSNs in which RPP will have interests, including RSNs which are jointly owned by subsidiaries of the Company and RPP. Moreover, the ability of the Company to sell its interest in many of its RSNs, including the RSNs owned jointly with Rainbow, is subject to partnership or similar agreements that severely limit the ability of the parties (including the Company) to transfer their equity interests. Accordingly, although the agreements between the Company and its partners contemplate the payment of distributions, the Company may not be able to cause its subsidiaries or affiliates to make distributions when it may have a need for such distributions, and the Company may not be able to timely dispose of its investment in many of its RSNs if required for financial or other reasons. See "Certain Transactions" and "Certain Arrangements Regarding Ownership Interests."

DEPENDENCE UPON AFFILIATION AGREEMENTS

  The Company is seeking to establish FSN as a national provider of sports programming based upon a "broadcast network affiliate" model. To achieve this strategic objective, FSN must maintain affiliation agreements with RSNs across the country which reach a large percentage of cable subscribers through distribution arrangements with cable system operators. Accordingly, the Company's strategy is dependent upon the establishment and maintenance of affiliation agreements with the RSNs and upon the maintenance by the Company's RSNs of satisfactory contractual relations with Multiple System Operators ("MSOs") and local cable system operators. The loss of such arrangements could reduce FSN's distribution, adversely affecting the Company's ability to sell national advertising time. See "Business--Regional Sports Networks--Affiliated Cable Systems and Subscribers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POTENTIAL CONFLICTS OF INTEREST WITH NEWS CORPORATION, TCI AND CABLEVISION; STRATEGIC RELATIONSHIPS WITH NEWS CORPORATION AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES

  Under agreements with the Company that were entered into in connection with the formation of the Company, Fox, Liberty, and their respective affiliates may provide certain technical, administrative, financial, treasury, accounting, tax, legal and other services to the Company and may make available certain of their respective employee benefit plans to officers and other employees of the Company. To date, except as hereinafter disclosed, the charges for any such services have been immaterial. In addition, Fox, Liberty, and their respective affiliates, and the Company have entered into a number of intercompany agreements covering matters such as lending arrangements, tax sharing, and the use of certain trade names and service marks by the Company. The terms of many of these agreements were not the result of arms' length negotiations. Accordingly, there is no assurance that the terms and conditions of these agreements are as favorable to the Company as those that might be obtained from unaffiliated third parties. Conflicts could arise in the interpretation, extension or renegotiation of the foregoing agreements. See "Business," "Management" and "Certain Transactions."

  The Company, News Corporation, TCI and Cablevision, through their respective subsidiaries and affiliates, each own or have interests in television programming entities. The presence of all such companies in the television programming business could give rise to potential conflicts of interest between them, including conflicts which may arise with respect to business dealings between them and when more than one of them may be pursuing the same business opportunity. Although News Corporation and TCI have agreed to conduct all of their future cable television sports programming activities in the United States through the Company so long as they both maintain their interests therein, Cablevision is not contractually obligated to do so, and such arrangements between News Corporation and TCI may be waived or modified at any time without the Company's consent.

  The Company has had, and continues to have, a close strategic relationship with News Corporation and certain of its subsidiaries and affiliates, including Fox Broadcasting Company ("Fox Broadcasting"), and believes that this relationship is materially important to its business and business strategies. However, except as may be provided in the agreements between them, or in the agreements between News Corporation and TCI, or their respective subsidiaries or affiliates, which are discussed elsewhere in this Prospectus, neither News Corporation or its subsidiaries and affiliates, nor the Company are obligated to engage in any business transactions or jointly participate in any opportunities with the other, and the possibility exists that the current strategic relationships between the parties could materially change in the future. See "Certain Transactions."

DEPENDENCE UPON SATELLITES

  The Company's business depends upon the launch and operation of satellites by third parties. The Company currently leases 13 full-time transponders, with leases expiring between 1998 and 2000, for use by its domestic sports networks and for airing alternate programming. Of the 13 transponders, 10 are on Satcom C-1, with five leases direct from GE Americom ("GE"), three from GE via a WTCI sublease, one from GE via Fox Broadcasting, and one from GE via a Keystone/Globecast sublease. The remaining three full-time sports transponders are also leased from GE (one on GE-1 and one on SpaceNet 3) and from Primestar on its Ku-band service. In addition, the Company leases four full-time transponders on Hughes' Galaxy VII satellite for use by the three FX cable services and for use by Fox News Channel. See "Certain Transactions."

  Commencing in 1998, the Company intends to digitally compress its transmissions to the four transponders on Galaxy VII. This will improve signal quality and programming flexibility and is expected to result in significant cost savings from transponder consolidation (i.e., moving from 17 transponders to 4 transponders).

  Satellites are subject to significant risks that may prevent or impair proper commercial operations, including satellite defects, launch failure, destruction and damage and incorrect orbital placement. Because the Company's primary satellites (Galaxy VII and Satcom C-1) are already in orbit, the Company does not expect to face any significant launch risks over the medium term. In 2006, which is the projected end of useful life for Galaxy VII, the Company might again face satellite launch risk, depending on the selected transponder migration plans at that time. Failure or disruption of satellites that are already operational, such as Satcom C-1 and Galaxy VII, could have a material adverse effect on the Company. The Satcom C-1 transponder leases have minimal back-up in the event of transponder or satellite failure, and the Company would have to rely on spare transponder capacity (available internally as well as via third parties) and alternative program scheduling methods in the event of loss of one or more Satcom C-1 transponders. The Galaxy VII transponder leases are "protected," in that these leases provide for transmission on a back-up satellite should a serious transmission or reception fault occur. With the full implementation of the Company's digital compression plans during 1998-1999, all of the Company's services will be on Galaxy VII and, thus "protected."

RISK OF COMPETITION

  The business of distributing programming for cable television is highly competitive. The Company's RSNs and FX compete with other programmers for carriage of their programs on a limited number of channels. When such distribution is obtained, the programming distributed by the Company's RSNs and FX compete, in varying degrees, for viewers and advertisers with other cable and over-the-air broadcast television programming services as well as with other entertainment media. The Company's management believes that important competitive factors include the prices charged for programming, the quantity, quality and variety of the programming offered and the effectiveness of marketing efforts. In addition to competing for cable distribution, viewers and advertisers, the Company's RSNs and FX compete, in varying degrees, for product with other programming companies that distribute similar types of programs. Many of the Company's competitors and potential competitors have greater financial resources than the Company.

  The Company is the only cable network distributing a full range of sports programming on both a national and regional level. If another full service network targeting national and regional sports were to become available, it could have a material adverse effect on the Company. The Company believes that it is unlikely that another programming service would attempt to establish such a full service network; however, certain technological advances that allow programming services to offer more than one feed of their programming to cable systems may make this form of competition more likely. Although there can be no assurance, the Company believes that it will be able to compete effectively against other programming services distributing sports programming because of its long-term professional home-team sports programming rights contracts and its affiliation agreements with MSOs and local cable system operators.

  It is expected that certain other technological advances will eventually allow cable systems to greatly expand existing channel capacity. Such expansion may lead to increased competition from existing or new programming services. See "Business--Competition."

POTENTIAL ADVERSE IMPACT OF REGULATION

  The United States Congress and the Federal Communications Commission (the "FCC") currently have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that may affect, directly or indirectly, the operation, ownership and profitability of the Company's business. These proposed changes include, for example, the imposition of closed captioning obligations, expansion of program access requirements and potential must-carry rights for digital television broadcast stations (which could limit the capacity of multichannel video programming distributors available for the Company's programming). Cable systems are subject to regulation at the state and/or local level. State and/or local authorities could adopt laws or regulations in this area that could further restrict the operations of the Company. It is impossible to predict the outcome of federal legislation currently under consideration or the potential effect thereof on the Company's business. See "Business-- Regulation and Legislation."

ABSENCE OF PUBLIC MARKET FOR THE NOTES

  The Notes will constitute new issues of securities for which there is no established public trading market. Although the Old Notes are eligible for trading on PORTAL, the Company does not intend to apply for listing of the Notes on a national securities exchange or quotation of the Notes on any automated quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the Notes, although the Initial Purchasers are not obligated to do so, and any such market making with respect to the Notes, may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market that may develop for the Notes, the ability of the holders of the Notes to sell their Notes or the price at which such holders would be able to sell their Notes. If a market were to exist, the Notes could trade at prices that may be lower than the initial offering price thereof, depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and the financial condition and performance of, and prospects for, the Company. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer-- Procedures for Tendering") if the tendering Holder does not deliver a Letter of Transmittal, a properly completed and duly executed Letter of Transmittal, or, in the case of book-entry transfer, an Agent's Message (as defined herein) in lieu of the Letter of Transmittal, including all other documents required by such Letter of Transmittal. Therefore, Holders of Old Notes desiring to tender such Old Notes in exchange for Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof (as set forth in the legend thereon) as a consequence of the issuance of the Old Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state laws or pursuant to an exemption therefrom. Subject to the obligation by the Company to file a shelf registration statement covering resales of Old Notes in certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities and who receives Notes for its own account in exchange for activities and who receives Notes for its own account in exchange for such Old Notes pursuant to the Exchange Offer, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected due to the limited amount, or "float," of the Old Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Old Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Notes could be adversely affected. See "The Exchange Offer."

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Exchange Offer is designed to provide Holders of Old Notes with an opportunity to acquire Notes which, unlike the Old Notes, will be freely tradable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the Holder is not an affiliate of the Company within the meaning of the Securities Act and represents that the Notes are being acquired in the ordinary course of such Holder's business and the Holder is not engaged in, and does not intend to engage in a distribution of the Notes. The outstanding Old Senior Notes in the aggregate principal amount at maturity of $500,000,000 and Old Senior Discount Notes in the aggregate principal amount at maturity of $405,000,000 were originally issued and sold on August 25, 1997 (the "Issue Date"). The proceeds of the Offering are being held on deposit to fund an offer to purchase the Notes if the Rainbow Transaction does not occur by December 30, 1997. If the Rainbow Transaction does occur by December 30, 1997, the amounts held on deposit will be released to the Company. The Company currently expects that such released amount will be used, along with available proceeds under the Bank Facility, to fund Fox/Liberty Sports' cash contribution due upon consummation of the Rainbow Transaction, to repay certain existing indebtedness and for general corporate purposes. The original sale to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and the concurrent resale of the Old Notes to investors was not registered under the Securities Act in reliance upon the exemption provided by Rule 144A promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 promulgated under the Securities Act, the Old Notes may generally be resold (a) commencing one year after the Issue Date, in an amount up to, for any three-month period, the greater of 1% of the Old Notes then outstanding or the average weekly trading volume of the Old Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing two years after the Issue Date, in any amount and otherwise without restriction by a Holder who is not, and has not been for the preceding 90 days, an affiliate of the Company. The Old Notes are eligible for trading in the PORTAL Market, and may be resold to certain Qualified Institutional Buyers pursuant to Rule 144A promulgated under the Securities Act. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

  In connection with the original issue and sale of the Old Notes, the Company entered into the Registration Rights Agreement, pursuant to which it agreed to file with the Commission a registration statement covering the exchange by the Company of the Notes for the Old Notes (the "Registration Statement"). The Registration Rights Agreement provides that (i) the Company will file the Registration Statement with the Commission on or prior to October 24, 1997,
(ii) the Company will use its best efforts to cause the Registration Statement to become effective under the Securities Act on or prior to December 23, 1997 and to effect the Exchange Offer before January 22, 1998, (iii) if the Exchange Offer is not effected before January 22, 1998, or if certain holders of the Old Notes notify the Company they are not permitted to participate in, or would not receive freely tradeable Notes pursuant to the Exchange Offer, the Company will use its best efforts to cause to become effective a registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until up to two years after the effective date thereof, or such shorter period as the Old Notes may become eligible for sale to the public without volume or manner of sale restrictions under Rule 144(k) promulgated under the Securities and Exchange Act of 1934, as amended.

  If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Exchange Offer is required to be consummated under the Registration Rights Agreement and the Company fails to issue Notes in exchange for all Old Notes properly tendered and not withdrawn in the Exchange Offer within 45 days of the Effectiveness Target Date with respect to the Registration Statement, or (iv) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company shall pay as liquidated damages additional interest ("Additional Interest") on the Notes as to which the Registration Default exists as set forth herein. If a Registration Default exists with respect to the Senior Notes (or with respect to the Senior Discount Notes if it occurs after the Cash Interest Election Date), the interest rate on such Transfer Restricted Notes will increase, with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default,
 .25% per annum, such interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum. If a Registration Default exists with respect to the Senior Discount Notes prior to the Cash Interest Election Date, the Company will make cash payments of Additional Interest on each interest payment date on the Senior Discount Notes which are Transfer Restricted Notes at the rates set forth in the preceding sentence multiplied by the Accreted Value of the Senior Discount Notes as of the interest payment date on which such payment is made. Upon (w) the filing of the applicable registration statement (in the case of clause (i) of the preceding sentence), (x) the effectiveness of the applicable registration statement (in the case of clause (ii) of the preceding sentence), (y) the issuance of Notes in exchange for all Old Notes properly tendered and not withdrawn in the Exchange Offer (in the case of clause (iii) of the preceding sentence) or (z) the effectiveness of the Registration Statement or the Shelf Registration Statement, as the case may be, which had ceased to be effective (in the case of clause (iv) of the preceding sentence), Additional Interest as a result of the Registration Default described in such clause shall cease to accrue (but any accrued amount shall be payable) and the interest rate on the Notes will revert to the original rate if no other Registration Default has occurred and is continuing.

  For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer referred to in (ii) below for a Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a Note, the date on which such Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Old Note is eligible for distribution to the public pursuant to Rule 144(k) promulgated under the Securities Act (or any similar provision then in force, but not Rule 144A promulgated under the Securities Act), (v) the date on which such Old Note shall have been otherwise transferred by the holder-thereof and a Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such Note ceases to be outstanding.

  Under existing Commission interpretations, the Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Notes. The Company has agreed, for a period of 90 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York

City time, on the Expiration Date. Subject to the minimum denomination requirements of the Notes, the Notes are being offered in exchange for a like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000 principal amount at maturity. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

  The form and terms of the Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) Holders of the Notes will not be entitled to certain rights of Holders of Old Notes under the Registration Rights Agreement. The Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indentures. The Notes will be treated as a single class under the Indentures with any Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

  As of       , 1997, $500,000,000 aggregate principal amount of Old Senior
Notes were outstanding and $405,000,000 aggregate principal amount at maturity of Old Senior Discount Notes were outstanding. This Prospectus, the Letter of Transmittal and Notice of Guaranteed Delivery are being sent to all registered Holders of Old Notes as of that date. Tendering Holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "--Payment of Expenses."

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; TERMINATION

  The Exchange Offer will expire at 5:00 P.M., New York City time, on        ,
1997 (20 Business Days following the date notice of the Exchange Offer was mailed to the Holders). The Company reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Company shall notify the Exchange Agent of any extension by oral or written notice and shall mail to the registered Holders of Old Notes an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company reserves the right to extend or terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under the caption "Conditions to the Exchange Offer" occur and are not waived by the Company, by giving oral or written notice of such delay or termination to the Exchange Agent. See "--Conditions to the Exchange Offer." The rights reserved by the Company in this paragraph are in addition to the Company's rights set forth below under the caption "--Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING

  The tender to the Company of Old Notes by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit an Agent's Message (as defined below) or a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure of book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD NOT BE SENT TO THE COMPANY.

  The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

  Signatures on a Letter of Transmittal must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder of Old Notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office in the United States (an "Eligible Institution"). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution.

  The method of delivery of Old Notes and other documents to the Exchange Agent is at the election and risk of the Holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before the Expiration Date.

  If the Letter of Transmittal is signed by a person other than a registered Holder of any Old Note tendered therewith, such Old Note must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered Holder appears on the Old Note.

  If the Letter of Transmittal or any Old Note or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  The Company's acceptance for exchange of Old Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Company upon the terms and subject to the conditions of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's book-entry transfer facility systems may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the DTC, an Agent's Message or a duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, must in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under the caption "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request of the Exchange Agent, a Notice of Guaranteed Delivery (as well as a copy of this Prospectus and the Letter of Transmittal) will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by Holders thereof (other than broker-dealers and any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such Notes; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (d) the Company shall receive an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which the Company is a party or by which it is bound) to the consummation of the transactions contemplated by the Exchange Offer.

  If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes and will extend the Exchange Offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its reasonable discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept all Old Notes validly tendered and not withdrawn prior to 5:00 P.M., New York City time, on the Expiration Date. The Company will deliver Notes in exchange for Old Notes promptly following the Expiration Date.

  Subject to the conditions set forth under the caption "--Conditions to the Exchange Offer," delivery of Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for Old Notes or a Book-Entry Confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, including an Agent's Message if the tendering Holder does not deliver a Letter of Transmittal, a completed Letter of Transmittal, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and any other documents required by such Letter of Transmittal. Accordingly, the delivery of Notes might not be made to all tendering Holders at the same time, and will depend upon when certificates for Old Notes, Book-Entry Confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

  Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering Holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting Notes which will not be held in global form by DTC or a nominee of DTC to validly tendered Holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) promulgated under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption "--Withdrawal Rights."

  Pursuant to an Agent's Message or a Letter of Transmittal, a Holder of Old Notes will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The Holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, at the Company's expense, to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under the caption "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under the caption "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent as follows:

                      By Registered or Certified Mail, or
                      Hand Delivery or Overnight Courier

                              101 Barclay Street
                           Reorganization Section/7E
                           New York, New York 10286

                            Facsimile Transmission:

                                (212) 815-6339

                             Confirm by Telephone:

                                (212)

  Requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent.

PAYMENT OF EXPENSES

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company, however, will pay reasonable and customary fees and reasonable out-of-pocket expenses to the Exchange Agent in connection therewith. The Company will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing, and related fees and expenses.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such Old Notes may be resold only (i) to the Company or any subsidiary thereof, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Old Notes in the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,
(iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act. The liquidity of the Old Notes could be adversely affected by the Exchange Offer.

ACCOUNTING TREATMENT

  The Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. See "Certain United States Federal Income Tax Considerations."

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Notes in the Exchange Offer. In consideration for issuing the Notes as contemplated in this Prospectus, the Company will receive Old Notes in like principal amount. The form and terms of the Notes are identical in all material respects to the form and terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the timing of the Exchange Offer. The Old Notes surrendered in exchange for the Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Notes will not result in any increase in the outstanding debt of the Company.

  The net proceeds to the Company from the Offering were $489.2 million with respect to the Old Senior Notes and approximately $245.2 million with respect to the Old Senior Discount Notes, in each case, after deducting selling discounts, commissions and estimated offering expenses. On August 25, 1997, such net proceeds were deposited with the Senior Notes Deposit Agent and the Senior Discount Notes Deposit Agent, respectively, and are being held by each Deposit Agent in accordance with the applicable Deposit Agreement, to be used to fund an offer to purchase the Notes if the Rainbow Transaction is not consummated by December 30, 1997. If the Rainbow Transaction is consummated by December 30, 1997, the amounts held on deposit will be released to the Company. The Company currently intends that such released amounts will be used, along with available proceeds under the Bank Facility, to fund Fox/Liberty Sports' cash contribution of $850.0 million due upon consummation of the Rainbow Transaction, to repay certain existing indebtedness and for general corporate purposes. With respect to certain outstanding indebtedness, the Company anticipates that it will: (i) repay in full approximately $13.0 million of outstanding indebtedness under a revolving credit facility with Toronto Dominion Bank (the "South RSN--Revolving Credit Facility"); (ii) repay in full approximately $65.3 million of indebtedness incurred in connection with the Company's acquisition of an additional ownership interest in the South RSN (the "South RSN--Note Payable"); and (iii) repay $1.7 million of other indebtedness incurred in connection with the cancellation of an advertising sales representation agreement.

  Certain information regarding outstanding principal amounts and interest with respect to the indebtedness to be repaid is set forth below:

                                                                   INTEREST RATE
                                                                      (AS  OF
                                                  PRINCIPAL AMOUNT SEPTEMBER 30,
LENDER                                              OUTSTANDING     1997)(/1/)
------                                            ---------------- -------------
South RSN--Revolving Credit Facility.............   $13,000,000    LIBOR+ 0.625%
South RSN--Note Payable..........................    65,334,146           7.500%
Other Indebtedness...............................     1,720,000           8.500%
                                                    -----------
Total............................................   $80,054,146
                                                    ===========

--------
(1) Margin rates above LIBOR may vary depending on certain leverage ratios of borrower.

                                CAPITALIZATION

  The following table sets forth, on an unaudited basis, the capitalization of the Company as of June 30, 1997, (i) on a historical basis, (ii) as adjusted to reflect the Offering (and the application of the net proceeds thereof) and the Exchange Offer and (iii) pro forma as adjusted to reflect the Offering (and the application of the net proceeds thereof), the Exchange Offer, the Rainbow Transaction and the Bank Facility (and the application of the proceeds thereof). This table should be read in conjunction with the Selected Consolidated Financial Data, the Company's audited and unaudited Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                       JUNE 30, 1997
                          -----------------------------------------
                                   (DOLLARS IN THOUSANDS)
                                         PRO FORMA AS ADJUSTED
                                    -------------------------------
                                     PRIOR TO THE    SUBSEQUENT TO
                                        RAINBOW       THE RAINBOW
                           ACTUAL   CONSUMMATION(1) CONSUMMATION(2)
                          --------  --------------- ---------------
CASH AND CASH EQUIVA-
 LENTS................... $ 27,709    $   27,709      $   31,455
                          ========    ==========      ==========
RESTRICTED CASH(3)....... $    --     $  734,429      $      --
                          ========    ==========      ==========
SHORT-TERM DEBT.......... $182,755    $  182,755      $      --
                          ========    ==========      ==========
LONG-TERM DEBT
  West RSN--Revolving
   Credit Facility....... $ 62,500    $   62,500      $      --
  South RSN--Revolving
   Credit Facility.......    9,375         9,375             --
  South RSN--Note Pay-
   able..................   65,334        65,334             --
  Bank Facility(4).......      --            --          447,721
  Senior Notes...........      --        500,000         500,000
  Senior Discount
   Notes(5)..............      --        252,279         252,279
  Other..................    1,290         1,290             --
                          --------    ----------      ----------
      Total long-term
       debt..............  138,499       890,778       1,200,000
MINORITY INTEREST........      (72)          (72)            (72)
SHAREHOLDERS' EQUITY.....  207,810       207,810         207,810
                          --------    ----------      ----------
      TOTAL CAPITALIZA-
       TION.............. $528,992    $1,281,271      $1,407,738
                          ========    ==========      ==========

--------
(1) The "Pro Forma As Adjusted--Prior to the Rainbow Consummation" column represents the pro forma capitalization of the Company, as adjusted to give effect to the Offering, and the deposit of the net proceeds thereof, and the Exchange Offer.
(2) The "Pro Forma As Adjusted--Subsequent to the Rainbow Consummation" column represents the pro forma capitalization of the Company, as adjusted to give effect to the Offering, the Exchange Offer, the release of the deposited funds, repayment of outstanding debt and application of $448 million of the Bank Facility.
(3) Pending the occurrence of the Rainbow Transaction by December 30, 1997, the net proceeds from the Offering are being held by the Deposit Agents in separate accounts, and pledged to the Deposit Agents as security for the Notes.
(4) The Company is currently negotiating the Bank Facility which will permit borrowings of up to $800 million, of which $448 million will be drawn prior to or upon consummation of the Rainbow Transaction. See "Description of Bank Facility."
(5) Reflects gross proceeds from the issuance of the Old Senior Discount
    Notes.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 reflects, on a consolidated basis, the results of operations of the Company (and its predecessor entities, Liberty Sports, Inc.--Domestic Operations and Fox/Liberty FX) as if the formation of the Company, the Offering, the Exchange Offer, the Rainbow Transaction and borrowings under the Bank Facility each had occurred as of January 1, 1996. The unaudited pro forma consolidated statement of operations for the six month period ended June 30, 1997 reflects these same transactions as if they had occurred as of January 1, 1997. The pro forma information is based on the historical financial statements of the Company, Liberty Sports, Inc.--Domestic Operations, Fox/Liberty FX, Madison Square Garden, L.P. and the other Rainbow RSNs giving effect to the adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements.

  The following unaudited pro forma consolidated balance sheet reflects the Rainbow Transaction and the financing of the Rainbow Transaction as if they had occurred as of June 30, 1997.

  Included in the pro forma consolidated statement of operations for the year ended December 31, 1996 are the consolidated statement of operations of the Company for the eight month period ended December 31, 1996, the statement of operations of Liberty Sports, Inc.--Domestic Operations for the period January 1, 1996 to April 29, 1996 and the statement of operations of Fox/Liberty FX for the four month period ended April 29, 1996. The pro forma equity income of RPP is derived from the financial statements of Madison Square Garden, LP and the other Rainbow RSNs, included elsewhere herein, giving pro forma effect to the Rainbow Transaction.

  The pro forma consolidated financial statements have been prepared by the Company's management based upon the financial statements of the Company, Liberty Sports, Inc.--Domestic Operations and Fox/Liberty FX, included elsewhere herein. These pro forma consolidated financial statements may not be indicative of the results of operations or financial position that actually would have occurred had the formation of the Company, the Offering, the Exchange Offer, the Rainbow Transaction and borrowings under the Bank Facility occurred as of the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements and notes thereto included elsewhere in this Prospectus.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                AS REPORTED
                          --------------------------------------------------------
                                          LIBERTY SPORTS, INC.--
                          FOX/LIBERTY FX   DOMESTIC OPERATIONS        COMPANY
                          --------------- ---------------------- -----------------
                            PERIOD FROM        PERIOD FROM          PERIOD FROM
                          JANUARY 1, 1996    JANUARY 1, 1996      APRIL 30, 1996   LIBERTY/FOX
                                TO                  TO                  TO         ARC LP PRO   PRO FORMA      PRO FORMA
                          APRIL 29, 1996      APRIL 29, 1996     DECEMBER 31, 1996  FORMA(C)   ADJUSTMENTS    CONSOLIDATED
                          --------------- ---------------------- ----------------- ----------- -----------    ------------
                                                             (DOLLARS IN THOUSANDS)
Revenues:
 Programming............      $24,291            $37,484             $  85,288       $27,895                   $ 174,958
 Advertising............        8,287             27,696                37,685         9,598                      83,266
 Direct Broadcast.......          --              23,709                 5,711        54,152                      83,572
 Network Support........          --               2,471                   --            --                        2,471
 Infomercial............          947                --                  4,261         1,763                       6,971
 Merchandising..........          --                 --                  5,077           --                        5,077
 Other..................          --               8,393                 6,770        10,956                      26,119
                              -------            -------             ---------       -------                   ---------
   Total revenues.......       33,525             99,753               144,792       104,364                     382,434
Expenses:
 Operating..............       26,220             60,664               197,445        73,074                     357,403
 General and
  administrative........        7,941             27,993                31,609         7,171                      74,714
 Depreciation and
  amortization..........          201             10,788                 8,507         3,052                      22,548
                              -------            -------             ---------       -------                   ---------
   Total expenses.......       34,362             99,445               237,561        83,297                     454,665
                              -------            -------             ---------       -------                   ---------
OPERATING (LOSS) INCOME.         (837)               308               (92,769)       21,067                     (72,231)
Other expenses (income):
 Interest, net..........        3,354              1,872                 3,819         3,067      $89,762 (a)    101,874
 Subsidiaries' income
  tax expense...........          --                (217)                3,437           211                       3,431
 Loss on sale of
  assets................          --                 --                  4,913            34                       4,947
 Equity in income of
  affiliates, net.......          --                (219)              (16,976)       22,417         (193)(b)      5,029
 Equity in loss of
  affiliates related to
  additional
  amortization of
  program rights........          --                 --                 29,000           --                       29,000
 Minority interest......          --               1,076                   187        (4,521)                     (3,258)
 Other, net.............          --              (1,467)                  --            --                       (1,467)
                              -------            -------             ---------       -------    ---------      ---------
NET LOSS................      $(4,191)           $  (737)            $(117,149)      $  (141)   $(89,569)      $(211,787)
                              =======            =======             =========       =======    =========      =========

                                                               (notes to follow)

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                            COMPANY   LIBERTY/FOX ARC LP  PRO FORMA     PRO FORMA
                          AS REPORTED    PRO FORMA(C)    ADJUSTMENTS   CONSOLIDATED
                          ----------- ------------------ -----------   ------------
                                          (DOLLARS IN THOUSANDS)
Revenues:
  Programming...........   $106,464        $ 7,140                       $113,604
  Advertising...........     50,336          3,763                         54,099
  Direct broadcast......     34,895         16,635                         51,530
  Informercial..........      5,859            495                          6,354
  Other.................      9,331          1,880                         11,211
                           --------        -------                       --------
    Total revenues......    206,885         29,913                        236,798
Expenses:
  Operating.............    182,994         25,942                        208,936
  General and
   administrative.......     29,859          1,425                         31,284
  Depreciation and
   amortization.........      8,565            615                          9,180
                           --------        -------                       --------
    Total expenses......    221,418         27,982                        249,400
                           --------        -------                       --------
OPERATING INCOME (LOSS).    (14,533)         1,931                        (12,602)
Other (income) expenses:
  Interest, net.........      8,298          1,007        $ 41,140(a)      50,445
  Subsidiaries income
   tax expense..........      3,419            --                           3,419
  Equity income in
   affiliates, net......     (4,919)         1,850           2,060(b)      (1,009)
  Minority interest.....      1,587           (109)                         1,478
                           --------        -------        --------       --------
NET LOSS................   $(22,918)       $  (817)       $(43,200)      $(66,935)
                           ========        =======        ========       ========

                                                               (notes to follow)

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                 JUNE 30, 1997

                                        COMPANY    PRO FORMA         PRO FORMA
                                      AS REPORTED ADJUSTMENTS       CONSOLIDATED
                                      ----------- -----------       ------------
                                             (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents..........  $ 27,709   $    3,746(a)      $   31,455
  Accounts receivable, net...........   131,753                         131,753
  Receivables from affiliates........    50,832                          50,832
  Prepaid program rights.............    55,536                          55,536
  Notes receivable, current..........     3,080                           3,080
  Prepaid expenses and other current
   assets............................    11,185                          11,185
                                       --------   ----------         ----------
    Total current assets.............   280,095        3,746            283,841
Property and equipment, net..........    34,575                          34,575
Investment in affiliates.............    (3,694)     850,000(b)(a)      846,306
Note receivable, long term...........    10,775                          10,775
Program rights.......................    36,436                          36,436
Excess cost, net.....................   444,450                         444,450
Other assets.........................     3,998       25,000(a)          28,998
                                       --------   ----------         ----------
TOTAL ASSETS.........................  $806,635   $  878,746         $1,685,381
                                       ========   ==========         ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
   expense...........................  $201,286                      $  201,286
  Program rights payable, current....     7,363                           7,363
  Current portion of long-term debt..   182,755   $ (182,755)(a)            --
  Accrued interest...................     3,647                           3,647
  Other current liabilities..........    10,282                          10,282
                                       --------   ----------         ----------
    Total current liabilities........   405,333     (182,755)           222,578
Non-current program rights payable...    55,065                          55,065
Long-term debt, net of current
 portion.............................   138,499    1,061,501(a)       1,200,000
Minority interest....................       (72)                            (72)
Commitments and contingencies........
Shareholders' equity.................   207,810                         207,810
                                       --------   ----------         ----------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY..............................  $806,635   $  878,746         $1,685,381
                                       ========   ==========         ==========

                                                               (notes to follow)

                   NOTES TO PRO FORMA FINANCIAL INFORMATION

(a) The Company issued $500 million of Old Senior Notes, $405 million principal amount at maturity of Old Senior Discount Notes and intends to borrow up to $800 million under the Bank Facility. The net proceeds from the Offering are being held on deposit until the consummation of the Rainbow Transaction. At that time, those proceeds will be released to the Company to be used, along with the available proceeds under the Bank Facility, to fund Fox/Liberty Sports' cash contribution due upon consummation of the Rainbow Transaction, to repay certain existing indebtedness and for general corporate purposes. See Note (b) below.

    The pro forma interest charge for the year ended December 31, 1996 and the six months ended June 30, 1997 are $99.1 million and $49.0 million, respectively, based on an assumed interest rates of 6.5% for the Bank Facility, 8.875% for the Senior Notes and 9.75% for the Senior Discount Notes. A change of 100 basis points in such interest rate would change the annual interest expense by approximately $1.2 million. In addition, estimated transaction costs of $25 million amortized over the periods ended December 31, 1996 and June 1997 was $2.8 million and $1.4 million, respectively.

(b) In June 1997, Fox/Liberty Sports entered into an agreement with Rainbow, a subsidiary of Cablevision, to acquire a 40% interest in Rainbow's sports properties. Such properties include interests in the Rainbow RSNs (nine RSNs in total), the Madison Square Garden entertainment complex, the New York Rangers and the New York Knicks. Rainbow has a controlling interest in seven of the Rainbow RSNs, two of which are currently partially owned by the Company.

    The pro forma adjustments give effect at June 30, 1997 to Fox/Liberty Sports' cash contribution of $850 million due upon consummation of the Rainbow Transaction. The pro forma operating income for the periods ended December 31, 1996 and June 30, 1997 include pro forma equity income for RPP of $8.4 and $2.0 million, respectively, net of excess cost amortization, of $8.1 and $4.1 million, respectively.

    The pro forma adjustments assume that $804,000 of the cash contributed by the Company to RPP is used to repay the MSG debt outstanding at June 30, 1997, and results in a write-off of deferred financing costs of $17.5 million. There are limitations on the use of the cash contributed by the Company to RPP. RPP is not, however, obligated to repay any outstanding debt. To the extent that the cash is not used to repay the MSG debt, the pro forma equity in income of affiliates will decrease for the periods ended December 31, 1996 and June 30, 1995 by $19.9 million and $6.4 million, respectively. The pro forma adjustments are based on the interim financial statements of MSG and information provided by Rainbow and may not be indicative of the results of operations and financial position actually achieved.

(c) Prior to ARC being contributed to the Company, ARC was (i) majority owned by (and consolidated with) Liberty Sports, Inc. and (ii) minority owned by Group W. Upon Liberty's contribution to the Company in connection with the Company's formation, Liberty, through its subsidiary Liberty Sports, Inc., retained control of ARC through a general partnership interest. As a result of Liberty's general partnership interest in ARC, ARC's operations were not consolidated with the Company. On March 13, 1997, upon the acquisition of the remaining interests in ARC by Liberty/Fox ARC LP, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP, and from that date the consolidated subsidiaries of ARC and their operations were consolidated.

    The ARC pro forma columns adjust the operating results as if the transaction had occurred at the beginning of the periods and hence ARC had been consolidated for the full periods. The column also eliminates the related equity income for the periods it was equity accounted, eliminates the 12.78% Group W interest for the full year, includes amortization of excess costs and charges interest on the $40 million borrowing incurred in connection with the purchase of ARC.

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  The selected financial data of the Company as of December 31, 1996 and for the eight month period then ended are derived from the Company's consolidated financial statements audited by Arthur Andersen LLP, independent auditors, included elsewhere in this Prospectus. The selected financial data of the Company for the six month period ended June 30, 1997 are derived from the Company's consolidated financial statements, included elsewhere in this Prospectus.


  The selected financial data of Liberty Sports, Inc. and subsidiaries-- Domestic Operations set forth below as of December 31, 1995 and for the two year period ended December 31, 1995 and for the period January 1, 1996 to April 29, 1996 are derived from the combined financial statements of Liberty Sports, Inc. and subsidiaries--Domestic Operations ("LSI Domestic") audited by KPMG Peat Marwick LLP, independent auditors, included elsewhere in this Prospectus. The selected financial data of LSI Domestic presented below as of December 31, 1992, 1993 and 1994 and for the two years ended December 31, 1993 are derived from the unaudited combined financial statements of LSI Domestic. The unaudited combined financial statements from which such selected financial data are derived include all adjustments which management considers necessary for a fair presentation.

  The selected financial data of Fox/Liberty FX set forth below as of June 30, 1995 and for the two year period ended June 30, 1995 and the ten month period ended April 29, 1996 are derived from Fox/Liberty FX's financial statements audited by Arthur Andersen LLP, independent auditors, included elsewhere in this Prospectus. Fox/Liberty FX was not in existence prior to June 30, 1993. The selected financial data of Fox/Liberty FX presented below as of June 30, 1994 is derived from the financial statements of Fox/Liberty FX, which include all adjustments which management considers necessary for a fair presentation.

  The selected financial data presented below and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

  The unaudited pro forma financial information for the Company gives effect to the Offering, the Exchange Offer, the Rainbow Transaction, borrowings under the Bank Facility and other events as further described in footnote 1 to this selected historical and pro forma consolidated financial data.

THE COMPANY

                                          SIX MONTHS   PRO FORMA    PRO FORMA
                                            ENDED       FOR THE    FOR THE SIX
                             APRIL 30 TO   JUNE 30,    YEAR ENDED  MONTHS ENDED
                             DECEMBER 31,    1997     DECEMBER 31,   JUNE 30,
                                 1996     (UNAUDITED)   1996(1)      1997(1)
                             ------------ ----------  ------------ ------------
STATEMENT OF OPERATIONS:                  (DOLLARS IN THOUSANDS)
Revenues....................  $ 144,792    $206,885    $ 382,434    $  236,798
                              ---------    --------    ---------    ----------
Expenses:
 Operating..................    117,445     182,994      357,403       208,936
 Additional amortization of
  program rights............     80,000         --           --            --
 General and administrative.     31,609      29,859       74,714        31,284
 Depreciation and
  amortization..............      8,507       8,565       22,548         9,180
                              ---------    --------    ---------    ----------
                                237,561     221,418      454,665       249,400
                              ---------    --------    ---------    ----------
Operating (loss) income.....    (92,769)    (14,533)     (72,231)      (12,602)
                              ---------    --------    ---------    ----------
Other (income) expenses:
  Interest, net.............      3,819       8,298      101,874        50,445
  Subsidiaries' income tax
   expense..................      3,437       3,419        3,431         3,419
  Loss on sale of assets....      4,913         --         4,947           --
  Equity income of
   affiliates, net..........    (16,976)     (4,919)       5,029        (1,009)
  Equity in loss of
   affiliates related to
   additional amortization
   of program rights........     29,000         --        29,000           --
  Minority interest.........        187       1,587       (3,258)        1,478
  Other, net................        --          --        (1,467)          --
                              ---------    --------    ---------    ----------
Net (loss) income...........  $(117,149)   $(22,918)   $(211,787)   $  (66,935)
                              =========    ========    =========    ==========
BALANCE SHEET DATA (END OF
 PERIOD):
Total assets................  $ 610,982    $806,635                 $1,685,381
Long-term debt..............    145,304     138,499                  1,200,000
Stockholders' equity
 (deficit)..................    230,728     207,810                    207,810
Deficiency of earnings
 available to cover fixed
 charges....................  $(117,149)   $(22,918)   $(211,787)   $  (66,935)

LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS (PREDECESSOR)

                                                                     JANUARY 1,
                                   YEAR ENDED DECEMBER 31,            1996 TO
                              -------------------------------------  APRIL 29,
                                1992     1993      1994      1995       1996
                              --------  -------  --------  --------  ----------
                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Revenues..................... $ 84,607  $93,547  $134,695  $224,373   $99,753
                              --------  -------  --------  --------   -------
Expenses:
 Operating expenses..........   68,083   68,463    84,710   133,804    60,664
 General and administrative
  expenses...................   16,396   13,735    43,709    73,389    27,993
 Depreciation and
  amortization...............   12,697   10,425    22,412    39,006    10,788
                              --------  -------  --------  --------   -------
                                97,176   92,623   150,831   246,199    99,445
                              --------  -------  --------  --------   -------
Operating income (loss)......  (12,569)     924   (16,136)  (21,826)      308
                              --------  -------  --------  --------   -------
Other income (expenses):
 Interest expense............   (2,095)  (2,901)   (5,090)   (4,921)   (1,963)
 Interest income.............      813      136       629     1,343        91
 Equity in earnings of
  affiliates.................     (165)  (3,986)    7,430     7,852       219
 Minority interest in
  earnings of subsidiaries...      102      (84)     (464)     (705)   (1,076)
 Other, net..................     (319)    (176)       21      (204)    1,467
                              --------  -------  --------  --------   -------
                                (1,664)  (7,011)    2,526     3,365    (1,262)
                              --------  -------  --------  --------   -------
 Loss before income taxes....  (14,233)  (6,087)  (13,610)  (18,461)     (954)
Income tax benefit...........      --       --      5,220     6,086       217
                              --------  -------  --------  --------   -------
    Net loss................. $(14,233) $(6,087) $ (8,390) $(12,375)  $  (737)
                              ========  =======  ========  ========   =======
Deficiency of earnings
 available to cover fixed
 charges..................... $(14,233) $(6,087) $(13,610) $(18,461)  $  (954)

BALANCE SHEET DATA (END OF
 PERIOD):
Total assets................. $ 81,575  $78,956  $445,141  $444,186
Long-term debt...............   54,793   54,768    55,127    75,806
Stockholders' equity.........    5,073    2,906   289,046   236,788

FX NETWORKS, LLC (PREDECESSOR)

                            INCEPTION                                 FOUR MONTHS
                          (JULY 1, 1993) YEAR ENDED   TEN MONTHS    ENDED APRIL 29,
                           TO JUNE 30,    JUNE 30,  ENDED APRIL 29,      1996
                               1994         1995         1996         (UNAUDITED)
                          -------------- ---------- --------------- ---------------
                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Revenues................     $  4,110     $ 68,271     $ 75,401         $33,525
                             --------     --------     --------         -------
Expenses:
  Operating.............       29,194       83,579       63,369          26,220
  General and
   administrative.......       10,331       23,677       19,936           7,941
  Depreciation and
   amortization.........           58          436          480             201
                             --------     --------     --------         -------
    Total operating
     expenses...........       39,583      107,692       83,785          34,362
                             --------     --------     --------         -------
Interest expense........          407        3,497        7,898           3,354
                             --------     --------     --------         -------
    Net loss............     $(35,880)    $(42,918)    $(16,282)        $(4,191)
                             ========     ========     ========         =======
Deficiency of earnings
 available to cover
 fixed charges..........     $(35,880)    $(42,918)    $(16,282)        $(4,191)

                                                           AS OF JUNE 30,
                                                       ------------------------
                                                          1994         1995
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (END OF PERIOD):
Total assets.......................................... $    53,224  $    52,762
Long-term debt........................................      17,424       74,949
Shareholders' equity (deficit)........................     (35,880)     (78,798)

     NOTE TO SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

(1) The pro forma information for the Company gives effect to the formation of the Company, the Offering, the Exchange Offer, the Rainbow Transaction and borrowings under the Bank Facility, as though these events had occurred on January 1, 1996 (with respect to the Statement of Operations and Other Data for the year ended December 31, 1996), on January 1, 1997 (with respect to the Statement of Operations and Other Data for the six months ended June 30,
    1997) and on June 30, 1997 (with respect to the Balance Sheet Data).

    The pro forma information also gives effect to the impact on the results of operations of the consolidation of Affiliated Regional Communications, Ltd. ("ARC Ltd.") and affiliates together with ARC Ltd., ("ARC") as of January 1, 1996 (with respect to the Statement of Operations and Other Data for the year ended December 31, 1996) and as of January 1, 1997 (with respect to the Statement of Operations and Other Data for the six months ended June 30,
    1997). Upon formation of the Company in April 1996, Liberty Sports, Inc., a subsidiary of Liberty, retained a minority controlling interest in ARC and therefore the operations of ARC were not consolidated with the Company for the eight month period ended December 31, 1996. On March 13, 1997, upon the acquisition of the remaining interest in ARC by Liberty/Fox ARC LP, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP, and from that date the consolidated subsidiaries of ARC and their operations were consolidated.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This section should be read in conjunction with the Consolidated Financial Statements of the Company and related notes set forth elsewhere herein.

INTRODUCTION

  In April 1996, Fox and Liberty entered into the Fox/Liberty Joint Venture, pursuant to which the Company was formed as a holding company with ownership interests in two principal business units: (i) a sports programming business, consisting of interests in RSNs and a national sports programming service, and
(ii) FX, a general entertainment and sports programming network. The Company's interests in the sports programming business and FX are derived through its 99% ownership interest in Fox/Liberty Sports and Fox/Liberty FX, respectively. The Company was formed to operate as the United States telecasting arm of a world-wide sports alliance between News Corporation and TCI. In establishing the Company, Fox contributed certain assets related to the operation of a regional sports business and all of the assets and liabilities of FX. Liberty contributed its interests in regional sports programming businesses (which then operated under the name "Prime Sports"), interests in non-managed sports businesses, satellite distribution services and technical facilities. See "Business" and "Certain Transactions."

  In June 1997, Fox/Liberty Sports entered into an agreement with Rainbow, pursuant to which (i) RPP will be formed to hold interests in Rainbow's existing RSNs and certain other businesses, (ii) the National Sports Partnership will be formed to operate FSN and other national sports programming services, and (iii) the National Advertising Partnership will be formed to act as a national advertising sales representative for the RSNs which are affiliated with FSN. RPP will be managed by Rainbow, while the National Sports Partnership and the National Advertising Partnership will be managed by the Company. In connection with the consummation of the Rainbow Transaction, (i) Fox/Liberty Sports will contribute $850 million to RPP in exchange for a 40% partnership interest and Rainbow will contribute its interests in certain RSNs, the Madison Square Garden entertainment complex, the New York Rangers and the New York Knicks to RPP in exchange for a 60% partnership interest, (ii) the parties will each contribute certain business interests and other assets related to national sports programming to the National Sports Partnership in exchange for 50% partnership interests, and
(iii) the parties will each contribute certain assets related to advertising sales to the National Advertising Partnership in exchange for 50% partnership interests. The Rainbow Transaction is subject to certain conditions, including the approval of the NBA and the NHL related to the acquisition of economic interests in the New York Knicks and the New York Rangers. Accordingly, there can be no assurance that the Rainbow Transaction will be consummated. The proceeds of the Offering are being held on deposit pending the consummation of the Rainbow Transaction. See "Description of the Notes--Deposit Proceeds; Offer to Purchase upon Failure to Purchase the Rainbow Transaction."

  Included in this Prospectus are: (i) pro forma consolidated statements of operations of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997 and a consolidated statement of financial position as of June 30, 1997, presented as if the formation of the Company, the Offering, the Exchange Offer, the Rainbow Transaction and borrowings under the Bank Facility had occurred as of January 1, 1996, (ii) the consolidated financial statements of the Company for the eight months ended December 31, 1996 and for the six months ended June 30, 1997, (iii) the combined financial statements of Liberty Sports, Inc.--Domestic Operations for each of the years in the two year period ended December 31, 1994 and 1995 and for the period January 1, 1996 to April 29, 1996, and (iv) the financial statements of Fox/Liberty FX for the two years ended June 30, 1994 and 1995 and for the ten months ended April 29, 1996.

  The following discussion provides information and analysis with respect to results of operations reflected in the financial statements included in this Prospectus, as well as the liquidity and capital resources of the Company. This discussion should be read in conjunction with the historical and pro forma financial statements and related notes, "Summary Historical and Pro Forma Consolidated Financial Data" and "Unaudited Pro Forma Consolidated Financial Information" included elsewhere in this Prospectus.

GENERAL PROGRAMMING OPERATIONS

  Basic cable networks generally recognize revenue from two principle sources: the payment of affiliate fees from pay television distributors and the sale of advertising time.

  Basic cable networks typically enter into long-term contracts with pay television distributors such as cable system operators, DTH operators, multisystem multipoint distribution systems ("MMDS") operators and other hybrid pay television platforms. These operators provide for the delivery of the network's programming to subscribers. Contracts between networks and distributors generally vary in length and provide for a monthly programming fee ("affiliate license fee") to be paid by the distributor, on a per subscriber basis, to the cable network for the right to distribute programming on a non-exclusive basis. Affiliate license fees are generally based on the popularity of the cable network and distribution contracts will generally set forth the manner in which fees will change throughout the life of the contract. The affiliate license fee schedule during the contract term typically varies based on the number of subscribers to whom the distributor delivers the network (volume) and/or penetration of the network among a distributor's total subscriber base. Affiliate license fees paid by a distributor will typically increase in aggregate as the number of subscribers served by the distributor increases, and will increase, on a per subscriber basis, by an escalator based on a consumer price index ("CPI") for a fixed number of years until the contract expiration date. Upon the contract's expiration, the parties can renegotiate the license fee to the extent that market forces will allow. In exchange for distribution and affiliate license fees, distribution contracts often require the cable network to provide its distributor with various forms of consideration, including advertising time that the operator may sell locally, marketing programs and materials, and in recent years, substantial per subscriber launch funds.

  Basic cable networks also receive revenues from the sale of advertising time on the network. Advertising is sold in time increments and is priced primarily on the basis of a program's popularity among the specific audience that the advertiser desires to reach. Advertising rates are affected by the number of advertisers competing for available time, the total audience reached, as measured by the number of subscribers to the network, and to the extent that the network is targeted to a particular audience, the size and demographic makeup of the subscriber base targeted by the network. Generally, most advertising contracts are short-term in nature. Cable networks generally pay a commission both to advertising agencies for placement of local or national advertising and to their in-house sales force (or the national sales representative for national advertising).

  Cable networks expenses primarily include five general types of expenses: programming expenses production and technical expenses, marketing expenses, advertising expenses and general and administrative expenses.

  Programming expenses are generally the largest component of a cable programmer's expenses and include expenses related to originally produced programming, acquired programming and rights to programming obtained by contract. Production and technical expenses typically include expenses related to operating the technical facilities of the network, the equipment required to uplink the signal to the satellite and, in the case of RSNs, the production crews who film and announce the games. Marketing expenses include all promotional expenses related to improving the market visibility and awareness of the network. Advertising expenses include sales commissions paid to the in-house sales force involved in the sale of advertising and commissions paid to outside representatives. General and administrative expenses include salaries, employee benefits, rent and other routine overhead expenses as well as legal, accounting and consulting fees.

THE COMPANY'S PROGRAMMING OPERATIONS

  Each of the Company's RSNs receive revenues from both affiliate license fees and from the sale of air time to local and national spot advertisers. The Company's RSN's have rights agreements with professional sports teams and colleges, within its region of operation. For professional teams, these rights agreements generally grant the RSN the exclusive right to air a specified number of games of the professional team per season, plus playoff games, for a specified fixed fee. The average term of these contracts (from commencement to scheduled termination) is 6.2 years and such contracts have specified mechanisms for the increase of the rights fee per game over the term of the contract.

  FSN, the Company's national programming service, also receives revenue from both affiliate license fees and from the sale of advertising time to national network advertisers. FSN's affiliate license fees are received from affiliated RSNs or broadcast stations for the right to distribute FSN's national programming within their region of operations. Similar to the RSNs, FSN has various rights agreements for its national sports programming, most notably national rights from MLB and various college conferences for football and basketball. FSN also produces its own daily sports news program, Fox Sports News. Upon consummation of the Rainbow Transaction, FSN will be owned by the National Sports Partnership.

  Fox Sports Direct, the Company's satellite services operation, provides sports programming from the RSN's to residential and commercial C-band satellite owners and to the direct broadcast service providers, such as DirecTv and PRIMESTAR, for Ku-band satellite owners. Fox Sports Direct's revenues are received generally through an upfront annual subscription fee from C-band customers and from a monthly per subscriber fee to the direct broadcast service providers. Fox Sports Direct acquires its sports programming through a license agreement with the RSNs whereby Fox Sports Direct splits a percentage of its revenues received from its subscribers with the "home territory" RSN in which the specific satellite subscriber resides.

  Fox Sports Ad Sales receives a commission from the sale of air time on behalf of RSNs, both the Company's and third party RSNs, as well as on behalf of FSN. Expenses consist of sales personnel and other sales-related costs. Upon consummation of the Rainbow Transaction, national advertising will be sold by the National Advertising Partnership.

  FX receives revenue from both affiliate license fee contracts and the sale of advertising time and acquires programming from various sources. FX has entered into contracts with various Hollywood studios, including Twentieth Century Fox, an affiliate of News Corporation, for the exclusive cable rights to telecast specific programming, including both feature films and off network television programming, within a specified term. These contracts are generally long-term in nature. Under generally accepted accounting principles, FX capitalizes its film rights and amortizes the asset over the life of the contract. As a result, the amount of cash payments made for a film contract in a particular reporting period may differ from the amount amortized.

SIGNIFICANT ACCOUNTING PRACTICES

 Basis of Presentation

  The Company's ownership interests in the RSNs are held either directly or indirectly and have different voting rights attached thereto. The Company consolidates all subsidiaries in which it has a majority interest and voting control. The percentage of ownership, together with the degree to which the Company controls the management and operation of an RSN, determines the appropriate accounting treatment for the Company's interest in that particular RSN. If the Company owns a majority interest in a particular RSN, but does not have voting control, the ownership interest is accounted for using the equity method of accounting. Under the equity method of accounting, the financial condition and results of operations of entities are not reflected on a consolidated basis and, accordingly, the consolidated revenues and expenses of the Company, as reported on its consolidated statements of operations, do not include revenues and expenses related to the entities accounted for under the equity method. As of December 31, 1996, the following RSNs, together with Fox Sports Direct, are accounted for using the equity method of accounting:
Southwest RSN, Pittsburgh RSN, Rocky Mountain RSN, Midwest RSN, Sunshine RSN, Chicago RSN, San Francisco RSN and D.C./Baltimore RSN, as well as certain operations within Fox Sports Net. Prior to the formation of the Company, the Southwest RSN, Pittsburgh RSN, Rocky Mountain RSN and Midwest RSN, as well as Fox Sports Direct, were consolidated in Liberty Sports, Inc.'s financial statements, while the others have historically always been accounted for under the equity method.

  Entities that are consolidated in the financial statements of the Company, at December 31, 1996, include subsidiary entities which own Fox/Liberty FX, West RSN, West 2 RSN, Northwest RSN, Utah RSN, Arizona RSN, South RSN and Fox Sports Ad Sales, as well as certain operations within Fox Sports Net.

  On March 13, 1997, upon the acquisition of the remaining interests in Affiliated Regional Communications, Ltd. and affiliates ("ARC") by Liberty/Fox ARC LP, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP, and from that date the consolidated subsidiaries of ARC and their operations were consolidated.

  Because the Company reports the results of a significant number of its subsidiary entities on the equity method, its financial results do not represent the total combined revenues and expenses of the entire Company. As a result of the various acquisitions and sales in recent years, which in turn impact the accounting treatment of many of the Company's subsidiary entities, comparability of the Company's historical financial results is not possible.

 Program Rights

  The Company has multi-year contracts for telecast rights of syndicated entertainment programs and sporting events. Program rights for entertainment programs are amortized over the term of the contract using the straight-line method. Program rights for sporting events which are for a specified number of games are amortized on an event-by-event basis, and those which are for a specified season are amortized over the term of the season on a straight-line basis.

  At the inception of these contracts and periodically thereafter, the Company evaluates the recoverability of the costs associated therewith against the advertising revenues directly associated with the program material and related expenses. Where an evaluation indicates that a multi-year contract will result in an ultimate loss, additional amortization is provided to currently recognize that loss.

 Excess Cost

  Excess cost represents the difference between the cost of acquiring programming entities and amounts assigned to their tangible and intangible assets. Such amounts are amortized on a straight-line basis over 40 years.

  The Company periodically reviews the propriety of the carrying amount of its excess cost as well as the related amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or the estimates of useful lives. This evaluation consists of the Company's projection of undiscounted operating income before depreciation, amortization and interest over the remaining lives of the excess cost.

RESULTS OF OPERATIONS

Fox/Liberty Networks, LLC

 Six months ended June 30, 1997

  The Company was formed in April, 1996 pursuant to the Fox/Liberty Joint Venture. The consolidated statement of operations of the Company reflects the RSNs and other sports businesses, formerly owned by Liberty and its affiliates and Fox.

  The Company has certain subsidiaries that are consolidated and others which are accounted for on the equity method of accounting. On March 13, 1997, upon the acquisition of the remaining interests in ARC by Liberty/Fox ARC LP, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP, and from that date the consolidated subsidiaries of ARC and their operations were consolidated. Had the additional 12.78% interest been acquired at the beginning of the period (January 1, 1997), the Company's consolidated revenue and income would have increased by $29.9 million and $0.3 million, respectively.

  Total revenue for the six months ended June 30, 1997 was $206.9 million. Programming revenue is the largest source of revenue, representing 51% of total revenues, or $106.5 million. Advertising revenue represents 24% of total revenues, or $50.3 million. For the eight months ended December 31, 1996, programming revenue was $85.3 million and advertising revenue was $37.7 million, or 59% and 26% of total revenues, respectively. The primary reason for this change in the mix of revenues as compared to total revenue is due to the consolidation of ARC in which direct satellite broadcast revenue represents 52% of ARC's total revenues. For the six months ended June 30, 1997, direct satellite broadcast revenue represented 17% of total revenues, or $34.9 million. For the eight months ended December 31, 1996, direct satellite broadcast revenue was $5.7 million, or 4% of total revenues reflecting the impact of ARC being accounted for on the equity method during this period.

  Operating expenses totaled $183.0 million for the six months ended June 30, 1997, which represented 88% of total revenues. These expenses consist primarily of programming and production costs. Operating expenses for the eight months ended December 31, 1996 totaled $117.4 million, or 81% of total revenues. The increase can be attributed to acquisition and renewals of programming rights during the first half of 1997 and direct telecast rights to third party RSNs that were not previously consolidated.

  General and administrative expenses totaled $29.9 million for the six months ended June 30, 1997, which represented 14% of total revenues. General and administrative expenses for the eight months ended December 31, 1996 totaled $31.6 million, or 22% of total revenues. In 1996, the Company incurred significant costs relative to severance, deferred compensation and relocation expenses in conjunction with the formation of the Company. Similar costs were not incurred in 1997.

  Depreciation and amortization expenses totaled $8.6 million for the [six] months ended June 30, 1997. Of this amount, $5.2 million was related to amortization of excess cost from acquisitions of programming entities.

  Interest expense for the six months ended June 30, 1997 totaled $8.3 million as a result of $321.3 million of debt outstanding. Interest expense for the eight months ended December 31, 1996 totaled $3.8 million which related to $171.7 million of outstanding indebtedness. The increase in the amount of debt is attributable to (i) the consolidation of ARC's consolidated subsidiaries, pursuant to which the Company incurred $9.0 million of debt; (ii) the purchase of the remaining interest in ARC pursuant to which the Company incurred $40.0 million of debt; (iii) the arrangement of an advertising sales and carriage agreement pursuant to which the Company incurred $30.0 million of debt; (iv) the receipt of an interim credit facility from Chase and indebtedness thereunder in the amount of $40.0 million; and (v) additional borrowings in the amount of $30.0 million to fund operations for the six months ended June 30, 1997.

 Eight months ended December 31, 1996

  The Company was formed as a 50%-50% joint venture in April 1996 from the contribution of assets from Liberty and Fox. The consolidated statement of operations of the Company reflects the RSNs and other sports businesses, formerly owned by Liberty and Fox.

  The Company has certain subsidiaries that are consolidated and others which are accounted for under the equity method of accounting. The key criteria used to determine the accounting treatment are ownership and voting control. For comparative purposes to a pro forma combined Liberty Sports and Fox/Liberty FX statement of operations prior to the formation of the Company, it is important to realize that certain subsidiary entities were accounted for under the equity method after formation of the Company in April 1996 which were previously consolidated in Liberty Sports, Inc. financial statements. These significant subsidiary entities are Liberty/Fox KBL LP (Pittsburgh RSN), Liberty/Fox ARC LP (Southwest, Midwest and Rocky Mountain RSNs, and Fox Sports Direct), and Liberty/Fox Distribution LP (primarily national rights for college football).

  If these operating subsidiaries had been consolidated for the eight months ended December 31, 1996, as they were under Liberty Sports Inc. prior to the formation of the Company, the effect on total consolidated revenues and expenses would have been significant. For the eight months ended December 31, 1996, total revenues for these operating subsidiaries were $138.6 million, consisting of the following: programming--$40.7 million, advertising--$19.3 million, direct broadcast--$55.1 million and other--$23.5 million. Total expenses for the same period were $163.3 million, consisting of the following: operating--$150.0 million, general and administrative--$10.4 million, and depreciation and amortization--$2.9 million. The operating loss for these non-consolidated subsidiaries was $24.7 million, which is included on the Company's financial statements as equity income of affiliates, net and equity in loss of affiliates related to additional amortization of program rights.

  For comparability purposes, the following discussion will make reference to comparisons between calendar 1996 and 1995 for the O&O RSNs. To achieve comparability, these calculations were made by summing the specific revenues and expenses for all owned and operated regional sports networks, whether consolidated or accounted for under the equity method for financial statement purposes, for 1996 and 1995.

  Total revenues for the eight months ended December 31, 1996 were $144.8 million. Programming revenue is the largest revenue source, representing 59% of total revenue or $85.3 million. Programming revenues for RSNs increased 30% in calendar 1996 compared to calendar 1995 due to rate increases and increasing subscribers. Advertising revenue totaled $37.7 million or 26% of total revenues. For RSNs, advertising revenues increased 15% in calendar 1996 due to new sports contracts and higher advertising rates and sell-out percentages in certain events. Direct satellite broadcast revenue represented only 4% of total revenues or $5.7 million due to the Company's direct satellite broadcast division, Fox Sports Direct, not being consolidated. The remaining revenue sources account for 11% of total revenues and consist of infomercials, merchandising, and other.

  Operating expenses totaled $117.4 million for the eight months ended December 31, 1996, which represented 81% of total revenues. These expenses consisted primarily of programming and production costs. For RSNs, programming and production costs increased 17% in calendar 1996 from calendar 1995 due primarily to escalating and/or renegotiated costs in certain existing sports contracts, and, to a lesser extent, new sports contracts.

  In 1996 the Company finalized a long-term agreement with MLB for national cable rights. In accordance with the Company's accounting policies as described above, an evaluation of the recoverability of the costs associated with this agreement was performed. Additional amortization of program rights totaling $80.0 million was recorded associated with this contract, as a result of the evaluation of projected future advertising revenues in comparison to future program rights. Depreciation and amortization expenses totaled $8.5 million for the period. Of this amount, $5.2 million was related to amortization of excess cost from acquisitions of programming entities. An additional amortization of program rights totaling $29.0 million was also recorded with respect to a projected loss to an affiliate on college football contracts.

  General and administrative expenses totaled $31.6 million, or 22% of total revenues, for the eight months ended December 31, 1996. Included in this total for the period was $1.3 million for deferred compensation to certain employees and $1.2 million in severance costs associated with the announced relocation in August 1996 of the Company's corporate offices from Dallas to Los Angeles. The actual relocation was completed in March 1997.

  Interest expense was $3.8 million for the period with substantially all of the Company's debt bearing interest at floating rates.

  Subsidiaries income tax expense totaled $3.4 million for the period which related to estimated federal and state tax liabilities.

  In September 1996, the Company sold its merchandising division for $3.8 million to a company owned by former executives of Liberty. A loss on sale of $4.9 million was realized in conjunction with this transaction.

  The Company has numerous significant investments accounted for under the equity method. For the eight months ended December 31, 1996, net equity income of affiliates was $17.0 million.

Liberty Sports, Inc.--Domestic Operations

 Period from January 1, 1996 to April 29, 1996

  Revenues for the four months ended April 29, 1996 totaled $99.8 million. Programming, advertising, and direct broadcast revenues were 38%, 28%, and 24%, respectively, of total revenues for the four month period compared to 38%, 30%, and 23%, respectively, of total revenues for the calendar year ended December 31, 1995 ("Liberty Calendar 1995"). The slight percentage decrease in advertising revenues was offset by an increase in the percentage of other revenues as other revenues were 10% of total revenues for the four month period compared to 9% for Liberty Calendar 1995.

  Operating expenses for the four months ended April 29, 1996 were $60.7 million, or 61% of total revenues for the period. Operating expenses for Liberty Calendar 1995, as a percentage of total revenues, were comparable at 60%.

  General and administrative expenses for the four months ended April 29, 1996 were $28.0 million, or 28% of total revenues for the period. General and administrative expenses for the preceding fiscal year, as a percentage of total revenues, were 33%. The decreased percentage cost is attributable to the sale of certain unprofitable business divisions in January 1996 and overall efficiencies in Liberty Sports, Inc.--Domestic Operations' existing operations.

 Year ended December 31, 1995 ("Liberty Calendar 1995") compared with the year ended December 31, 1994 ("Liberty Calendar 1994")

  Revenues for Liberty Calendar 1995 increased 67% to $224.4 million from $134.7 million for the prior calendar year. Approximately 54%, or $49 million, of the increase is due to the acquisition of Prime Ticket Networks, L.P. ("Prime Ticket," the owner of the West RSN) in August 1994. The remainder of the revenue increase is attributed to the result of more subscribers, higher subscriber rates, no major sports league strikes, and new sports contracts. The primary revenue sources consisting of programming, advertising, and direct broadcast increased 59%, 119%, and 56%, respectively, in 1995 compared to 1994.

  Operating expenses for Liberty Calendar 1995 increased 58% to $133.8 million from $84.7 million in Liberty Calendar 1994. This increase is attributable to the Prime Ticket acquisition, new sports programming, higher costs for existing sports contracts, and no major sports leagues strikes during 1995. As a percentage of total revenues, operating expenses declined in 1995 to 60% compared to 63% of revenues in 1994.

  General and administrative expenses for Liberty Calendar 1995 increased 68% to $73.4 million from $43.7 million for the prior calendar year. This increase is primarily attributable to the Prime Ticket acquisition and to increased costs associated with the growth of Liberty Sports, Inc.--Domestic Operations.

  Depreciation and amortization expenses increased 74% to $38.9 million from $22.4 million in the prior year. This increase is related to a full year of depreciation and amortization of fixed assets and intangible assets related to Prime Ticket.

  Interest expense for 1995 totaled $4.9 million which was a decrease of 4% from the prior year as lower interest rates offset the increase in the level of outstanding indebtedness during 1995. Interest income increased to $1.3 million from $.6 million in the prior year due to interest earned on a note receivable with a sports franchise.

  In 1995, Liberty Sports, Inc.--Domestic Operations had an income tax benefit of $6.1 million due to loss carryforwards generated for income tax purposes.

 Year ended December 31, 1994 ("Liberty Calendar 1994") compared with the year ended December 31, 1993 ("Liberty Calendar 1993")

  Revenues for Liberty Calendar 1994 increased 44% to $134.7 million from $93.5 million for the prior calendar year. Approximately 51%, or $21 million, of the increase is due to the acquisition of Prime Ticket in August 1994. The remainder of the revenue increase is attributed to the result of more subscribers, higher subscriber rates, and new sports contracts.

  Operating expenses for Liberty Calendar 1994 increased 20% to $84.7 million from $70.3 million in Liberty Calendar 1993. This increase is attributable to the Prime Ticket acquisition, new sports programming, and higher costs for existing sports contracts which more than offset the baseball and hockey strikes in the last half of 1994. As a percentage of total revenues, operating expenses declined in 1994 to 63% compared to 75% of revenues in 1993.

  General and administrative expenses for Liberty Calendar 1994 increased 226% to $43.7 million from $13.4 million for the prior calendar year. This increase is primarily attributable to the Prime Ticket acquisition and to increased costs associated with the growth of Liberty Sports, Inc.--Domestic Operations.

  Depreciation and amortization expenses increased 71% to $22.4 million from $13.1 million in the prior year. This increase is primarily related to the depreciation and amortization of fixed assets and intangible assets associated with the Prime Ticket acquisition.

  Interest expense for 1994 totaled $5.1 million, an increase of 71% from the prior year. This increase is attributable to debt incurred under two new credit facilities in 1994, one of which was assumed with the Prime Ticket acquisition.

  Equity in earnings of affiliates increased 100% to $7.4 million from $3.7 million for Liberty Calendar 1993. This increase was attributed to the growth in net income of certain equity affiliates, such as SportSouth Network, Ltd. (the South RSN) and SportsChannel Chicago Associates (the Chicago RSN).

  In 1994, Liberty Sports, Inc.--Domestic Operations had an income tax benefit of $5.2 million due to loss carryforwards generated for income tax purposes.

FX

 Ten Months ended April 29, 1996

  Revenues for the ten months ended April 29, 1996 totaled $75.4 million, of which approximately 74% represented revenues attributable to programming revenue, as compared to 77% of FX's total revenue for the fiscal year ended June 30, 1995 ("FX Fiscal 1995"). Increased advertising revenues due to the maturing of the programming service and increased awareness among viewers and advertisers since the June 1994 launch resulted in a decrease in the percentage. Advertising revenue (net of commissions) contributed approximately 23% of revenues for the ten month period, and Infomercial revenue contributed 3%.

  Operating expenses for the ten months ended April 29, 1996 were $63.4 million, or 84% of total revenues for the period. Operating expenses for FX Fiscal 1995, as percentage of total revenues, was 122%. This improvement in operating expenses as a percentage of revenues is attributable to a decrease in original programming production.

  General and administrative expenses for the ten months ended April 29, 1996 were $19.9 million, or approximately 26% of revenues for the period. General and administrative expenses for FX Fiscal 1995 were approximately 35% of revenues. This decrease in general and administrative expenses as a percentage of revenues is attributable to an overall increase in programming and advertising revenues as compared to FX Fiscal 1995.

 Year ended June 30 1995 ("FX Fiscal 1995") compared with the year ended June 30, 1994 ("FX Fiscal 1994")

  FX Fiscal 1995 is not comparable to FX Fiscal 1994 due to FX launching June 1, 1994. Startup costs leading up to launch were amortized as incurred during FX Fiscal 1994.

  Revenues for FX Fiscal 1995 increased 1,561% to $68.3 million from $4.1 million for the prior fiscal year. This increase is primarily attributable to only one month of revenue during FX Fiscal 1994. During FX Fiscal 1995 programming revenue increased to $55.2 million from $3.7 million, accounting for 76% of the increase in total revenues for the year. Advertising revenue (net of commissions) contributed approximately 20% of revenues for the FX Fiscal 1995, and infomercial revenue contributed 4%.

  Fox Sport Direct expenses in FX Fiscal 1995 increased 186% to $83.6 million from $29.2 million for the prior year. This increase is primarily attributable to a full year of programming production and amortization.

  General and administrative expenses for FX Fiscal 1995 increased 129% to $23.7 million from $10.3 million for the prior year. This increase is primarily attributable to the fact that the majority of FX Fiscal 1994 general and administrative costs did not start until January 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's liquidity requirements arise from (i) the funding of operating losses and other general working capital needs, (ii) its strategic plan to secure national distribution for its network programming, either through the acquisition of existing third party-owned RSNs or through the launch of a new RSN, (iii) the acquisition of additional programming rights, and (iv) its capital expenditure requirements, which include the Company's plans to convert to digital transmission.

  Net cash provided by (used in) operating activities of the Company for the six months ended June 30, 1997 and for the eight months ended December 31, 1996 was ($55.3 million) and $21.2 million, respectively.

  Net cash provided by (used in) investing activities of the Company for the six months ended June 30, 1997 and for the eight months ended December 31, 1996 was ($25.4 million) and ($38.8 million), respectively.

  Net cash provided by (used in) financing activities of the Company for the six months ended June 30, 1997 and for the eight months ended December 31, 1996 was $100.5 million and $23.0 million, respectively.

  In June 1997, the Company entered into an agreement with Rainbow to acquire a 40% interest in Rainbow's sports properties, including economic interests in nine RSN's, Madison Square Garden entertainment complex, the New York Knicks, and the New York Rangers in exchange for $850 million in cash from Fox/Liberty Sports. Since this transaction is subject to certain conditions and approvals at this time, there can be no assurance that the transaction will be consummated.

  The Company has several credit facilities with different banks. The credit facilities restrict the payment of dividends, and contain certain restrictive covenants regarding, among other things, the maintenance of certain financial ratios and restrictions on the distribution of assets. At June 30, 1997, the total amounts borrowed under these credit facilities were $254.2 million. The total commitments pursuant to these credit facilities were $260.6 million as of June 30, 1997. In September 1997, the Company entered into a credit agreement which permits borrowings of up to $450 million. The proceeds of such credit agreement are being used to retire amounts borrowed under previously existing credit facilities and for working capital purposes. The Company is currently negotiating to amend this $450 million credit agreement to permit borrowings of up to $800 million under the Bank Facility. The Bank Facility would be used to finance, in part, the Rainbow Transaction. Should consummation of the Bank Facility fail to occur, the Company will require significant additional financing. There can be no assurance that the Company will enter into a definitive agreement with respect to the Bank Facility. See "Description of the Bank Facility."

  Future capital requirements are substantial. At June 30, 1997, the Company has future minimum payments on operating leases, including transponders totaling $74.6 million, and commitments under long-term program rights contracts totaling $769.9 million. Also, within the next several years, the Company has plans to transition from analog transponder equipment to digital transponder equipment. In addition, the cost of acquiring sports programming rights continues to escalate. Furthermore, the Company intends to continue to explore opportunities to expand its distribution.

  Sources of funding for the Company's future financing requirements, if any, may include public or private offerings of equity and/or debt securities, commercial bank loans, and partner capital contributions. The extent of the additional financing required, if any, will depend on the success of the Company's business. There can be no assurance that additional financing, if needed, will be available to the Company or, if available, that such financing can be obtained on terms acceptable to the Company and within the limitations contained in the terms of any future financing arrangements. Failure to obtain any such financing could delay or prevent the Company's development and growth plans, impair the Company's ability to meet its debt service requirements, and have a material adverse effect on the Company's business. See "Risk Factors-- Potential Need for Additional Capital; Future Commitments."

  The Company believes that the net proceeds from the Offering, together with existing funds and the proceeds from borrowings under the proposed Bank Facility, will be sufficient to meet its plan to secure national distribution, maintain and/or acquire programming, make anticipated capital expenditures, and meet its projected working capital requirements, although no assurances can be given in this regard. See "Risk Factors--Potential Need for Additional Capital; Future Commitments."

                                   BUSINESS

OVERVIEW

The Company

  The Company is the largest RSN programmer in the United States, focusing on live professional and major collegiate home team sports events. The Company owns and operates 12 RSNs (the "O&O RSNs") and has direct or indirect equity interests ranging from 34% to 50% in an additional three RSNs (together with the O&O RSNs, the "Company's RSNs"). The Company's RSNs are complemented by FSN, which provides national programming for distribution by RSNs. The O&O RSNs have rights to telecast live games of 35 professional sports teams in the NBA, the NHL, MLB and numerous collegiate sports teams.

  Because of their home team programming, RSNs have strong local appeal in their respective markets, generating high prime time ratings and attractive subscriber fees from cable operators. The Company's strategy is to utilize its RSNs to build a national cable sports network under the Fox brand name based on the "broadcast network affiliate" model. The Company believes that telecasting local sports events, together with network quality programming and production, will provide a powerful 24 hour per day advertising vehicle for national as well as local advertisers. The Company is also engaged in the ownership and operation of FX, a general entertainment and sports programming network with approximately 31 million subscribers.

Rainbow Transaction

  In June 1997, Fox/Liberty Sports entered into an agreement with Rainbow, a majority-owned subsidiary of Cablevision, to acquire a 40% interest in RPP, which will hold Rainbow's sports properties (the "Rainbow Transaction"). Such properties include interests in the Rainbow RSNs and Madison Square Garden L.P. (which owns the Madison Square Garden entertainment complex, the New York Rangers, a professional hockey team, and the New York Knicks, a professional basketball team). Rainbow has a controlling interest in seven of the eight Rainbow RSNs, two of which are currently also partially owned by the Company. The proceeds of the Offering are being held on deposit pending the consummation of the Rainbow Transaction. See "Description of Notes--Deposit Proceeds; Offer to Purchase upon Failure to Consummate the Rainbow Transaction."

  Upon the consummation of the Rainbow Transaction, the Company will own interests in, or be affiliated with, 26 RSNs and its network programming will cover each of the top 14 DMAs and 22 of the top 25 DMAs in the United States. These RSNs have rights to telecast live games of 68 professional sports teams in the NBA, the NHL and MLB (out of a total of 75 such teams in the United States) and numerous collegiate sports teams to approximately 55 million households out of a total of 70 million households receiving basic cable or direct to home satellite ("DTH") service. Currently, the Company's RSNs and other FSN affiliates have approximately 46 million subscribers and its network programming covers 19 of the top 25 DMAs in the United States.

  As part of the Rainbow Transaction, the Company and Rainbow will establish National Sports Partners (the "National Sports Partnership"), a 50%-50% partnership, to operate FSN. FSN will provide its affiliated RSNs with 24 hour per day national sports programming featuring live sporting events and original programming, as well as a national sports news program, Fox Sports News, which telecasts pre-game and post-game sports programming. The Company and Rainbow will also establish a national advertising representative firm, National Advertising Partners (the "National Advertising Partnership"), a 50%- 50% partnership, to sell advertising time during both the regional affiliates' local programming and national network programming carried by RSNs. The Company will manage both the National Sports Partnership and the National Advertising Partnership. Through its affiliations with RSNs across the United States, FSN will be able to access three advertising markets at once: network, national spot and local.

Bank Facility

  The Company is currently negotiating with a group of banks led by Chase to amend and expand an existing credit agreement to permit borrowings by the Co-Borrowers, in the amount of $800 million under the Bank Facility. The Bank Facility is expected to be comprised of a $400 million revolving credit facility and a $400 million term loan facility. The proceeds of the loans under the Bank Facility will be used to finance, in part, the Rainbow Transaction, investments in certain subsidiaries of the Company and for working capital purposes. The Bank Facility is subject to numerous conditions, including the execution and delivery of definitive documentation. There can be no assurance that consummation of the Bank Facility will occur. See "Risk Factors--Potential Need for Additional Capital; Future Commitments" and "Description of Bank Facility."

  Borrowings under the Bank Facility will be unconditionally guaranteed by each RSN that is wholly owned, directly or indirectly, by the Co-Borrowers and by each of the Co-Borrowers' subsidiaries that hold the direct interest in an RSN that is not wholly owned, directly or indirectly, by the Co-Borrowers. The Company will also provide a downstream guarantee. In addition, borrowings under the Bank Facility and the guarantees will be secured by substantially all of the equity interests of the Co-Borrowers and the Company.

BUSINESS STRATEGY

  Currently the largest owner and operator of RSNs in the United States, the Company's strategic objective is to be the leading national provider of regional sports programming in the United States. In order to achieve this objective, the Company plans to focus on the following strategies:

  . Increase Distribution of Fox Sports Net

  The Company intends to increase the distribution of FSN through two principal strategies: increasing penetration in geographic regions adjacent to existing markets; and affiliating with, acquiring or launching networks in unserved markets. In order to achieve this objective, the Company expects that, in conjunction with its RSNs, it will continue to market its programming services to distributors and subscribers and pursue acquisitions of sports programming rights.

  . Increase Advertising Revenues

  FSN has been structured based on the "broadcast network affiliate" model, in which each RSN airs a slate of local programming, which is supplemented by a schedule of network-provided national programming, consistent across all regions. Unlike the typical "broadcast network affiliate" model, the Company's programming is anchored by highly rated local programming during prime time, with national FSN programming during the balance of the schedule.

  FSN's model is designed to increase the number of viewers before and after, as well as during, local sports events. An increased viewership base is likely to command both higher advertising rates and absolute audience delivery. By providing national programming that is consistent across all regions, the Company believes that it will be able to penetrate the approximately $5 billion national advertising market in which the Company's RSNs have not traditionally participated. In so doing, the Company will be able to allocate advertising units between national and local inventories to optimize price and increase the likelihood of selling all of its advertising units. The Company's approach offers national advertisers the unique opportunity to purchase national and local advertising from one source in each of the top DMAs. The Company believes that sports programming is extremely attractive to both national and local advertisers due to the high ratings such programming generally achieves in the key male 18-49 demographic.

  . Increase Ownership of RSNs

  As is the case with the national broadcast networks, a national cable sports network can derive significant economic benefits by owning its affiliates. The Company may seek to acquire a majority interest in those RSNs that it does not already own and operate, or in which it currently owns a minority interest. For example, in October 1996, the Company acquired from an affiliate of Turner, an additional 44% in the South RSN, increasing the Company's ownership in this RSN to 88%. Furthermore, in March 1997, an affiliate of the Company purchased from Group W, a subsidiary of Westinghouse/CBS Inc., additional indirect ownership interests in the D.C./Baltimore, Midwest, Rocky Mountain, Southwest and Sunshine RSNs, and in Fox Sports Direct, a satellite services provider. Upon the consummation of the Rainbow Transaction, the Company will increase its aggregate direct and indirect ownership interests in each of the Chicago and San Francisco RSNs to 70% and will acquire indirect minority interests in six additional RSNs in new markets. The Company will continue to carefully identify and pursue other acquisition opportunities.

  . Launch Second RSNs in Selected Markets

  In markets where there are a sufficient number of sports teams such that programming conflicts may occur, the Company may launch second local networks. This would enable the Company to telecast two different professional or major collegiate games that are being played in one region on the same night at the same time.

  . Achieve Operating Economies of Scale Among FSN Affiliates

  As a national cable sports network, FSN will seek to realize economies of scale by centralizing management and administrative tasks as well as certain programming, marketing and public relations functions. For example, FSN programming will be available to affiliates 24 hours per day to supplement regionally produced programming. Previously, each RSN was required to produce or acquire such programming themselves. Also, the Company intends to cross-promote FSN and its affiliates on the national Fox broadcast network.

REGIONAL SPORTS NETWORKS

  The following table lists the O&O RSNs, the Company's ownership interests in such RSNs, such RSNs' DMAs, the number of subscribers for each of the O&O RSNs and the professional sports teams with which each O&O RSN has sports programming rights agreements.

                OWNERSHIP                      SUBSCRIBERS          TEAM
      RSN      INTEREST(1)        DMA         (IN MILLIONS)       (LEAGUE)
   ----------  ----------- ------------------ --------------------------------------------------------
   Fox Sports      100%         Dallas/            4.8      Houston Rockets (NBA)(2)
   Southwest                   Ft. Worth;                   Dallas Mavericks (NBA)
                                Houston;                    Houston Astros (MLB)
                              San Antonio                   Dallas Stars (NHL)
                                                            San Antonio Spurs (NBA)
                                                            Texas Rangers (MLB)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%       Los Angeles;         3.9      Los Angeles Lakers (NBA)
      West                     San Diego                    Anaheim Angels (MLB)
                                                            Los Angeles Kings (NHL)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%       Los Angeles;         1.9      Los Angeles Clippers (NBA)
     West 2                    San Diego                    Mighty Ducks of Anaheim (NHL)
                                                            Los Angeles Dodgers (MLB)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%        Pittsburgh          1.7      Pittsburgh Pirates (MLB)
   Pittsburgh                                               Pittsburgh Penguins (NHL)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%         Denver;            1.9      Denver Nuggets (NBA)
     Rocky                    Kansas City                   Colorado Avalanche (NHL)
    Mountain                                                Colorado Rockies (MLB)
                                                            Kansas City Royals (MLB)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%     Seattle/Tacoma;        2.1      Seattle Mariners (MLB)
   Northwest                  Portland, OR                  Seattle SuperSonics (NBA)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%      Salt Lake City        0.6      Utah Jazz (NBA)
      Utah
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%        St. Louis;          1.4      St. Louis Cardinals (MLB)
    Midwest                   Indianapolis                  St. Louis Blues (NHL)
                                                            Indiana Pacers (NBA)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%         Phoenix            0.8      Arizona Diamondbacks (MLB)
    Arizona                                                 Phoenix Coyotes (NHL)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports      100%         Detroit            1.7      Detroit Red Wings (NHL)
   Detroit(3)                                               Detroit Pistons (NBA)
                                                            Detroit Tigers (MLB)
-------------------------------------------------------------------------------------------------------------------------
   Fox Sports       88%    Charlotte; Atlanta      5.5      Atlanta Braves (MLB)
     South                                                  Atlanta Hawks (NBA)
                                                            Charlotte Hornets (NBA)
                                                            Carolina Hurricanes (NHL)
-------------------------------------------------------------------------------------------------------------------------
    Sunshine      53.7%          Tampa/            3.7      Orlando Magic (NBA)
    Network                 St. Petersburg/                 Tampa Bay Lightning (NHL)
                            Sarasota; Miami/                Miami Heat (NBA)
                            Ft. Lauderdale;
                            Orlando/Daytona/
                               Melbourne
-------------------------------------------------------------------------------------------------------------------------

--------
(1) The Fox/Liberty Joint Venture consists of numerous limited liability companies, general and limited partnerships and corporations. For a variety of tax and corporate reasons, the equity ownership of individual entities in the chain of entities holding interests in RSNs and FX include interests held directly by affiliates of Liberty and Fox. See "Certain Arrangements Regarding Ownership Interests."
(2) The rights agreement with the Houston Rockets expired in April 1997. Negotiation with respect to continued coverage is ongoing.
(3) Fox Sports Detroit began operations on September 17, 1997 and currently has 1.7 million subscribers.

  In addition, a contract with MLB allows FX and FSN each to nationally telecast 26 games per year.

  The following table lists the RSNs in which the Company owns (or will own upon the consummation of the Rainbow Transaction) equity interests, but does not manage, the Company's ownership interests in such RSNs, the DMAs in which such RSNs operate, the number of subscribers of such RSNs, and the professional sports teams with which each RSN has sports programming rights agreements.

                PRO FORMA
                OWNERSHIP                            SUBSCRIBERS               TEAM
      RSN      INTEREST(1)           DMA            (IN MILLIONS)            (LEAGUE)
-------------  ----------- ------------------------ ------------- -------------------------------
SportsChannel      70%             Chicago               2.8      Chicago Bulls (NBA)
   Chicago                                                        Chicago Blackhawks (NHL)
                                                                  Chicago White Sox (MLB)
-------------------------------------------------------------------------------------------------
  Home Team       34.3%        Washington, DC;           4.2      Baltimore Orioles (MLB)
   Sports                         Baltimore                       Washington Capitals (NHL)
                                                                  Washington Wizards (NBA)
-------------------------------------------------------------------------------------------------
SportsChannel      70%          San Francisco/           2.7      San Francisco Giants (MLB)
   Pacific                    Oakland/San Jose;                   Oakland A's (MLB)
                                 Sacramento/                      Golden State Warriors (NBA)
                               Stockton/Modesto                   San Jose Sharks (NHL)
-------------------------------------------------------------------------------------------------
SportsChannel      40%             Boston;               2.9      Boston Celtics (NBA)
 New England                     Providence;
                                   Hartford
-------------------------------------------------------------------------------------------------
SportsChannel      12%              Tampa/               1.8      Florida Marlins (MLB)
   Florida                 St. Petersburg/Sarasota;               Florida Panthers (NHL)
                            Miami/Ft. Lauderdale;                 Tampa Bay Devil Rays (MLB)
                               Orlando/Daytona/
                                  Melbourne
-------------------------------------------------------------------------------------------------
SportsChannel      40%            Cleveland;             1.8      Cleveland Indians (MLB)
    Ohio                           Columbus                       Cleveland Cavaliers (NBA)
-------------------------------------------------------------------------------------------------
SportsChannel      40%            Cincinnati             1.9      Cincinnati Reds (MLB)
 Cincinnati
-------------------------------------------------------------------------------------------------
SportsChannel     35.9%         New York City            3.8      New York Mets (MLB)
  New York                                                        New Jersey Nets (NBA)
                                                                  New York Islanders (NHL)
                                                                  New Jersey Devils (NHL)
-------------------------------------------------------------------------------------------------
 MSG Network      35.9%         New York City            5.3      New York Yankees (MLB)
                                                                  New York Knicks (NBA)
                                                                  New York Rangers (NHL)
-------------------------------------------------------------------------------------------------

--------
(1) Pro forma ownership gives effect to the consummation of the Rainbow Transaction. All ownership interests are indirect.

  The following table lists third-party-owned RSNs currently affiliated with FSN, the DMAs in which such RSNs operate and the professional sports teams currently associated with such RSNs.

      RSN            DMA                TEAM (LEAGUE)
---------------- ------------ ---------------------------------
    Comcast      Philadelphia Philadelphia Phillies (MLB)
   SportsNet                  Philadelphia 76ers (NBA)
                              Philadelphia Flyers (NHL)
-----------------------------------------------------------------------------------------------------------------------------------
 Midwest Sports  Minneapolis/ Minnesota Twins (MLB)
    Channel        St. Paul   Minnesota Timberwolves (NBA)
-----------------------------------------------------------------------------------------------------------------------------------
   Wisconsin      Milwaukee   Milwaukee Bucks (NBA)
 Sports Channel
-----------------------------------------------------------------------------------------------------------------------------------
     Empire        Buffalo    Buffalo Sabres (NHL)
-----------------------------------------------------------------------------------------------------------------------------------
  New England       Boston    Boston Red Sox (MLB)
     Sports                   Boston Bruins (NHL)
-----------------------------------------------------------------------------------------------------------------------------------

--------
(1) It is anticipated that FSN will enter into an affiliation agreement with SportsChannel New England upon the expiration or earlier termination of its existing affiliation agreement with New England Sports Network.

 Owned and Operated RSNs

  The Company manages, and, together with affiliates of Fox and Liberty, owns 100% of, the following FSN-affiliated RSNs:

    Southwest. Launched in 1983, the Southwest RSN's coverage area includes Texas, Oklahoma, Arkansas, Louisiana and parts of New Mexico. As of June 30, 1997, there were approximately 4.8 million subscribers, representing 94% penetration of total basic cable subscribers in the region. The Southwest RSN currently has professional rights agreements with the Dallas Mavericks (NBA), the Houston Astros (MLB), the Dallas Stars (NHL), the San Antonio Spurs (NBA) and the Texas Rangers (MLB) and collegiate contracts covering the Big 12. The Southwest RSN has historically carried the Houston Rockets (NBA) and is in discussions with the team regarding continued carriage.

    West/West2. Launched in 1985, the West RSN's coverage area includes southern California, Nevada and Hawaii. As of August 30, 1997, there were approximately 3.9 million subscribers, representing 99% penetration of total basic subscribers in the region. The West RSN currently has professional rights agreements with the Los Angeles Lakers (NBA), the Los Angeles Kings (NHL) and the Anaheim Angels (MLB) as well as collegiate contracts covering the University of Southern California, the University of California/Los Angeles and other PAC 10 teams.

    The West2 RSN, a second channel in the southern California region, was launched by the Company on January 31, 1997. As of August 30, 1997, there were approximately 1.9 million subscribers, representing 50% penetration of total basic subscribers in the region. The West2 RSN currently has professional rights agreements with the Los Angeles Dodgers (MLB), the Anaheim Mighty Ducks (NHL) and the Los Angeles Clippers (NBA).

    Pittsburgh. Launched in 1986, the Pittsburgh RSN's coverage area includes Pennsylvania, eastern Ohio, West Virginia and parts of New York and Maryland. As of August 30, 1997, there were approximately 1.7 million subscribers, representing 75% penetration of total basic subscribers in the region. The Pittsburgh RSN currently has professional rights agreements with the Pittsburgh Pirates (MLB) and the Pittsburgh Penguins (NHL) and collegiate sublicenses for games of the University of Pittsburgh and The Pennsylvania State University.

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    Rocky Mountain. Launched in 1988, the Rocky Mountain RSN's coverage area includes Colorado, Kansas, Missouri, Nebraska, New Mexico, South Dakota and Wyoming. As of August 30, 1997, there were approximately 1.9 million subscribers, representing 87% penetration of total basic subscribers in the region. The Rocky Mountain RSN currently has professional rights agreements with the Denver Nuggets (NBA), the Colorado Avalanche (NHL), the Colorado Rockies (MLB) and the Kansas City Royals (MLB) and collegiate contracts covering the Big 12 and Western Athletic Conferences.

    Northwest. Launched in 1988, the Northwest RSN's coverage area includes Washington, Oregon, Idaho, Alaska and western Montana. As of August 30, 1997, there were approximately 2.1 million subscribers, representing 87% penetration of total basic subscribers in the region. The Northwest RSN currently has professional rights agreements with the Seattle Mariners
  (MLB) and the Seattle SuperSonics (NBA) and collegiate contracts covering Washington State University, the University of Oregon and Oregon State University.

    Utah. Launched in 1989, the Utah RSN's coverage area includes Utah, southern Idaho, Montana, Nevada and western Wyoming. As of August 30, 1997, there were approximately 0.6 million subscribers, representing 94% penetration of total basic subscribers in the region. The Utah RSN currently has a professional rights agreement with the only professional sports team in the region, the Utah Jazz (NBA), and collegiate contracts covering the Western Athletic and Big Sky Conferences.

    Midwest. Although it was launched in 1989, the Midwest RSN's coverage area was recently expanded from Missouri to include Indiana, Kentucky, Ohio, eastern Wisconsin and southern Illinois. As of August 30, 1997, there were approximately 1.4 million subscribers, representing 95% penetration of total basic subscribers in this expanded region. The Midwest RSN currently has professional rights agreements with the St. Louis Cardinals (MLB), the Indiana Pacers (NBA) and the St. Louis Blues (NHL) and collegiate contracts covering the Big 12 Conference.

    Arizona. Launched in 1996, the Arizona RSN's coverage area includes Arizona and parts of Nevada. As of August 30, 1997, there were approximately 0.8 million subscribers, representing 99% penetration of total basic subscribers in the region. The Arizona RSN has professional rights agreements with the Phoenix Coyotes (NHL) and the Arizona Diamondbacks (an expansion MLB team starting in 1998) and collegiate contracts covering the University of Arizona, Arizona State University and other PAC 10 teams.

    Detroit. Launched in September 1997, the Detroit RSN currently has approximately 1.7 million subscribers, representing 71% penetration of total basic subscribers in the region. The Detroit RSN's coverage area includes Michigan and northern Ohio. The Detroit RSN has professional rights agreements with the Detroit Red Wings (NHL), the Detroit Pistons
  (NBA) and the Detroit Tigers (MLB) and collegiate contracts covering teams from the Big 10 Conference.

  The Company manages, and, together with affiliates of Fox and Liberty, owns substantial equity interests in, the following RSNs:

    South. The Company owns 88% of the South RSN and the remaining 12% of the South RSN is owned by E.W. Scripps Company. Launched in 1990, the South RSN's coverage area includes Georgia, Alabama, Kentucky, Mississippi, North Carolina, South Carolina and Tennessee. As of August 30, 1997, there were approximately 5.5 million total subscribers, representing 99% penetration of total basic subscribers in the region. The South RSN currently has professional rights agreements with the Atlanta Braves (MLB), the Atlanta Hawks (NBA), the Charlotte Hornets (NBA) and the Carolina Hurricanes (NHL) and collegiate contracts covering the South East and Atlantic Coast Conferences.

    Sunshine. The Company owns 53.7% of the Sunshine RSN and the remaining 46.3% of the Sunshine RSN is owned by various MSOs operating in the region, such as Comcast Corporation and Time Warner Inc. Launched in 1988, the Sunshine RSN coverage area includes most of Florida. As of August 30, 1997, there were approximately 3.7 million subscribers, representing 99% penetration of total basic subscribers in the region. The Sunshine RSN currently has professional rights agreements with the Orlando Magic (NBA),

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  the Miami Heat (NBA) and the Tampa Bay Lightning (NHL) and collegiate contracts covering the University of Florida, Florida State University and the University of Miami.

 Non-Managed RSNs

  The Company owns equity interests in, but does not manage, the following
RSNs:


    Chicago. The Company owns directly 50% of the Chicago RSN and will own a total of 70% of the Chicago RSN through RPP upon the consummation of the Rainbow Transaction. A subsidiary of Rainbow currently owns the other 50% of the Chicago RSN and is the managing partner. Launched in 1986, the Chicago RSN's coverage area includes Illinois, Iowa, Indiana and Wisconsin. It is anticipated that upon the consummation of the Rainbow Transaction, the Chicago RSN will become an FSN affiliate, and will be re-branded as Fox Sports Chicago. As of June 30, 1997, there were approximately 2.8 million subscribers, representing 97% penetration of total basic subscribers in the region. Featured teams in this region include the Chicago Bulls (NBA), the Chicago Blackhawks (NHL) and the Chicago White Sox (MLB). Collegiate contracts cover DePaul University as well as the Big 10 Conference.

    D.C./Baltimore. The Company owns 34.3% of the D.C./Baltimore RSN, which operates under the name Home Team Sports ("HTS"), and the remaining 65.7% of the D.C./Baltimore RSN is owned by Group W. Launched in 1984 and affiliated with FSN since 1996, the D.C./Baltimore RSN's coverage area includes Maryland, parts of Washington, D.C., Delaware and Virginia. As of June 30, 1997, there were approximately 4.2 million subscribers, representing 93% penetration of total basic subscribers in the region. Featured teams include the Baltimore Orioles (MLB), the Washington Capitals
  (NHL) and the Washington Wizards, formerly known as the Washington Bullets
  (NBA), and college contracts covering teams in the Big East Conference.

    San Francisco. The Company owns directly 50% of the San Francisco RSN and will own a total of 70% of the San Francisco RSN through RPP upon the consummation of the Rainbow Transaction. A subsidiary of Rainbow currently owns the other 50% of the San Francisco RSN and is the managing partner. Launched in 1990, the San Francisco RSN's coverage area includes northern California, southern Oregon, Hawaii and northern Nevada. It is anticipated that, upon the consummation of the Rainbow Transaction and the expiration or earlier termination of FSN's existing affiliation agreement with Bay TV, a third-party-owned RSN in this region, the San Francisco RSN will become an FSN affiliate and be re-branded Fox Sports San Francisco. As of June 30, 1997, there were approximately 2.7 million subscribers, representing 90% penetration of total basic subscribers in the region. Featured professional teams include the San Francisco Giants (MLB), the Oakland A's (MLB), the Golden State Warriors (NBA) and the San Jose Sharks (NHL), while collegiate contracts cover Stanford University, the University of California, Berkeley and other PAC 10 teams.

  Upon the consummation of the Rainbow Transaction, the Company will acquire indirect ownership interests in the following RSNs owned by Rainbow:

   New England. The Company and Rainbow will own 40% and 60%, respectively, of the New England RSN through RPP upon consummation of the Rainbow Transaction. A subsidiary of Rainbow is the managing partner of the New England RSN. Launched in 1984, the New England RSN's coverage area includes Massachusetts, Rhode Island, Vermont, New Hampshire, Maine and parts of Connecticut. It is anticipated that, upon the consummation of the Rainbow Transaction and upon the expiration or earlier termination of FSN's existing affiliation agreement with New England Sports Network, a third-party-owned RSN in this region, the New England RSN will become an affiliate of FSN and will be re-branded Fox Sports New England. As of June 30, 1997, there were approximately 2.9 million subscribers, representing 83% penetration of total basic subscribers in the region. The featured professional team is the Boston Celtics (NBA). Media One, Inc. has an option, expiring at the end of 1997, to purchase 50% of the New England RSN.

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

    Florida. The Company and Rainbow will own 12% and 18%, respectively, of the Florida RSN through RPP upon consummation of the Rainbow Transaction and the remaining 70% of the Florida RSN is owned by Front Row Communications, Inc. ("Front Row"). Front Row is the managing partner of the Florida RSN. Launched in 1993, the Florida RSN's coverage area includes northern and southern Florida. As of June 30, 1997, there were approximately 1.8 million subscribers, representing 40% penetration of total basic subscribers in the region. Featured professional teams include the Florida Marlins (MLB), the Florida Panthers (NHL) and the Tampa Bay Devil Rays (an expansion MLB team starting in 1998). The Tampa Bay Devil Rays, Inc. has an option to acquire 10% of the Florida RSN.

    Ohio. The Company and Rainbow will own 40% and 60%, respectively, of the Ohio RSN through RPP upon consummation of the Rainbow Transaction. A subsidiary of Rainbow is the managing partner of the Ohio RSN. Launched in 1989, the Ohio RSN's coverage area includes Ohio, western Pennsylvania, northwest New York, West Virginia and Kentucky. Upon consummation of the Rainbow Transaction, the Ohio RSN will become an affiliate of FSN and will be re-branded Fox Sports Ohio. As of June 30, 1997, there were approximately 1.8 million subscribers, representing 90% penetration of total basic subscribers in the region. Featured professional teams include the Cleveland Indians (MLB) and the Cleveland Cavaliers (NBA).

    Cincinnati. The Company and Rainbow will own 40% and 60%, respectively, of the Cincinnati RSN through RPP upon consummation of the Rainbow Transaction. A subsidiary of Rainbow is the managing partner of the Cincinnati RSN. Launched in 1989, the Cincinnati RSN's coverage area includes Ohio, Kentucky and Indiana. Upon consummation of the Rainbow Transaction, the Cincinnati RSN will become an affiliate of FSN and will be re-branded Fox Sports Cincinnati. As of June 30, 1997, there were approximately 1.9 million subscribers, representing 89% penetration of total basic subscribers in the region. The featured professional team is the Cincinnati Reds (MLB).

    New York. Rainbow currently owns and operates two RSNs in the New York region: The Madison Square Garden Network ("MSG") and SportsChannel New York. The Company and Rainbow will own 35.9% and 53.9%, respectively, of each of MSG and SportsChannel New York through RPP upon consummation of the Rainbow Transaction. The remaining 10.2% of each of MSG and SportsChannel New York is owned by ITT. ITT has an option, expiring on June 17, 1999, to require Cablevision to purchase its interest in MSG. If ITT does not exercise its option, commencing on June 17, 2000, Cablevision will have an option to purchase ITT's interest in MSG. ITT may acquire an additional 2.3% ownership interest in MSG, subject to a previously agreed upon contribution to MSG. A subsidiary of Rainbow is, and, upon consummation of the Rainbow Transaction, will be, the managing partner of the New York RSNs. See "Certain Transactions."

    Acquired in 1994 as Madison Square Garden Network, MSG's coverage area includes New York and parts of New Jersey and Connecticut. As of June 30, 1997, there were approximately 5.3 million subscribers in the region. Featured professional teams include the New York Knicks (NBA), the New York Rangers (NHL) and the New York Yankees (MLB).

    Launched in 1982, SportsChannel New York coverage area includes New York and parts of New Jersey and Connecticut. As of June 30, 1997, there were approximately 3.8 million subscribers in the region. Featured professional teams include the New Jersey Nets (NBA), the New York Islanders (NHL), the New Jersey Devils (NHL) and the New York Mets (MLB).

    Upon the consummation of the Rainbow Transaction, through its indirect ownership in MSG, RPP will acquire an 89.8% ownership interest in the New York Knicks (NBA), the New York Rangers (NHL) and the Madison Square Garden facilities. RPP will also acquire 100% ownership interest in Metro Channel

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  LLC, a company established by Rainbow to own and operate the Metro Channel.
  The Metro Channel is intended to provide programming of particular interest to a region, such as local news, business, entertainment and sports. Accordingly, upon the consummation of the Rainbow Transaction, the Company through its ownership interest in RPP will indirectly own interests in the New York Knicks (NBA), the New York Rangers (NHL) and the Metro Channel of 35.9%, 35.9% and 40%, respectively.

 Rights Agreements

  The right to broadcast professional sports events is obtained through rights agreements entered into between an RSN and an individual professional sports team. Rights agreements are generally for a specified number of games per season at specified locations (i.e., either at the team's home arena and/or away), for a specified number of years and for a specified market area as determined by the respective leagues. The acquisition of programming rights pursuant to a rights agreement allows an RSN to broadcast those games which are subject to the agreement on an exclusive basis. The average term of the O&O RSNs' rights agreements (from commencement to scheduled termination) is
6.2 years; however, in its more recent negotiations, the Company is attempting to acquire longer-term rights agreements. The average term of rights agreements (from commencement to scheduled termination) entered into by the O&O RSNs in 1997 is 7.2 years. Certain of the rights agreements contain provisions for early termination or renegotiation of the terms therein prior to their scheduled termination. In addition, the O&O RSNs' rights agreements generally contain forward-looking rights such as rights of first refusal, rights of first negotiation or rights to match offers made by third parties. Traditionally, the Company's strategy has been to avoid having multiple rights in any given region expire in the same year, thereby reducing the risk that a competitor could secure all relevant rights in that region.

  The O&O RSNs' collection of rights agreements is well-diversified, with a total of 35 professional rights contracts. These contracts include rights to 12 MLB teams, 13 NBA teams and 10 NHL teams. The O&O RSNs also have rights to three of the country's top collegiate football conferences, the PAC 10, Big 12 and Conference USA. This rights contract portfolio establishes the Company as the leading regional sports network programming provider in the United States. This large base of professional and collegiate rights allows the Company to provide its viewing audience with more than 1,200 live professional and collegiate games per year and more than 3,000 hours of live and local event programming annually. In the NBA alone, the O&O RSNs deliver more than 300 games per year. No other competitor provides such comprehensive coverage. See "Business--Competition."

Fox Sport Direct

  Formerly launched as Liberty Sports Satellite in 1988, Fox Sports Direct distributes via satellite sports programming packages produced by various RSNs. In addition to providing sports programming produced by the Company's RSNs, Fox Sports Direct also distributes sports programming produced by third-party-owned RSNs pursuant to arrangements with such RSNs. The Company is currently the nation's largest provider of sports programming for the DTH market, reaching approximately five million DTH households. Fox Sports Direct distributes two packages of regional sports networks to the residential and commercial C-band marketplace. In addition, Fox Sports Direct handles the distribution of Ku-Band sports programming services offered by DTH distributors Primestar and DirecTv.

 Fox Sports Net

  Currently operated by the Company, FSN will be operated by the National Sports Partnership upon the consummation of the Rainbow Transaction. The primary function of FSN is to complement regional sports programs with a synchronized schedule of quality national programming, anchored by Fox Sports News. Fox Sports News is broadcast to the RSNs from its studio in Los Angeles. Fox Sports News provides comprehensive coverage of all sports news nationwide presenting a consistent brand image with high quality on-air graphics. Fox Sports News consists of a half hour pre-game news show aired at 6:30 p.m. and a two hour wrap-up news program aired at 10 p.m., each of which is shown locally in each time zone. Fox Sports News further attracts viewers by providing in-depth analysis by popular retired professional athletes such as James Worthy and Craig

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

Simpson before and immediately following the regional games. FSN also provides other sports programming events, including nationally televised MLB games, boxing, PGA golf, classic sports, volleyball, surfing, and other outdoor programming events. In addition to providing national programming, FSN also supplies corporate, marketing and technical operations to the Company's RSNs, helping to create one cohesive network. Upon consummation of the Rainbow Transaction, FSN will have distribution in each of the top 14 DMAs and 22 of the top 25 DMAs thereby enabling the creation of greater advertising opportunities for national advertisers. Providing national programming such as Fox Sports News consistently across all regions is intended to further allow FSN to penetrate the over $5 billion national advertising market in which the Company's RSNs have not traditionally participated.

  FSN has entered into affiliation agreements with the Company's RSNs and, in certain regions where the Company does not hold interests in RSNs, with third-party-owned RSNs. These agreements allow the RSNs to carry certain programming and promotions in exchange for a per subscriber fee. Furthermore, pursuant to such agreements, FSN is permitted to sell advertising time for the RSN during a portion of the RSN's regional sports programming. The affiliation agreements also permit FSN to market and sell advertising time during the national portions of the RSN's programming schedule. The Company is currently party to such Company affiliation agreements with certain of the Company's RSNs and party to such third party affiliation agreements with the following RSNs: New England Sports Network (Boston); Empire (Buffalo); Comcast Sports Net (Philadelphia); Wisconsin Sports Channel (Milwaukee); Midwest Sports Channel (Minneapolis); and Bay TV (San Francisco). Upon the consummation of the Rainbow Transaction, the Company will acquire indirect interests in RSNs in the Boston and San Francisco markets through its interest RPP. In these markets, it is anticipated that FSN may enter into affiliation agreements with the RSNs owned by RPP upon the expiration or earlier termination of the existing affiliation agreements with the third-party-owned RSNs referred to above.

Affiliated Cable Systems and Subscribers

  The O&O RSNs currently generate approximately 64% of their revenues from subscriber fees paid by affiliated cable systems. The Company's O&O RSNs transmit programming to approximately 1,100 local affiliated systems in 35 states.

  Each of the Company's RSNs enters into affiliation agreements with MSOs and/or individual cable system operators. Such agreements typically run for five to seven years, are subject to cancellation on six months' notice, and generally provide for annual rate increases. Under affiliation agreements, cable system operators must distribute the network service to a certain number of subscribers and/or maintain a certain subscriber base penetration level. The same criteria are generally used as the basis for calculating the monthly fees paid by the cable operator to the Company for its programming. As advertiser supported networks, the RSNs depend on achieving and maintaining carriage within the basic cable programming package, as the subscriber penetration rate for pay-per-view or a la carte programming packages is substantially less than the penetration rate achieved by basic programming packages.

  At present, the affiliation agreements with the Company's RSNs stipulate monthly subscriber fees with annual increases. The Company's RSNs command license fees in excess of average fees charged by basic cable networks overall, but generally consistent with fees charged by other cable network providers of live sports programming. The Company's affiliation agreements have staggered expiration dates, with an average maturity of six years.

  The Company's RSNs' programming meets many subscribers' demands for increased local and national sports programming. Current industry trends suggest that any new channels offered by cable system operators will be on a pay-per-view, a la carte basis or digital tier as the operators seek to compete against the extensive choices offered by DTH distribution systems. However, the strong demand for the Company's RSNs' unique sports programming has allowed the Company to either maintain or establish a presence on the basic programming package while expanding within the DTH market.


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 Advertising

  FSN and the Company's RSNs derive significant revenues from selling a fixed supply of advertising inventory, comprised of advertising time slots ("units") shown during the Company's national and regional programming. The inventory is divided between national network, national spot and local advertising. Local non-game RSN programming currently carries local advertising. Regional professional sports events such as basketball, hockey, and baseball currently carry both national spot and local advertising. Upon consummation of the Rainbow Transaction, the Company will also sell national network advertising during local team programming. Network programming such as Fox Sports News, nationally televised MLB games and PGA golf carries national network, national spot and local advertising. The Company's approach offers national advertisers the unique ability to purchase national and local advertising from one source in each of the top DMAs.

  Local advertising is sold at the RSN level, and national network and national spot units are sold at the national level by Fox Sports Ad Sales, LLC ("Fox Sports Ad Sales"), a subsidiary of the Company. Upon consummation of the Rainbow Transaction, Fox Sports Ad Sales will be combined with Rainbow's national advertising sales business to form the National Advertising Partnership. Fox Sports Ad Sales will be the managing partner of the National Advertising Partnership.

  In general, basic cable programming services generate over half of their revenues from advertising. Advertising agency media buyers generally require cable networks to have at least 25 million subscribers as well as coverage of major markets before they will recommend to their clients that such clients' national advertising budgets be directed to a particular network. While FSN currently meets both the subscriber threshold and market coverage criteria, affiliation with the Rainbow RSNs is expected to greatly strengthen FSN's ability to sell national advertising.

  Total advertising revenues are a function of the audience viewing level, the average cost of each incremental viewer and the number of advertising units sold. The audience viewing level, or audience delivery, is determined by the number of subscribers to whom the programming is available and the portion of those subscribers who are tuned into the programming, as measured by ratings achieved by FSN and the RSNs. FSN uses A.C. Nielsen, Inc ("Nielsen") to provide metered estimates of audience viewing levels which are widely accepted by advertisers as a basis for measuring audience delivery. The cost of each incremental viewer is quantified by the cost per thousand homes ("CPM") or the cost per point ("CPP"). The CPM or CPP is negotiated by the advertiser and the telecaster, and will vary depending on the type and schedule of the program that will carry the advertisement and the overall reach or ubiquity of the network (i.e. cable networks with more subscribers are generally able to command higher CPMs). CPMs are used in selling national network and national spot advertising while CPPs are used in the local advertising market.

  The National Advertising Partnership will centralize control over pricing and allocation of demand across the national network, national spot and local advertising categories of inventory. This centralized inventory management will enable the Company to maximize revenue by responding to supply and demand, and allocating inventory across advertising categories, such that units are sold to the advertiser willing to pay the highest rate, regardless of market. Accordingly, the split of advertising time between national network, national spot and local advertising varies across markets dictated by pricing conditions in each specific market at any point in time. This ability to buy units across advertising categories and across regions from one source also provides advertisers with a more efficient purchasing mechanism.

  The Company's advertising revenues are derived primarily from sales of advertising units, and to a lesser extent, from 30 to 60 minute program advertising. Advertisers on FSN include nationally known companies in the entertainment, beverage, packaged goods, fast food, automotive, retail, insurance and travel industries.

 Production and Distribution

  Distribution of live sporting events is accomplished by a combination of satellite and fiber transmissions. A production crew in a mobile remote facility is stationed at the venue to produce and direct the event. The various

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camera shots, pre-produced tape elements and graphics packages are integrated by the mobile remote facility and then formatted to be delivered to a technical operations center ("Master Control"). The telecast is delivered to the Master Control via remote satellite uplink, direct fiber transmission, or a microwave network depending upon the location of the event.

  After receiving the remote feed, the Master Control "traffics" the event, inserting commercial inventory and on-air promotion spots in formatted positions. The signal is then uplinked from the Master Control to the RSN's transponder, where the local cable system operator, or MSO, can downlink the signal. After accessing the feed from the transponder, the cable system operator delivers the signal to the cable subscriber via hard-wired coaxial cable.

  FSN provides 24 hours of national programming each day, which is made available for all RSNs. Each RSN has the opportunity to receive and deliver the national programming when no regional professional sports event or locally-produced programming is available. This national service is treated like a separate RSN with its own Master Control and technical operations.

  Fox Sports News, the cornerstone of FSN's programming, is produced live daily from 3:00 p.m. until 12:00 a.m. Pacific time zone. The show is delivered to the Company's uplink facility located in Houston via a direct fiber optic connection. A separate news integration control studio, which uses technology similar to a Master Control, brings each RSN into and out of the live news telecast. Once a professional sports event or other regularly scheduled program ends, the RSN joins the news telecast. The integration studio makes sure that each RSN joins Fox Sports News during a commercial break only, and never during the program in progress. Commercial inserts and on-air promotional materials are handled through each RSN's Master Control.

FX

  FX was launched in June 1994, with the objective of becoming a leading cable network. As of December 31, 1996, FX had approximately 31 million subscribers and has quickly become a popular choice among cable viewers. FX's strength has been derived from its ability to bring award-winning television series to cable and from its access to the Twentieth Century Fox film library. In addition, FX has leading cable sports programming with coverage of MLB, college football and basketball, World League of American Football and the World Cup of Hockey.

  FX's line-up for the Fall 1997 season includes "In Living Color," "The X-Files" and "NYPD Blue." FX's extensive programming library also includes TV hits like "Batman," "The A-Team" and "Mission: Impossible." FX also provides a wide selection of more than 2,200 films from the Twentieth Century Fox film library including "Alien," "Independence Day," "Predator" and "Star Wars."

  FX also provides cable viewers with a line-up of sports coverage. MLB was recently introduced with live coverage of national games airing one night per week. FX also airs live coverage of college football games for the PAC 10, Big 12 and Conference USA. During the regular 1997-1998 season, FX also has live coverage of PAC 10 college basketball on Thursday nights. FX currently provides coverage of The World League of American Football, from April through June, every Saturday and Sunday. The World Cup of Hockey was shown live on FX during August 1996.

  FX has an excellent ratings performance history and continues to be a strong leader in cable ratings. A.C. Nielsen Inc. began providing ratings for FX in December 1994 with a 0.6 average prime time rating, one of the strongest sign-on performances of any cable network. For calendar 1996 FX received a 0.67 average prime time rating. The Company expects FX's ratings will continue to strengthen and build upon its strong subscriber base as its competitive position is enhanced by the addition of "The X-Files," "NYPD Blue" and MLB. The "X-Files" debuted in August 1997 with a 3.3 rating. In 1995, "The X-Files" was the critically-acclaimed winner of the Golden Globe Award for Outstanding Drama Series and recipient of seven Emmy Award nominations, including Outstanding Drama Series. Additionally, NYPD Blue, which debuted in August 1997 as

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well, opened with a 2.2 rating. In its first season on broadcast television,
"NYPD Blue" was nominated for 26 Emmy Award nominations and won a number of Best Series Awards.

  FX is distributed from a Master Control located in Los Angeles. FX has two transponders to provide alternate programming feeds for the east and west coast time zones. Each feed has its own dedicated transponder which cable system operators access via their system head-ends and distribute to subscribers via co-axial cable. Overall, FX's distribution functions just like an RSN, with the exception of the dual feeds for the two different time zones.

COMPETITION

 General

  The business of distributing sports programming for cable television is highly competitive. A number of basic and pay television programming services (such as ESPN) as well as free over-the-air broadcast networks provide programming that targets the Company's RSNs' audience. The business of distributing general entertainment programming for cable television is also highly competitive. A number of basic and pay television programming services (such as USA Network and Turner Network Television) as well as free over-the-air broadcast networks provide programming that targets the same viewing audience as FX.

  The Company's RSNs and FX directly compete with other programming services for distribution and, when distribution is obtained, the Company's RSNs and FX compete, in varying degrees, for viewers and advertisers with other cable programming services and over-the-air broadcast television, radio, print media, motion picture theaters, video cassettes and other sources of information and entertainment. Important competitive factors are the prices charged for programming, the quantity, quality and variety of the programming offered and the effectiveness of marketing efforts.

 RSNs

  The Company is currently the only national network distributing a full range of sports programming on both a national and regional level. On a national level, the Company's primary competitor is ESPN, and to a lesser extent, ESPN2. However, while ESPN and ESPN2 currently focus exclusively on the national television and cable market, national programming is only a part of the Company's overall objective. The Company's major focus is regional sports programming. Since ESPN and ESPN2 do not currently program specifically for local audiences, or solicit regional or local advertisers, they do not directly compete with the Company's RSNs. Moreover, given the Company's extensive and diversified portfolio of sports rights contracts, it is unlikely that ESPN, ESPN2 or any other potential sports programmer could, in the near term, acquire a sufficient number of sports rights contracts to effectively compete with the Company as a national provider of regional sports programming. However, ESPNews and CNN/SI, basic cable networks launched in the last year, each offer a 24 hour sports news format which competes directly with Fox Sports News.

  In addition to competition for cable distribution, viewers and advertisers, the Company's RSNs also compete, to varying degrees, for programming. With respect to the acquisition of sports programming rights, FSN competes for national rights principally with the national broadcast television networks, a number of national cable services that specialize in or carry sports programming, and television "superstations," which distribute sports and other programming to cable television systems by satellite, and with independent syndicators that acquire and resell such rights nationally, regionally and locally. The Company's RSNs also compete for local and regional rights with those competitors, with local broadcast television stations and with other local and regional sports networks. The owners of distribution outlets such as cable television systems may also contract directly with the sports teams in their service area for the right to distribute a number of such teams' games on their systems.

 FX

  FX faces competition in the acquisition of distribution rights to programming produced by other diversified media companies, due to industry consolidation and the elimination of the financial interest and syndication rules. Many of FX's competitors are larger and have financial and other resources substantially greater than those of the Company. Certain of these organizations are "vertically integrated" (i.e., producing, distributing and exhibiting their own programming). With the repeal of certain governmental regulations which formerly prohibited the broadcast networks from acquiring financial interests in, and syndication rights to, television programming, this trend towards vertical integration and, accordingly, competition in the industry, is expected to increase. See "Regulation and Legislation."

  Increased competition for viewers in the cable industry may result from technological advances, such as digital compression technology, which allows cable systems to expand channel capacity; the further deployment of fiber optic cable, which has the capacity to carry a much greater number of channels than co-axial cable; and "multiplexing," in which programming services offer more than one feed of their programming. The increased number of choices available to the Company's viewing audience as a result of such technological advances may lead to a reduction in the Company's market share. The Company competes or expects to compete in the future for advertising revenue with the television programming services described above, as well as with other national television programming services, superstations, broadcast television networks, local over-the-air television stations, radio and print media. More generally, the Company competes with various other leisure-time activities such as home videos, movie theaters, personal computers and other alternative sources of entertainment and information.

SATELLITE DISTRIBUTION

  All programming for the Company is transmitted from the Company's facilities located in Houston, Los Angeles, Pittsburgh and Seattle. Local teleports near each facility provide uplink services to deliver the Company's programming to transponders on various geosynchronous satellites which, in turn, are received by cable system operators, DTH services and other customers.

  Presently, each regional sports network has a dedicated feed which is transmitted to a transponder as an analog signal. In addition, a network feed is transmitted to a transponder as a means of distributing certain programming (including Fox Sports News) to the Company's RSNs. Each cable system head-end has equipment which is controlled remotely from the Company's Houston location. This provides the Company with substantial flexibility to "switch" the programming for an individual region or sub-region to alternative programming in order to accommodate regional variations in broadcast rights for certain teams and events.

  Programming for FX is distributed using two separate feeds on two separate satellite transponders, one for the Eastern, Central and certain Mountain time zones and one for all other Mountain time zones and the Pacific time zones.

  The Company currently leases 13 full-time transponders for use by its domestic sports networks and three full time transponders for use by the FX cable networks. Commencing in 1998, the Company will begin to digitally compress its transmissions to four transponders on Galaxy VII. Through compression, the Company will be able to combine up to eight services on one transponder, using bit rates ranging from 4-7 megabits per second. This will improve signal quality, programming and "switching" capability, growth opportunities, and will also result in significant cost savings due to the reduced transponder requirements.

REGULATION AND LEGISLATION

  Certain aspects of the Company's sports programming and FX operations are subject, directly or indirectly, to federal, state, and local regulation. At the federal level, the operations of cable television systems, satellite distribution systems, other multichannel distribution systems, broadcast television stations, and, in some respects, vertically integrated cable programmers are subject to the Communications Act of 1934, as amended, by the Cable Communications Policy Act of 1984 (the "1984 Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"), which amended the 1984 Act, and the Telecommunications Act of 1996 (the "1996 Act") and regulations promulgated thereunder by the Federal Communications Commission (the "FCC"). Cable television systems are also subject to regulation at the state and local level.

  The following does not purport to be a summary of all present and proposed federal, state, and local regulations and legislation relating to the cable television industry and other industries involved in the video marketplace. Other existing legislation and regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements are currently the subject of a variety of judicial proceedings, legislative hearings, and administrative and legislative proposals which could change, in varying degrees, the manner in which the cable television industry and other industries involved in the video marketplace operate.

 Federal Regulation and Legislation

  The 1996 Act. The 1996 Act took effect in February 1996, altering the network of federal, state, and local laws and regulations pertaining to telecommunications providers and services. The following is a summary of certain provisions of the 1996 Act that affect the cable television industry, and particularly the cable and telecommunications services provided by the Company. The FCC is in the process of promulgating rules interpreting and implementing the provisions of the 1996 Act. At this time, it is impossible to state with precision the full impact the 1996 Act will have on the Company.

  The 1996 Act seeks to promote facilities-based competition between telephone companies and cable operators. To this end, it eliminates the FCC's cable-telco cross-ownership prohibition, which barred the common ownership of telephone companies and cable systems serving overlapping areas. It also preempts and prohibits state and local regulations that prevent cable operators from providing telephone service, and it requires telephone companies to interconnect with cable operators and other alternative providers of telecommunications service. While telephone companies and cable operators are now permitted to offer competing services, the 1996 Act generally prohibits telephone companies from acquiring existing cable systems operating in their telephone service areas, and vice versa.

  The 1996 Act eliminates the FCC's rule prohibiting broadcast networks from owning cable systems. It removes the statutory ban on common ownership of broadcast television stations and cable systems in overlapping areas. Nevertheless, the FCC has in effect a regulatory restriction barring such common ownership.

  The 1996 Act phases out cable rate regulation, except with respect to the "basic" tier (which must include all local broadcast stations and public, educational, and governmental access channels and must be provided to all subscribers). Rate regulation of all non-basic services (including the "expanded basic" tiers that commonly include satellite-delivered programming networks) will be completely eliminated on March 31, 1999. The 1996 Act eliminated such regulation for small cable operators immediately upon enactment. In the interim, the 1996 Act liberalizes the 1992 Act's definition of "effective competition" to expand the circumstances under which rate regulation will cease immediately. The local franchising authorities ("LFAs") remain primarily responsible for regulating the basic tier of cable service. Furthermore, the 1996 Act eliminates the right of an individual subscriber to bring a rate complaint, providing that any rate complaint must be filed by an LFA, and then only after the LFA has received multiple subscriber complaints regarding the rate adjustment in question. Thus, beyond the basic tier of cable service, which continues to be regulated by the LFAs, rate regulation of other cable services between now and 1999 will only be triggered by a valid rate complaint by an LFA, and only in an area where no effective competition exists.

  The 1996 Act addresses obscenity, indecency, and violence in connection with telecommunications services in several respects, including the establishment of a television rating code to be created voluntarily by the industry, or, in the event a voluntary industry agreement is not reached, by an FCC advisory committee. In January 1997, industry representatives submitted a joint proposal to the FCC describing a voluntary rating system for video programming, which was subsequently implemented by the industry. This rating system is currently under review by the FCC and may be changed as a result of future FCC action. In addition, the 1996 Act addresses the need to create wider availability of access to telecommunications services for persons with disabilities. Specifically, the FCC is directed to study and promulgate rules on closed captioning services.

  To the extent the 1996 Act fosters greater competition for the provision of cable programming network services to individual subscribers, the Company should generally be impacted either neutrally or advantageously, as additional providers are additional potential customers for the Company. To the extent, however, that rate deregulation causes a material increase in cable rates, the individual subscriber base could be decreased, potentially affecting the Company's subscriber revenues. Further, the Company may be called upon to provide increased closed captioning to assist in complying with rules promulgated under the 1996 Act and may be required to provide assistance or information to establish ratings for its programming. Both of these undertakings could increase the Company's operating expenses.

  The 1992 Act Rate Regulation. The 1992 Act subjected all cable television operators not subject to "effective competition" to rate regulation. Under the 1992 Act, effective competition was deemed to exist where (i) fewer than 30% of households in the franchise area subscribe to a cable service, (ii) at least 50% of the homes in the franchise area are passed by at least two unaffiliated multichannel video programming distributors, where the penetration of at least one distributor, other than the largest, is at least 15%, or (iii) a multichannel video programming distributor operated by the LFA for that area passes at least 50% of the households in the franchise area. The 1996 Act expanded this definition by providing that effective competition would also be deemed to exist where a local exchange carrier or its affiliate offers comparable video programming services in the franchise area of an unaffiliated cable operator.

  The basic tier of cable service is subject to rate regulation by LFAs that certify to the FCC their intention and ability to regulate rates. The basic tier consists, at a minimum, of all local broadcast signals carried by the system, all non-satellite-delivered distant broadcast signals that the system chooses to carry, and all public, educational, and governmental access channels. Under the 1992 Act, the rates of "non-basic" programming service tiers (other than per-channel or per-program services) were regulated by the FCC in response to complaints by a subscriber or by an LFA. The 1996 Act eliminated non-basic rate regulation of small cable operators' systems. Non-basic rate regulation of all other systems will terminate on March 31, 1999. In the interim, the FCC will review rates only upon complaint by an LFA. An LFA may only file such a complaint if it receives complaints from subscribers. The 1996 Act thus eliminates the power of one individual subscriber to bring a rate complaint and trigger rate regulation.

  The FCC's initial rules implementing the 1992 Act's rate regulation provisions became effective on September 1, 1993. The FCC's existing regulations contain standards for the regulation of basic tier and non-basic tier cable service rates (other than per-channel or per-program services). The rate regulations adopt a benchmark price cap system for measuring the reasonableness of existing rates and a formula for evaluating future rate increases. Alternatively, cable operators have the opportunity to make cost-of-service showings, which, in some cases, may justify rates above the applicable benchmarks. The rules also require that charges for cable-related equipment (e.g., converter boxes and remote control devices) and installation services be unbundled from the provision of cable service and based upon actual costs plus a reasonable profit. LFAs and/or the FCC are empowered to order a reduction of existing rates that exceed the maximum permitted level for cable services and associated equipment.

  Once a system's rates are initially set the rules permit subsequent increases that reflect inflation and increases in programming costs and certain other costs. The rules thus permit cable operators that carried a given programming service when their rates were initially regulated to pass through to subscribers any subsequent increases in licensing fees, subject to a cap which will expire this year. Systems may also increase rates when they add new channels to regulated tiers, but there is a cap on such increases. Alternatively, systems may create "new product tiers" consisting entirely of services not previously offered on regulated tiers, and these new product tiers will generally not be subject to rate regulations.

  Rate regulation under the 1992 Act resulted in a reduction of rates to some subscribers in some markets. The deregulation under the 1996 Act may, however, result in an immediate increase in rates in some markets. In response to the 1992 Act and the FCC's implementing regulations, many cable systems retiered channels to create an attractively priced basic tier consisting exclusively of broadcast and public, educational, and governmental access channels, while offering satellite-delivered programming services such as the Company's on a different service tier or on an a la carte basis. To the extent that such retiering or repricing of the Company's networks induces customers to discontinue their subscriptions, the Company's financial performance could be adversely affected. Deregulation of rates pursuant to the 1996 Act may reverse such tiering and pricing decisions by cable system operators and, correspondingly, reverse or ameliorate any adverse effects of the 1992 Act, although the impact of the 1996 Act and its implementing regulations cannot be predicted at this time.

  Must-Carry and Retransmission Consent. The 1992 Act subjects cable systems to "must carry" rules, pursuant to which local broadcast stations may elect to demand carriage. It also provides favorable channel positioning rights for broadcasters electing to exercise their must carry rights. The 1992 Act also gives television broadcast stations the right to withhold consent to be carried by a cable system, which may result in the station receiving compensation for carriage.

  Regulation of Cable System Operators Affiliated With Video Programming Vendors. The 1992 Act prohibits a cable operator from engaging in unfair methods of competition that prevent or significantly hinder competing multichannel video programming distributors such as MMDS, satellite master antenna televisions ("SMATV") services, and DTH operators from providing cable programming to their subscribers. The stated purpose of this law is to increase competition in the multichannel video programming market. The FCC has adopted regulations to prevent a cable operator that has an "attributable interest" (including voting or non-voting stock ownership of at least 5%) in a programming vendor from exercising improper influence over the programming vendor in the latter's dealings with competitors to cable, and to prevent a programmer in which a cable operator has an "attributable interest" from discriminating between cable operators and their competitors, or among cable operators.

  The FCC's rules may have the effect, in some cases, of requiring vertically integrated programmers to offer their programming to MMDS, SMATV, DTH, and other competitors of cable television, and of prohibiting certain exclusive contracts between such programmers and cable system operators. The rules also permit multichannel video programming distributors (such as MMDS, SMATV, and DTH operators) to bring complaints before the FCC if they are unable to obtain cable programming on non-discriminatory terms because of "unfair practices" by the programmer.

  Pursuant to the 1992 Act, the FCC set a 40% limit on the number of programming channels on a cable system that may be occupied by video programmers in which the cable operator has an "attributable interest." The Company could be affected by the 1992 Act as a consequence of TCI's ownership interests, through its affiliates such as Liberty, in both cable systems and cable programming services, including the Company's RSNs.

State and Local Regulation

  Cable television systems are generally constructed and operated under non-exclusive franchises granted by a municipality or other state or local governmental entity. Franchises are granted for fixed terms and are subject to periodic renewal. The 1984 Act places certain limitations on an LFA's ability to control the operations of a cable operator, and the courts from time to time have reviewed the constitutionality of several franchise requirements, often with inconsistent results. The 1992 Act prohibits exclusive franchises, and allows LFAs to exercise greater control over the operation of franchised cable television systems, especially in the areas of customer service and rate regulation. The 1992 Act also allows LFAs to operate their own multichannel video distribution systems without having to obtain franchises. Moreover, LFAs are immunized from monetary damage awards arising from their regulation of cable television systems or their decisions on franchise grants, renewals, transfers, and amendments.

  The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Cable franchises generally contain provisions governing time limitations on the commencement and completion of construction, and governing conditions of service, including the number of channels, the types of programming (but not the actual cable programming channels to be carried), and the provision of free service to schools and certain other public institutions. The specific terms and conditions of a franchise and the laws and regulations under which it is granted directly affect the profitability of the cable television system, and thus the cable television system's financial ability to carry programming. Local governmental authorities also may certify to regulate basic cable rates. Local rate regulation for a particular system could result in resistance on the part of the cable operator to the amount of subscriber fees charged by the Company for its programming.

  Various proposals have been introduced at the state and local level with regard to the regulation of cable television systems, and a number of states have enacted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies.

PATENTS, TRADEMARKS AND LICENSES

  In connection with the formation of the Company and the Rainbow Transaction, Twentieth Century Fox Film Corporation and Fox Broadcasting Company have agreed to grant the Company a non-exclusive, royalty free license, with the right to sublicense to RSNs, to use the "Fox" name and certain related artwork. See "Certain Transactions."

  In their telecast rights agreements with the professional sports teams in their markets, RSNs are granted certain rights to use the name, logos, symbols, seals, emblem, and insignia and other trademarks of the team and its opponents. Generally, such agreements restrict such usage to the actual game telecasts, and for other purposes incident thereto (news and highlight shows and on-air promotional spots), and for other purposes (e.g., print advertisements) so long as the use is limited to the marketing and promotion of the teams and the RSNs. Generally, such promotional usages may be "sponsored" (e.g., a particular company sponsoring a particular RSNs telecast of a professional sports team with the visual use of team and sponsor logos), but such promotional uses cannot imply endorsements by the team. Typically the RSNs also have the contractual right to use the pictorial representations and the names and likenesses of the players, managers, coaches and officials of the team, its opponents, and the applicable league in the telecasts and for promotional purposes incident thereto. As a protection of their proprietary property, the teams generally reserve certain approval rights of trademark usages and other rights reservations. Because the telecast rights agreements are limited to the "home territories" of the teams, and the RSNs only operate within such territories, the rights to use a teams logo are generally limited to such territories.

  The Company has an agreement with MLB to telecast certain of its games on a national basis on FSN and FX, and has the same general rights under the agreement for use of the MLB logo and those of its teams as are in the team contracts, but such usages are permitted on a national basis.

FACILITIES

  The Company's corporate facilities are located in Los Angeles, California where it leases approximately 60,809 square feet of office space from New World Communications Group Incorporated, an indirect, wholly-owned subsidiary of News Corporation. See "Certain Transactions."

  In addition to the corporate facilities, the Company also leases office facilities located in the market of each of the Company's RSNs, technical and uplink facilities located in Houston, Texas and Los Angeles, California and various sales offices located throughout the United States. The Company has national ad sales offices in New York, Atlanta, Detroit, Chicago, Dallas, Los Angeles and San Francisco. The Company's RSNs have sales offices in Ft. Lauderdale, Kansas City, Tallahassee, Tampa and Tulsa. The O&O RSNs lease office space within the market that they serve and are summarized as follows:

              RSN                LOCATION


              Southwest.......   Irving, Texas
              West/West 2.....   Los Angeles, California
              Pittsburgh......   Pittsburgh, Pennsylvania
              Rocky Mountain..   Denver, Colorado
              Northwest.......   Bellevue, Washington
              Utah............   Salt Lake City, Utah
              Midwest.........   St. Louis, Missouri
              Arizona.........   Phoenix, Arizona
              Detroit.........   Detroit, Michigan
              South...........   Atlanta, Georgia
              Sunshine........   Orlando, Florida

  Fox Sports Direct leases its corporate office space in Irving, Texas. FX also leases sales offices in Atlanta, Chicago and New York.

  The Company does not own any real property. The Company believes that its current office and production space, together with space readily available in the markets in which it operates, are adequate to meet its needs for the foreseeable future.

EMPLOYEES

  As of September 30, 1997, the Company, together with its O&O RSNs and other subsidiaries, had 1,217 full-time employees. The Company also regularly engages freelance creative staff and other part-time employees. None of the Company's employees are covered by collective bargaining agreements. The Company believes its relations with its employees are good.

LEGAL PROCEEDINGS

  The Company currently and from time to time is involved in litigation incidental to the conduct of its business. The Company is not currently a party to any lawsuit or proceeding which, in the opinion of management, if decided adverse to the Company, would be likely to have a material adverse effect on the Company's financial condition and results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The current executive officers and certain key employees of the Company and/or certain of its subsidiaries are as follows:

 NAME                               AGE POSITION
 ----                               --- --------
 David Hill.......................   50 Chairman

 Anthony F.E. Ball................   41 President and Chief Executive Officer

 James A. Martin..................   43 Executive Vice President, Head of
                                        Business Operations

 Jeff Shell.......................   32 Senior Vice President, Finance and
                                        Development

 Louis LaTorre....................   43 Senior Vice President


 Tracy Dolgin.....................   39 Joint Chief Operating Officer of
                                        Fox/Liberty Sports

 Robert L. Thompson...............   39 Executive Vice President of Fox/Liberty
                                        Sports

  David Hill has served as Chairman of the Company since April 1996. From April 1996 through October 1997, Mr. Hill also served as the Company's Chief Executive Officer. In addition, since October 1997 he has served as Chairman and Chief Executive Officer of Fox Broadcasting Company. Prior thereto, from July 1996 until October 1997, Mr. Hill served as Chief Operating Officer of Fox Television and from December 1993 until October 1997 as President of Fox Sports, a division of Fox Television. From April 1988 until October 1993, Mr. Hill was employed at Sky Television and its successor company, British Sky Broadcasting Group plc ("BSkyB"), in various capacities, including Head of Sky Sports, a subsidiary of BSkyB.

  Anthony F.E. Ball has served as President of the Company since March 1997 and additionally as its Chief Executive Officer since October 1997. From March 1997 until October 1997, Mr. Ball also served as Chief Operating Officer of the Company. Mr. Ball has also served as President and Chief Executive Officer of Fox/Liberty Sports and Fox/Liberty FX since October 1997. In addition, since June 1996 he has served as President and Chief Operating Officer of Fox Sports International. From December 1993 until June 1996, Mr. Ball was employed by BSkyB in various capacities, including as its General Manager/Broadcasting and as Head of Production and Operations of Sky Sports. Prior thereto, from March 1991 until December 1993, Mr. Ball served as Senior International Vice President and Head of European Productions at TransWorld International, a subsidiary of International Management Group.

  Jeff Shell has served as Senior Vice President, Finance and Development of the Company since June 1996. From October 1994 until November 1996, he served as Vice President of Business Development for Fox, Inc. Prior thereto, from September 1991 until October 1994, Mr. Shell served in various capacities in the Strategic Planning and Corporate Development Group at The Walt Disney Company.

  James A. Martin has served as Executive Vice President, Head of Business Operations of each of the Company, Fox/Liberty Sports and Fox/Liberty FX since June 1997. From September 1996 until June 1997, he served as Executive Vice President and Chief Operating Officer of Fox/Liberty Sports. From January 1995 until September 1996, Mr. Martin served as Executive Vice President and President of Regional Network Operations of Liberty Sports, Inc. Prior thereto, from August 1991 until December 1994 Mr. Martin served as Vice President and Chief Operating Officer of Liberty.

  Louis LaTorre has served as Senior Vice President of the Company, President, Advertising Sales of Fox/Liberty Sports and President, Advertising Sales of Fox/Liberty FX since January 1997. From July 1994 until December 1996, he served as President and Chief Operating Officer for the Sales and Marketing Division of New World Communications, Inc. From October 1993 until June 1994, Mr. LaTorre served as President, Sales and Marketing for Pro Star Entertainment Inc., a satellite encryption and entertainment company. From March 1993 until September 1993, he served as President of Platinum Productions, Inc., a pay-per-view entertainment company. Prior thereto, from June 1981 until February 1993, Mr. LaTorre served in various capacities at Turner Broadcasting System, Inc. including, most recently, as Executive Vice President, Advertising Sales and Marketing, for the Turner Entertainment Group, a subsidiary of Turner Broadcasting System, Inc.

  Tracy Dolgin has served as Joint Chief Operating Officer of Fox/Liberty Sports since July 1997. In addition, he has served as Executive Vice President, Marketing for Fox Sports, a division of Fox Broadcasting Company, since December 1993. Prior thereto, from December 1992 until December 1993, Mr. Dolgin served as Executive Vice President, Marketing of Fox Broadcasting Company, and from May 1989 until December 1992, Mr. Dolgin served as Senior Vice President, Marketing of Home Box Office, a subsidiary of Time Warner Inc.

  Robert L. Thompson has served as Executive Vice President of Fox/Liberty Sports since October 1997 and from July 1996 through October 1997 he served as its Senior Vice President, Rights and Acquisitions and Regional Network Operations. From October 1994 through July 1996, Mr. Thompson served as Senior Vice President, Regional Network Operations for Liberty Sports, Inc. and from January 1994 until October 1994 he served as Group Vice President of Liberty Sports, Inc. Prior thereto, from February 1989 until October 1994.
Mr. Thompson served as Vice President/General Manager of the Rocky Mountain Prime Sports Network.

  There are no family relationships between any of the executive officers or key employees.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid for the eight months ended December 31, 1996 to those persons who were, at December 31, 1996, the Company's Chief Executive Officer and the next three most highly compensated executive officers and/or key employees of the Company and/or its subsidiaries.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                       -------------------------------
                                      ANNUAL COMPENSATION                     AWARDS          PAYOUTS
                                 ------------------------------------  --------------------- ---------
                                                                       RESTRICTED SECURITIES INCENTIVE
    NAME AND PRINCIPAL                                   OTHER ANNUAL    STOCK    UNDERLYING   PLAN     ALL OTHER
        OCCUPATION          YEAR  SALARY      BONUS      COMPENSATION    AWARDS     OPTION    PAYOUTS  COMPENSATION
    ------------------      ---- --------    --------    ------------  ---------- ---------- --------- ------------
 David Hill..............   1996 $333,333(2) $100,000(2)        --        --         --         --            --
  Chairman and Former
  Chief Executive
  Officer(1)

 Jeff Shell..............   1996 $140,000(3) $ 45,000(3)        --        --         --         --            --
  Senior Vice President,
  Finance and Development

 James A. Martin.........   1996 $215,625(5) $ 63,333(5)   $300,000(6)    --         --         --       $900,000(6)
  Executive Vice President
  and Former Chief Operat-
  ing Officer of
  Fox/Liberty Sports(4)

 Robert L. Thompson......   1996 $193,282(8) $ 55,000(8)   $180,000(6)    --         --         --       $540,000(6)
  Former Senior Vice
  President, Rights and
  Acquisitions and Regional
  Network Operations of
  Fox/Liberty Sports(7)

--------
(1) In October 1997, Mr. Ball succeeded Mr. Hill as Chief Executive Officer of the Company.
(2) Reflects the compensation received by Mr. Hill for the services he rendered to the Company as its Chairman and Chief Executive Officer from the Company's inception in April 1996 through December 31, 1996. During fiscal year 1996, Mr. Hill was, and currently remains employed by Fox Broadcasting Company. Fox Broadcasting Company grants the Company the right to utilize Mr. Hill's services. The above disclosure does not include compensation information for Mr. Hill with respect to the services he performed at Fox Broadcasting Company. See "Certain Transactions."
(3) During fiscal year 1996, Mr. Shell was employed by Fox, Inc., which granted the Company the right to utilize Mr. Shell's services as its Senior Vice President, Finance and Development. The above disclosure only reflects the compensation received by Mr. Shell from June 1996 through December 1996 for the services he rendered to the Company. See "Certain Transactions."
(4) Mr. Martin served as Executive Vice President and Chief Operating Officer of Fox/Liberty Sports until June 1997.
(5) Reflects compensation received by Mr. Martin for the services he rendered to the Company from the Company's inception in April 1996 through December 1996. During fiscal year 1996, Mr. Martin was employed by Liberty Sports, Inc., which granted the Company the right to utilize Mr. Martin's services. See "Certain Transactions."

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

(6) In connection with the formation of the Company, a deferred compensation incentive plan (the "Plan") with an effective date of January 1, 1996, was approved and adopted by the Company. A substantially similar plan existed at Liberty Sports, Inc. ("LSI"), then a subsidiary of Liberty (the "LSI Plan"), prior to the formation of the Company. The Plan was adopted by the Company in anticipation of certain LSI employees performing services for the Company. Such employees, including Messrs. Martin and Thompson, were beneficiaries under the LSI Plan. Pursuant to the Plan, deferred compensation vests annually at a 20% rate and will be fully vested in 1998. Upon full vesting of the deferred compensation under the Plan, the Company will have incurred a charge against earnings in the amounts of $900,000 and $540,000 with respect to Messrs. Martin and Thompson, respectively.
(7) Mr. Thompson served as Senior Vice President, Rights and Acquisitions and Regional Network Operations of Fox/Liberty Sports until October 1997, at which time he was appointed as one of its Executive Vice Presidents.
(8) Reflects compensation received by Mr. Thompson for the services he rendered to the Company from the Company's inception in April 1996 through December 1996. During fiscal year 1996 Mr. Thompson was employed by LSI, which granted the Company the right to utilize Mr. Thompson's services. See "Certain Transactions."

  The Company does not have a stock option plan and no long term compensation awards were made in the fiscal year ended 1996, except as disclosed above. In October 1997, the Company adopted the Fox Liberty Networks, LLC Equity Appreciation Rights Plan for Management and Key Employees (the "Plan"). The Plan is designed to provide a flexible mechanism to permit management and key employees of the Company and its subsidiaries to obtain significant interests in the equity of the Company, thereby increasing their proprietary interest in the growth and success of the Company. To date, no grants under the Plan have been awarded.

EMPLOYMENT ARRANGEMENTS

  During fiscal year 1996 Mr. Hill was, and currently remains, employed by Fox Broadcasting Company, which grants the Company the right to utilize Mr. Hill's services. Fox Broadcasting Company currently allocates to the Company $650,000 annually for the services Mr. Hill renders to the Company. See "Certain Transactions."

  The Company entered into an agreement granting to the Company the exclusive right to utilize Mr. Ball's services for a term of four years, which commenced on March 1, 1997. Pursuant to the agreement, Mr. Ball renders services to the Company and to International Sports Programming Partners ("ISPP"), the international telecasting arm of the world-wide sports alliance between News Corporation and TCI. The agreement provides that the Company will pay a pro rata share of Mr. Ball's compensation, based on the number of days services are provided to the Company and its affiliates during the contract year. The portion of Mr. Ball's salary which is allocable to the Company for fiscal year 1997 is estimated to be approximately $600,000. Mr. Ball is eligible to participate in all employee benefit plans available to other comparable executives of the Company, including vacation, personal travel, and medical, disability and life insurance. The agreement also provides for additional benefits, including the reimbursement of certain expenses and an annual bonus similar to the bonus of comparable executives. Further, the agreement provides that in the event of the termination of Mr. Ball's services by the Company, the Company shall be obligated to make payments under the agreement to pay for the balance of the term, reduced by the amount Mr. Ball earns upon finding new employment. The agreement contains provisions prohibiting the disclosure of confidential or proprietary information of the Company. In addition, Mr. Ball is prohibited during the term of the agreement and for a period of two years thereafter, from inducing any managerial, sales or supervisory employee of the Company or its affiliates to render services to another entity.

  The Company entered into a three year employment agreement with Mr. Jeff Shell which commenced on June 1, 1996 and will terminate on May 31, 1999. During fiscal year 1996 however, Mr. Shell was employed by Fox, Inc., which granted the Company the right to utilize Mr. Shell's services as its Senior Vice President, Finance and Development from June 1996 through December 1996. Commencing in January 1997, Mr. Shell became an employee of the Company. Pursuant to the agreement, Mr. Shell is entitled to receive an annual salary of $240,000 for the period of June 1, 1996 to May 31, 1997, $265,000 for the period of June 1, 1997 to May 31, 1998 and $290,000 for the period of June 1, 1998 to May 31, 1999. Mr. Shell is entitled to participate in all employee benefit plans available to other comparable executives of the Company. The agreement contains provisions prohibiting the disclosure of confidential or proprietary information of the Company. In addition, Mr. Shell is prohibited during the term of his employment and for a period of two years thereafter, from inducing any managerial, sales or supervisory employee of the Company or its affiliates to render services to another entity.

  The Company entered into an employment agreement with Mr. Louis LaTorre, which commenced on January 27, 1997 and will end on April 30, 1999. Pursuant to the agreement, Mr. LaTorre is entitled to receive an annual base salary will be $400,000 for the period of January 27, 1997 to April 30, 1997, $425,000 for the period of May 1, 1997 to April 30, 1998 and $450,000 for the period of May 1, 1998 to April 30, 1999. In addition, upon achieving certain goals, Mr. LaTorre is entitled to receive an annual bonus (as specified in the agreement) based on the performance of the Company, Fox/Liberty Sports and Fox/Liberty FX. The agreement provides for additional benefits, including vacation, medical benefits, and long-term disability. Further, the agreement provides that in the event Mr. LaTorre is terminated without cause (as defined in the agreement), or if the Company breaches the agreement, the Company shall pay Mr. LaTorre an amount equal to the sum of (i) all earned but unpaid amounts of base salary and bonuses to the date of termination, (ii) the applicable bonus amount, if any, with respect to the year in which termination occurs, and (iii) the lessor of (a) one year's base salary calculated at the then prevailing rate or (b) the remaining base salary to be paid for the balance of the term as then in effect. The agreement contains provisions requiring Mr. LaTorre not to disclose confidential or proprietary information of the Company. In addition, the agreement prohibits him from competing or inducing others to compete with the Company, its subsidiaries or affiliates, during the term of his employment and for a period of twelve months following termination.

  Fox/Liberty Sports entered into a two year employment agreement with Mr. Tracy Dolgin which commenced on July 1, 1997. Pursuant to the agreement, Mr. Dolgin is entitled to receive an annual salary of $500,000 for the period of July 1, 1997 to June 30, 1998 and $537,500 for the period of July 1, 1998 to June 30, 1999. The agreement provides for participation in all employee benefit plans available to other comparable executives. The agreement contains provisions prohibiting the disclosure of confidential or proprietary information of Fox/Liberty Sports. In addition, Mr. Dolgin is prohibited during the term of his employment and for a period of one year thereafter, from inducing any managerial, sales or supervisory employee of Fox/Liberty Sports or its affiliates to render services to another entity.

  The Company entered into an employment agreement, as amended, with Mr. Robert Thompson, which commenced on July 23, 1996 and extends to February 1, 1999, unless the Company exercises an option for an additional one-year period. Pursuant to the agreement, Mr. Thompson is entitled to receive an annual salary of $310,000 for the period of July 23, 1996 to July 22, 1997, $330,000 for the period of July 23, 1997 to August 31, 1997, $350,000 for the period of September 1, 1997 to August 31, 1998, $370,000 for the period of September 1, 1998 to August 31, 1999 and $370,000, increased by an amount equal to the percentage increase in the consumer price index, for the period of September 1, 1999 to August 31, 2000, if the option period is exercised. Mr. Thompson is eligible to participate in all employee benefit plans available to other comparable executives. The agreement contains provisions prohibiting the disclosure of confidential or proprietary information of the Company. In addition, Mr. Thompson is prohibited during the term of his employment and for a period of two years thereafter, from inducing any managerial, sales or supervisory employee of the Company or its affiliates to render services to another entity.

OPERATING AGREEMENT

  The Company is a limited liability company organized under the Delaware Limited Liability Company Act. The Company is governed by an operating agreement (the "Operating Agreement") dated April 29, 1996 among its members, LMC Newco U.S., Inc. ("LMCI") (a wholly-owned subsidiary of Liberty Sports, Inc.), Fox Regional Sports Holdings, Inc. ("FRSH") (an indirect wholly-owned subsidiary of News America Holdings Incorporated ("NAHI")) and Fox/Liberty Sports Financing LLC (a 50%/50% Delaware limited liability company owned by each of LMCI and NAHI) (LMCI, FRSH and Fox/Liberty Sports Financing LLC are collectively, the "Members"). See "Certain Arrangements Regarding Ownership Interests."

  The Company is managed by the Members. The day-to-day activities of the Company are directed by its officers, subject to the supervision of the Members. The Company's chief executive officer, chief financial officer and chief operating officer are nominated and elected by the Members of the Company at the direction of FRSH and subject to the approval of LMCI. The chief executive officer has the authority to select such other officers as may be necessary or desirable to carry out the day-to-day operations of the Company.

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

                             CERTAIN TRANSACTIONS

FOX/LIBERTY TRANSACTION

  The Company was formed on April 29, 1996, through the Fox/Liberty Joint Venture, to own and operate programming services featuring predominantly sports and sports-related programming for distribution in the United States.

  News America Holdings Incorporated, a wholly-owned subsidiary of News Corporation, and LMC Newco U.S., Inc., a wholly-owned subsidiary of Liberty, each own 50% of the Company. The Company owns a 99% interest in each of Fox/Liberty Sports and Fox/Liberty FX. The remaining 1% interests in each of Fox/Liberty Sports and Fox/Liberty FX are owned by affiliates of Fox and Liberty.

  In accordance with the Fox/Liberty Joint Venture Formation and Contribution Agreement, Fox contributed $244 million in cash, certain assets related to the operation of a regional sports business and all of the assets and liabilities of FX to the Fox/Liberty Joint Venture in exchange for a 50% ownership interest. Liberty contributed its interests in the RSNs, programming assets and rights in return for a 50% ownership interest.

  Pursuant to the Fox/Liberty Joint Venture formation documents, at any time after October 3, 2000, on the occurrence of certain prescribed events set forth in the formation documents, or at any time after April 20, 2002, either party may initiate a buy/sell procedure. Upon a change of control, the party not experiencing the change of control has a call option on all the interests held by the other party.

RAINBOW TRANSACTION

  On June 22, 1997, Rainbow and the Company entered into a Formation Agreement pursuant to which they agreed to form RPP, to hold various programming interests in connection with the operation of certain RSNs. In accordance with the terms of the Formation Agreement, Rainbow will contribute various interests in RSNs to the partnership in exchange for a 60% partnership interest. Rainbow will serve as managing partner of RPP. Fox/Liberty Sports will contribute $850 million and other consideration agreed upon between the parties in exchange for a 40% partnership interest.

  Pursuant to the partnership agreement of RPP (the "RPP Agreement"), after the third anniversary of the closing of the Rainbow Transaction, upon the occurrence of certain prescribed events set forth in the RPP Agreement, or upon the date on which Fox Sports RPP Holdings, LLC ("Fox Sports RPP"), a subsidiary of the Company, submits a notice, pursuant to the RPP Agreement, to remove the managing partner of RPP following a change of control of RPP, Rainbow Regional Holdings, Inc. ("RRH"), a subsidiary of Rainbow, has the right to purchase from Fox Sports RPP all of Fox Sports RPP's interests in RPP.

  Additionally, for each of the (i) 30 days following the fifth anniversary of the closing of the Rainbow Transaction, (ii) 30 days following each third year anniversary of the fifth anniversary of the closing of the Rainbow Transaction and (iii) 30 days following receipt of a notice initiating the buy-out procedure described above, so long as RPP has not commenced an initial public offering of its securities, Fox Sports RPP has the right to cause RRH, at RRH's option, to either (i) purchase all of its interests in Fox Sports RPP or
(ii) consummate an initial public offering of RPP's securities.

  In conjunction with the Rainbow Transaction, Rainbow National Sports Holdings, Inc. ("RNSH"), a subsidiary of Cablevision, and Fox Sports NSP Holdings LLC ("Fox Sports NSP"), a subsidiary of the Company, agreed to form the National Sports Partnership to operate FSN. The National Sports Partnership will be owned 50% by RNSH and 50% by Fox Sports NSP. Fox Sports NSP will be the managing partner of the National Sports Partnership. For the 30 days following the fifth anniversary of the closing of the Rainbow Transaction and for the 30 days following each third year anniversary of the first anniversary of the closing of the Rainbow Transaction, so long as the National Sports Partnership has not consummated an initial public offering of its securities, RNSH has the right to cause Fox Sports NSP, at Fox Sports NSP's option, to either

(i) purchase all of its interests in the National Sports Partnership or (ii) consummate an initial public offering of the National Sports Partnership's securities. Further, upon a change of control, the party not experiencing the change of control has a call option on all the interests held by the other party.

  Also in connection with the Rainbow Transaction a subsidiary of Rainbow, and Fox Sports Ad Sales agreed to form the National Advertising Partnership to act as the national advertising sales representative for the O&O RSNs and the RPP-owned and managed RSNs. The National Advertising Partnership will be owned 50% by a subsidiary of Rainbow ("Rainbow Ad Sales") and 50% by Fox Sports Ad Sales. Fox Sports Ad Sales will be the managing partner of the National Advertising Partnership.

  For the 30 days following the fifth anniversary of the closing of the Rainbow Transaction and for the 30 days following each third year anniversary of the fifth anniversary of the closing of the Rainbow Transaction, so long as the National Advertising Partnership has not consummated an initial public offering of its securities, Rainbow Ad Sales has the right to cause Fox Sports Ad Sales, at Fox Sports Ad Sales' option, to either (i) purchase all of its interests in the National Advertising Partnership or (ii) consummate an initial public offering of the National Advertising Partnership's securities. Further, upon a change of control, the party not experiencing the change of control has a call option on all the interests held by the other party.

OTHER TRANSACTIONS

  Under agreements with the Company in connection with its formation, Fox, Liberty, and their respective affiliates provide certain technical, administrative, financial, treasury, accounting, tax, legal and other services to the Company and may make available certain of their respective employee benefit plans to officers and other employees of the Company. To date, except as disclosed below, the charges for any such services have been immaterial. In addition, Fox, Liberty, and their respective affiliates, and the Company have entered into a number of intercompany agreements covering matters such as lending arrangements, tax sharing, and the use of certain trade names and service marks by the Company. To date, except as disclosed below, the charges for any such arrangements have been immaterial. The terms of many of these agreements were not the result of arms' length negotiation. See "Business."

  The Company is currently utilizing three transponders it subleases from WTCI, a subsidiary of TCI. The rental payment for the three transponders is approximately $270,000 per month. Two of the subleases expire on December 31, 1999 and the remaining sublease expires on December 31, 2000. The Company believes that the sublease arrangement described above is on terms no less favorable than could have been obtained from an unaffiliated third party. See "Business--Satellite Distribution."

  Fox Broadcasting Company and certain affiliates render certain marketing, public relations, promotional, management and other business services to the Company for which the Company pays an allocated fee. The expenses recognized by the Company for the provision of the above services for the eight months ended December 31, 1996 and the nine months ended September 30, 1997 were approximately $1,184,900 and $1,460,500, respectively. Included in these amounts are salaries, benefits and other related costs charged to the Company in connection with the services rendered to it by Mr. Hill and other individuals. Certain individuals, including Messrs. Martin, Shell and Thompson, rendering services to the Company for the eight months ended December 31, 1996 were employed by either News Corporation or its affiliates or TCI or its affiliates. Compensation and benefits paid to such individuals and related payroll costs were charged to the Company at cost. In addition, Fox, Inc. provides certain legal services to the Company, for which the Company pays an allocated fee. There was no expense recognized by the Company for the provision of legal services for the eight months ended December 31, 1996. For the nine months ended September 30, 1997 the expense recognized by the Company for the provision of legal services was approximately $300,000. Similarly, the Company and certain of its affiliates provide certain production, programming, accounting, legal, marketing, public relations, promotional, management and other business services to an affiliate of Fox Broadcasting Company. The charges for these services to this affiliate for the eight months ended December 31, 1996 and the nine months ended September 30, 1997 were approximately $750,000 for each period.

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

  Fox Broadcasting Company and certain of its affiliates provide production facilities, production and post production related services and technical operations to the Company in connection with the Company's production of Fox Sports News and other original programming. The services are provided at competitive market rates and the Company believes that the arrangements are on terms no less favorable than could have been obtained from an unaffiliated third party. Expenses related to these services for the eight months ended December 31, 1996 and the nine months ended September 30, 1997 were approximately $8,545,000 and $15,533,600, respectively.

  Fox, Inc. and its affiliates collect certain revenues and pay certain expenses on behalf of the Company. The Company charges interest to Fox, Inc. on amounts due the Company which have been collected by Fox, Inc., and, in turn, Fox, Inc. and its affiliates charge interest to the Company on amounts paid by Fox, Inc. in connection with expenses of the Company. All interests rates pursuant to these arrangements are at market rate. Interest income recognized by the Company for the eight month period ended December 31, 1996 and the nine month period ended September 30, 1997 was approximately $785,500 and $1,767,900, respectively, and interest expense incurred by the Company during these periods was $451,300 and $1,081,600, respectively.

  Certain of the O&O RSNs have entered into affiliation agreements with various MSOs and/or individual cable systems which are either owned or operated by TCI. For the eight months ended December 31, 1996 and the nine months ended September 30, 1997 revenue recognized from such MSOs and/or individual cable systems pursuant to these affiliation agreements was approximately $28,788,000 and $31,531,000, respectively. FX has also entered into affiliation agreements with various MSOs and/or individual cable systems which are either owned or operated by TCI. For the eight months ended December 31, 1996 and the nine months ended September 30, 1997 revenue recognized from such MSOs and/or individual cable systems pursuant to these affiliation agreements was approximately $21,388,000 and $30,810,000, respectively. The Company believes that all of the above described affiliation agreements contain terms no less favorable than could have been obtained from an unaffiliated third party.

  Twentieth Century Fox Film Corporation and its affiliates purchase advertising time which is shown during the Company's programming. The advertising revenues recognized for the eight months ended December 31, 1996 and for the nine months ended September 30, 1997 were approximately $408,200 and $563,200, respectively.

  The Company licenses television and feature film programming from Twentieth Century Fox and affiliates . Expense recognized by the Company related to film amortization for the eight months ended December 31, 1996 and the nine months ended September 30, 1997 was approximately $7,624,000 and $10,979,200, respectively. Additionally, the Company has a non exclusive, royalty-free license from Twentieth Century Fox Film Corporation and Fox Broadcasting Company to use the "Fox" name and certain related artwork in connection with the Company's business.

  The Company leases its corporate facilities in Los Angeles from New World Communications Group Incorporated, an indirect wholly-owned subsidiary of News Corporation. The Company has the ability to increase office space in this facility as the need arises. As of September 30, 1997 the Company rented a total of 60,809 square feet at a rental rate of $4.18 per square foot per month. Commencing on December 1, 1997, the Company plans to sub-lease 22,869 square feet of office space in New York from News Corporation. The monthly rental for the New York office space will be approximately $73,943.

              CERTAIN ARRANGEMENTS REGARDING OWNERSHIP INTERESTS

FOX/LIBERTY JOINT VENTURE

 Fox/Liberty Networks, LLC

  Fox/Liberty Networks, LLC is the principal holding company for the Fox/Liberty Joint Venture. Liberty/Fox Sports Financing LLC, an entity in which LMC Newco and NAHI, each hold 50% membership interests, holds a 38.314% membership interest and each of LMC Newco and Fox Regional Sports Holdings, Inc., an affiliate of Fox, holds 30.848% membership interests.

 Fox/Liberty Sports

  Fox/Liberty Sports is a holding company which holds the Company's interests in its cable sports telecasting business, including its interests in the Company's RSNs. The Company holds a 99% membership interest in Fox/Liberty Sports, Liberty Sports Member, Inc., an affiliate of Liberty, holds a .5% membership interest in Fox/Liberty Sports and Fox Regional Sports Member ("FRSM"), an affiliate of Fox, holds a .5% membership interest in Fox/Liberty FX.

 Fox/Liberty FX

  Fox/Liberty FX owns and operates FX. The Company holds a 99% membership interest in Fox/Liberty FX. Liberty FX, Inc., an affiliate of Liberty, holds a
 .5% membership interest and FX Holdings, Inc., an affiliate of Fox, holds a .5% membership interest.

OWNED AND OPERATED RSNS

  Southwest. The Southwest RSN is operated through ARC Holding, Ltd. ("ARC Holding"). Affiliated Regional Communications, Ltd. ("ARC Ltd.") holds a 99% limited partnership interest in ARC Holding and Sports Holding Inc., a wholly owned subsidiary of ARC Ltd. holds a 1% limited partnership interest. Liberty/Fox ARC L.P. ("ARC L.P.") holds a 100% equity interest and 62.6799% capital limited partnership interest in ARC Ltd. and LMC Regional Sports, Inc., an affiliate of Liberty, holds a 37.3201% capital general partnership interest. Fox/Liberty Sports holds a 98% limited partnership interest in ARC L.P., New LMC ARC, Inc., an affiliate of Liberty, holds a 1% general partnership interest and FRSM holds a 1% limited partnership interest.

  West. The West RSN is operated through Prime Sports West, L.P. ("West LP"). Prime Ticket Networks, L.P. ("West2 LP") holds a 99% limited partnership interest in West LP and Liberty/Fox West LLC holds a 1% general partnership interest. Fox/Liberty Sports holds a 99% membership interest in Liberty/Fox West LLC, LMC West Sports Inc., an affiliate of Liberty, holds a .5% membership interest and FRSM holds a .5% membership interest.

  West2. The West2 RSN is operated through West2 LP. Liberty/Fox West LLC holds a 99% limited partnership interest in West2 LP, LMC West Sports Inc., an affiliate of Liberty, holds a .5% general partnership interest and Fox West Sports Member, Inc., an affiliate of Fox, holds a .5% general partnership interest.

  Pittsburgh. The Pittsburgh RSN is operated through Liberty/Fox KBL L.P. ("Pittsburgh LP"). Fox/Liberty Sports holds a 60% limited partnership interest in Pittsburgh LP, New LMC KBL, Inc., an affiliate of Liberty, holds a 20% general partnership interest and FRSM holds a 20% limited partnership interest.

  Rocky Mountain. The Rocky Mountain RSN is operated through Rocky Mountain Prime Sports Network ("Rocky Mountain Network"). ARC Ltd. holds a 66.67% general partnership interest in Rocky Mountain Network and ARC L.P. holds a 33.33% general partnership interest.

  Northwest. The Northwest RSN is operated through Prime Sports Northwest Network ("Northwest Network"). Liberty/Fox Northwest L.P. holds an 89.9% capital general partnership interest and a 100% equity

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

interest in Northwest Network. LMC Northwest Cable Sports, Inc., an affiliate of Liberty, holds a 10.1% capital general partnership interest in Northwest Network. Fox/Liberty Sports holds a 98% limited partnership interest in Liberty/Fox Northwest L.P., New LMC Northwest, Inc., an affiliate of Liberty, holds a 1% general partnership interest and FRSM holds a 1% limited partnership interest.

  Utah. The Utah RSN is operated through Liberty/Fox Utah LLC ("Utah LLC"). Fox/Liberty Sports holds a 99% membership interest in Utah LLC, New LMC Utah Sports, Inc., an affiliate of Liberty, holds a .5% membership interest and FRSM holds a .5% membership interest.

  Midwest. The Midwest RSN is operated through ARC Holding. ARC Ltd. holds a 99% limited partnership interest in ARC Holding and Sports Holding Inc., a wholly-owned subsidiary of ARC Ltd., holds a 1% general partnership interest.

  Arizona. The Arizona RSN is operated through Liberty/Fox Arizona LLC ("Arizona LLC"). Fox/Liberty Sports holds a 99% membership interest in Arizona LLC, LMC Arizona Sports, Inc., an affiliate of Liberty, holds a .5% membership interest and FRSM holds a .5% membership interest.

  Detroit. The Detroit RSN is operated through Fox Sports Detroit, LLC ("Detroit LLC"). Fox/Liberty Sports holds a 99% membership interest in Detroit LLC, an affiliate of Liberty holds a .5% membership interest and FRSM holds a
 .5% membership interest.

  South. The South RSN is operated through SportSouth Network, Ltd. ("South Ltd."). Each of LMC Southeast Sports, Inc. ("LMC Southeast") and Liberty SportSouth, Inc., a wholly-owned subsidiary of LMC Southeast, hold 1% limited partnership and 43% general partnership interests in South Ltd. The remaining 12% general partnership interest in South Ltd. is held by E.W. Scripps Company. Liberty/Fox Southeast LLC holds 100% of the equity interest and 49% of the voting interest of LMC Southeast and Liberty Sports, Inc., an affiliate of Liberty, holds 51% of the voting interest. Fox/Liberty Sports holds a 99% membership interest in Liberty/Fox Southeast LLC, New LMC Southeast, Inc., an affiliate of Liberty, holds a .5% membership interest and FRSM holds a .5% membership interest.

  The partners of South Ltd. are subject to a buy/sell procedure which may be initiated at any time by any general partner of South Ltd.

  Sunshine. The Sunshine RSN is operated through Sunshine Network ("Sunshine Network"), a joint venture with ARC Ltd. holding a 49% interest and Sunshine Network of Florida, Ltd. holding a 51% interest. LMC Sunshine, Inc. holds a 9.064% limited partnership interest in Sunshine Network of Florida, Ltd., Sunshine Network, Inc., an entity in which LMC Sunshine, Inc. holds a 9.176% limited partnership interest, holds a 1% general partnership interest. The remaining interests in Sunshine Network of Florida, Ltd. are held by various regional cable MSOs. Liberty/Fox Sunshine LLC holds 100% of the equity interest and 49% of the voting interest of LMC Sunshine, Inc. and Liberty Sports, Inc., an affiliate of Liberty, holds 51% of the voting interest. Fox/Liberty Sports holds a 99% membership interest in Liberty/Fox Sunshine LLC, New LMC Sunshine, Inc., an affiliate of Liberty, holds a .5% membership interest and FRSM holds a .5% membership interest.

  The partners of Sunshine Network are subject to a buy/sell procedure which may be initiated under certain circumstances.

NON-MANAGED RSNS

  Chicago. The Chicago RSN is operated through SportsChannel Chicago Associates ("Chicago Associates"). Currently, Rainbow holds a 50% interest in Chicago Associates, Liberty/Fox Chicago L.P. holds 49.9% of the capital interest and 50% of the equity interest and LMC Chicago, Sports, Inc., an affiliate of Liberty, holds a .1% capital interest. Fox/Liberty Sports holds a 98% limited partnership interest in Liberty/Fox Chicago L.P., New LMC Chicago, Inc., an affiliate of Liberty, holds a 1% general partnership interest and FRSM holds a 1% limited partnership interest.

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

  Upon consummation of the Rainbow Transaction, Rainbow will contribute its 50% interest in Chicago Associates to RPP. Rainbow will hold a 60% general partnership interest in RPP and Fox Sports RPP will hold a 40% general partnership interest. Fox/Liberty Sports will hold a 99% membership interest in Fox Sports RPP, Liberty Sports Member, Inc., an affiliate of Liberty, will hold a .5% membership interest and FRSM will hold a .5% membership interest.

  The partners of Chicago Associates are subject to a buy/sell procedure which may be initiated under certain circumstances.

  D.C./Baltimore. The D.C. Baltimore RSN is operated through Home Team Sports Limited Partnership ("D.C./Baltimore LP"). ARC Ltd. holds a 34.3% limited partnership interest in D.C./Baltimore LP and the remaining interest is held by Group W.

  San Francisco. The San Francisco RSN is operated through SportsChannel Pacific Associates ("San Francisco Associates"). Currently, Rainbow holds a 50% interest in San Francisco Associates, Liberty/Fox Bay Area L.P. holds 49.9% of the capital interest and 50% of the equity interest and LMC Bay Area, Sports, Inc., an affiliate of Liberty, holds a .1% capital interest. Fox/Liberty Sports holds a 98% limited partnership interest in Liberty/Fox Bay Area L.P., New LMC Bay Area, Inc., an affiliate of Liberty, holds a 1% general partnership interest and FRSM holds a 1% limited partnership interest.

  Upon consummation of the Rainbow Transaction, Rainbow will contribute its 50% interest in San Francisco Associates to RPP.

  The partners of San Francisco Associates are subject to a buy/sell procedure which may be initiated under certain circumstances.

THE REGIONAL PROGRAMMING PARTNERS

  New England. The New England RSN is operated through SportsChannel New England, a wholly owned subsidiary of Rainbow. Upon consummation of the Rainbow Transaction, Rainbow will contribute its interest in SportsChannel New England to RPP. Media One has an option, which expires at the end of 1997, to purchase 50% of the New England RSN.

  Florida. The Florida RSN is operated through SportsChannel Florida Associates ("Florida Associates"). Rainbow holds a 30% interest in Florida Associates and the remaining 70% of Florida Associates is held by Front Row. Upon consummation of the Rainbow Transaction, Rainbow will contribute its 30% interest in Florida Associates to RPP. The Tampa Bay Devil Rays, Inc. has an option to purchase 10% of the Florida RSN.

  Ohio. The Ohio RSN is operated through SportsChannel Ohio Associates ("Ohio Associates"), a wholly owned subsidiary of Rainbow. Upon consummation of the Rainbow Transaction, Rainbow will contribute its interest in Ohio Associates to RPP.

  Cincinnati. The Cincinnati RSN is operated through SportsChannel Cincinnati Associates ("Cincinnati Associates"), a wholly owned subsidiary of Rainbow. Upon consummation of the Rainbow Transaction, Rainbow will contribute its interest in Cincinnati Associates to RPP.

  New York. Rainbow currently owns and operates two RSNs in the New York region: The Madison Square Garden Network, operated through Madison Square Garden L.P. ("MSG"), and SportsChannel New York, operated through SportsChannel Associates ("SportsChannel New York Associates"). Rainbow holds a 89.8% interest in MSG and ITT holds the remaining 10.2% interest. ITT has an option, expiring on June 17, 1999, to require Cablevision to purchase its interest in MSG. If ITT does not exercise its option, commencing on June 17, 2000, Cablevision will have an option to purchase ITT's interest in MSG. Upon consummation of the Rainbow Transaction, Rainbow will contribute its 89.8% interest in MSG to RPP.

  SportsChannel New York Associates is a wholly owned subsidiary of MSG. Upon consummation of the Rainbow Transaction, RPP will acquire all of the outstanding interest in SportsChannel New York Associates.

                         DESCRIPTION OF BANK FACILITY

  On September 12, 1997, Fox/Liberty Sports and Fox/Liberty FX (together, the "Co-Borrowers"), and the Company and certain subsidiaries of Fox/Liberty Sports, as guarantors (collectively, the Guarantors, and together with the Co-Borrowers, the "Credit Parties") entered into a credit agreement (the "Credit Agreement") with The Chase Manhattan Bank ("Chase") and Toronto Dominion (Texas) Inc. ("Toronto Dominion"), as Lenders (together with any other party who becomes a lender under the Credit Agreement, the "Lenders"), The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), Chase Securities Inc., as Syndication Agent ("Chase Securities"), and TD Securities
(USA) Inc., as Documentation Agent ("TD Securities"), pursuant to which the Lenders agreed to make one or more loans to the Co-Borrowers in the aggregate principal amount of $450,000,000. Said loans become due and payable upon the earliest to occur of (i) demand made by the Administrative Agent on behalf of the Lenders, (ii) October 31, 1997, (iii) a Change of Control (as defined in the Credit Agreement) of either of the Co-Borrowers, or (iv) certain events of bankruptcy affecting either of the Co-Borrowers. The loans bear interest, at the election of the Co-Borrowers, at a rate based upon the prime rate of interest charged by the Administrative Agent, or a one-month eurodollar rate selected by the Administrative Agent plus 1.25%. The proceeds of these loans are being used to repay certain indebtedness and for general purposes. To date, the proceeds of the loans have been used to repay in full (i) $126.2 million of outstanding indebtedness under a revolving credit facility with Bank of America; (ii) $75.0 million of outstanding indebtedness under a revolving credit facility with The Toronto-Dominion Bank; and (iii) $40.0 million of outstanding indebtedness under an interim credit facility with Chase. The loans under the Credit Agreement are jointly and severally guaranteed by the Guarantors and are secured by a first priority security interest in substantially all of the equity interests of any subsidiary directly owned by each of the Credit Parties (except to the extent such pledge is not permitted by any such subsidiary's organizational documents or otherwise).

  On September 19, 1997, the Co-Borrowers entered into a commitment letter with Chase, Chase Securities and TD Securities, for itself and as agent for Toronto Dominion, pursuant to which the Lenders, Chase Securities and TD Securities agreed to restructure and modify, arrange and syndicate the loans provided under the Credit Agreement to provide the Co-Borrowers with up to $800,000,000 of term loans and revolving credit facilities (including the $450,000,000 originally provided under the Credit Agreement) as described below (the "Bank Facility").

  The Bank Facility would be comprised of a $400 million secured reducing revolving credit facility (the "Revolving Credit Facility") and a $400 million secured term loan facility (the "Term Facility"). The Revolving Credit Facility would be used for general corporate purposes, including refinancing of existing indebtedness, permitted dividends and distributions, investments and acquisitions, working capital needs and tax distributions. The Company currently expects to use the proceeds of the Term Facility, along with the net proceeds of the Offering, to fund Fox/Liberty Sports' cash contribution due upon consummation of the Rainbow Transaction.

  Borrowings under the Bank Facility will be guaranteed by the Company and the other Guarantors under the Bank Facility and any other RSNs owned (directly or indirectly) by a Co-Borrower or any of its subsidiaries from and after the end of the first period of four consecutive fiscal quarters for which such RSN has positive operating cash flow, determined on a pro forma basis after giving effect to executed programming contracts (whether or not then in effect). Borrowings under the Bank Facility will also be secured by a first priority pledge of all of the equity interests of the Company, all of the equity interests owned by the Company in the Co-Borrowers and all of the equity interests of any subsidiary or of any entity which owns any of the equity of RPP or any of the other entities formed in connection with the Rainbow Transaction that are directly owned by any Credit Party.

  Borrowings under the Bank Facility will bear interest, at the Company's option, at rates which are based upon the highest of a number of base rates or the rates for eurodollar deposits for between one and nine months. The Company will also pay a commitment fee on the unused and available amounts under the Revolving Credit Facility.

  Revolving credit commitments will reduce on a quarterly basis commencing with the quarter ending December 31, 2000. Principal under the Term Facility will be payable in quarterly installment also commencing with the quarter ending December 31, 2000. Subject to certain conditions, the Co-Borrowers will be required to make certain mandatory prepayments under the Bank Facility from sales of assets, additional borrowings and upon certain other events.

  The Bank Facility will contain a number of significant covenants that, among other things, limit the ability of the Co-Borrowers and their respective subsidiaries to incur additional indebtedness, create liens and other encumbrances, make certain payments and investments, make distributions to owners and repurchase debt and equity. In addition, the Bank Facility will require the maintenance of certain specified financial and operating covenants, including, without limitation, ratios of EBITDA to total fixed charges, total debt to EBITDA and EBITDA to total interest expense. The Bank Facility will also contain representations, warranties, covenants, and events of default customary for credit facilities of similar size and nature.

  The closing of the Bank Facility is subject to a number of conditions, including, among others, negotiation and execution of definitive documentation, consummation of the Rainbow Transaction and the release from escrow of the net proceeds of the Offering and the contribution thereof by the Company to the Co-Borrowers as equity. There can be no assurance that the Bank Facility will be consummated. See "Risk Factors--Substantial Leverage; Ability to Service Indebtedness" and "--Potential Need for Additional Capital; Future Commitments."

                           DESCRIPTION OF THE NOTES

  THE TERMS OF THE NOTES ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THE OLD NOTES, EXCEPT FOR CERTAIN TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS RELATING TO THE OLD NOTES. THE DESCRIPTION OF THE NOTES CONTAINED HEREIN ASSUMES THAT ALL OLD NOTES ARE EXCHANGED FOR NOTES IN THE EXCHANGE OFFER. TO THE EXTENT THAT OLD NOTES REMAIN OUTSTANDING AFTER THE CONSUMMATION OF THE EXCHANGE OFFER, OLD NOTES AND NOTES WILL BE REDEEMED OR REPURCHASED PRO RATA PURSUANT TO THE PROVISIONS CONTAINED IN THE INDENTURES AND DESCRIBED HEREIN. IN ADDITION, AS THE OLD NOTES WERE, AND THE NOTES WILL BE, ISSUED UNDER THE INDENTURES, TO THE EXTENT THAT OLD NOTES REMAIN OUTSTANDING AFTER CONSUMMATION OF THE EXCHANGE OFFER, ANY ACTION DESCRIBED HEREIN AS PERMITTED OR REQUIRED TO BE TAKEN THEREUNDER BY A SPECIFIED PORTION OF THE HOLDERS OF THE NOTES MAY ONLY BE TAKEN BY SUCH PORTION OF THE HOLDERS OF THE OLD NOTES AND THE NOTES, COUNTED AS A SINGLE SERIES.

  The Old Senior Notes were issued, and the Senior Notes will be issued, under an Indenture dated as of August 25, 1997 (the "Senior Notes Indenture") among the Company, FLN Finance, Inc. and The Bank of New York, as trustee (the "Trustee"). The Old Senior Discount Notes were issued, and the Senior Discount Notes will be issued, under an Indenture dated as of August 25, 1997 (the "Senior Discount Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures"), among the Company, FLN Finance, Inc. and The Bank of New York, as Trustee. The Indentures are not and will not be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), except upon effectiveness of a registration statement for the Exchange Offer. By their terms, however, the Indentures will incorporate certain provisions of the Trust Indenture Act and, upon consummation of the Exchange Offer, the Indentures will be subject to and governed by the Trust Indenture Act. [A copy of each of the Indentures is available upon request from the Company.] The following summary of the material provisions of the Indentures and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the Indentures and the Notes, including the definitions of certain terms contained therein and those terms made part of the Indentures by reference to the Trust Indenture Act. A copy of each of the Indentures is attached as an exhibit to the Registration Statement. The definition of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." References in this section to the Company refer to Fox/Liberty Networks, LLC, without its Subsidiaries.

GENERAL

  The Notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. The Company will appoint The Bank of New York to serve as registrar and paying agent under the Indentures at its offices at 101 Barclay Street, New York, New York. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

  The Notes will be senior unsecured obligations of the Company and FLN Finance, Inc. and will rank senior in right of payment to all future subordinated indebtedness of the Company. The Notes will effectively be subordinated to the claims of creditors of the Company's Subsidiaries, including the banks under the Bank Facility.

MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR NOTES

  The Senior Notes will be limited to $500,000,000 aggregate principal amount and will mature on August 15, 2007. Cash interest on the Senior Notes will accrue at the rate of 8 7/8% per annum and will be payable semi-annually on each February 15 and August 15, commencing February 15, 1998, to the holders of record of the Senior Notes at the close of business on the February 1 and August 1 immediately preceding such interest payment date. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR DISCOUNT NOTES

  The Senior Discount Notes will be limited to $405,000,000 aggregate principal amount at maturity and will mature on August 15, 2007. The Senior Discount Notes will be issued at a discount to their aggregate principal amount at maturity and will generate gross proceeds of approximately $252,279,000. Based on the issue price thereof, the yield to maturity of the Senior Discount Notes is 9 3/4% (computed on a semi-annual bond equivalent basis), calculated from August 25, 1997. See "Certain United States Federal Income Tax Considerations."

  Cash interest will not accrue or be payable on the Senior Discount Notes prior to August 15, 2002. Thereafter, cash interest on the Senior Discount Notes will accrue at a rate of 9 3/4% per annum and will be payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2003, to the holders of record of the Senior Discount Notes at the close of business on the February 1 and August 1, respectively, immediately preceding such interest payment date; provided, however, that at any time prior to August 15, 2002, the Company may elect (the "Cash Interest Election") on any interest payment date (the date of such Cash Interest Election, the "Cash Interest Election Date") to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the principal amount at maturity of each Senior Discount Note will on such interest payment date be reduced to the Accreted Value of such Senior Discount Note as of such interest payment date, and cash interest (accruing at a rate of 9 3/4% per annum from the Cash Interest Election Date) shall be payable with respect to such Senior Discount Note on each interest payment date thereafter. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the earlier of August 15, 2002 or the Cash Interest Election Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

  Optional Redemption of Senior Notes. The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

                                                   REDEMPTION
           YEAR                                      PRICE
           ----                                    ----------
           2002...................................  104.438%
           2003...................................  102.958%
           2004...................................  101.479%
           2005 and thereafter....................  100.000%

  In addition, at any time, or from time to time, on or prior to August 15, 2000, the Company may, at its option, use the net cash proceeds of (a) one or more Public Equity Offerings (as defined below) or (b) sales of Qualified Equity Interests to Strategic Equity Investors resulting in gross cash proceeds to the Company of at least $100,000,000 to redeem up to an aggregate of 35% of the principal amount of the Senior Notes originally issued, at a redemption price equal to 108 7/8% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the originally issued principal amount of Senior Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering or sales of Qualified Equity Interests to Strategic Equity Investors, the Company shall send a redemption notice to the Trustee not later than 60 days after the consummation of any such Public Equity Offering or sale of Qualified Equity Interests to Strategic Equity Investors, as the case may be.

  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, which public equity offering results in net cash proceeds to the Company of not less than $100,000,000.

  Optional Redemption of Senior Discount Notes. The Senior Discount Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2002, at the redemption prices (expressed as a percentage of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

                                                   REDEMPTION
           YEAR                                      PRICE
           ----                                    ----------
           2002...................................  104.875%
           2003...................................  103.250%
           2004...................................  101.625%
           2005 and thereafter....................  100.000%

  In addition, prior to August 15, 2000, the Company may redeem up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes at a redemption price equal to 109 3/4% of the Accreted Value of the Senior Discount Notes so redeemed at the redemption date or, if a Cash Interest Election has been made, 109 3/4% of the principal amount at maturity of the Senior Discount Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings or (b) sales of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company of at least $100,000,000 in the aggregate; provided, however, that at least 65% of the originally issued principal amount at maturity of the Senior Discount Notes would remain outstanding immediately after giving effect to any such redemption.

  Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that Notes shall only be redeemable in principal amounts of $1,000 or an integral multiple of $1,000. Notice of redemption shall be mailed by or on behalf of the Company by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price.

SINKING FUND

  The Notes will not be entitled to the benefit of any mandatory sinking fund.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes tendered at a purchase price in cash (the "Change of Control Purchase Price") equal to (x) with respect to the Senior Notes, 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date and (y) with respect to the Senior Discount Notes, 101% of the Accreted Value on the Change of Control Purchase Date, unless the Change of Control Purchase Date is on or after the earlier to occur of August 15, 2002 and the Cash Interest Election Date, in which case such Change of Control Purchase Price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

  In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of "Change of Control" excludes certain transactions by Permitted Holders, including a direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to Permitted Holders. The provisions of the Indentures may not afford Noteholders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company if such transaction is not a transaction defined as a "Change of Control."

  The use of the term "all or substantially all" in provisions of the Indentures such as clause (b) of the definition of "Change of Control" and under "--Consolidation, Mergers, Sale of Assets, Etc." has no clearly established meaning under New York law (which governs the Indentures) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Notes.

  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

DEPOSIT PROCEEDS; OFFER TO PURCHASE UPON A FAILURE TO CONSUMMATE THE RAINBOW TRANSACTION

  Pursuant to the Indentures, on the date of the issuance of the Old Notes (i) the Company deposited with the Senior Notes Deposit Agent the net proceeds from the Offering of the Old Senior Notes after deducting discounts, commissions and estimated offering expenses attributable to the Old Senior Notes pursuant to the Senior Notes Deposit Agreement, and (ii) the Company deposited with the Senior Discount Notes Deposit Agent the net proceeds from the Offering of the Old Senior Discount Notes after deducting discounts, commissions and estimated offering expenses attributable to the Old Senior Discount Notes pursuant to the Senior Discount Notes Deposit Agreement. All amounts so deposited with each Deposit Agent (collectively, the "Deposit Funds") were credited by the respective Deposit Agent pursuant to the relevant Deposit Agreement to an account (each, an "Account") and pledged by the Company to the Trustee for the sole and exclusive benefit of the holders of the Notes as security for the Old Senior Notes and Old Senior Discount Notes, as the case may be. The Company covenants that such security interest is a first priority security interest and that the Deposit Funds are not subject to any other Lien and that the Company will not seek to remove any funds held in the Accounts prior to the later of (i) the occurrence of the Rainbow Consummation (as defined herein) or (ii) so long as the Company shall have purchased at the Purchase Price all Notes tendered pursuant to the Offer to Purchase described in the immediately succeeding paragraph, the day after the Purchase Date related to such Offer to Purchase (or the day after acceptance and set-aside as described in the sixth succeeding paragraph), other than to fund any Offer to Purchase required to be made upon failure to consummate the Rainbow Transaction.

  The Indentures define "Rainbow Consummation" as the consummation of the Rainbow Transaction by December 30, 1997. The Indentures provide that, in the event that the Rainbow Consummation does not occur, the Company shall notify the holders of the Notes, in the manner prescribed by the Indentures, of such non-occurrence and shall make an Offer to Purchase all outstanding Notes at a purchase price in cash equal to (x) with respect to the Senior Notes, 100% of the aggregate principle amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date and (y) with respect to the Senior Discount Notes, 100% of the Accreted Value on the Purchase Date. The Company covenants that to the extent that it is required to make, or as permitted by this covenant makes, an Offer to Purchase described herein, it shall fund any shortfall (the "Shortfall Amount") of the Deposit Funds in each Account to purchase all Notes tendered pursuant to such Offer to Purchase.

  The Indentures provide that in the event the Rainbow Consummation does not occur, the Deposit Agents will release on the Purchase Date the Deposit Funds to the Trustees (acting as paying agents for the Company) to fund the repurchase of Notes pursuant to an Offer to Purchase described above. If on or before December 30, 1997, the Company delivers to the Trustees an Officers' Certificate certifying that the Rainbow Consummation has occurred, the Trustee will release any security interest and the Deposit Agents will release all the Deposit Funds in the Accounts to the Company. Following release of the Deposit Funds, the Notes will be unsecured obligations of the Company.

  If, at any time prior to December 30, 1997, the Company determines that there is no reasonable likelihood that the Rainbow Consummation will occur, the Company shall have the right, but not the obligation, to make an Offer to Purchase prior to December 30, 1997 all outstanding Notes, at the same price, and on the same terms, as the Offer to Purchase required to be made in the event the Rainbow Consummation did not occur by December 30, 1997 (and such Offer shall be made of both the Senior Notes and the Senior Discount Notes), and the Indentures will provide that, in such event, on the Purchase Date for such Offer to Purchase, the Deposit Agent will release the Deposit Funds to the Trustees (acting as paying agents for the Company) to fund the purchase of Notes pursuant thereto. If the Company makes such an Offer to Purchase, then, notwithstanding anything to the contrary contained herein, the Company shall not be obligated to make an Offer to Purchase in the event the Rainbow Consummation does not occur, provided that the Company purchases all Notes tendered pursuant to such earlier Offer to Purchase on or before March 31, 1998.

  The Company shall direct the Trustee to, within five Business Days of receipt of any Deposit Funds or other collateral from the Deposit Agent, transfer all Deposit Funds in each Account, and the Company shall within such five Business Days transfer the Shortfall Amount, into an irrevocable trust for the sole and exclusive benefit of the Holders of Notes with the Company only entitled to any residual after all Notes that are tendered are purchased at the Purchase Price.

  Pending release of the Deposit Funds as provided in the Deposit Agreements, the Deposit Funds are being invested in Marketable Securities as directed by the Company. Any interest or other profit resulting from such investment are being deposited in the applicable Accounts.

  Upon the purchase by the Company of all Notes tendered pursuant to an Offer to Purchase made under the circumstances described herein, or the setting aside after acceptance by the Company of all Notes tendered pursuant to such Offer to Purchase by the Trustees, as applicable, of all funds in the Accounts necessary to purchase such Notes and pay any related expenses pursuant to an irrevocable trust for the sole and exclusive benefit of the holders of Notes with the Company, any amounts remaining in the Accounts and not so set aside shall promptly be released to the Company, whereupon any Notes not theretofore tendered for purchase shall be unsecured obligations of the Company.

  If an Offer to Purchase is made pursuant to the preceding paragraphs, the amount of Deposit Funds in each Account may be insufficient to pay for all of the Notes tendered by the holders of the Notes. There can be no assurance that the Company will have available funds sufficient to pay the difference between the amount of Deposit Funds in each Account and the amount required to purchase all Notes tendered by Holders. If the Company fails to repurchase all of the Notes tendered for purchase pursuant to an Offer to Purchase required by the immediately preceding paragraphs, such failure will constitute an Event of Default under each Indenture. See "--Events of Default" below.

CERTAIN COVENANTS

  The Indentures contain the following covenants, among others; provided however, that if no Default shall have occurred and be continuing, after the Notes are rated by both Moody's Investor Services, Inc. (or its successors) and Standard & Poor's Rating Group (or its successors) in one of its generic rating categories which signifies investment grade (which at the date hereof are the four highest rating categories (within which there are sub-categories indicating relative standing)) the limitations set forth below under the captions "Limitation on Indebtedness," "Limitation on Restricted Payments," "Disposition of Proceeds of Asset Sales," "Limitation on Preferred Stock of Subsidiaries," "Limitation on Transactions with Affiliates," "Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries," "Limitation on Guarantees by Subsidiaries," "Limitation on Sale-Leaseback Transactions" and "Limitation on Designation of Unrestricted Subsidiaries" and in clause (c) under "Consolidation, Merger, Sale of Assets, etc." shall no longer be applicable.

  Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness, unless the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the incurrence of such Indebtedness and any other Indebtedness incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the four full fiscal quarters next preceding the incurrence of such Indebtedness for which consolidated financial statements are available, determined on a pro forma basis as if any such Indebtedness had been incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 6.0 to 1.

  Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary),

    (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock (other than Redeemable Capital Stock) of the Company (or of any Restricted Subsidiary of the Company if such Capital Stock is owned by an Affiliate of the Company) or any options, warrants, or other rights to purchase any such Capital Stock (other than any such securities owned by a Restricted Subsidiary),

    (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Redeemable Capital Stock or Subordinated Indebtedness of the Company (other than any such Redeemable Capital Stock or Subordinated Indebtedness owned by the Company or a Restricted Subsidiary), or

    (d) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of:

    (1) the excess of the aggregate Consolidated Cash Flow of the Company minus the product of (x) 1.75 times the Consolidated Interest Expense of the Company from the Issue Date to August 31, 1999 and (y) 1.5 times the Consolidated Interest Expense of the Company from September 1, 1999 to Stated Maturity, in each case accrued on a cumulative basis during the period beginning on the Issue Date (or, in the case of clause (y), on September 1, 1999) and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment;

    (2) the aggregate net cash proceeds received by the Company as capital contributions to the Company after the Issue Date and which constitute shareholders' equity of the Company in accordance with GAAP;

    (3) the aggregate net cash proceeds received by the Company from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date;

    (4) the aggregate net cash proceeds received by the Company from any person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company after the Issue Date;

    (5) the aggregate net cash proceeds received after the Issue Date by the Company from any person (other than a Subsidiary of the Company) for debt securities that have been converted or exchanged into or for Capital Stock of the Company (other than Redeemable Capital Stock) (to the extent such debt securities were originally sold for cash) plus the aggregate amount of cash received by the Company (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

    (6) in the case of the disposition or repayment of any Investment constituting a Restricted Payment after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; and

    (7) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "--Limitation on Designations of Unrestricted Subsidiaries" below, the Fair Market Value of the Company's interest in such Subsidiary calculated in accordance with GAAP, provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus:

  the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Limitations on Designations of Unrestricted Subsidiaries" below.

  For purposes of the preceding clause (C)(4), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such options, warrants or rights plus the incremental amount received by the Company upon the exercise thereof.

  None of the foregoing provisions will prohibit, so long, in the case of clauses (ii) - (vi) below, as there is no Default or Event of Default continuing, (i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock of the Company (other than Redeemable Capital Stock) to any person (other than to a Subsidiary of the Company); provided, however, that such net cash proceeds are excluded from clause (C) of the preceding paragraph; (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that any such net cash proceeds are excluded from clause
(C) of the preceding paragraph; or (2) Indebtedness of the Company so long as such Indebtedness is Subordinated Indebtedness which (w) has no Stated Maturity earlier than the 91st day after the Maturity Date, (x) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes and (y) is subordinated to the Notes in the same manner and to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the Indentures;
(v) payments to purchase Capital Stock of the Company from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the happening of an event which provides for payment under any applicable plan, or upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (v) not to exceed $5,000,000 in any fiscal year of the Company; (vi) the payment of pro rata dividends to holders of Capital Stock of Restricted Subsidiaries; and
(vii) distributions by the Company to the holders of its equity interests to the extent necessary to enable such holders to pay federal and state income tax liabilities arising from income of the Company (other than income arising from the conversion of the Company into a corporation) and attributable to them solely by virtue of the fact that the Company is an entity taxed as a partnership (the amount of any such distribution to be calculated at the highest applicable marginal income tax rate for a corporation without giving effect to the tax attributes of any holder of equity interests). Any payments made pursuant to clauses (i), (iv) and (v) of this paragraph shall, without duplication, be taken into account in calculating the amount of Restricted Payments made from and after the Issue Date.

  Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless the Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall not be permitted in any circumstances), except for (a) Liens securing the Notes; (b) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (c) Permitted Liens.

  Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents or properties or assets that will be used in the business of the Company and its Restricted Subsidiaries. To the extent that the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Bank Facility, or are not so applied, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, (i) to repay Indebtedness incurred not more than 90 days before such Asset Sale to purchase, or (ii) to the purchase price for an acquisition consummated not more than 90 days before such Asset Sale of, or
(iii) within 365 days after such Asset Sale to an investment in, properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted

Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Bank Credit Agreement nor invested in Replacement Assets within such periods constitute "Excess Proceeds" subject to disposition as provided below.

  When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes, an aggregate principal amount of Notes equal to such Excess Proceeds, at a price (the "Asset Sale Purchase Price") in cash equal to
(x) with respect to the Senior Notes, 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date and (y) with respect to the Senior Discount Notes, 100% of the Accreted Value on the purchase date, unless the purchase date is on or after the earlier to occur of August 15, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. The Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. If the aggregate purchase price of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis, based on the Asset Sale Purchase Price thereof. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

  Whenever the aggregate amount of Excess Proceeds received by the Company and its Restricted Subsidiaries exceeds $15,000,000, such Excess Proceeds will, prior to the purchase of Notes, be set aside by the Company or such Restricted Subsidiary, as the case may be, in a separate account pending (i) deposit with the Trustee of the amount required to purchase the Notes tendered in an Asset Sale Offer or (ii) delivery by the Company of the Asset Sale Offer Price to the holders of the Notes validly tendered and not withdrawn pursuant to an Asset Sale Offer. Such Excess Proceeds may be invested in Cash Equivalents, as directed by the Company, having a maturity date which is not later than the earliest possible date for purchase of Notes pursuant to the Asset Sale Offer. The Company will be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

  The Company will not, and will not permit any Restricted Subsidiary of the Company to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness outstanding on the Issue Date and restrictions in the Bank Credit Agreement as originally executed by the parties thereto) that would materially impair the ability of the Company to make an Asset Sale Offer or, if such an offer is made, to pay for the Notes tendered for purchase.

  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

  Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Restricted Subsidiary. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary of the Company or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Restricted Subsidiary. Notwithstanding the foregoing, nothing in such covenant will prohibit the ownership of Preferred Stock issued by a person prior to the time (A) such person becomes a Restricted Subsidiary of the Company, (B) such person merges with or into a Restricted Subsidiary of the Company or (C) a Restricted Subsidiary of the Company merges with or into such person; provided, further, that such Preferred Stock was not issued or incurred by such person in anticipation of a transaction contemplated by subclause (A), (B), or (C) above.

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates (other than Restricted Subsidiaries), except (a) on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company, (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $25,000,000, the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a) and that such transaction or transactions have been approved by a majority of the Disinterested Members of the Board of Directors of the Company, and (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $50,000,000 (other than agreements whereby the Company or a Restricted Subsidiary of the Company obtains or grants a license or other rights to broadcast sporting events or syndicated entertainment programs in the ordinary course of business), the Company shall have obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved, as the case may be.

  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and the Restricted Subsidiaries, (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business,
(iii) any dividends made in compliance with "--Limitation on Restricted Payments" above, (iv) Permitted Investments, (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (vi) transactions pursuant to agreements existing on the date of the Indentures, or (vii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness.

  Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company, (c) make loans or advances to the Company or any other Restricted Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company or
(e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture, (iv) the Bank Facility, but only if the Bank Facility permits payments to the Company by its Restricted Subsidiaries in amounts sufficient to make interest payments on the Notes unless there is a continuing default under the Bank Facility or the making of any such interest payment would (with or without the giving of notice or passage of time or both) result in a default under the Bank Facility, (v) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (vi) an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold), and (vii) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses, provided that the terms and conditions of any such agreement are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

  Limitation on Designations of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Restricted Subsidiary as an "Unrestricted Subsidiary" under the Indentures (a "Designation") only if:

    (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

    (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the "--Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date calculated in accordance with GAAP; and

    (iii) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary. No Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary, except as provided in the Bank Facility. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

    (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

    (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

    (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred on or after the Issue Date while such Subsidiary was an Unrestricted Subsidiary would be permitted by "--Limitation on Transactions with Affiliates" above as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

  In the event the Company or a Restricted Subsidiary makes any Investment in any person which was not previously a Subsidiary and such person thereby becomes a Subsidiary, such person shall automatically be an Unrestricted Subsidiary and the Company may designate such Subsidiary as a Restricted Subsidiary only if it meets the foregoing requirements of clauses (i) and
(ii).

  All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

  Limitation on Guarantees by Subsidiaries. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company (other than Indebtedness under the Bank Facility) unless (A) such Restricted Subsidiary is permitted to incur such Indebtedness under the covenant described under "Limitation on Indebtedness" above, or (B) (i) such Indebtedness does not constitute Subordinated Indebtedness, (ii) such Restricted Subsidiary simultaneously executes and delivers a guarantee and becomes a guarantor of the Notes and (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, or any Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Guarantee.

  Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions, provided, that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or a Restricted Subsidiary and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company or a Restricted Subsidiary would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "Limitation on Indebtedness" above.

  Reporting Requirements. For so long as the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission (if permitted by Commission practice and applicable law and regulations) pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days after each Required Filing Date (whether or not permitted or required to be filed with the Commission) (i) transmit (or cause to be transmitted) by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder of Notes. In addition, for so long as any Notes remain outstanding, the Company will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such holder.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

  The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto (a) either (i) if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by supplemental indentures executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indentures and the Registration Rights Agreement, and in each case, the Indentures shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and (c) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under "--Certain Covenants--Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness).

  In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and asset of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Notes, Indentures and/or the Registration Rights Agreement, as the case may be, with the same effect as if such successor had been named as the Company in the Notes, the Indentures and/or in the Registration Rights Agreement, as the case may be.

EVENTS OF DEFAULT

  The following will be "Events of Default" under each Indenture with respect to the Notes issued under such Indenture:

    (i) default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes (at Stated Maturity, upon optional redemption, required purchase or otherwise); or

    (ii) default in the payment of an installment of interest on any of the Notes, when due and payable, for 30 days; or

    (iii) failure to perform or comply with any provisions of the Indentures or the Deposit Agreements described under "--Deposit Proceeds; Offer to Purchase upon a Failure to Consummate the Rainbow Transaction;" or

    (iv) (a) default in the performance, or breach, of any covenant or agreement of the Company under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (i) or (ii) or subclauses (b), (c) or (d) of this clause (iv)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes or at least 25% in aggregate principal amount at maturity of the Senior Discount Notes, as the case may be; (b) there shall be a default in the performance or breach of the provisions of "Consolidation, Merger and Sale of Assets, etc."; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of the Indenture described under "--Certain Covenants-- Dispositions of Proceeds of Asset Sales"; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of the Indenture described under "Change of Control"; or

    (v) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

    (vi) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $15,000,000 either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

    (vii) either (i) the agent or lenders under the Bank Facility or (ii) any holder of at least $15,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries shall commence judicial proceedings, or take any action, to foreclose upon assets of the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $15,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

    (viii) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

    (ix) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

  If an Event of Default with respect to the Senior Notes or the Senior Discount Notes (other than those covered by clause (viii) or (ix) above with respect to the Company) shall occur and be continuing, the Trustee under the appropriate Indenture, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, or the holders of at least 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding, as the case may be, by notice to the Trustee and the Company, may declare the Default Amount on all of the outstanding Senior Notes or Senior Discount Notes, as the case may be, due and payable immediately, upon which declaration, the Default Amount shall be immediately due and payable. If an Event of Default specified in clause
(viii) or (ix) above with respect to the Company occurs and is continuing, then the Default Amount on all the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

  "Default Amount" means, with respect to (i) the Senior Discount Notes prior to the earlier to occur of the Cash Interest Election Date and August 15, 2002, the Accreted Value thereof as of the payment date, (ii) the Senior Notes, the principal amount thereof, and (iii) the Senior Discount Notes after the earlier to occur of the Cash Interest Election Date and August 15, 2002, the principal amount at maturity thereof, plus, in the case of clause (ii) and clause (iii), accrued and unpaid interest thereon, if any, to the payment date.

  After a declaration of acceleration under the applicable Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes, or the holders of a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the applicable Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Senior Notes or Senior Discount Notes, as the case may be, (iii) the principal of and premium, if any, on any Senior Notes or Senior Discount Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by such Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Senior Notes or Senior Discount Notes, as the case may be, that has become due solely by such declaration of acceleration, have been cured or waived.

  The holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes or the Senior Discount Notes, as the case may be, may on behalf of the holders of all Senior Notes or Senior Discount Notes, as the case may be, waive any past defaults under the applicable Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under such Indenture cannot be modified or amended without the consent of the holder of each Senior Note or Senior Discount Note outstanding.

  No holder of any of the Notes has any right to institute any proceeding with respect to an Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes, or the holders of at least 25% in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under such Notes and the applicable Indenture, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Senior Notes or, in the case of the Senior Discount Notes, the holders of a majority in aggregate principal amount at maturity. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indentures relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indentures is not under any obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes or, with respect to the Senior Discount Notes, the holders of a majority in aggregate principal amount at maturity, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes affected notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the Noteholders.

  The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indentures and as to any default in such performance. The Company is also required to notify the Trustee within five days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Notes issued under an Indenture ("defeasance") to the extent set forth below. Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes issued under such Indenture, except for
(i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of such Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in an Indenture, some of which are described under "--Certain Covenants" above, and any subsequent failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes issued under such Indenture ("covenant defeasance").

  In order to exercise either defeasance or covenant defeasance with respect to an Indenture, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid); (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 121st day after the date of such deposit; and (ix) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  Each Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes issued under such Indenture when (i) either (a) all the Notes theretofore authenticated and delivered thereunder (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes issued thereunder not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

  From time to time, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement an Indenture or the Notes issued thereunder for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, or making any change that does not adversely affect the rights of any holder of Notes issued thereunder. Other amendments and modifications of each Indenture or the Notes issued thereunder may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Senior Notes or, in the case of the Senior Discount Notes, the holders of a majority of the aggregate principal amount at maturity; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note issued under such Indenture affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, such Notes, (ii) change the currency in which such Notes or any premium or the interest thereon is payable, (iii) reduce the percentage in principal amount of outstanding Notes issued thereunder that must consent to an amendment, supplement or waiver or consent to take any action under such Indenture or Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to such Notes, (v) waive a default in payment with respect to such Notes, (vi) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on such Notes or (viii) modify or change any provision of the Indenture affecting the ranking of such Notes in a manner adverse to the holders of such Notes.

THE TRUSTEE

  Each Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign. Such a conflicting interest could occur if the Company were to default on the Senior Notes and not on the Senior Discount Notes or on the Senior Discount Notes and not on the Senior Notes.

GOVERNING LAW

  The Indentures and the Notes are and will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

  "Account" has the meaning set forth in "--Deposit Proceeds; Offer to Purchase upon Failure to Consummate the Rainbow Transaction" above.

  "Accreted Value" means (a) as of any date prior to the Cash Interest Election Date, if any (the "Specified Date"), with respect to each $1,000 principal face amount at maturity of Senior Discount Notes:

    (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

                         SEMI-ANNUAL               ACCRETED
                        ACCRUAL DATE                 VALUE
                        ------------               ---------
           Issue Date............................. $  622.91
           February 15, 1998......................    651.56
           August 15, 1998........................    683.32
           February 15, 1999......................    716.63
           August 15, 1999........................    751.57
           February 15, 2000......................    788.21
           August 15, 2000........................    826.63
           February 15, 2001......................    866.93
           August 15, 2001........................    909.19
           February 15, 2002......................    953.52
           August 15, 2002........................ $1,000.00;

    (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date immediately following the Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

    (iii) if the Specified Date is after August 15, 2002, $1,000; and

  (b) on and after the Cash Interest Election Date, with respect to each $1,000 principal face amount of Senior Discount Notes, the Accreted Value determined in accordance with the foregoing as of such Cash Interest Election Date (without any further accretion).

  "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

  "Affiliate" means, with respect to any specified person, (i) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, (ii) any other person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock, (iii) any officer or director of (A) any such specified person, (B) any Subsidiary of such specified person or (C) any person described in clauses (i) or (ii) above or (iv) the spouse of any natural person described in clauses
(i), (ii) or (iii) above or any person directly or indirectly controlling or controlled by or under direct or indirect common control with such spouse.

  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary of the Company to any person other than the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions for an aggregate consideration of more than $1,000,000, of (a) any Capital Stock of any Subsidiary of the Company;
(b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or (c) any other properties or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "--Consolidation, Merger, Sale of Assets, Etc."

  "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (whether or not such lease is terminable at the option of the lessee prior to the end of such term), including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

  "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness and (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

  "Bank Facility" means the Credit Agreement to be entered into among the Company and certain of its Subsidiaries, the lenders named therein, and the Chase Manhattan Bank N.A., as Agent, including any deferrals, renewals, waivers, extensions, replacements, refinancings or refundings thereof, or any amendments, modifications or supplements, thereto and including any related notes, guarantees, security agreements, pledge agreements, mortgages and other collateral documents executed in connection therewith.

  "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company (or members of a member managed limited liability company), general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

  "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

  "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indentures, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, whose debt is rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized rating agency; (iii) commercial paper with a maturity of 90 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

  "Change of Control" means the occurrence of any of the following events:
(a)(i) the Permitted Holders cease to own at least 50% of the total Voting Stock of the Company or (ii) The News Corporation Limited or its Affiliates cease to own at least 30% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and immediately after such transaction
(i) the Permitted Holders own at least 50% of the total Voting Stock of the surviving or transferee corporation and

(ii) The News Corporation Limited or its Affiliates own at least 30% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or any order, judgment or decree shall be entered against the Company decreeing the dissolution or splitup of the Company and such order shall remain undischarged or unstayed for a period in excess of 60 days.

  "Consolidated Cash Flow" means, with respect to any person for any period,
(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, (d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary and nonrecurring gains or losses), (e) an amount equal to any extraordinary and nonrecurring losses (to the extent such losses were deducted in computing Consolidated Net Income), (f) the amount of the one-time write down incurred by the Company in 1996 related to additional amortization recorded with respect to long term sports programming rights contracts with MLB and certain collegiate conferences, less (ii) non-cash items increasing Consolidated Net Income; provided, however, that if, during such period, such person or any of its Restricted Subsidiaries shall have made any Asset Sales or Asset Acquisitions, Consolidated Cash Flow for such person and its Restricted Subsidiaries for such period shall be adjusted to give pro forma effect to the Consolidated Cash Flow directly attributable to the assets which are the subject of such Asset Sales or Asset Acquisitions during such period.

  "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and (e) all capitalized and accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period and (iii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock (other than payments made in respect of the redemption of such Redeemable Capital Stock (other than accrued and unpaid dividends thereon)) of such person and its Restricted Subsidiaries on a consolidated basis, as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any person for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income of such person and its Restricted Subsidiaries derived from or in respect of Investments in persons other than Restricted Subsidiaries except to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (v) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders and (vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

  "Consolidated Net Tangible Assets" of any person means, as of any date, (a) all amounts that would be shown as assets on a consolidated balance sheet of such person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

  "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

  "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Deposit Agreements" means the Senior Notes Deposit Agreement and the Senior Discount Notes Deposit Agreement, as amended and in effect from time to time.

  "Deposit Funds" has the meaning set forth in "--Deposit Proceeds; Offer to Purchase upon Failure to Consummate the Rainbow Transaction" above.

  "Disinterested Member of the Board of Directors of the Company" means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or who is an officer, director or an employee of any person who has any direct or indirect financial interest in or with respect to such transaction or series of transactions (other than the Company or a Restricted Subsidiary of the Company).

  "Entertainment/Programming Business" means a domestic business engaged primarily in the ownership, operation, acquisition, development, production or syndication of sports or general entertainment programming or any other domestic business engaged in by the Company on the Issue Date.

  "Event of Default" has the meaning set forth under "Events of Default" herein.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's- length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, except with respect to any Asset Sale which involves an asset or assets constituting less than $25,000,000, the determination of the Fair Market Value of any asset or assets shall be approved by the Board of Directors of the Company, acting in good faith and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable at the date of the Indenture.

  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

  "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities and liabilities for sports or entertainment programming incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness, (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Interest Rate Protection Obligations of such person, and (i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be approved in good faith by the board of directors of the issuer of such Redeemable Capital Stock. In the case of Indebtedness of other persons, the payment of which is secured by a Lien on property owned by a person as referred to in clause (e) above, the amount of the Indebtedness of such person attributable to such Lien at any date shall be the lesser of the Fair Market Value at such date of any asset subject to such Lien and the amount of the Indebtedness secured.

  "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Interest Rate Protection Obligations" means the obligations of any person pursuant to any Interest Rate Protection Agreements.

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

  "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person.

  "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

  "Marketable Securities" means Government Securities maturing not later than 30 days after the date of acquisition.

  "Maturity Date" means August 15, 2007.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale, (iv) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the applicable Indenture). Unless otherwise provided for in the Indentures or otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date.

  The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company may notify the Trustee on the same Business Day as the mailing of the Offer of the Company's obligation to make an Offer to Purchase pursuant to "-- Deposit Proceeds; Offer to Purchase upon Failure to Consummate the Rainbow Transaction" above. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

  (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

  (2)  the Expiration Date and the Purchase Date;

  (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

  (4) (a) in the case of the Senior Notes, the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Senior Notes Indenture) (the "Purchase Price" with respect to the Senior Notes) and
       (b) in the case of the Senior Discount Notes, the purchase price to be paid by the Company for each $1,000 of Accreted Value (if the Purchase Date is prior to the earlier of August 15, 2002 or the Cash Interest Election Date) or $1,000 aggregate principal amount at maturity (if the Purchase Date is on or after such earlier date) of Notes accepted for payment (as specified pursuant to the Senior Discount Notes Indenture) (the "Purchase Price" with respect to the Senior Discount Notes);

  (5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount;

  (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

  (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

  (9) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

  (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

  (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and
       (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

  (12) that in the case of any holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

  An Offer to Purchase shall be governed by and effected in accordance with the provisions pertaining to the type of Offer to which it relates. References above to principal amount shall mean and refer to principal amount at maturity with respect to the Senior Discount Notes, unless the context otherwise requires.

  "Permitted Holder" means The News Corporation Limited, Liberty Media Corporation and their respective Affiliates.

  "Permitted Indebtedness" means, without duplication:

    (a) Indebtedness of the Company evidenced by the Notes;

    (b) Indebtedness of the Company and Restricted Subsidiaries under the Bank Facility in an aggregate principal amount at any one time outstanding not to exceed $900 million, less any amounts permanently repaid in accordance with the covenant described under "Disposition of Proceeds of Asset Sales;"

    (c) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on a schedule thereto;

    (d) Indebtedness to third parties for the production of television programming by one or more special-purpose partnerships, corporations, joint ventures or similar structures (in which any interest of the Company is held through a Special Purpose Vehicle), the production decisions in respect of which are controlled by the Company to the same extent as would be customary in the case of the production of such programming by the Company;

    (e) Indebtedness consisting of the liabilities and obligations, contingent or otherwise, incurred by the Company or its Restricted Subsidiaries in the ordinary course of business (other than for borrowed money) to acquire, produce, license or distribute television programming;

    (f) Indebtedness of the Company or any Restricted Subsidiary of the Company incurred in respect of performance bonds, bankers' acceptances and letters of credit in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), in the aggregate amount not to exceed $15 million at any time; but excluding letters of credit issued in respect of or to secure money borrowed;

    (g) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company and (ii) Interest Rate Protection Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary provided that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations correspond bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations that exceeds the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate does not constitute Permitted Indebtedness and may not be incurred;

    (h) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) which is owed Indebtedness of another Restricted

  Subsidiary shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of the Indentures;

    (i) Indebtedness of the Company owed to and held by a Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the obligations of the Company under the Indentures and the Notes, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) which is owed Indebtedness of the Company shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of the Indentures;

    (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of incurrence;

    (k) Indebtedness of the Company, in addition to that described in clauses
  (a) through (j) of this definition, in an aggregate principal amount outstanding at any time not to exceed $150,000,000; and

    (l) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of any Restricted Subsidiary (in each case other than the Indebtedness to be refinanced, redeemed or retired as described under "Use of Proceeds" herein); provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (l) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, and (y) in the case of Indebtedness incurred by the Company pursuant to this clause
  (l) to refinance Subordinated Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 121st day after the Maturity Date,
  (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes and (C) is subordinated to the Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes.

  "Permitted Investments" means any of the following: (i) Investments in the Company or in a Restricted Subsidiary; (ii) Investments in another person, if as a result of such Investment (A) such other person becomes a Restricted Subsidiary or (B) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary; (iii) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or such Restricted Subsidiary; (iv) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted Subsidiaries to hedge against fluctuations in interest rates on its outstanding Indebtedness; (v) Investments in the Notes; (vi) Investments in Cash Equivalents; (vii) Investments made in connection with the consummation of the Rainbow Transaction; (viii) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "-- Certain Covenants--Disposition of Proceeds of Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant; (ix) advances to employees or officers of the Company in the ordinary course of business; (x) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company; and
(xi) Investments in any person engaged in the Entertainment/Programming
Business.

  "Permitted Liens" means the following types of Liens:

    (a) any Lien existing as of the date of the Indenture;

    (b) Capital Stock of any person, and the proceeds thereof, securing Indebtedness and other amounts owing under the Bank Facility;

    (c) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence;

    (d) Liens in favor of the Company or a Restricted Subsidiary;

    (e) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

    (f) Liens for taxes, assessments or governmental charges or claims either
  (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (h) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (j) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (k) any interest or title of a lessor under any Capitalized Lease
  Obligation;

    (l) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

    (m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (o) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

    (p) Liens on assets of Unrestricted Subsidiaries;

    (q) Liens created in the ordinary course of business in favor of a sports team over rights payments which are allocable to such team under related rights agreements, or a producer or supplier of television programming over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution agreements; and

    (r) Liens securing other Indebtedness in an aggregate amount not to exceed 10% of the Company's Consolidated Net Tangible Assets as of the last day of the Company's most recently completed fiscal period for which financial information is available.

  "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock," as applied to any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

  "principal amount at maturity" means, with respect to the Senior Discount Notes, $1,000 per $1,000 face amount of Senior Discount Notes; provided, however, that if the Company shall have made a Cash Interest Election, the principal amount at maturity with respect to each Senior Discount Note shall be the Accreted Value of such Senior Discount Note as of the Cash Interest Election Date.

  "Qualified Equity Interest" in a person means any interest in Capital Stock of such person, other than Redeemable Capital Stock.

  "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

  "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

  "Significant Subsidiary" of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Section 210.1-02(w) of Regulation S-X promulgated by the Commission and as in effect on the date of the Indenture.

  "Special Purpose Vehicle" means a person which is, or was, established: (i) with separate legal identity and limited liability; (ii) as an Affiliate of the Company; and (iii) for the sole purpose of a single transaction, or series of related transactions, and which has no assets and liabilities other than those directly acquired or incurred in connection with such transaction(s).

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

  "Strategic Equity Investor" means a corporation or entity with an equity market capitalization, a net asset value or annual revenues of at least $1.0 billion that primarily owns and operates businesses in the sports or entertainment, cable television, programming or similar or related industries.

  "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

  "Subsidiary" means, with respect to any person, (i) a corporation at least 50% of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a 50% ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary and LMC Southeast Sports, Inc. and LMC Sunshine, Inc. shall be deemed to be Subsidiaries of Liberty/Fox Southeast LLC and Liberty/Fox Sunshine LLC, respectively.

  "Unrestricted Subsidiary" means Liberty/Fox Arizona LLC, Prime Ticket Networks, L.P., Liberty/Fox Distribution L.P., Liberty/Fox Network Programming, LLC, Rocky Mountain Prime Sports Network, Sports- Channel Chicago Associates, SportsChannel Pacific Associates, Sunshine Network and Fox Sports Detroit, LLC and each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries."

  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least 50% of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).


                         BOOK-ENTRY; DELIVERY AND FORM

  The Notes will be represented by a single, permanent global note in definitive, fully registered book-entry form for each of the Senior Notes and Senior Discount Notes (a "Global Security") which will be registered in the name of a nominee of The Depository Trust Company ("DTC") and deposited on behalf of purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

  The Global Securities. The Company expects that pursuant to procedures established by DTC (a) upon deposit of the Global Securities, DTC or its custodian will credit on its internal system portions of the Global Securities which shall be comprised of the corresponding respective amounts of the Global Securities to the respective accounts of persons who have accounts with such depositary and (b) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined below)) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global Securities will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Investors may hold their interests in the Global Security directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

  So long as DTC or its nominee is the registered owner or holder of any of the Notes, DTC or such nominee will be considered the sole owner or holder of such Notes represented by the Global Securities for all purposes under the Indentures and under the Notes represented thereby. No beneficial owner of an interest in the Global Securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Indentures.

  Payments of the principal of, premium, if any, and interest (including Additional Interest) on the Notes represented by the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest (including Additional Interest) on the Notes represented by the Global Securities, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Securities as shown in the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Securities held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.

  Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Securities in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

  Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security with respect to the applicable notes for as long as it remains such an interest.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of the aggregate principal amount as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Securities for Certificated Securities, which it will distribute to its Participants and which will be legended as set forth under the heading "Notice to Investors."

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities. Interests in the Global Securities will be exchanged for Certificated Securities if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 40 days, or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Securities to be delivered.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  THE FOLLOWING SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS APPLICABLE IN ALL MATERIAL RESPECTS TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OLD NOTES. UNLESS THE CONTEXT OTHERWISE REQUIRES, FOR PURPOSES OF THIS SUMMARY REFERENCES TO THE "NOTES" ARE TO THE NOTES AND THE OLD NOTES, COLLECTIVELY, REFERENCES TO THE "SENIOR NOTES" ARE TO THE SENIOR NOTES AND THE OLD SENIOR NOTES, COLLECTIVELY, AND REFERENCES TO THE "SENIOR DISCOUNT NOTES" ARE TO THE SENIOR DISCOUNT NOTES AND THE OLD SENIOR DISCOUNT NOTES, COLLECTIVELY.

  The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. It is intended only as a descriptive summary and does not purport to be a complete technical analysis or listing of all potential tax effects to Holders. Unless otherwise stated, this summary only deals with Notes held as capital assets by U.S. Holders (as hereinafter defined) who purchased such Notes upon original issuance at the issue price therefor. As used herein, "U.S. Holder" means a beneficial owner of the Notes that is (a) an individual citizen or resident of the United States or any political subdivision thereof,
(b) a corporation or partnership organized in or under the laws of the United States or a state, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all classes of holders, such as banks, thrifts, real estate investment trusts, regulated investment companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the U.S. dollar or persons that will hold the Notes as part of a "synthetic security," "hedge," "straddle," "conversion transaction," or other than as a capital asset. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Prospective purchasers of the Notes should consult with their tax advisors concerning issues including (i) the application of United States federal income tax laws to them stemming from an investment in the Notes, (ii) any consequences to them arising under the laws of any other taxing jurisdiction, including, without limitation, the laws of any state, local or foreign taxing jurisdiction, and (iii) the consequences of purchasing the Notes at a price other than the issue price.

INTEREST

  It is not expected that the Senior Notes will be issued with original issue discount ("OID") in excess of a de minimis amount. Accordingly, interest on the Senior Notes will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of tax accounting at the time that such interest is accrued or (actually or constructively) received.

ORIGINAL ISSUE DISCOUNT

  For United States federal income tax purposes, the Senior Discount Notes will be considered to be issued with OID. The amount of OID will be the excess of a Senior Discount Note's stated redemption price at maturity over its issue price. The issue price of a Senior Discount Note will equal the first price at which a substantial amount of the Senior Discount Notes are sold. The stated redemption price at maturity of a Senior Discount Note will equal the amount payable at maturity (i.e., 100% of the initial principal amount of the Senior Discount Note) plus all stated interest thereon.

  A U.S. Holder of a Senior Discount Note will be required to include OID in its gross taxable income (as ordinary income) periodically over the term of the Senior Discount Note before receipt of the cash attributable to such income, using a constant yield method that takes into account the compounding of interest. Such treatment will continue to apply whether or not the Company makes the Cash Interest Election. The Company's exercise of the Cash Interest Election and reduction of the principal amount at maturity of the Senior Discount Notes will not represent a taxable event to a U.S. Holder of a Senior Discount Note. The receipt of cash interest payments under a Senior Discount Note will not be taxable to a holder; rather such payments will be treated as payments of OID which will reduce the holder's adjusted tax basis in the Senior Discount Note.

  The Company will furnish annually to the Internal Revenue Service and to U.S. Holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while the Senior Discount Notes were held by the U.S. Holders. Such information will be based on the accruals of OID as if the holder were the original holder of the Senior Discount Note.

SALE, EXCHANGE AND RETIREMENT OF NOTES

  A U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement of the Notes and the U.S. Holder's adjusted tax basis in the Notes. A U.S. Holder's adjusted tax basis in a Senior Discount Note will generally equal the issue price of such Senior Discount Note, increased by the amount of any OID previously included in income by such U.S. Holder with respect to such Senior Discount Note and reduced by any principal and interest payments received by the U.S. Holder with respect to such Senior Discount Note. Except with respect to accrued but unpaid interest, such gain or loss will be capital gain or loss. Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale or exchange of a capital asset that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by an individual from the sale or exchange of a capital asset that has been held for more than 12 months but not for more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and net capital gain recognized from the sale or exchange of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, net capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

EXCHANGE OFFER

  The exchange of Old Notes for Notes pursuant to the Exchange Offer will not be taxable to the U.S. Holders of the Notes.

NON-UNITED STATES HOLDERS

  Payments of interest and OID on the Notes to a Holder who is not a U.S. Holder (a "Non-U.S. Holder") may, if certain conditions are met, be exempt from United States federal income tax, including withholding tax, unless the interest and OID is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the Untied States or, if a treaty applies, the interest and OID is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder.

  A Non-U.S. Holder of the Notes will not be subject to United States federal income tax, including withholding tax, on gain realized on the sale or other disposition of the Notes unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States or, if a treaty applies, the gain is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder, or
(ii) in the case of gain realized by an individual holder, the Holder is present in the United States for at least 183 days in the taxable year of the disposition and certain other conditions are met.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Notes for its own account pursuant to the Exchange Offer (a "Participating Broker") must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker for use in
connection with any such resale. In addition, until      , 1997 (90 days after
the date of this Prospectus), all dealers effecting transactions in the Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of     after the Expiration Date, the Company will promptly
send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any Participating Broker) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New York, New York.

                                    EXPERTS

  The audited financial statements of the Company included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of Liberty Sports, Inc. and subsidiaries--Domestic Operations as of December 31, 1995 and for each of the years in the two-year period ended December 31, 1995 and for the period from January 1, 1996 to April 29, 1996 have been included herein and in the prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The audited financial statements of FX Networks, LLC included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The audited financial statements of Madison Square Garden, L.P. included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of Regional SportsChannel Companies as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

FOX/LIBERTY NETWORKS, LLC

                                                                           PAGE
                                                                           ----
  Report of Independent Public Accountants................................ F-4
  Consolidated Balance Sheets as of June 30, 1997 (unaudited) and December
   31, 1996............................................................... F-5
  Consolidated Statements of Operations for the six months ended June 30,
   1997 (unaudited), the eight months ended December 31, 1996, and the two months ended June 30, 1996 (unaudited)................................. F-6
  Consolidated Statements of Stockholder's Equity for the six months ended
   June 30, 1997 (unaudited) and the eight months ended December 31, 1996. F-7
  Consolidated Statements of Cash Flows for the six months ended June 30,
   1997 (unaudited), the eight months ended December 31, 1996, and the two months ended June 30, 1996 (unaudited)................................. F-8
  Notes to Consolidated Financial Statements.............................. F-9

LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

  Independent Auditors' Report............................................ F-24
  Combined Balance Sheet as of December 31, 1995.......................... F-25
  Combined Statements of Operations and Equity for the period January 1,
   1996 to April 29, 1996 and the years ended December 31, 1994 and 1995.. F-26
  Combined Statements of Cash Flows for the period January 1, 1996 to
   April 29, 1996 and the years ended December 31, 1994 and 1995.......... F-27
  Notes to Combined Financial Statements.................................. F-28

FX NETWORKS, LLC

  Report of Independent Public Accountants................................ F-38
  Balance Sheet as of June 30, 1995....................................... F-39
  Statements of Operations for the ten months ended April 29, 1996, the four months ended April 29, 1996 (unaudited), the year ended June 30,
   1995 and the period from inception (July 1, 1993) to June 30, 1994..... F-40
  Statements of Accumulated Deficit for the period from inception (July 1,
   1993) to June 30, 1994, and the year ended June 30, 1995............... F-41
  Statements of Cash Flows for the ten months ended April 29, 1996, the four months ended April 29, 1996 (unaudited), the year ended June 30,
   1995 and the period from inception (July 1, 1993) to June 30, 1994..... F-42
  Notes to Financial Statements........................................... F-43

MADISON SQUARE GARDEN, L.P.

  Report of Independent Public Accountants................................ F-47
  Statements of Financial Position as of December 31, 1996 and 1995....... F-48
  Statements of Operations for the period from April 3, 1994 to March 9,
   1995 (Predecessor Basis of Accounting), for the period March 10, 1995 to December 31, 1995, and for the year ended December 31, 1996......... F-49
  Statements of Changes in Members' Equity from Initial Contribution
   (March 10, 1995) to December 31, 1995, and for the year ended December
   31, 1996............................................................... F-50
  Statements of Cash Flows for the period from April 3, 1994 to March 9,
   1995 (Predecessor Basis of Accounting), for the period March 10, 1995 to December 31, 1995, and for the year ended December 31, 1996......... F-51

                                                                           PAGE
                                                                           ----
  Notes to Financial Statements........................................... F-52
  Statements of Financial Position as of June 30, 1997 (unaudited) and
   December 31, 1996...................................................... F-60
  Statements of Operations (unaudited) for the six months ended June 30,
   1997 and 1996.......................................................... F-61
  Statements of Changes in Members' Equity (unaudited) for the six months ended June 30, 1997.................................................... F-62
  Statements of Cash Flows (unaudited) for the six months ended June 30,
   1997 and 1996.......................................................... F-63
  Notes to Unaudited Interim Financial Statements......................... F-64


REGIONAL SPORTSCHANNEL COMPANIES

  Independent Auditors' Report ........................................... F-67
  Combined Balance Sheets as of December 31, 1996 and 1995................ F-68
  Combined Statements of Income for the years ended December 31, 1996,
   1995 and 1994.......................................................... F-69
  Combined Statements of Partners' Capital for the years ended December
   31, 1996, 1995 and 1994................................................ F-70
  Combined Statements of Cash Flows for the years ended December 31, 1996,
   1995 and 1994.......................................................... F-71
  Notes to Combined Financial Statements.................................. F-72
  Combined Balance Sheet as of June 30, 1997 (unaudited).................. F-78
  Combined Statements of Income for the six months ended June 30, 1997 and
   1996 (unaudited)....................................................... F-77
  Combined Statements of Partners' Capital for the six months ended June
   30, 1997 and 1996 (unaudited).......................................... F-80
  Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited)................................................... F-81
  Notes to Combined Financial Statements.................................. F-82

                           FOX/LIBERTY NETWORKS, LLC

                              FINANCIAL STATEMENTS

                       WITH INDEPENDENT AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors
 Fox/Liberty Networks, LLC:

  We have audited the accompanying consolidated balance sheet of FOX/LIBERTY NETWORKS, LLC and Subsidiaries, a Delaware limited liability company (the "Company") as of December 31, 1996, and the related consolidated statements of operations, equity, and cash flows for the period from inception (April 30, 1996) to December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Fox/Liberty Networks, LLC and Subsidiaries as of June 30, 1997 and for the six months then ended, and for the two month period ended June 30, 1996, were not audited by us and, accordingly, we do not express an opinion on them.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fox/Liberty Networks, LLC and Subsidiaries as of December 31, 1996, and the results of its operations and its cash flows for the period from inception (April 30, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
February 7, 1997
 (except with respect to the matter
 discussed in Note 10, as to which
 the date is August 4, 1997)

                           FOX/LIBERTY NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                DECEMBER 31, 1996 AND JUNE 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                     JUNE 30, 1997 DECEMBER 31,
                                                      (UNAUDITED)      1996
                                                     ------------- ------------
                       ASSETS
Current assets:
  Cash and cash equivalents.........................   $ 27,709      $  7,964
  Trade and other receivables, net of allowance for
   doubtful accounts of $737 (unaudited) and $957 at
   June 30, 1997 and December 31, 1996,
   respectively.....................................    131,753        65,313
  Receivables from equity affiliates, net...........     50,832        33,800
  Prepaid program rights............................     55,536        28,942
  Notes receivable, current.........................      3,080         2,829
  Prepaid expenses and other current assets.........     11,185         1,292
                                                       --------      --------
    Total current assets............................    280,095       140,140
Property and equipment, net.........................     34,575        23,333
Investments in affiliates...........................     (3,694)       77,699
Note receivable, long-term..........................     10,775         3,800
Program rights......................................     36,436        17,511
Excess cost, net....................................    444,450       347,239
Other assets........................................      3,998         1,260
                                                       --------      --------
    Total Assets....................................   $806,635      $610,982
                                                       ========      ========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.............   $201,286      $119,217
  Program rights payable............................      7,363         6,519
  Current portion of long-term debt.................    182,755        26,410
  Accrued interest..................................      3,647         2,208
  Other current liabilities.........................     10,282         3,459
                                                       --------      --------
    Total current liabilities.......................    405,333       157,813
Non-current program rights payable..................     55,065        78,135
Long-term debt, net of current portion..............    138,499       145,304
Minority interest...................................        (72)         (998)
Commitments and contingencies
Shareholders' equity................................    207,810       230,728
                                                       --------      --------
    Total Liabilities and Shareholders' Equity......   $806,635      $610,982
                                                       ========      ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                           FOX/LIBERTY NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE PERIODS ENDED JUNE 30, 1997 (UNAUDITED), DECEMBER 31, 1996
                         AND JUNE 30, 1996 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                        SIX MONTHS                 TWO MONTHS
                                           ENDED     APRIL 30 TO      ENDED
                                       JUNE 30, 1997 DECEMBER 31, JUNE 30, 1996
                                        (UNAUDITED)      1996      (UNAUDITED)
                                       ------------- ------------ -------------
Revenues:
  Programming.........................   $106,464     $  85,288     $ 20,166
  Advertising.........................     50,336        37,685        6,600
  Direct broadcast....................     34,895         5,711          731
  Infomercial.........................      5,859         4,261        1,014
  Merchandising.......................        --          5,077        1,335
  Other...............................      9,331         6,770        2,663
                                         --------     ---------     --------
                                          206,885       144,792       32,509
                                         --------     ---------     --------
Expenses:
  Operating...........................    182,994       117,445       21,503
  Additional amortization of program
   rights.............................        --         80,000          --
  General and administrative..........     29,859        31,609        5,862
  Depreciation and amortization.......      8,565         8,507        4,567
                                         --------     ---------     --------
                                          221,418       237,561       31,932
                                         --------     ---------     --------
Operating (Loss) Income...............    (14,533)      (92,769)         577
                                         --------     ---------     --------
Other (income) expenses:
  Interest, net.......................      8,298         3,819          727
  Subsidiaries' income tax expense....      3,419         3,437          --
  Loss on sale of assets..............        --          4,913           46
  Equity income of affiliates, net....     (4,919)      (16,976)     (12,110)
  Equity in loss of affiliates related
   to additional amortization of
   program rights.....................        --         29,000          --
  Minority interest...................      1,587           187          (41)
                                         --------     ---------     --------
                                            8,385        24,380      (11,378)
                                         --------     ---------     --------
Net (Loss) Income.....................   $(22,918)    $(117,149)    $ 11,955
                                         ========     =========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FOX/LIBERTY NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
     FOR THE PERIODS ENDED JUNE 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                        FOX/LIBERTY  FOX REGIONAL      TOTAL
                             LMC NEWCO  FINANCING,      SPORTS     SHAREHOLDERS'
                             US, INC.       LLC     HOLDINGS, INC.    EQUITY
                             ---------  ----------- -------------- -------------
BALANCE, APRIL 30, 1996..... $  8,000    $243,577      $ 96,300      $ 347,877
  (representing the initial
   contributions of the
   shareholders)
  Net loss..................  (36,132)    (44,885)      (36,132)      (117,149)
                             --------    --------      --------      ---------
BALANCE, DECEMBER 31, 1996..  (28,132)    198,692        60,168        230,728
                             --------    --------      --------      ---------
  Net loss (unaudited)......   (7,069)     (8,780)       (7,069)       (22,918)
                             --------    --------      --------      ---------
BALANCE, JUNE 30, 1997 (un-
 audited)................... $(35,201)   $189,912      $ 53,099      $ 207,810
                             ========    ========      ========      =========



   The accompanying notes are an integral part of these financial statements.

                           FOX/LIBERTY NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

       FOR THE PERIODS ENDED JUNE 30, 1997 (UNAUDITED), DECEMBER 31, 1996
                         AND JUNE 30, 1996 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                        SIX MONTHS                 TWO MONTHS
                                           ENDED     APRIL 30 TO      ENDED
                                       JUNE 30, 1997 DECEMBER 31, JUNE 30, 1996
                                        (UNAUDITED)      1996      (UNAUDITED)
                                       ------------- ------------ -------------
Cash flows from operating activities:
  Net (loss) income...................   $(22,918)    $(117,149)    $ 11,955
  Adjustments to reconcile net (loss)
   income to net cash provided by
   operating activities:
    Depreciation and amortization.....      8,565         8,507        4,567
    Loss on sale of assets............         -          4,913           46
    Equity in income of affiliates....     (4,919)      (16,976)     (12,110)
    Equity in loss of affiliates
     related to additional
     amortization.....................         -         29,000           -
    Minority interests................      1,587           187          (41)
  Changes in operating assets and
   liabilities:
    Trade and other receivables.......    (39,647)       (8,029)     (12,644)
    Prepaid program rights............    (40,756)       (3,205)      (6,125)
    Prepaid expenses and other current
     assets...........................      9,356           297          (23)
    Inventory.........................         -           (493)         250
    Other assets......................       (934)          (43)         (97)
    Accounts payable and accrued
     expenses.........................     56,547        58,732       13,464
    Program rights payable............    (25,748)       59,851          308
    Accrued interest..................      1,439         2,151          704
    Other current liabilities.........      2,080         3,459        3,680
    Unearned revenue..................         -         (1,098)      (1,098)
    Other non-current liabilities.....         -          1,138          724
                                         --------     ---------     --------
      Net cash (used in) provided by
       operating activities...........    (55,348)       21,242        3,560
                                         --------     ---------     --------
Cash flows from investing activities:
  Advances to equity affiliates, net..    (17,032)      (21,985)     (11,715)
  Notes receivables issued to third
   parties............................       (286)       (1,700)
  Purchases of property and equipment.     (2,962)      (11,202)      (1,036)
  Distributions to minority interest
   shareholders                            (5,890)           -            -
  Distributions from equity
   affiliates.........................      1,383           563           -
  Distributions to equity affiliates..       (660)           -            -
  Purchase of additional partnership
   interests, net of cash acquired....         -         (4,046)          -
  Cash sold upon sale of merchandising
   assets.............................         -           (429)          -
                                         --------     ---------     --------
      Net cash used in investing
       activities.....................    (25,447)      (38,799)     (12,751)
                                         --------     ---------     --------
Cash flows from financing activities:
  Borrowings of long-term debt........    126,300        48,448       13,500
  Repayment of long-term debt.........    (25,760)      (24,800)      (6,100)
  Distribution to minority shareholder
   of subsidiary......................         -           (600)          -
                                         --------     ---------     --------
      Net cash provided by financing
       activities.....................    100,540        23,048        7,400
                                         --------     ---------     --------
Net increase (decrease) in cash and
 cash equivalents.....................     19,745         5,491       (1,791)
Cash and cash equivalents, from
 beginning of period..................      7,964         2,473        2,473
                                         --------     ---------     --------
Cash and cash equivalents, end of
 period...............................   $ 27,709     $   7,964     $    682
                                         ========     =========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

(1) ORGANIZATION

  Fox/Liberty Networks, LLC (the "Company"), a Delaware limited liability company, was formed in April 1996, to own and operate programming services featuring predominantly sports and sports related programming, as well as a national general entertainment programming service.

  The Company's shareholders as of June 30, 1997 (unaudited) and December 31, 1996, were:

                                                                      INTEREST
                                                                      --------
      LMC Newco U.S., Inc. ("LMCI")..................................  30.843%
      (a wholly-owned subsidiary of Liberty Sports, Inc.)
      Fox Regional Sports Holdings, Inc. ("FRSH")....................  30.843%
      (a wholly-owned subsidiary of News America Holdings
       Incorporated ("NAHI"))
      Fox/Liberty Sports Financing LLC...............................  38.314%
      (50% owned by each of LMCI and NAHI)
                                                                      --------
                                                                      100.000%
                                                                      ========

  Liberty Sports, Inc. (a predecessor operation) contributed its interest in regional sports programming businesses (which then operated under the name "Prime Sports"), interests in non-managed sports businesses, satellite distribution services and technical facilities. NAHI and its subsidiaries contributed cash, all of its assets and liabilities in the FX cable network (a predecessor operation), and certain assets related to regional sports programming.


(2) SIGNIFICANT ACCOUNTING POLICIES

 (a) Basis of Presentation

  The accompanying consolidated financial statements include the operations of the Company and those majority-owned subsidiaries and entities for which there is a controlling voting interest. All significant intercompany accounts and transactions have been eliminated in consolidation. The subsidiaries consolidated include the following intermediary holding companies (and their subsidiaries):

  Fox Sports Net, LLC, which is comprised of the following:

       --Liberty/Fox West LLC              --Liberty/Fox ARC LP
       --Liberty/Fox Central Services LLC  --Liberty/Fox Southeast LLC
       --Liberty/Fox Northwest LP          --Liberty/Fox Utah LLC
       --Liberty/Fox Sunshine LLC          --Liberty/Fox Arizona LLC

  FX Networks, LLC
  Fox/Liberty Network Programming LLC

  On March 13, 1997, upon the acquisition of the remaining interests in Affiliated Regional Communications, Ltd. and affiliates ("ARC") by Liberty/Fox ARC LP, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP, and from that date the consolidated subsidiaries of ARC and their operations were consolidated.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


 (b) Cash Equivalents

  Cash equivalents consist of short-term investments with an original maturity of less than 90 days. The carrying amounts of cash and cash equivalents approximate their fair values due to their short maturities. The Company had cash equivalents of $28,258 and $6,989 at June 30, 1997 (unaudited) and December 31, 1996, respectively.

 (c) Program Rights

  The Company has multi-year contracts for broadcast rights of syndicated entertainment programs and sporting events. Program rights for entertainment programs are amortized over the term of the contract using the straight-line method. Program rights for sporting events which are for a specified number of games are amortized on an event-by-event basis, and those which are for a specified season are amortized over the term of the season on a straight-line basis.

  At the inception of these contracts and periodically thereafter, the Company evaluates the recoverability of the costs associated therewith against the advertising revenues directly associated with the program material and related expenses. Where an evaluation indicates that a multi-year contract will result in an ultimate loss, additional amortization is provided to currently recognize that loss.

  In 1994 and the period ended December 31, 1996, the Company and its predecessor, Liberty Sports, Inc., entered into or committed to contracts for program rights to broadcast college football and Major League Baseball games, respectively. In 1996, the Company performed an in-depth evaluation and determined that these contracts would produce losses over the term of the respective contracts. Accordingly, the Company and its affiliates recorded $109,000,000 in additional amortization related to these contracts during the period from inception (April 30, 1996) to December 31, 1996.

 (d) Property and Equipment

  Property and equipment are stated at cost, which includes acquisition costs allocated to tangible assets acquired. Depreciation and amortization for financial statement purposes are provided using the straight-line method over an estimated useful life of five to ten years.

 (e) Income taxes

  No provision has been made for federal, state or foreign income taxes, as the liability for such income taxes is the responsibility of the shareholders.

 (f) Investments in Affiliates

  The consolidated financial statements include the operations of subsidiary companies more than 50% owned. Investments in and advances to affiliates in which the Company has a substantial ownership interest of approximately 20 to 50 percent, or for which the Company owns more than 50% but does not control policy decisions, are accounted for by the equity method. Under this method of accounting, the original investment is increased or decreased by the Company's share of income or losses and dividends.

  Partnerships in which the Company acts as a limited partner, but in which the third party general partner exercises management control, are not consolidated regardless of the ownership interest. If these investments meet the conditions outlined in the paragraph above then the partnerships are accounted for under the equity method.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


 (g) Excess Cost

  Excess cost represents the difference between the cost of acquiring programming entities and amounts assigned to their tangible and intangible assets. Such amounts are amortized on a straight-line basis over 40 years. Amortization expense was $5,250, $5,241, and $1,531 for the six month period ended June 30, 1997, (unaudited) for the period from inception (April 30, 1996) to December 31, 1996 and for the two month period ended June 30, 1996 (unaudited), respectively.

  The Company periodically reviews the propriety of the carrying amount of its excess cost as well as the related amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or the estimates of useful lives. This evaluation consists of the Company's projection of undiscounted operating cash flows over the remaining lives of the excess cost. Based on its review, the Company believes that no significant impairment of its excess cost has occurred.

 (h) Revenue

  Revenue from programming represents monthly subscriber fees received from cable system operators and is recognized as earned. Advertising revenue is recognized as earned. The Company has sold advance subscriptions to its direct broadcast satellite customers. Such amounts are amortized to revenue monthly as revenue is earned. Infomercial revenue is recognized when the program is aired.

 (i) Non-Monetary Transactions

  The Company trades commercial advertising spots in return for other services, primarily programming. These trades are recorded at the fair value of the asset surrendered or the fair value of the asset obtained, whichever is more clearly evident. These transactions resulted in the recording of approximately $648,000, $2,512,000 and $1,680,000 in both advertising revenue and programming expenses during the six month period ended June 30, 1997 (unaudited), the eight month period ended December 31, 1996 and the two month period ended June 30, 1996 (unaudited), respectively.

 (j) Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

 (k) Long-Lived Assets

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121 (the "Statement") on accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to assets to be held and used. The Statement also establishes accounting standards for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted the Statement from inception (April 30, 1996). See Note 1g for the policy on excess cost.

 (l) Interim Financial Data (unaudited)

  The interim financial data for the periods ended June 30, 1997 and 1996 has been prepared by the Company and is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

only of normal recurring adjustments, necessary for a fair statement of the results of operations and cash flows for the interim periods. Results for interim periods are not necessarily indicative of the results to be achieved for the full year.

(3) SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

  Supplemental disclosure of cash flow information and non-cash investing and financing activities for the period from inception (April 30, 1996) to December 31, 1996 are as follows:

DECEMBER 31, 1996

                                     ACQUISITION         DISPOSAL
                               ----------------------- -------------
                               PRIME SPORTS
                                NORTHWEST   SPORTSOUTH MERCHANDISING
                                   (A)         (B)          (C)       TOTAL
                               ------------ ---------- ------------- --------
Fair value of net assets
 acquired/(disposed):
  Cash........................   $ 1,328     $  3,626     $  (429)   $  4,525
  Accounts receivable.........     4,663       10,691        (600)     14,754
  Prepaid program rights......       425          --          --          425
  Prepaid expenses and other
   current assets.............       304           84         (10)        378
  Inventory...................       --           --       (3,064)     (3,064)
  Investment..................       --        (2,135)        --       (2,135)
  Excess cost.................       --           --       (5,771)     (5,771)
  Other assets................        46          102        (105)         43
  Property, plant and
   equipment, net.............     2,832          259      (1,064)      2,027
  Notes receivable............        40          --          --           40
  Accounts payable and accrued
   expenses...................      (809)      (1,640)      2,330        (119)
  Program rights payable......       (91)         --          --          (91)
  Notes payable...............       --       (18,002)        --      (18,002)
                                 -------     --------     -------    --------
                                   8,738       (7,015)     (8,713)     (6,990)
Less: Existing investment in
 affiliates...................    (6,427)         471         --       (5,956)
                                 -------     --------     -------    --------
                                   2,311       (6,544)     (8,713)    (12,946)
Satisfied by:
  Cash........................    (9,000)         --          --       (9,000)
  Note payable................       --       (65,334)        --      (65,334)
  Note receivable.............       --           --        3,800       3,800
                                 -------     --------     -------    --------
Subtotal......................       --           --          --      (83,480)
Excess cost...................   $(6,689)    $(71,878)               $(78,567)
                                 =======     ========                ========
Loss on sale..................                            $(4,913)   $ (4,913)
                                                          =======    ========

--------

(a) In July 1996, the Company paid $9,000 to Viacom, Inc. to purchase an additional 40% interest in its affiliate, Prime Sports Northwest Network. Subsequent to the purchase, Prime Sports Northwest Network was consolidated with the Company. Had the additional 40% interest been acquired at inception (April 30, 1996), the consolidated pro forma revenue and income would have increased by $5,886 and $648, respectively. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on the date indicated, or which may result in the future.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


(b) In October 1996, the Company purchased an additional 44% interest in its affiliate, SportSouth Network, Ltd. ("SportSouth"), through the issuance of a note in the amount of $65,334. SportSouth was then consolidated with the Company. Had the additional 44% interest been acquired at inception (April 30, 1996), the consolidated pro forma revenue and income would have increased by $19,490 and $5,072, respectively. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on the date indicated, or which may result in the future.

(c) In September 1996, the Company received a note receivable for approximately $3,800 in connection with the sale of its merchandising assets.

  Supplemental disclosure of cash flow information and non-cash investing and financing activities for the six month period ended June 30, 1997 (unaudited) is as follows:

JUNE 30, 1997

                                                                      ARC LTD
                                                                      --------
                                                                        (A)
      Fair value of net assets acquired:
        Cash......................................................... $    --
        Accounts receivable..........................................   26,793
        Prepaid program rights.......................................    4,764
        Prepaid expenses and other current assets....................   19,249
        Investment...................................................    6,739
        Excess cost..................................................  102,307
        Other assets.................................................    1,804
        Property, plant and equipment, net...........................   11,818
        Notes receivable.............................................    6,869
        Accounts payable and accrued expenses........................  (25,520)
        Program rights payable.......................................   (3,522)
        Unearned revenue.............................................   (4,744)
        Notes payable................................................  (49,000)
                                                                      --------
                                                                        97,557
      Satisfied by:
        Original investment..........................................  (97,557)
                                                                      --------
      Excess cost.................................................... $  ( -- )
                                                                      ========

(a) In March 1997, Liberty/Fox ARC LP, an affiliate of the Company, paid $40,000 to Group W to purchase the remaining 12.78% interest in Affiliated Regional Communications, LTD and Affiliates (ARC). This transaction resulted in Liberty/Fox ARC LP recording $25,785 in excess costs. In conjunction with this transaction, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP. Subsequent to the purchase, the consolidated subsidiaries of ARC were consolidated with the Company (see Note 1). Had the additional 12.78% interest been acquired at the beginning of the period (January 1, 1997), the pro forma consolidated revenue and income would have increased by $29,913 and $365, respectively. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on the date indicated, or which may result in the future.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


  Cash paid for interest was $7,627, $5,330, and $537 for the six month period ended June 30, 1997 (unaudited), the eight month period ended December 31, 1996, and the two month period ended June 30, 1996 (unaudited), respectively.

  At June 30, 1997 and December 31, 1996, the Company had capital leases of approximately $557 (unaudited) and $388, respectively for office equipment.

(4) RELATED PARTY TRANSACTIONS

  For the six month period ended June 30, 1997, the eight month period from inception (April 30, 1996) to December 31, 1996, and the two month period ended June 30, 1996 the Company recognized the following revenue and expenses as a result of arms-length transactions with affiliates of LMCI and NAHI (amounts in thousands):

                                         SIX MONTHS                 TWO MONTHS
                                            ENDED     APRIL 30, TO     ENDED
                                        JUNE 30, 1997 DECEMBER 30, JUNE 30, 1996
                                         (UNAUDITED)      1996      (UNAUDITED)
                                        ------------- ------------ -------------
      Revenue:
        Programming....................    $36,668      $23,229       $10,733
        Advertising....................        912          326           222
        Direct broadcast...............     12,471        3,836           951
        Interest income................        848          108           --
        Other..........................        --         3,358           --
      Expenses:
        Operating......................     22,293       12,631         5,011
        General and administrative.....      1,924        2,340         3,258
        Interest expense...............        565          293            19

  At June 30, 1997 and December 31, 1996, a majority of the trade receivables from related parties of $16,472 (unaudited) and $19,578, respectively, was related to programming revenue.

(5) PROPERTY AND EQUIPMENT

  Property and equipment at June 30, 1997 and December 31, 1996 consisted of the following:

                                                      JUNE 30, 1997 DECEMBER 31,
                                                       (UNAUDITED)      1996
                                                      ------------- ------------
      Studio and production equipment................    $25,372      $13,042
      Office equipment...............................     21,517       15,742
      Other..........................................      8,630        1,919
                                                         -------      -------
                                                          55,519       30,703
      Accumulated depreciation.......................    (20,944)      (7,370)
                                                         -------      -------
                                                         $34,575      $23,333
                                                         =======      =======

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


(6) INVESTMENTS ACCOUNTED FOR UNDER THE EQUITY METHOD

 a. Majority Owned Affiliates

  Prior to the contribution of these entities to the Company (see note 1) there were certain regional networks that were fully owned and consolidated by Liberty Sports, Inc. (a predecessor company and a Company shareholder). Upon contribution of these entities to the Company, Liberty Sports, Inc. retained management control through a general partnership interest. Hence, these operations are not consolidated by the Company, although it owns the majority of the limited partnership interests.

  The following tables reflect the ownership percentage in these limited partnerships, the investment accounted for under the equity method, including related receivables, and the Company's revenues and equity in earnings (losses) of each of these affiliates:

                                                               SIX MONTHS ENDED
                                            JUNE 30, 1997       JUNE 30, 1997
                                        --------------------- ------------------
                                             (UNAUDITED)         (UNAUDITED)
                                                                       EQUITY IN
                                        OWNERSHIP                      EARNINGS
                ENTITY                  PERCENTAGE INVESTMENT REVENUES  (LOSSES)
                ------                  ---------- ---------- -------- ---------
Liberty/Fox Chicago LP.................   98.0%     $ 41,394  $   --    $ 4,524
Liberty/Fox KBL LP.....................   60.0%       15,079   15,815     1,733
Liberty/Fox Bay Area LP................   98.0%         (117)     --         (1)
Liberty/Fox Upper Midwest LP...........   98.0%          102      --        --
Liberty/Fox ARC LP.....................   88.2%          --    29,913       365
Liberty/Fox Distribution LP............   98.0%      (73,766)   3,216    (3,007)
                                                    --------  -------   -------
                                                    $(17,308) $48,944   $ 3,614
                                                    ========  =======   =======

                                                                PERIOD FROM
                                                                 INCEPTION
                                                              (APRIL 30, 1996)
                                                                     TO
                                         DECEMBER 31, 1996   DECEMBER 31, 1996
                                       --------------------- ------------------
                                                                      EQUITY IN
                                       OWNERSHIP                      EARNINGS
                ENTITY                 PERCENTAGE INVESTMENT REVENUES  (LOSSES)
                ------                 ---------- ---------- -------- ---------
Liberty/Fox Chicago LP................     98%     $ 36,870  $    --  $  5,404
Liberty/Fox KBL LP....................     60%       13,346    18,900    3,812
Liberty/Fox Bay Area LP...............     98%         (116)      --       --
Liberty/Fox Upper Midwest LP..........     98%          105       --        (9)
Liberty/Fox ARC LP....................     98%       97,192   104,364   23,565
Liberty/Fox Distribution LP...........     98%      (70,761)   17,842  (21,908)
Liberty/Fox Northwest LP..............     98%          --      5,886      973
                                                   --------  -------- --------
                                                   $ 76,636  $146,992 $ 11,837
                                                   ========  ======== ========

  In March 1997, the Company assumed management control of the consolidated subsidiaries of Liberty/Fox ARC LP (see note 3) and, subsequent to this event, the consolidated subsidiaries of ARC were consolidated with the Company.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


  The following tables present the financial position and operations of the Company had the Company consolidated these operations, as they were by the predecessor company Liberty Sports.

                     PRO FORMA COMBINED FINANCIAL POSITION
                                  (UNAUDITED)

                                                                    DECEMBER 31,
                                                     JUNE 30, 1997      1996
                                                     -------------- ------------
      Current assets................................    $276,061     $ 192,220
      Property and equipment, net...................      35,838        36,560
      Investment in affiliates......................      95,854        42,360
      Note receivable, long-term....................      24,975         9,000
      Program rights................................      37,341        17,511
      Excess costs, net.............................     444,450       414,428
      Other assets..................................       4,295         3,085
                                                        --------     ---------
        Total assets................................    $918,814     $ 715,164
                                                        ========     =========
      Current liabilities...........................    $497,461     $ 193,959
      Non-current program rights....................      55,065       114,135
      Long-term debt................................     138,499       155,304
      Minority interest.............................         (72)       17,142
      Owner's equity................................     227,861       234,624
                                                        --------     ---------
        Total liabilities and equity................    $918,814     $ 715,164
                                                        ========     =========

                         PRO FORMA COMBINED OPERATIONS
                                  (UNAUDITED)

                                                       SIX MONTHS   APRIL 30 TO
                                                          ENDED     DECEMBER 31,
                                                     JUNE 30,  1997     1996
                                                     -------------- ------------
      Revenues:
        Programming.................................    $114,882     $ 125,976
        Advertising.................................      57,737        57,019
        Direct Broadcast............................      35,772        60,803
        Infomercial.................................       6,290         6,715
        Other.......................................      11,235        32,873
                                                        --------     ---------
                                                         225,916       283,386
      Expenses:
        Operating expenses..........................     199,224       347,428
        General and administrative expenses.........      32,855        42,009
        Depreciation and amortization...............       8,735        11,446
                                                        --------     ---------
                                                         240,814       400,883
                                                        --------     ---------
      Operating loss................................     (14,898)     (117,497)
      Other (expense) income, net...................      (8,020)          348
                                                        --------     ---------
      Net loss......................................    $(22,918)    $(117,149)
                                                        ========     =========

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

 (b) Other affiliates

  The following table summarizes financial information for the Company's other investments, where the ownership interest is less than 50%, and they are accounted for under the equity or cost method. They reflect the investment, including related receivables and the Company's revenues and equity in earnings (losses) of each of these affiliates.

                                                              SIX MONTHS ENDED
                                            JUNE 30, 1997       JUNE 30, 1997
                                        --------------------- -----------------
                                             (UNAUDITED)         (UNAUDITED)
                                                                        EQUITY
                                                                          IN
                                        OWNERSHIP                      EARNINGS
ENTITY                                  PERCENTAGE INVESTMENT REVENUES (LOSSES)
------                                  ---------- ---------- -------- --------
Liberty/Fox Sunshine LLC...............     4.7%     $  787    $  --    $   81
Cable Ad Partners-cost method..........     8.0%        357       --       --
Sunshine Network Joint Venture.........    49.0%      4,728       --     1,274
Prime Sports Network--Upper Midwest
 Joint Venture.........................    33.0%        268       --       --
Home Team Sports Limited Partnership...    34.3%      4,447       --       220
Prime Sports Channel Prism Associates..    33.3%      1,025       --       485
Prime Sports Channel Network Associ-
 ates..................................    50.0%      1,034       --      (895)
Mountain Mobile TV.....................    33.3%        968       --       140
                                                    -------    ------   ------
                                                    $13,614    $  --    $1,305
                                                    =======    ======   ======
                                                                EIGHT MONTHS
                                                                    ENDED
                                          DECEMBER 31, 1996   DECEMBER 31, 1996
                                        --------------------- -----------------
                                                                        EQUITY
                                                                          IN
                                        OWNERSHIP                      EARNINGS
ENTITY                                  PERCENTAGE INVESTMENT REVENUES (LOSSES)
------                                  ---------- ---------- -------- --------
Global Music Channel...................    --       $   --     $  --    $  (59)
Liberty/Fox Sunshine LLC...............    4.7%         706       --       125
Liberty/Fox Southeast LLC..............    --           --      8,183    5,073
Cable Ad Partners--cost method.........      8%         357       --       --
                                                    -------    ------   ------
                                                    $ 1,063    $8,183   $5,139
                                                    =======    ======   ======

  The Company's investment in two of its affiliates (Liberty/Fox Sunshine LLC and Liberty/Fox Chicago LP) exceeded its equity in the underlying net assets by a total of $19,847 (unaudited) and $20,232 at June 30, 1997 and December 31, 1996, respectively. These excess amounts are being amortized on a straight-line basis over 40 years. The amortization aggregated $321 (unaudited), $574 and $96 (unaudited) during the six month period ended June 30, 1997, the eight month period ended December 31, 1996 and the two month period ended June 30, 1996, respectively, and is included in the Company's share of equity income of affiliates.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


(7) DEBT

  Debt at June 30, 1997 and December 31, 1996 are summarized as follows:

                               JUNE 30,
                                 1997     DECEMBER
                              (UNAUDITED) 31, 1996
                              ----------- --------
Prime Sports West--Revolving
 Credit Facility (a)........   $126,200   $ 86,800
SportSouth Network--Revolv-
 ing Credit Facility (b)....     13,000     17,000
Turner Note Payable (c).....     65,334     65,334
ARC Holding Ltd.--Revolving
 Credit Facility (d)........     75,000        --
Chase Manhattan Bank (Note
 10)........................     40,000        --
Other.......................      1,720      2,580
                               --------   --------
                                321,254    171,714
Less current portion........   (182,755)   (26,410)
                               --------   --------
                               $138,499   $145,304
                               ========   ========
  Annual future minimum ma-
   turities of debt are as
   follows:
    1997....................   $174,200
    1998....................     82,444
    1999....................     19,610
    2000....................     15,000
    2001....................     17,500
    Thereafter..............     12,500
                               --------
                               $321,254
                               ========

--------
(a) Prime Sports West, LP ("PSW"), is a party to a credit agreement, as amended, that provides for $130,000 of borrowings at December 31, 1996 and June 30, 1997 (unaudited). Borrowings bear interest at the agent bank's prime rate, the London Interbank Offered Rate (LIBOR), a CD rate or a combination thereof as selected by PSW plus a margin depending on PSW's ratio of total debt to cash flow (as defined). The weighted-average effective rate at June 30, 1997 and December 31, 1996 was 7.73% and 6.65%, respectively. Beginning September 30, 1996, the commitment amount is reduced in equal quarterly amounts to achieve annual reductions in the credit agreement ranging from 8% in 1996 to the final 15% at maturity on June 30, 2002. PSW must pay an annual commitment fee of 0.375% of the unfunded portion of the commitment. The loans are secured by a pledge of PSW's ownership interest. As the variable rate loan agreement bears interest at current market rates, the carrying amount of borrowings outstanding at December 31, 1996 and June 30, 1997 approximates fair value.

    The credit agreement contains, among other things, requirements as to indebtedness obligations and restrictions on distributions and capital expenditures, as well as maintenance of certain specified financial ratios. PSW was in compliance with the debt covenants as of December 31, 1996 and June 30, 1997 (unaudited).

(b) On March 1, 1995, SportSouth entered into a credit agreement with a group of banks pursuant to which such banks extended a $25,000 unsecured credit facility. The interest rate under the credit agreement is variable and is based primarily on LIBOR. SportSouth incurred interest expense at an approximate rate of 6.3% and

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

   6.1%, for the six month period ended June 30, 1997 and the eight month period ended December 31, 1996, respectively. Amounts available for borrowing or reborrowing under this revolving facility will automatically decrease by $1,563 as of the last business day of the calendar quarters beginning March 31, 1996 through December 31, 1999 at which time the credit agreement will terminate. Under the credit agreement, amounts repaid under the credit facility may be reborrowed subject to borrowing availability. The amount of borrowing availability is subject to provisions of the credit agreement, including requirements that (a) certain minimum ratios be maintained, including funded debt to cash flow, cash flow to interest expense and cash flow to fixed charges; and (b) there does not exist, and that such borrowing would not create, a default or event of default, as defined in the credit agreement. A commitment fee ranging from .25% to .375% per annum of the unborrowed balance of the borrowings available is payable quarterly. As the variable rate loan agreement bears interest at current market rates, the carrying amount of borrowings outstanding at June 30, 1997 and December 31, 1996 approximates fair value. SportSouth was in compliance with the debt covenants as of December 31, 1996 and June 30, 1997 (unaudited).

(c) On October 10, 1996, LMC Southeast Sports, Inc. purchased Turner Sports Programming, Inc.'s 44% partnership interest in SportSouth. LMC Southeast Sports, Inc. signed a promissory note to Turner Broadcasting Company for $65,334, plus interest at a rate of 7.5% per annum. The Note is payable in full on October 10, 1998. The Company has pledged the interest purchased as collateral for the note. As amounts due under this agreement bear interest at current market rates, the carrying amounts of borrowings outstanding at June 30, 1997 (unaudited) and December 31, 1996 approximates estimated fair value.

(d) ARC Holding, Ltd., a subsidiary of the Company ("Holding"), is a party to a credit agreement, as amended, that provides for borrowings not to exceed $75,000. The interest rate under the agreement is based upon LIBOR, a CD rate or the bank's prime rate plus a margin, which varies dependent upon certain financial ratios. The weighted average effective rate at June 30, 1997 was 8.3%. A commitment fee is paid on the unused portion of the facility. The facility is repayable in full on December 31, 1997. Borrowings under the credit agreement are secured by the assets of Holding. As amounts due under this agreement bear interest at current market rates, the carrying amounts of borrowings outstanding at June 30, 1997 (unaudited) approximates estimated fair value. The credit agreement requires compliance with certain financial covenants and contains certain restrictions on capital expenditures, distributions and indebtedness. Holding was in compliance with the debt covenants as of June 30, 1997 (unaudited).

(8) ADDITIONAL INTERESTS EARNED BY COMPANY'S SHAREHOLDERS

  The Company consists of numerous limited liability companies, general and limited partnerships and corporations. The equity ownership of individual entities in the chain of entities holding interests in regional sports networks and FX Networks, LLC include interests held directly by affiliates of Liberty and NAHI. Generally, each regional sports network is owned by the Company through a chain of entities in which the Company has a direct or indirect interest of approximately 98%, with the remaining fractional interests being held equally by the affiliates of NAHI and Liberty.

  The following tables reflects the ownership interests of Liberty and NAHI in addition to the ownership interests of the Company in the earnings of subsidiaries for the six months period ended June 30, 1997 (unaudited) and for the period from inception (April 30, 1996) to December 31, 1996 that, although not consolidated in the Company, are ultimately earned by the Company's shareholders.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


  The NAHI column reflects earnings of Fox Regional Sports Members ("FRSM"), a wholly-owned subsidiary of NAHI. The LMC column reflects earnings of Liberty Media Corp. ("LMC"), a wholly-owned subsidiary of LMCI.

                                     SIX MONTH PERIOD ENDED JUNE 30, 1997
                                 ------------------------------------------------
ENTITY                               %          NAHI          %          LMC
------                           ---------  ------------  ---------  ------------
(UNAUDITED)
Liberty/Fox Chicago LP..........         1% $         46          1% $         46
Liberty/Fox KBL LP..............        20%          578         20%          578
Liberty/Fox Bay Area LP.........         1%           --          1%           --
Liberty/Fox Upper Midwest LP....         1%           --          1%           --
Liberty/Fox ARC LP..............         1%            4          1%            4
Liberty/Fox Distribution LP.....         1%          (31)         1%          (31)
                                            ------------             ------------
                                            $        597             $        597
                                            ============             ============
                                  EIGHT MONTH PERIOD ENDED DECEMBER 31, 1996
                                 ------------------------------------------------
ENTITY                               %          NAHI          %          LMC
------                           ---------  ------------  ---------  ------------
Liberty/Fox Chicago LP..........         1% $         55          1% $         55
Liberty/Fox KBL LP..............        20%        1,271         20%        1,271
Liberty/Fox Bay Area LP.........         1%           --          1%           --
Liberty/Fox Upper Midwest LP....         1%           --          1%           --
Liberty/Fox ARC LP..............         1%          240          1%          240
Liberty/Fox Distribution LP.....         1%         (775)         1%         (775)
                                            ------------             ------------
                                            $        791             $        791
                                            ============             ============

(9) COMMITMENTS AND CONTINGENCIES

 (a) Operating Leases

  The Company leases transponders, office facilities, and equipment and microwave channels used to carry its broadcast signals. These leases, which are classified as operating leases, expire at various dates through 2010. Future minimum payments, by year under noncancelable operating leases with a term of one year or more consist of the following at December 31, 1996:

            1997................................. $12,208
            1998.................................  12,643
            1999.................................  11,938
            2000.................................  10,707
            2001.................................   7,879
            Thereafter...........................  29,655
                                                  -------
            Total minimum lease payments......... $85,030
                                                  =======

  Total lease expense was approximately $3,376 (unaudited), $7,881 and $458 (unaudited) for the six month period ended June 30, 1997, for the period from inception (April 30, 1996) to December 31, 1996 and the two month period ended June 30, 1996.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)


 (b) Long-term Sports Program Rights Contracts

  The Company has long-term sports program rights contracts which require payments through 2005. Future minimum payments, including unrecorded amounts, by year are as follows at December 31, 1996:

        1997........................... $ 48,143
        1998...........................   40,828
        1999...........................   29,090
        2000...........................   26,714
        2001...........................   25,874
        Thereafter.....................   83,771
                                        --------
        Total minimum program rights
         payments...................... $254,420
                                        ========

 (c) Capital Expenditures

  The Company has made commitments for substantial capital expenditures over the next several years in connection with a planned transition from analog transponder equipment to digitally compressed transponder equipment.

 (d) Litigation

  In the ordinary course of business, the Company has become involved in disputes or litigation. While the result of such disputes cannot be predicted with certainty, in management's opinion, based in part on the advice of counsel, the ultimate resolution of these disputes will not have a material effect on the Company's financial position or results of operations.

(10) SUBSEQUENT EVENT

 (a) The Rainbow Transaction

  In June 1997, Fox/Liberty Sports entered into an agreement with Rainbow Media Sports Holdings, Inc. ("Rainbow"), a subsidiary of Cablevision, Inc. ("Cablevision"), pursuant to which (i) Regional Programming Partners ("RPP") will be formed to hold interests in Rainbow's existing regional sports networks ("RSNs") and certain other businesses, (ii) National Sports Partners ("NSP") will be formed to operate Fox Sports Net ("FSN") a national programming service, and (iii) National Advertising Partners ("NAP") will be formed to act as the national advertising sales representative for the RSNs which are affiliated with FSN. The Company will contribute $850 million to RPP in exchange for a 40% partnership interest and Rainbow will contribute its interests in certain regional sports networks and certain other businesses to RPP in exchange for a 60% partnership interest. The parties will each contribute certain assets and business interests to National Sports Partners in exchange for 50% partnership interests and will contribute certain assets to NAP in exchange for a 50% partnership interests. The transaction is subjected to certain conditions, including the approval of the National Basketball Association and the National Hockey League.

                           FOX/LIBERTY NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1996 AND 1997 IS
                                  UNAUDITED)

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)
 (b) Financing

  In August 1997 the Company intends to issue $500 million of Senior Notes due 2007, and $405 million principal amount at maturity of Senior Discount Notes due 2007, with exchange and registration rights with the Securities and Exchange Commission for conversion into senior debt securities with terms substantially identical to the notes. The net proceeds of these notes are expected to be used to repay certain outstanding debt of approximately $320 million with the balance of the proceeds used to fund the Rainbow Transaction (see above). The proceeds of the notes will initially be held in escrow and will be released to the Company if the Rainbow Transaction has occurred by December 30, 1997. If the Rainbow Transaction has not occurred by December 30, 1997, an offer to repurchase the notes will be made.

(c)Term loan

  The Company entered into a term loan with a bank on June 30, 1997 in the amount of $40,000 (unaudited) with a scheduled maturity date of September 30, 1997. The note bears interest at LIBOR plus a margin.

(d)Credit facility

  The Company is currently negotiating the Bank Facility with a group of banks led by Chase to replace the facilities being repaid with the proceeds of the Offering and to replace the bank commitment the Company had received prior to entering into the agreements with respect to the Rainbow Transaction. The Bank Facility would permit borrowings by Fox/Liberty Sports and Fox/Liberty FX, each a subsidiary of the Company (together, the "Co-Borrowers"), in the amount of $900 million. The Bank Facility is expected to be comprised of a $400 million revolving credit facility and a $500 million term loan facility. The Bank Facility is subject to numerous conditions, including the execution and delivery of definitive documentation.

                              LIBERTY SPORTS, INC.

                              FINANCIAL STATEMENTS

                       WITH INDEPENDENT AUDITORS' REPORT

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Fox/Liberty Networks, LLC:

  We have audited the accompanying combined balance sheet of Liberty Sports, Inc. and subsidiaries--Domestic Operations as of December 31, 1995, and the related combined statements of operations and equity, and cash flows for each of the years in the two-year period ended December 31, 1995 and for the period from January 1, 1996 to April 29, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Liberty Sports, Inc. and subsidiaries--Domestic Operations as of December 31, 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995 and for the period from January 1, 1996 to April 29, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas
June 28, 1996

           LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1995

                             (AMOUNTS IN THOUSANDS)

                                ASSETS
Current assets:
  Cash and cash equivalents........................................... $ 10,453
  Trade accounts receivable, net of allowance of $517:
    Related party (note 4)............................................    7,496
    Other.............................................................   46,049
  Inventories.........................................................    2,404
  Prepaid program rights..............................................    4,084
  Prepaid expenses....................................................    4,237
                                                                       --------
      Total current assets............................................   74,723
Property and equipment, net (note 5)..................................   49,148
Investments in affiliates and related receivables (note 6)............   47,741
Excess cost over acquired net assets, net (note 7)....................   82,648
Other intangible assets, net (note 8).................................  186,883
Other assets (note 9).................................................    3,043
                                                                       --------
                                                                       $444,186
                                                                       ========
                        LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.................................................... $ 28,460
  Accrued expenses (note 11)..........................................   14,621
  Program rights payable..............................................   10,853
  Current portion of long-term debt (note 12).........................    1,761
  Unearned revenue....................................................    5,130
                                                                       --------
      Total current liabilities.......................................   60,825
Deferred income taxes (note 10).......................................   55,320
Long-term debt, excluding current portion (note 12)...................   75,806
Minority interest in subsidiaries.....................................   15,447
Equity................................................................  236,788
Commitments and contingencies (note 13)...............................
                                                                       --------
                                                                       $444,186
                                                                       ========

            See accompanying notes to combined financial statements.

           LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

                  COMBINED STATEMENTS OF OPERATIONS AND EQUITY

                             (AMOUNTS IN THOUSANDS)

                                                      YEAR ENDED      JANUARY 1,
                                                     DECEMBER 31       1996 TO
                                                   -----------------  APRIL 29,
                                                     1994     1995       1996
                                                   --------  -------  ----------
Revenues (note 4):
  Programming..................................... $ 53,155   84,512    37,484
  Advertising.....................................   30,675   67,066    27,696
  Direct broadcast................................   33,326   51,889    23,709
  Network support.................................    5,744    7,594     2,471
  Other...........................................   11,795   13,312     8,393
                                                   --------  -------   -------
                                                    134,695  224,373    99,753
                                                   --------  -------   -------
Operating costs and expenses (notes 4 and 13):
  Operating.......................................   84,710  133,804    60,664
  General and administrative......................   43,709   73,389    27,993
  Depreciation and amortization...................   22,412   39,006    10,788
                                                   --------  -------   -------
                                                    150,831  246,199    99,445
                                                   --------  -------   -------
    Operating income (loss)                        (16,136)  (21,826)      308
                                                   --------  -------   -------
Other income (expense):
  Interest expense................................   (5,090)  (4,921)   (1,963)
  Interest income (note 9)........................      629    1,343        91
  Equity in earnings of affiliates (note 6).......    7,430    7,852       219
  Minority interest in earnings of subsidiaries...     (464)    (705)   (1,076)
  Other, net......................................       21     (204)    1,467
                                                   --------  -------   -------
                                                      2,526    3,365    (1,262)
                                                   --------  -------   -------
    Loss before income taxes......................  (13,610) (18,461)     (954)
Income tax benefit (note 10)......................    5,220    6,086       217
                                                   --------  -------   -------
    Net loss......................................   (8,390) (12,375)     (737)
Equity, beginning of period.......................   76,171  289,046   236,788
Net change in Parent's investment.................  221,265  (39,883)  (11,570)
                                                   --------  -------   -------
Equity, end of period............................. $289,046  236,788   224,481
                                                   ========  =======   =======


            See accompanying notes to combined financial statements.

           LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

                       COMBINED STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                                     YEAR ENDED      JANUARY 1,
                                                     DECEMBER 31      1996 TO
                                                   ----------------  APRIL 29,
                                                    1994     1995       1996
                                                   -------  -------  ----------
Cash flows from operating activities:
  Net loss........................................ $(8,390) (12,375)     (737)
  Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities:
    Depreciation and amortization.................  22,412   39,006    10,788
    Equity in earnings of affiliates..............  (7,430)  (7,852)     (219)
    Minority interest.............................     464      705     1,076
    Deferred income taxes.........................  (7,304)  (9,977)   (1,176)
    Changes in operating assets and liabilities,
     net of acquisitions:
      Receivables.................................  (5,017) (23,316)   (9,198)
      Inventories.................................  (1,013)  (1,391)     (167)
      Prepaid program rights......................      (3)  (2,052)    1,197
      Other assets................................  (4,208)     366    (1,906)
      Payables, accruals and unearned revenue.....  13,523   24,656    (2,881)
      Non-cash interest expense...................   1,010       74       --
                                                   -------  -------   -------
        Net cash provided by (used in) operating
         activities...............................   4,044    7,844    (3,223)
                                                   -------  -------   -------
Cash flows from investing activities:
  Capital expended for property and equipment.....  (6,970) (31,720)   (4,544)
  Additional investments in and loans to
   affiliates.....................................    (835)  (8,294)   (2,500)
  Return of capital from affiliates...............   9,880   20,009     1,000
  Proceeds from (loan to) third party.............  (3,000)   3,000       --
  Other investing activities, net.................  (1,291)     (13)      --
                                                   -------  -------   -------
        Net cash used in investing activities.....  (2,216) (17,018)   (6,044)
                                                   -------  -------   -------
Cash flows from financing activities:
  Borrowings of long-term debt....................  24,588   62,114    28,600
  Repayments of long-term debt.................... (21,783) (26,537)   (8,956)
  Distribution to minority shareholder of
   subsidiary.....................................    (400)    (810)      --
  Change in Parent's investment...................  13,660  (39,883)  (11,570)
                                                   -------  -------   -------
        Net cash provided by (used in) financing
         activities...............................  16,065   (5,116)    8,074
Increase (decrease) in cash and cash equivalents..  17,893  (14,290)   (1,193)
Cash and cash equivalents at beginning of period..   6,850   24,743    10,453
                                                   -------  -------   -------
Cash and cash equivalents at end of period........ $24,743   10,453     9,260
                                                   =======  =======   =======

            See accompanying notes to combined financial statements.

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

(1) ORGANIZATION

  Liberty Sports, Inc. was incorporated on November 13, 1989 as TCI Sports, Inc., a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI"). On March 29, 1991, the name was changed to Liberty Sports, Inc. and the ownership was transferred to Liberty Media Corporation ("LMC"), an affiliate of TCI. On August 4, 1994, LMC became a wholly-owned subsidiary of TCI.

  Liberty Sports, Inc. and subsidiaries--Domestic Operations primarily provide television sports programming services to customers throughout the United States, sell advertising time in such programming and provide management and technical services to other sports networks.

(2) SIGNIFICANT ACCOUNTING POLICIES

 (a) Basis of Presentation

  The accompanying combined financial statements include the accounts of Liberty Sports, Inc. and its domestic majority-owned subsidiaries and other entities in which it has a controlling voting interest (collectively, "LSI-- Domestic" or the "Company"). All significant intercompany accounts and transactions have been eliminated in combination.

 (b) Cash Equivalents

  Cash equivalents consist of investments which are readily convertible into cash and have original maturities of three months or less. At December 31, 1995, cash equivalents were comprised of overnight repurchase agreements that totaled $8,380,000.

 (c) Inventories

  Merchandise inventories are valued at the lower of cost (first-in, first-out) or market.

 (d) Prepaid Program Rights

  The Company enters into sports rights contracts with various professional and college athletic teams to televise certain games. These agreements require the Company to make payments before and during each season. Prepaid program rights for a specified number of games are amortized on an event-by-event basis, and prepaid program rights for a specified season are amortized over the term of the contract using the straight-line method.

 (e) Property and Equipment

  Property and equipment are stated at cost which includes acquisition costs allocated to tangible assets acquired. Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 10 years.

 (f) Investments in Affiliates

  Investments in affiliates are accounted for under the equity method. Under this method, the investment, originally recorded at cost, is adjusted to recognize LSI-Domestic's share of net earnings or losses of the affiliate as they occur rather than as dividends or other distributions are received, limited to the extent of LSI-Domestic's investment in, advances to and guarantees on behalf of, the investee. LSI's share of net earnings or losses of affiliates includes the amortization of purchase adjustments.

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

 (g) Excess Cost Over Acquired Net Assets

  Excess cost over acquired net assets consists of the difference between the cost of acquiring programming entities and amounts assigned to their tangible and identifiable intangible assets. Such amounts are amortized on a straight-line basis over 30 years. Accumulated amortization was $4,940,000 as of December 31, 1995.

  The Company assesses the recoverability of excess cost over acquired assets by determining whether the amortization of the balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

 (h) Other Intangible Assets

  Other intangible assets include amounts assigned to covenants not to compete and amounts assigned to sports program rights agreements, affiliate agreements and distribution agreements. The amounts assigned to these agreements are amortized over the respective lives of the agreements ranging from 1 to 11 years.

 (i) Long-Lived Assets

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  The Company's estimates of future gross revenues and operating cash flows, the remaining estimated lives of long-lived assets, or both could be reduced in the future due to changes in, among other things, technology, government regulation, available financing or competition. As a result, the carrying amounts of long-lived assets, including excess cost over acquired assets, could be reduced by amounts which would be material to the financial statements.

 (j) Revenues

  Revenue from programming represents affiliate fees received from cable system operators and is recognized monthly as earned. Advertising revenue is recognized upon airing of commercials.

  Network support revenue is received from related parties for network, traffic and master control operation services provided by the Company. Such revenue is recognized as earned.

  The Company has sold advance subscriptions to its direct broadcast satellite customers. Such amounts are amortized to revenue monthly as revenue is earned.

 (k) Nonmonetary Transactions

  The Company trades commercial advertising spots in return for other services, primarily programming. These trades are recorded at the fair value of the asset surrendered or the fair value of the asset obtained, whichever is more clearly evident. These transactions resulted in the recording of approximately $4,842,000 and

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

$6,006,000 in both advertising revenue and expenses during the years ended December 31, 1994 and 1995, respectively, and approximately $2,050,000 for the period January 1, 1996 to April 29, 1996.

 (l) Use of Estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

 (m) Fair Value of Financial Instruments

  The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments. The carrying amount of LSI-Domestic's indebtedness approximates fair value as it bears interest at current market rates.

(3) SUPPLEMENTAL DISCLOSURES TO COMBINED STATEMENTS OF CASH FLOWS

  Cash paid for interest was $4,260,000 and $3,644,000 for the years ended December 31, 1995 and 1994, respectively, and $1,805,000 for the period January 1, 1996 to April 29, 1996. Cash paid for income taxes during the years ended December 31, 1994 and 1995 and the period January 1, 1996 to April 29, 1996 was not material.

  Significant noncash investing and financing activities are as follows:

      Cash paid for acquisition during 1994 (see note 7) (amounts
       in thousands):
        Fair value of assets acquired.............................. $302,043
        Net liabilities assumed....................................  (21,350)
        Deferred tax liability recorded upon acquisition...........  (69,897)
        Contributions from Parent.................................. (210,796)
                                                                    --------
                                                                    $    --
                                                                    ========

           During 1995, the Company entered into capital leases of approximately $1,004,000 for office equipment.

(4) RELATED PARTY TRANSACTIONS

   For the years ended December 31, 1994 and 1995, and the period January 1, 1996 to April 29, 1996, the Company recognized the following revenue and expenses as a result of transactions with related parties, primarily TCI and its affiliates (amounts in thousands):

                                                          1994    1995    1996
                                                         ------- ------- -------
      Revenues and other:
        Programming..................................... $18,863 $18,472 $12,213
        Direct broadcast................................     864   7,631   5,908
        Network support.................................   5,744   6,204   2,375
        Other...........................................     --      425     824
        Interest income.................................      84     --       -
      Expenses:
        Programming fees................................   7,230   9,372   2,865
        Advertising commissions.........................   5,465     169      -
        Direct broadcast programming fees...............   6,019  10,250   3,094

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

  At December 31, 1995, accounts receivable-trade included approximately $7,496,000 for subscriber revenue from related parties.

(5) PROPERTY AND EQUIPMENT

  Property and equipment as of December 31, 1995 is summarized as follows (amounts in thousands):

      Building, land and improvements.................................  $33,087
      Studio, production and support equipment........................   20,565
      Furniture and fixtures..........................................    6,953
                                                                        -------
                                                                         60,605
      Less accumulated depreciation...................................   11,457
                                                                        -------
                                                                        $49,148
                                                                        =======

(6) INVESTMENTS IN AFFILIATES

  The following table reflects the carrying value of LSI Domestic's investments in affiliates (principally accounted for under the equity method) including related receivables and LSI Domestic's share of earnings (losses) of each of these affiliates (amounts in thousands):

                                                      SHARE OF EARNINGS (LOSS)
                                                      --------------------------
                                           CARRYING    YEAR ENDED     JANUARY 1,
                                           VALUE AT    DECEMBER 31     1996 TO
                                         DECEMBER 31, --------------  APRIL 29,
                ENTITY                       1995      1994    1995      1996
                ------                   ------------  ----   ------  ----------
SportsChannel Chicago Associates ("SC--
 CHI").................................    $ 29,722   $5,800  $6,559    $2,877
Prime SportsChannel Network Associates.       1,207   (3,435) (5,513)   (2,169)
Sunshine Network Joint Venture ("Sun-
 shine")...............................       8,223    1,376   2,572       669
SportsSouth Network Ltd................       1,605    3,569   5,358     2,026
Prime Sports Network--Upper Midwest
 Joint Venture.........................         517     (182)    148       --
SportsChannel Prism Associates.........         683     (277)    393       139
Rocky Mountain Mobile TV...............         527       48     119        93
Home Team Sports Limited Partnership
 ("HTS")...............................       3,511      531     741       397
SportsChannel Pacific..................        (117)     --      --        --
Global Music Channel...................       1,506      --   (2,525)   (3,813)
                                           --------   ------  ------    ------
                                             47,384    7,430   7,852       219
Cable Ad Partners (at cost)............         357      --      --        --
                                           --------   ------  ------    ------
                                           $ 47,741   $7,430  $7,852    $  219
                                           ========   ======  ======    ======

  The Company's investment in three of these affiliates (Sunshine, HTS, and SC-CHI) exceeded its equity in the underlying net assets by a total of $21,003,000 at December 31, 1995. These excess amounts are being amortized over the estimated useful lives of the investment affiliate agreements and sports contracts. This amortization aggregated $2,635,000 and $1,414,000 during 1994 and 1995, respectively, and $222,000 for the period January 1, 1996 to April 29, 1996 and is included in LSI Domestic's share of earnings (losses).

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

  Summarized unaudited financial information for affiliates accounted for under the equity method is as follows:

                          COMBINED FINANCIAL POSITION

                            (AMOUNTS IN THOUSANDS)

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
       Cash and other assets.......................................   $17,304
       Trade and other receivables, net............................    54,729
       Property and equipment, net.................................    14,234
       Prepaid expenses............................................     9,067
       Other assets................................................     1,529
                                                                      -------
         Total assets..............................................   $96,863
                                                                      =======
       Current liabilities.........................................   $49,693
       Debt........................................................    20,586
       Owners' equity..............................................    26,584
                                                                      -------
         Total liabilities and equity..............................   $96,863
                                                                      =======

                              COMBINED OPERATIONS

                            (AMOUNTS IN THOUSANDS)

                                                   YEARS ENDED       JANUARY 1,
                                                  DECEMBER 31,        1996 TO
                                               --------------------  APRIL 29,
                                                 1994       1995        1996
                                               ---------  ---------  ----------
     Revenues................................. $ 190,705  $ 229,833   $ 90,170
     Operating, general and administrative
      expenses................................  (171,316)  (202,753)   (80,772)
     Depreciation and amortization............    (2,775)    (3,481)    (1,290)
                                               ---------  ---------   --------
       Operating income.......................    16,614     23,599      8,108
     Interest income..........................       590      1,868       (144)
     Other, net...............................      (777)    (1,736)       (30)
                                               ---------  ---------   --------
       Net income............................. $  16,427  $  23,731   $  7,934
                                               =========  =========   ========

(7) ACQUISITION

  On August 8, 1994, a wholly-owned subsidiary of TCI purchased 100% of the stock of CVN, Inc., which held an 83.333% general partnership interest in Prime Sports-West (formerly Prime Ticket Networks, L.P.) ("PSW"), for shares of TCI Series C preferred stock and paid cash for the remaining 16.667% interest in PSW. Concurrently, the CVN, Inc. ownership interest was contributed to LSI-Domestic. In 1995, the remaining 16.67% interest was contributed to Liberty Sports, Inc.--Domestic Operations. As this transaction was a transfer between entities under common control, the Company has presented the transfer of 100% of PSW as if it occurred on August 8, 1994.

  The acquisition by TCI was accounted for as a purchase and the results of operations have been consolidated with those of the Company since the date of acquisition.

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

(8) OTHER INTANGIBLE ASSETS

  Other intangible assets, net of accumulated amortization of $85,309,000 as of December 31, 1995 follow (amounts in thousands):

       Sports program rights agreements............................... $ 99,495
       Affiliate agreements...........................................   85,098
       Distribution agreements........................................    1,270
       Other..........................................................    1,020
                                                                       --------
                                                                       $186,883
                                                                       ========

  The Company continually reevaluates the propriety of the carrying amount of its intangibles as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the related intangible assets. At this time, the Company believes that no significant impairment of the intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

(9) OTHER ASSETS

  On December 1, 1994, in connection with a new program rights agreement, the Company made a $6 million term loan to a third party. The note bore interest at prime plus 1/2%. The amount outstanding under this credit agreement at December 31, 1994 was $3,000,000. The credit agreement was amended in 1995 and an additional $4,000,000 was lent by the Company to the third party. In October 1995, the $7,000,000 outstanding balance was paid in full and the loan agreement was terminated.

(10) INCOME TAXES

  The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  The Company is included in the consolidated federal income tax returns filed by TCI. Federal income taxes are calculated on a separate return basis in the accompanying consolidated financial statements.

  Income tax benefit (expense) attributable to loss before income taxes for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 to April 29, 1996 consists of the following:

                                                        1994     1995     1996
                                                       -------  -------  ------
         Current:
           Federal.................................... $(1,764) $(3,133) $ (921)
           State......................................    (320)    (758)    (38)
         Deferred.....................................   7,304    9,977   1,176
                                                       -------  -------  ------
         Total........................................ $ 5,220  $ 6,086  $  217
                                                       =======  =======  ======

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

  Actual income tax benefit differs from the "expected" income tax benefit for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 to April 29, 1996 (computed by applying the U.S. federal corporate tax rate of 35% to loss before income taxes) as follows (amounts in thousands):

                                                            1994   1995   1996
                                                           ------  -----  ----
      Computed "expected" tax benefit..................... $4,764  6,461   334
      Minority interest in earnings of consolidated
       subsidiary.........................................   (118)  (495) (640)
      Other, net..........................................    574    120   523
                                                           ------  -----  ----
                                                           $5,220  6,086   217
                                                           ======  =====  ====

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1995 are as follows (amounts in thousands):

      Deferred tax assets:
        Intangible assets, property and equipment, principally due to differences in depreciation and amortization.................. $ 2,047
        Investment in affiliates, principally due to undistributed earnings
         and differences in depreciation and amortization..............  14,924
        Other..........................................................     415
                                                                        -------
          Total gross deferred tax assets..............................  17,386
      Deferred tax liability--investments in affiliates, principally due to undistributed earnings and differences in depreciation and amortization................................................  72,706
                                                                        -------
          Net deferred tax liability................................... $55,320
                                                                        =======

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has not established a valuation allowance for deferred tax assets because management believes that they will more likely than not be realized in the future based on the Company's operating history and the reversal of deferred tax liabilities during the carryforward period.


(11) ACCRUED EXPENSES

  Accrued expenses as of December 31, 1995 is summarized as follows:

       Accrued payroll................................................. $ 2,307
       Accrued interest................................................     981
       Accrued production costs........................................   6,700
       Other...........................................................   3,622
                                                                        -------
                                                                        $13,610
                                                                        =======

(12) LONG-TERM DEBT

  Long-term debt at December 31, 1995 is summarized as follows (amounts in thousands):

       Bank credit facility (a).......................................  $20,000
       Bank credit facility (b).......................................   51,600
       Group W (c)....................................................    5,118
       Other..........................................................      849
                                                                        -------
                                                                         77,567
       Less current portion...........................................   (1,761)
                                                                        -------
                                                                        $75,806
                                                                        =======

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

(a) ARC Holding, Ltd. ("Holding"), a wholly-owned subsidiary of Affiliated Regional Communications, Ltd., a majority-owned consolidated subsidiary, is a party to a credit agreement, as amended, that provides for $40,500,000 of borrowings at December 31, 1995. Borrowings bear interest at the agent bank's base rate, LIBOR, a CD rate or a combination thereof as selected by Holding plus a margin depending on Holding's ratio of total debt to cash flow (as defined). The effective interest rate at December 31, 1995 was 8.5%. Beginning June 30, 1995, and quarterly thereafter through December 31, 2000, the commitment amount will be reduced in equal quarterly amounts to achieve annual reductions in the credit facility ranging from 11% in 1996 to the final 17% in 2000. LSI Domestic must pay an annual commitment fee of .375% of the unfunded portion of the commitment. Borrowings under the credit agreement are secured by the assets of Holding, including joint venture interests, and the stock and assets of its existing and future subsidiaries. The proceeds from the initial borrowings under this credit agreement were used to make the final payment on a note payable by ARC.

    The credit agreement contains certain provisions which limit Holding as to additional indebtedness, sale of assets, liens, guarantees and distributions. Additionally, Holding must maintain certain specified financial ratios.

(b) PSW is a party to a credit agreement, as amended, that provides for $65,000,000 of borrowings at December 31, 1995. Borrowings bear interest at the agent bank's prime rate, LIBOR, a CD rate or a combination thereof as selected by PSW plus a margin depending on PSW's ratio of total debt to cash flow (as defined). The weighted average effective interest rate at December 31, 1995 was 7.1%. Beginning September 30, 1996 and quarterly thereafter through June 30, 2002, the commitment amount is reduced in equal quarterly amounts to achieve annual reductions in the credit agreement ranging from 8% in 1996 to the final 15% in 2002. PSW must pay an annual commitment fee of .0375% of the unfunded portion of the commitment. The loans are secured by a pledge of the partnership interests.

    The credit agreement contains, among other things, requirements as to indebtedness, obligations and restrictions on distributions and capital expenditures, as well as maintenance of certain specified financial ratios. PSW was in compliance with the debt covenants or obtained waivers from the bank as of December 31, 1995.

(c) In 1994, ARC and PSW each terminated their advertising agreements with Group W Services, Inc., a limited partner in ARC. At December 31, 1994, it was determined that a termination penalty was owed to Group W, as well as commissions for past services rendered by Group W, although the terms of repayment were uncertain. At December 31, 1994, ARC and PSW had $3,200,000 and $4,086,000, respectively, accrued based on their best estimate of amounts owed to Group W.

    During 1995, a termination agreement was finalized and it was determined that ARC would pay Group W $3,200,000, plus interest at a specified bank's prime rate, over a three year period, with the final payment due on March 31, 1998. Under the same agreement, it was determined that PSW would pay Group W $4,300,000 plus interest at a specified bank's prime rate, over a four year period, with the final payment due on March 31, 1999. Accordingly, PSW recorded an additional $214,000 charge to advertising expense during 1995.

    Annual maturities of total debt for each of the next five years are $1,761,000 in 1996, $3,390,000 in 1997, $14,788,520 in 1998, $19,973,000 in
    1999 and $17,654,500 in 2000.

          LIBERTY SPORTS, INC. AND SUBSIDIARIES--DOMESTIC OPERATIONS

(13) COMMITMENTS AND CONTINGENCIES

  The Company leases transponders, office facilities, and equipment and microwave channels used to carry its broadcast signals. These leases, which are classified as operating leases, expire at various dates through 2000.

  Future minimum lease payments under noncancellable operating leases for each of the next five years are summarized as follows (amounts in thousands):

           1996...................................... $15,791
           1997......................................  15,196
           1998......................................  15,073
           1999......................................  13,561
           2000......................................  10,177
           Thereafter................................   5,500

  Total lease expense was approximately $8,040,000, $12,337,000 and $4,049,000 for the years ended December 31, 1994 and 1995, and the period January 1, 1996 to April 29, 1996, respectively.

  The Company has long-term sports program rights contracts which require payments through 2005. Future minimum payments by calendar year are as follows (amounts in thousands):

           1996..................................... $ 58,051
           1997.....................................   59,854
           1998.....................................   56,999
           1999.....................................   53,166
           2000.....................................   45,736
           Thereafter...............................  128,187

  The Company has guaranteed obligations of certain equity affiliates under program rights agreements aggregating $3,331,000 in 1996; $3,598,000 in 1997; and $2,857,000 in 1998.

  Liberty Sports, Inc. and its domestic affiliates are parties to various lawsuits and claims arising in the ordinary course of business. While the outcome of such claims, lawsuits or other proceedings against the Company cannot be predicted with certainty, management expects that such liability, to the extent not provided through insurance or otherwise, will not have a material adverse effect on the operating results or financial condition of the Company.

(14) SUBSEQUENT EVENT

  Effective April 29, 1996, Liberty Sports, Inc. contributed substantially all of its domestic assets and liabilities to certain limited liability companies and limited partnerships (collectively, the "Domestic Venture"). The members of the Domestic Venture are certain affiliates of Liberty Sports, Inc. and certain affiliates of The News Corporation Limited, each of which owns, through its affiliates, 50% of the Domestic Venture. The Domestic Venture was formed to provide sports programming services in the United States and Canada.

                                FX NETWORKS, LLC
                         (A LIMITED LIABILITY COMPANY)

                              FINANCIAL STATEMENTS

                          AS OF JUNE 30, 1995 AND 1994

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
 Fox/Liberty Networks, LLC:

  We have audited the accompanying balance sheet of FX NETWORKS, LLC (the Company, a Delaware limited liability company) as of June 30, 1995 and the related statements of operations, accumulated deficit, and cash flows for the ten months ended April 29, 1996, the year ended June 30, 1995, and the year from inception (July 1, 1993) through June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of FX Networks, LLC for the four months ended April 29, 1996 were not audited by us and, accordingly, we do not express an opinion on them.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FX Networks, LLC as of June 30, 1995 and the results of its operations and its cash flows for the ten months ended April 29, 1996, the year ended June 30, 1995, and the year from inception (July 1, 1993) through June 30, 1994 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
August 4, 1997

                                FX NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                 BALANCE SHEET

                                 JUNE 30, 1995
                             (DOLLARS IN THOUSANDS)

Current assets:
  Cash................................................................ $    --
  Accounts receivable ................................................   14,434
  Program rights......................................................   14,621
  Other current assets................................................      147
                                                                       --------
    Total current assets..............................................   29,202
Property and equipment, net...........................................    1,894
Program rights, long-term.............................................   21,194
Other assets..........................................................      472
                                                                       --------
    Total Assets...................................................... $ 52,762
                                                                       ========
                 LIABILITIES AND ACCUMULATED DEFICIT
Current liabilities:
  Accounts payable and accrued expenses............................... $ 19,267
  Program rights payable, short-term..................................   14,715
  Other current liabilities...........................................    1,435
                                                                       --------
    Total current liabilities.........................................   35,417
Program rights payable, long-term.....................................   21,194
Due to related parties................................................   74,949
Commitments and contingencies.........................................
Accumulated deficit...................................................  (78,798)
                                                                       --------
    Total Liabilities and Accumulated Deficit......................... $ 52,762
                                                                       ========


       The accompanying notes are an integral part of this balance sheet.

                                FX NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                     FOR THE PERIODS ENDED APRIL 29, 1996,
                        JUNE 30, 1995 AND JUNE 30, 1994
                             (DOLLARS IN THOUSANDS)

                                                                      INCEPTION
                                                                      (JULY 1,
                             FOUR MONTHS                                1993)
                           ENDED APRIL 29,   TEN MONTHS    YEAR ENDED  TO JUNE
                                1996       ENDED APRIL 29,  JUNE 30,     30,
                             (UNAUDITED)        1996          1995      1994
                           --------------- --------------- ---------- ---------
Revenue:
  Programming.............    $ 24,291        $ 55,934      $ 52,238  $  3,659
  Advertising.............       8,287          17,358        13,454       309
  Infomercial.............         947           2,109         2,579       142
                              --------        --------      --------  --------
                                33,525          75,401        68,271     4,110
                              --------        --------      --------  --------
Expenses:
  Operating...............      26,220          63,369        83,579    29,194
  General and
   administrative.........       7,941          19,936        23,677    10,331
  Depreciation and
   amortization...........         201             480           436        58
                              --------        --------      --------  --------
                                34,362          83,785       107,692    39,583
                              --------        --------      --------  --------
Interest expense..........       3,354           7,898         3,497       407
                              --------        --------      --------  --------
    Net Loss..............    $ (4,191)       $(16,282)     $(42,918) $(35,880)
                              ========        ========      ========  ========


   The accompanying notes are an integral part of these financial statements.

                                FX NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                       STATEMENTS OF ACCUMULATED DEFICIT

             FOR THE PERIODS ENDED JUNE 30, 1995 AND JUNE 30, 1994
                             (DOLLARS IN THOUSANDS)

Balance at Inception (July 1, 1993).................................. $    --
  Net loss...........................................................  (35,880)
                                                                      --------
Balance at June 30, 1994.............................................  (35,880)
  Net loss...........................................................  (42,918)
                                                                      --------
Balance at June 30, 1995............................................. $(78,798)
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                                FX NETWORKS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

          FOR THE PERIODS ENDED APRIL 29, 1996, JUNE 30, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                           FOUR MONTHS                                INCEPTION
                         ENDED APRIL 29,   TEN MONTHS    YEAR ENDED (JULY 1, 1993)
                              1996       ENDED APRIL 29,  JUNE 30,   TO JUNE 30,
                           (UNAUDITED)        1996          1995         1994
                         --------------- --------------- ---------- --------------
Cash Flows from
 Operating Activities:
  Net income...........      $(4,191)       $(16,282)     $(42,918)    $(35,880)
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
   Depreciation........          201             480           436           58
  Changes in operating
   assets and
   liabilities:
    Accounts
     receivables.......       (3,998)         (9,110)      (10,622)      (3,812)
    Program rights.....       (6,785)         (7,194)       11,799      (47,614)
    Other assets.......          359            (167)           34         (653)
    Accounts payable
     and accrued
     expenses..........       (1,136)           (927)       (3,547)      24,249
    Program rights
     payable...........        6,263           6,254       (11,522)      47,431
                             -------        --------      --------     --------
      Net cash used in
       operating
       activities......       (9,287)        (26,946)      (56,340)     (16,221)
                             -------        --------      --------     --------
Cash Flows from
 Investing Activities:
  Purchases of property
   and equipment.......         (191)           (521)       (1,185)      (1,203)
                             -------        --------      --------     --------
      Net cash used in
       investing
       activities......         (191)           (521)       (1,185)      (1,203)
                             -------        --------      --------     --------
Cash Flows from
 Financing Activities:
  Related Party
   Payable.............        9,478          27,467        57,525       17,424
                             -------        --------      --------     --------
      Net cash provided
       by financing
       activities......        9,478          27,467        57,525       17,424
                             -------        --------      --------     --------
Net Increase (Decrease)
 in Cash and Cash
 Equivalents...........            0               0             0            0
Cash and Cash
 Equivalents, beginning
 of year...............            0               0             0            0
                             -------        --------      --------     --------
Cash and Cash
 Equivalents, end of
 year..................      $     0        $      0      $      0     $      0
                             =======        ========      ========     ========
Supplemental Cash Flow
 Information
  Cash paid for
   interest............      $ 3,354        $  7,898      $  3,497     $    407
                             =======        ========      ========     ========


   The accompanying notes are an integral part of these financial statements.

                               FX NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
   (INFORMATION AS OF AND FOR THE PERIOD ENDED APRIL 29, 1996 IS UNAUDITED)

                                 JUNE 30, 1995
                            (DOLLARS IN THOUSANDS)

(1) ORGANIZATION

  FX Networks, LLC was formed on July 1, 1993 as a division of Fox, Inc. ("Fox"), a subsidiary of The News Corporation Limited, as a basic cable exclusive service distributed on a per subscriber basis, to provide general entertainment and sports programming services and sell commercial advertising time during its programming.

(2) SIGNIFICANT ACCOUNTING POLICIES

 (a) Basis of Presentation

  The accompanying financial statements of the Company present the operations and cash flows for the interim four month period ended April 29, 1996 (unaudited) for the purpose of comparison to the six months ended June 30, 1997 for its successor company, Fox/Liberty Networks.

 (b) Program Rights

  The Company has multi-year contracts for broadcast rights of syndicated entertainment programs. Program rights are amortized over the term of the contract using the straight-line method.

  At the inception of these contracts and periodically thereafter, the Company evaluates the recoverability of the costs associated therewith against the advertising revenues directly associated with the program material and related expenses. Where an evaluation indicates that a multi-year contract will result in an ultimate loss, additional amortization is provided to recognize that loss currently.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation for financial statement purposes is provided using the straight-line method over estimated useful lives of 3 to 5 years.

 (d) Income Taxes

  No provision has been made for income tax expense or benefit in the accompanying consolidated financial statements as the income or losses of the Company are reported in the respective income tax returns of the partners.

 (e) Revenue

  Programming revenue represents monthly subscriber fees received from cable system operations and is recognized as earned. Advertising revenue is recognized as earned.

 (f) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

                               FX NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
   (INFORMATION AS OF AND FOR THE PERIOD ENDED APRIL 29, 1996 IS UNAUDITED)

                                 JUNE 30, 1995
                            (DOLLARS IN THOUSANDS)


 (g) Allocation of expenses

  Fox allocates costs, such as rent and payroll, incurred on behalf of the Company based on the percentage of services rendered. These allocated expenses are included in general and administrative expenses in the Statements of Operations.

 (h) Interim Financial Data (unaudited)

  The interim financial data for the period ended April 29, 1996 has been prepared by the Company and is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of operations and cash flows for the interim period. Results for the interim period are not necessarily indicative of the results to be achieved for the full year.

(3) RELATED PARTY TRANSACTIONS

  The Company recognized the following revenue and expenses as a result of arms-length transactions with related parties (amounts in thousands):

                                                             YEAR
                              FOUR MONTHS                    ENDED
                            ENDED APRIL 29,   TEN MONTHS     JUNE   JULY 1, 1993
                                 1996       ENDED APRIL 29,   30,   TO JUNE 30,
                              (UNAUDITED)        1996        1995       1994
                            --------------- --------------- ------- ------------
Revenue:
  Advertising..............     $  159          $   248     $   244    $   56
Expenses:
  Interest expense.........      3,354            7,898       3,497       407
  Production...............      7,932           23,068      43,215     4,677
  Programming fees.........      3,604            7,695       5,967       528

  At June 30, 1995, trade and other receivables include approximately $4,008 for programming revenue from related parties of the partners. TCI, which became a related party as a result of the Joint Venture (see Note 7), had transactions with the Company resulting in revenues of $25,310 for the ten month period ended April 29, 1996 and receivables of $4,008 as of June 30, 1995.

(4) PROPERTY AND EQUIPMENT

  Property and equipment at June 30, 1995 consisted of the following:

                                                                          1995
                                                                         ------
      Office equipment.................................................. $2,206
      Other.............................................................    182
      Accumulated depreciation..........................................   (494)
                                                                         ------
                                                                         $1,894
                                                                         ======

(5) RELATED PARTY LOAN

  At June 30, 1995, the Company borrowed $74,949 from Twentieth Century Fox and Fox, Inc. under a revolving loan facility. Borrowings bear interest at the prime rate (9% and 7.25% at June 30, 1995, and 1994) and have an unspecified maturity. For the years ended June 30, 1995 and 1994, the Company incurred interest expense related to this borrowing totaling $3,497 and $407. This borrowing was not contributed to Fox/Liberty Networks, LLC (see note 7).

                               FX NETWORKS, LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
     (INFORMATION AS OF AND FOR THE PERIOD ENDED APRIL 29, 1996 UNAUDITED)

                                 JUNE 30, 1995
                            (DOLLARS IN THOUSANDS)


(6) COMMITMENTS AND CONTINGENCIES

 (a) Leases

  The Company leases transponders and equipment used to carry its broadcast signals. These leases, which are classified as operating leases, expire at various dates through 2006. Future minimum payments, by year under cancelable and non-cancelable operating leases with a term of one year or more consist of the following at June 30, 1995:

            1995.................................   2,342
            1996.................................   4,694
            1997.................................   4,749
            1998.................................   4,793
            1999.................................   4,684
            Thereafter...........................  20,790
                                                  -------
                                                  $42,052
                                                  =======

  Total lease expenses were approximately $3,912, $1,564, $4,662, and $694, respectively, for the ten months and four months ended April 29, 1996, the years ended June 30, 1995 and 1994.

 (b) Long-term Program Rights Contracts

  The Company has long-term program rights contracts which require payments through 1999. Future minimum payments including unrecorded amounts by year are as follows at June 30, 1995:

            1995................................. $ 8,767
            1996.................................  20,014
            1997.................................  15,885
            1998.................................   9,315
            1999.................................   4,095
                                                  -------
                                                  $58,076
                                                  =======

 (c) Litigation

  The Company is a party to various lawsuits and claims arising in the ordinary course of business. While the outcome of such claims, lawsuits or other proceedings against the Company cannot be predicted with certainty, management expects that such liability, to the extent not provided through insurance or otherwise, will not have a material adverse effect on the operating results or financial position of the Company.

(7) SUBSEQUENT EVENT

  On May 1, 1996, The News Corporation Limited contributed a majority of the assets and liabilities of the Company to Fox/Liberty Networks, LLC as part of a joint venture formed by The News Corporation Limited and Tele-
Communications, Inc.

                          MADISON SQUARE GARDEN, L.P.

                              FINANCIAL STATEMENTS
                         TOGETHER WITH AUDITORS' REPORT

                        AS OF DECEMBER 31, 1996 AND 1995
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                    AND FOR THE PERIODS FROM MARCH 10, 1995
                         THROUGH DECEMBER 31, 1995 AND
                    FROM APRIL 3, 1994 THROUGH MARCH 9, 1995

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Partners of Madison Square Garden, L.P.:

  We have audited the accompanying Statements of Financial Position of Madison Square Garden, L.P. as of December 31, 1996 and 1995, and the related Statements of Operations, Changes in Members' Equity and Cash Flows for the year ended December 31, 1996 and the period from March 10, 1995 through December 31, 1995. We have also audited the accompanying Statements of Operations and Cash Flows of Madison Square Garden Corporation for the period from April 3, 1994 through March 9, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madison Square Garden, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from March 10, 1995 through December 31, 1995, and the results of operations and cash flows of Madison Square Garden Corporation for the period from April 3, 1994 through March 9, 1995, all in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

New York, New York
January 21, 1997 (except with respect to the matter discussed in Note I, as to which the date is June 17, 1997)

                          MADISON SQUARE GARDEN, L.P.

                        STATEMENTS OF FINANCIAL POSITION
                             (DOLLARS IN THOUSANDS)

                                                             DECEMBER 31,
                                                         ---------------------
                                                            1996       1995
                                                         ---------- ----------
                         ASSETS
Cash.................................................... $      708 $   11,799
Trade receivables, net of allowance for doubtful ac-
 counts of $3,337 and $4,914............................     53,039     38,019
Prepaid expenses........................................      8,405      8,168
Other current assets....................................      7,047      4,504
                                                         ---------- ----------
  Total current assets..................................     69,199     62,490
Property and equipment, net.............................    177,305    199,638
Intangible assets, net..................................    978,241  1,011,599
Other assets............................................     21,414      9,351
                                                         ---------- ----------
  Total assets.......................................... $1,246,159 $1,283,078
                                                         ========== ==========

            LIABILITIES AND MEMBERS' EQUITY
Trade accounts payable.................................. $    9,398 $   22,798
Accrued expenses........................................     78,866     73,021
Deferred revenue........................................     61,749     59,449
                                                         ---------- ----------
  Total current liabilities.............................    150,013    155,268
Long term debt..........................................    228,000    263,000
Deferred compensation...................................      6,987      9,463
Accrued sports rights...................................     88,223    112,923
Other liabilities.......................................     45,351     28,202
                                                         ---------- ----------
  Total liabilities.....................................    518,574    568,856

                    MEMBERS' EQUITY
Members' contribution...................................    720,000    720,000
Accumulated earnings (losses)...........................      7,585     (5,778)
                                                         ---------- ----------
Total members' equity...................................    727,585    714,222
                                                         ---------- ----------
Total liabilities and members' equity................... $1,246,159 $1,283,078
                                                         ========== ==========

  The accompanying notes to financial statements are an integral part of these statements.

                          MADISON SQUARE GARDEN, L.P.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                         (PREDECESSOR BASIS OF
                                                                                           PERIOD FROM    ACCOUNTING) NOTE A
                                                                                          MARCH 10, 1995 ---------------------
                                                                              YEAR ENDED        TO            PERIOD FROM
                                                                             DECEMBER 31,  DECEMBER 31,      APRIL 3, 1994
                                                                                 1996          1995        TO MARCH 9, 1995
                                                                             ------------ -------------- ---------------------
Revenues....................................................................   $423,731      $295,684          $ 325,833
Expenses
  Operating expenses........................................................    317,178       221,539            302,881
  General and administrative expenses.......................................     16,246        12,005             13,907
                                                                               --------      --------          ---------
Operating income before depreciation and amortization.......................     90,307        62,140              9,045
Depreciation and amortization...............................................     60,860        51,131             15,347
                                                                               --------      --------          ---------
Operating income............................................................     29,447        11,009             (6,302)
Interest expense, net.......................................................     17,850        16,787                 15
Intercompany interest expense...............................................        --            --              30,124
Intercompany administration fee.............................................        --            --               3,430
Gain on sales of businesses.................................................      1,766           --                 --
                                                                               --------      --------          ---------
Net income (loss)...........................................................   $ 13,363      $ (5,778)           (39,871)
                                                                               ========      ========          =========
Accumulated Deficit, Beginning of Period....................................                                    (332,508)
                                                                                                               ---------
Accumulated Deficit, End of Period..........................................                                   $(372,379)
--------------------------------------------------
                                                                                                               =========


  The accompanying notes to financial statements are an integral part of these statements.

                          MADISON SQUARE GARDEN, L.P.

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                          CABLEVISION
                                                  ITT       SYSTEMS
                                              CORPORATION CORPORATION  TOTAL
                                              ----------- ----------- --------
Members' Initial Contribution, March 10,
 1995........................................  $610,000    $110,000   $720,000
Net Loss.....................................    (2,889)     (2,889)    (5,778)
                                               --------    --------   --------
Members' Equity as of December 31, 1995......  $607,111    $107,111   $714,222
Change in Partnership Interests..............   (81,250)     81,250        --
Net Income...................................     6,682       6,681     13,363
                                               --------    --------   --------
Members' Equity as of December 31, 1996......  $532,543    $195,042   $727,585
                                               ========    ========   ========



  The accompanying notes to financial statements are an integral part of these statements.

                          MADISON SQUARE GARDEN, L.P.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                          (PREDECESSOR BASIS OF
                                                           ACCOUNTING) NOTE A
                                            PERIOD FROM   ---------------------
                                           MARCH 10, 1995      PERIOD FROM
                               YEAR ENDED        TO           APRIL 3, 1994
                              DECEMBER 31,  DECEMBER 31,           TO
                                  1996          1995          MARCH 9, 1995
                              ------------ -------------- ---------------------
Operating Activities
  Net income (loss)..........   $ 13,363    $    (5,778)        $ (39,871)
  Adjustments to reconcile
   net income (loss) to net
   cash provided from
   operations:
    Depreciation and
     amortization............     60,860         51,131            15,347
    Gain on sales of
     businesses..............     (1,766)           --                --
    (Increase)/decrease in
     trade receivables.......    (16,127)        14,847               146
    (Increase)/decrease in
     other assets............    (13,368)           147               722
    Increase in trade
     accounts payable and
     accrued expenses and
     other liabilities.......      1,855         15,992            15,803
    Increase/(decrease) in
     deferred revenue........      4,417         15,261            (2,123)
    Decrease in deferred
     compensation............     (2,476)        (5,884)           (2,870)
    (Decrease)/increase in
     accrued sports rights...    (24,700)       (23,112)           43,699
    Decrease in other assets
     and other liabilities,
     net.....................        --             --             (3,250)
                                --------    -----------         ---------
      Net cash provided from
       operations............     22,058         62,604            27,603
                                --------    -----------         ---------
Investing Activities
  Capital expenditures.......     (5,747)       (11,899)           (7,795)
  Proceeds from sales of
   businesses................     21,168            --                --
  Acquisition costs, net of
   cash acquired.............     (9,801)    (1,021,906)              --
  Other......................     (3,769)           --                --
                                --------    -----------         ---------
      Net cash provided from
       (used for) investing
       activities............      1,851     (1,033,805)           (7,795)
                                --------    -----------         ---------
Financing Activities
  Borrowing from banks.......        --         318,000               --
  Principal repayments, net..    (35,000)       (55,000)              --
  Members' contribution......        --         720,000               --
  Forgiveness of payable to
   affiliate.................        --             --           (468,045)
  Contributed capital from
   affiliate.................        --             --            468,045
  Intercompany transfers to
   affiliate.................        --             --           (367,674)
  Intercompany transfers from
   affiliate.................        --             --            347,943
      Net cash (used for)
       provided from
       financing activities..    (35,000)       983,000           (19,731)
                                --------    -----------         ---------
(Decrease)/increase in cash..    (11,091)        11,799                77
Cash at beginning of period..     11,799            --              3,308
                                --------    -----------         ---------
Cash at end of period........   $    708    $    11,799         $   3,385
                                ========    ===========         =========

  The accompanying notes to financial statements are an integral part of these statements.

                          MADISON SQUARE GARDEN, L.P.

                         NOTES TO FINANCIAL STATEMENTS
              (DOLLARS IN THOUSANDS, UNLESS OTHERWISE INDICATED)

NOTE A--THE PARTNERSHIP

 Formation and Ownership Structure

  On March 10, 1995 (the "Acquisition Date"), MSG Holdings, L.P. ("Holdings"), a partnership among subsidiaries of Cablevision Systems Corporation ("Cablevision"), and ITT Corporation ("ITT") acquired the business and assets of Madison Square Garden Corporation from Viacom, Inc. in a transaction in which that corporation merged with and into Holdings. The name of Holdings was subsequently changed to Madison Square Garden, L.P. ("MSG" or the "Partnership").

  The Partnership funded the purchase price of the acquisition of approximately $1 billion through borrowings of approximately $290 million under a credit agreement with various lending institutions (see Note C) and equity contributions from the partners. As agreed by the partners, each has equal management control over MSG. The Partnership has allocated its net income/loss between the partners in the accompanying Statements of Changes in Members' Equity in accordance with the partnership agreement.

  The acquisition of Madison Square Garden Corporation by the Partnership was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired, including goodwill and certain player contracts, and the liabilities assumed based upon their estimated fair values. In February 1997, Cablevision made a cash payment to ITT of $168,750, which equalized their respective partnership interests.

  The following unaudited pro forma 1995 information for MSG has been prepared assuming the acquisition had taken place on January 1, 1995:

                                                                         1995
                                                                       --------
      Operating revenues, net......................................... $387,154
      Operating income................................................   21,179
      Net income (loss)............................................... $    989

  The pro forma information does not purport to be indicative of the results that would actually have been obtained if the acquisition had occurred at the beginning of the period nor is it indicative of future results.

  The effects of the acquisition and related financings resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the Acquisition Date. The financial statements for the period from April 3, 1994 to March 9, 1995 represent those of Madison Square Garden Corporation, as a wholly-owned subsidiary of Viacom, Inc.

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  MSG operates in one business segment, namely sports entertainment. MSG encompasses the operations of the Madison Square Garden entertainment complex which includes the main arena, a theater and various events within the complex. The New York Knickerbockers ("Knicks") Basketball Club, a member of the National Basketball Association ("NBA"), The New York Rangers ("Rangers") Hockey Club, a member of the National Hockey League ("NHL") and Madison Square Garden Network ("MSGN"), a regional sports network. SRO Motorsports ("SRO") and Miss Universe ("MU") were sold in March 1996 and November 1996, respectively.

                          MADISON SQUARE GARDEN, L.P.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

 Revenue Recognition

  MSG derives its revenues primarily from the sale of advertising and event sponsorships, fees from cable system operators for carriage of MSGN, ticket sales, fees for licensing of the luxury suites, sale of food and merchandise, distributions of revenues from NBA and NHL contracts and rental of the complex for entertainment events.

  The Knicks and Rangers derive revenues principally from ticket sales and distributions of league wide revenue and are recognized as the games are played.

  MSGN charges a fee to cable system operators based on a contractual rate per subscriber and recognizes this revenue in the period that the service is provided. MSGN sells commercial spots to advertisers at various rates depending on time period, programs and commercial length and recognizes this revenue in the period the spots are aired.

  Event related revenues from the sale of tickets, sponsorships, food and merchandise and rental income are recognized as the underlying event occurs.

  Revenues from the sale of advertising in the form of signage and license fees from the rental of the arena's luxury suites are recognized ratably over the term of the respective agreements.

 Intangible Assets

  Intangible assets include goodwill and other intangibles arising from the acquisition of Madison Square Garden Corporation by the Partnership of approximately $912,300 and $897,500 as of December 31, 1996 and 1995, respectively. Goodwill is amortized, on a straight-line basis, over forty years. Intangible assets related to the value of certain player contracts existing on the Acquisition Date of $153,000 are amortized, on a straight-line basis, over an estimated useful life of six years. Accumulated amortization related to goodwill and certain player contracts totaled $87,064 and $38,830 as of December 31, 1996 and 1995, respectively. Amortization expense of intangibles totaled $48,234, $38,830 and $457 for the year ended December 31, 1996, for the period from the Acquisition Date to December 31, 1995 and for the period April 3, 1994 to March 9, 1995, respectively.

  Recoverability of goodwill and intangible assets is assessed regularly and impairments, if any, are recognized in operating results if a permanent dimunition in value were to occur based on an undiscounted cash flow analysis.

 Property and Equipment

  Property and equipment owned as of March 9, 1995 are stated at their fair market value on the Acquisition Date and assets acquired subsequent to March 9, 1995 are stated at cost. Provision for depreciation on all assets is computed using the straight-line method over the estimated useful lives of the assets ranging from three years for certain equipment to fifty years for the arena. Leasehold improvements are amortized using the straight-line method over the term of the lease or the life of the improvement, whichever is shorter.

 Broadcast Rights

  MSG acquires the rights to various sporting events and programming for exhibition on MSGN. The costs incurred in acquiring the programs, to the extent they are estimated to be recovered from future revenues, are capitalized and amortized as the programs are available for broadcast.

                          MADISON SQUARE GARDEN, L.P.

 Player Contracts

  Costs incurred to acquire player contracts, including signing bonuses, are amortized over the contract period of the respective player.

NOTE C--LONG TERM DEBT

  Long term debt consists of borrowings made pursuant to a credit agreement (the "Credit Agreement") between the Partnership and various lending institutions.

  Borrowings under the Credit Agreement as of December 31, consisted of:

                                                                 1996     1995
                                                               -------- --------
Eurodollar loan due January 17, 1996 @ 6.5625% interest rate.  $    --  $150,000
Eurodollar loan due March 15, 1996 @ 6.4375% interest rate...       --   113,000
Eurodollar loan due January 02, 1997 @ 6.2500% interest rate.    37,000      --
Eurodollar loan due January 23, 1997 @ 6.3125% interest rate.     5,000      --
Eurodollar loan due February 20, 1997 @ 6.1250% interest rate     5,000      --
Eurodollar loan due March 17, 1997 @ 6.1875% interest rate...    88,000      --
Eurodollar loan due April 15, 1997 @ 6.2500% interest rate...    93,000      --
                                                               -------- --------
  Total......................................................  $228,000 $263,000
                                                               ======== ========

  The Credit Agreement allows the Partnership to borrow an amount not to exceed the unutilized commitment at either the base rate (the higher of one half percent above the federal funds rate or the prime rate) or LIBOR plus
 .625%. The Partnership may elect the term of the loan, from one to six months. Borrowings under the Credit Agreement are classified as long term debt in the accompanying Statements of Financial Position since the Partnership has the intent and ability to refinance the Eurodollar loans for periods exceeding one year pursuant to the Credit Agreement, which is noncancelable. The Partnership may prepay outstanding loans or reduce the unutilized commitment at any time. The Partnership is required to pay a fee based on the unutilized commitment. The unutilized commitment as of December 31, 1996 was $101,575. Maturity of any borrowings under the Credit Agreement may not exceed three years after the initial borrowing, or March 9, 1998. The carrying amount of the debt approximates its fair value. Interest expense for the Credit Agreement approximated $17,200 and $16,300 for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively and interest paid during these periods approximated $17,500 and $13,900, respectively.

  The Credit Agreement contains certain covenants and restrictions including that the Partnership maintain certain financial ratios with which the Partnership has complied.

NOTE D--COMMITMENTS

  The Partnership has various agreements and commitments under a variety of contracts. Certain of these contracts provide for payments which are guaranteed. In addition, the Partnership has various long term noncancellable operating lease commitments for office space and practice facilities for its professional sports

                          MADISON SQUARE GARDEN, L.P.

teams. Future cash payments required under these contracts and noncancellable operating lease commitments for office space and practice facilities as of December 31, 1996 are as follows:

            1997................................ $ 68,000
            1998................................   51,395
            1999................................   47,545
            2000................................   32,872
            2001................................   30,994
            Thereafter..........................   67,387
                                                 --------
            Total............................... $298,193
                                                 ========

  Rent expense, including rentals of certain equipment, totaled $4,505, $3,700 and $4,000 for the year ended December 31, 1996, for the period from the Acquisition Date to December 31, 1995 and for the period April 3, 1994 to March 9, 1995, respectively.

  As of December 31, 1996 the Partnership has obligations to make future payments for the rights to broadcast certain sporting events and other programming through the year 2000 of approximately $198,000. In a prior period, the Partnership recognized a loss and recorded a reserve on a contract, representing the difference between estimated aggregate revenues and expenses related to the contract. The remaining liability associated with this contract is recorded in accrued sports rights in the accompanying Statements of Financial Position.

  The Partnership is a defendant in various lawsuits. In the opinion of counsel these suits should not have a material adverse effect on the financial position and results of operations of the Partnership.

NOTE E--PENSION AND OTHER POSTRETIREMENT BENEFITS PLANS

  The Partnership sponsors several non-contributory pension plans covering the Partnership's non-union employees and certain union employees. Benefits payable to retirees under these plans are based upon years of service and participant's compensation and are funded through trusts established under the plans. The Partnership's funding policy is to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974. Plan assets consist primarily of shares in a balanced fund that invests primarily in common stocks, bonds, United States government securities and cash.

  Components of the Partnership's net periodic pension cost for defined benefit plans are as follows:

                                                               (PREDECESSOR
                                                                 BASIS OF
                                                               ACCOUNTING)
                                                                  NOTE A
                                                             ----------------
                                               PERIOD FROM
                                 YEAR ENDED  MARCH 10, 1995    PERIOD FROM
                                DECEMBER 31, TO DECEMBER 31,  APRIL 3, 1994
                                    1996          1995       TO MARCH 9, 1995
                                ------------ --------------- ----------------
      Service cost............    $ 1,296        $ 1,010          $ 148
      Interest cost...........      1,485          1,111            161
      Actual return on plan
       assets.................     (1,461)        (1,117)          (107)
      Net amortization and de-
       ferral.................        244            --             102
                                  -------        -------          -----
      Net periodic pension
       cost...................    $ 1,564        $ 1,004          $ 304
                                  =======        =======          =====

                          MADISON SQUARE GARDEN, L.P.

  The funded status and the amounts recorded on the Partnership's balance sheet for its defined pension plans were as follows:

                                                               1996      1995
                                                             --------  --------
      Plan assets at fair value............................  $ 15,153  $ 13,740
      Projected benefit obligation.........................   (22,309)  (20,225)
                                                             --------  --------
      Plan assets (less than) projected benefit obligation.    (7,156)   (6,485)
      Unrecognized net loss................................       241       524
      Unrecognized prior service cost......................       113       --
                                                             --------  --------
      (Accrued) pension liability..........................  $ (6,802) $ (5,961)
                                                             ========  ========
      Accumulated benefit obligation.......................  $ 16,246  $ 14,559
                                                             ========  ========
      Vested benefit obligation............................  $ 14,466  $ 12,948
                                                             ========  ========

  Assumptions used to determine pension costs and projected benefit obligation for all periods are as follows:

            Discount rate..........................   7.5%
            Rate of return on plan assets..........  10.0%
            Rate of increase in future compensation
             levels................................   5.0%

  In addition, the Partnership contributes to various multiemployer defined benefit pension plans. Pension expense recognized for these multiemployer plans for the year ended December 31, 1996, for the period from the Acquisition Date to December 31, 1995 and the period from April 3, 1994 to March 9, 1995 approximated $1,324, $967 and $1,879, respectively.

  The Partnership also sponsors a welfare plan which provides certain postretirement health care and life insurance benefits to certain non-union employees and their dependents who are eligible for early or normal retirement under the Partnership's retirement plan. The welfare plan is contributory and contains cost-sharing features such as deductibles and co-insurance payments. The Partnership funds these benefits as claims are paid.

  Components of the Partnership's costs for postretirement benefits are as follows:

                                                                   1996   1995
                                                                  ------ ------
      Service cost............................................... $  213 $  257
      Interest cost..............................................    283    289
      Amortization of unrecognized prior
       service benefit...........................................   (81)    --
                                                                  ------ ------
      Periodic postretirement benefit cost....................... $  415 $  546
                                                                  ====== ======

  Components of the liability recognized in the Partnership's balance sheet with respect to the Partnership sponsored welfare plans are as follows:

                                                                   1996   1995
                                                                  ------ ------
      Current retirees........................................... $  788 $2,134
      Eligible active participants...............................    270    801
      Other active participants..................................  1,053  2,329
                                                                  ------ ------
      Accumulated postretirement benefit obligation..............  2,111  5,264
      Unrecognized prior service benefit.........................  3,411     --
      Unrecognized net gain......................................    137    199
                                                                  ------ ------
      Accrued postretirement benefit obligation.................. $5,659 $5,463
                                                                  ====== ======

                          MADISON SQUARE GARDEN, L.P.

  The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for 1996 and 1995. The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation was 7% for 1996, decreasing to an ultimate rate of 5% by the year 2004. If the health care cost trend assumptions were increased by 1% the accumulated postretirement benefit obligation as of December 31, 1996 would be increased by approximately 17%. The effect of this change on the estimated aggregate of service and interest cost for 1996 would be an increase of 19%.

  In 1996, the Partnership amended its postretirement health care programs, principally to reflect a change from a traditional reimbursement program to a managed care program. These amendments resulted in a reduction of the Partnership's accumulated postretirement benefit obligation, which created an unrecognized prior service benefit. The unrecognized prior service benefit is being amortized over approximately 17 years.

  In addition, the Partnership contributes to multiemployer plans which provide health and welfare benefits to active as well as retired employees. The Partnership incurred costs of $2,452 and $1,800 related to those plans for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively.


NOTE F--TRANSACTIONS WITH RELATED PARTIES

  The Partnership charges Cablevision Systems Inc. ("CSI") a fee for carriage of the MSGN signal pursuant to a letter agreement dated June 20, 1995. The fee charged is similar to those charged other cable operators. Revenues from CSI totaled $24,517 and $18,330 for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively.

  The Partnership has an agreement with Rainbow Advertising Sales Corporation ("RASCO"), a subsidiary of Cablevision, appointing RASCO as its exclusive representative for advertising by national advertisers on MSGN. The agreement extends through September 30, 1998. RASCO generated advertising revenues, net of commissions, of $9,417 and $1,844 for the year ended December 31, 1996 and for the period from the Acquisition Date to December 31, 1995, respectively.

NOTE G--PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                1996     1995
                                                              -------- --------
      Land................................................... $ 20,000 $ 20,000
      Building...............................................  104,815  103,883
      Equipment..............................................   63,365   76,090
      Furniture and fixtures.................................    7,518    7,014
      Leasehold improvements.................................    5,934    4,952
                                                              -------- --------
        Total................................................  201,632  211,939
      Less accumulated depreciation..........................   24,327   12,301
                                                              -------- --------
      Property and equipment, net............................ $177,305 $199,638
                                                              ======== ========

NOTE H--INCOME TAXES

  The predecessor company has filed federal, state and local income tax returns on a consolidated basis with Viacom. The predecessor company does not have a formal tax sharing agreement with Viacom, nor has the

                          MADISON SQUARE GARDEN, L.P.

predecessor company received any benefits attributable to losses from the predecessor company's operations from Viacom. As a result, the predecessor company has not recorded an income tax benefit in the accompanying statements of operations.

  The Partnership is not subject to income taxes, therefore no tax provision has been made in the accompanying financial statements.

NOTE I--SUBSEQUENT EVENTS

  On June 17, 1997, MSG redeemed a portion of ITT's stake in the Partnership for $500 million. Simultaneously, with the redemption, Cablevision contributed SportsChannel Associates ("SCNY") to the Partnership, with SCNY becoming a wholly-owned subsidiary of MSG. As a result of the aforementioned transactions, Cablevision's partnership interest increased to 89.8%, while ITT's partnership interest decreased to 10.2%. ITT has an option to require Cablevision to purchase its continuing 10.2 percent interest in the two years from June 17, 1997. Similarly, in three years, Cablevision has an option to purchase ITT's 10.2 percent interest should ITT choose not to exercise its option within that time frame.

  In conjunction with the June 17, 1997 transactions, MSG entered into a $850 million credit facility with various lending institutions. In addition to the financing of the $500 million redemption, proceeds from the credit facility were used to refinance debt outstanding under MSG's existing Credit Agreement. The credit facility contains certain covenants and restrictions including that the Partnership maintain certain financial ratios. Such covenants and restrictions do not take effect until September 30, 1997.

                           MADISON SQUARE GARDEN L.P.

                          INTERIM FINANCIAL STATEMENTS

  AS OF JUNE 30, 1997 AND DECEMBER 31, 1996, AND FOR THE SIX MONTHS ENDED JUNE
                               30, 1997 AND 1996

                                  (UNAUDITED)

                          MADISON SQUARE GARDEN, L.P.

                        STATEMENTS OF FINANCIAL POSITION
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                         JUNE 30,  DECEMBER 31,
                                                           1997        1996
                                                        ---------- ------------
ASSETS
  Cash................................................. $    2,361  $      708
  Trade receivables, net of allowance for doubtful ac-
   counts of $4,011 and 3,337, respectively............     65,193      53,039
  Prepaid expenses.....................................     11,706       8,405
  Other current assets.................................     11,291       7,047
                                                        ----------  ----------
    Total current assets...............................     90,551      69,199
Property and equipment, net............................    178,360     177,305
Intangible assets, net.................................  1,261,907     978,241
Other assets...........................................     46,881      21,414
                                                        ----------  ----------
    Total assets....................................... $1,577,699  $1,246,159
                                                        ==========  ==========
LIABILITIES AND MEMBERS' EQUITY
  Trade accounts payable............................... $   11,301  $    9,398
  Accrued expenses.....................................     86,796      78,866
  Deferred revenues....................................     30,536      61,749
                                                        ----------  ----------
    Total current liabilities..........................    128,633     150,013
Long term debt.........................................    804,000     228,000
Deferred compensation..................................     12,697       6,987
Accrued sports rights..................................    100,942      88,223
Other liabilities......................................     40,708      45,351
                                                        ----------  ----------
    Total liabilities..................................  1,086,980     518,574
MEMBERS' EQUITY
  Members' contribution................................    476,319     720,000
  Accumulated earnings (losses)........................     14,400       7,585
                                                        ----------  ----------
    Total members' equity..............................    490,719     727,585
                                                        ----------  ----------
      Total liabilities and members' equity............ $1,577,699  $1,246,159
                                                        ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                          MADISON SQUARE GARDEN, L.P.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                           SIX MONTHS SIX MONTHS
                                                             ENDED      ENDED
                                                            JUNE 30,   JUNE 30,
                                                              1997       1996
                                                           ---------- ----------
Revenues..................................................  $219,785   $219,678
Expenses..................................................
Operating expenses........................................   161,294    168,405
General and administrative expenses.......................     9,854      7,594
                                                            --------   --------
Operating income before depreciation and amortization.....    48,637     43,679
Depreciation and amortization.............................    31,613     32,165
                                                            --------   --------
Operating income..........................................    17,024     11,514
Interest expense, net.....................................    10,209      9,454
                                                            --------   --------
Net income................................................  $  6,815   $  2,060
                                                            ========   ========



   The accompanying notes are an integral part of these financial statements.

                          MADISON SQUARE GARDEN, L.P.

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                                  (UNAUDITED)

                           (IN THOUSANDS OF DOLLARS)

                                                         CABLEVISION
                                                 ITT       SYSTEMS
                                             CORPORATION CORPORATION   TOTAL
                                             ----------- ----------- ---------
Members' Equity as of December 31, 1996.....  $ 532,543   $195,042   $ 727,585
Change in Partnership Interests.............   (168,750)   168,750         --
Redemption of Partnership Interests.........   (500,000)       --     (500,000)
Goodwill Resulting from Redemption of
 Partnership Interests......................    172,488        --      172,488
Contribution of SportsChannel New York......      8,551     75,280      83,831
Net Income..................................      5,222      1,593       6,815
                                              ---------   --------   ---------
Members' Equity as of June 30, 1997.........  $  50,054   $440,665   $ 490,719
                                              =========   ========   =========



  The accompanying notes are an integral part of these consolidated financial statements.

                          MADISON SQUARE GARDEN, L.P.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                           (IN THOUSANDS OF DOLLARS)

                                              SIX MONTHS ENDED SIX MONTHS ENDED
                                               JUNE 30, 1997    JUNE 30, 1996
                                              ---------------- ----------------
Cash flows from operating activities:
  Net income.................................    $   6,815         $  2,060
  Adjustments to reconcile net income to net
   cash used in operating activities:
    Depreciation.............................        6,998            8,171
    Amortization.............................       24,615           23,994
    Changes in assets and liabilities:
      Decrease in trade receivables..........          361            4,042
      Decrease/(increase) in other current
       assets................................        1,909           (2,281)
      Decrease in trade accounts payable.....       (7,121)         (12,903)
      Decrease in accrued expenses...........      (15,352)          (2,228)
      Decrease in deferred revenues..........      (31,214)         (23,963)
      Increase in deferred compensation......        5,712              127
      Decrease in accrued sports rights......      (37,281)         (38,151)
      Decrease in other, net.................       (4,643)          (4,659)
                                                 ---------         --------
        Net cash provided from (used in)
         operating activities................      (49,201)         (45,791)
Cash flows from investing activities:
  Capital expenditures.......................       (6,292)          (1,920)
  Acquisition costs..........................       (4,528)          (7,615)
  Proceeds from sale of business.............          --            13,074
                                                 ---------         --------
        Net cash provided from (used in)
         investing activities................      (10,820)           3,539
Cash flows from financing activities:
  Borrowings, net under credit facilities....       55,000           37,000
  Repayment of former credit facility........     (278,000)             --
  Initial borrowings on new credit
   facilities................................      799,000              --
  Debt issuance costs........................      (17,658)             --
  Partner's capital contribution.............        3,332              --
  Redemption of partners' capital............     (500,000)             --
                                                 ---------         --------
        Net cash provided from financing
         activities..........................       61,674           37,000
                                                 ---------         --------
        Net increase/(decrease) in cash......        1,653           (5,252)
        Cash at beginning of period..........          708           11,799
                                                 ---------         --------
        Cash at end of period................    $   2,361         $  6,547
                                                 =========         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          MADISON SQUARE GARDEN, L.P.

                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)
NOTE 1: ORGANIZATION

  On March 10, 1995 (the "Acquisition Date"), MSG Holdings, L.P. ("Holdings"), a partnership among subsidiaries of Cablevision Systems Corporation ("Cablevision"), and ITT Corporation ("ITT") acquired the business and assets of Madison Square Garden Corporation from Viacom, Inc. in a transaction in which that corporation merged with and into Holdings. The name of Holdings was subsequently changed to Madison Square Garden, L.P. ("MSG" or the "Partnership").

  In February 1997, Cablevision made a cash payment to ITT of $168,750, which equalized their respective partnership interests.

  On June 17, 1997, MSG redeemed a portion of ITT's stake in the Partnership for $500 million ("ITT Redemption"). Simultaneously, with the ITT redemption, Cablevision contributed SportsChannel Associates ("SCNY") to the Partnership, with SCNY becoming a wholly-owned subsidiary of MSG. As a result of the aforementioned transactions, Cablevision's partnership interest increased to 89.8%, while ITT's partnership interest decreased to 10.2%. ITT has an option to require Cablevision to purchase its continuing 10.2 percent interest in the two years from June 17, 1997. Similarly, in three years, Cablevision has an option to purchase ITT's 10.2 percent interest should ITT choose not to exercise its option within that time frame.

  The ITT Redemption price was for an amount in excess of ITT's recorded partnership interest and accordingly the Partnership recorded Goodwill of approximately $172 million. In addition, the Partnership recorded adjustments to certain assets and liabilities, including certain broadcasting rights agreements, which were originally recorded by a subsidiary of Cablevision. The effect of these adjustments was an increase to Goodwill of approximately $70 million. The underlying analysis which forms the basis for these adjustments is preliminary and may change as evaluations are completed.

  In conjunction with the June 17, 1997, transaction MSG entered into a $850 million Term Loan and Revolving Credit Facility (the "Credit Facility'; see
Note 3).

NOTE 2: BASIS OF PRESENTATION AND ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying financial statements have been prepared by MSG, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

  The financial information presented herein reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The interim financial statements and notes thereto should be read in conjunction with the December 31, 1996, audited financial statements of MSG included elsewhere herein. Certain prior period amounts have been reclassified to conform with the current presentation. The results for interim periods are not necessarily indicative of the results to be expected for the full year.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

  MSG operates in one business segment, namely sports entertainment. MSG encompasses the operations of the Madison Square Garden entertainment complex which includes the main arena, a theater and various events within the complex. The New York Knickerbockers Basketball Club, a member of the National Basketball Association, The New York Rangers Hockey Club, a member of the National Hockey League and Madison Square Garden Network, a regional sports network. SRO Motorsports and Miss Universe were sold in March 1996 and November 1996.

                          MADISON SQUARE GARDEN, L.P.

                            (AMOUNTS IN THOUSANDS)
INTANGIBLE ASSETS

  Recoverability of goodwill and intangible assets is assessed regularly and impairments, if any, are recognized in operating results if a permanent dimunition in value were to occur based on an undiscounted cash flow analysis.

NOTE 3: LONG-TERM DEBT AND FINANCING ARRANGEMENTS

  On June 6, 1997, the Partnership entered into the Credit Facility with various lending institutions. The Credit Facility consists of a $650 million Term Loan and a $200 million Revolving Credit Facility. The Term Loan is payable in 26 quarterly installments commencing on September 30, 1998. The Revolving Credit Facility expires December 31, 2004; amounts outstanding are payable at that time. Loans under the Credit Facility bear interest at current market rates plus a margin based on the Partnership's consolidated leverage ratio. The margins range from 0% to 2%.

  On June 17, 1997, the Partnership borrowed $799 million (the "initial borrowing") under the Credit Facility with $650 million borrowed under the Term Loan and $149 million under the Revolving Credit Facility. The proceeds of the initial borrowing were used to fund the ITT Redemption, repay the Partnership's existing long term debt and pay transaction costs. Deferred financing costs associated with the Credit Facility of approximately $17.7 million are being amortized over the term of the Credit Facility.

  As of June 30, 1997, outstanding debt under the Credit Facility consists of Term Loans of $650 million and Revolving Credit loans of $154 million. The loans bear interest at rates of 7.69% to 7.88%.

NOTE 4: SUBSEQUENT EVENT

  On July 11, 1997, MSG entered into an agreement whereby a wholly owned subsidiary of MSG agreed to loan a broadcast content provider (borrower) $40 million (the "Loan'). The Partnership has drawn on its existing credit facility and has entered into promissory notes for $20 million in order to finance the Loan. The Loan matures on November 1, 2011 and bears interest at a rate which approximates MSG's borrowing rate. The Loan is secured by certain assets of the borrower and a guarantee by an affiliate of the borrower.

                        REGIONAL SPORTSCHANNEL COMPANIES

                         COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rainbow Media Holdings, Inc.:

  We have audited the accompanying combined balance sheets of Regional SportsChannel Companies as of December 31, 1996 and 1995, and the related combined statements of income, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Regional SportsChannel Companies at December 31, 1996 and 1995, and the combined results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Jericho, New York
April 1, 1997

                        REGIONAL SPORTSCHANNEL COMPANIES

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                1996     1995
                                                              -------- --------
ASSETS
Current assets:
  Cash and cash equivalents.................................. $ 14,494 $  9,136
  Trade accounts receivable (less allowance for doubtful
   accounts of $6,506
   and $4,931) ..............................................   21,286   25,110
  Trade accounts receivable--affiliates......................   25,506   19,745
  Other receivables..........................................    5,984    2,700
  Note receivable, current portion...........................    1,042    1,126
  Prepaid expenses and other current assets..................   14,648    6,592
  Feature film inventory.....................................    2,200    3,831
                                                              -------- --------
    Total current assets.....................................   85,160   68,240
Property and equipment, net..................................    8,214    8,051
Deferred contractual rights, net.............................    2,279    1,880
Note receivable..............................................      --       882
Contractual rights, net of accumulated amortization of
 $2,157......................................................   13,040      --
Affiliation agreements, net of accumulated amortization of
 $8,379......................................................   50,933      --
Excess costs over fair value of net assets acquired, net of
 accumulated
 amortization of $915 and $3,381.............................    5,539   77,984
                                                              -------- --------
                                                              $165,165 $157,037
                                                              ======== ========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable........................................... $ 15,403 $ 15,540
  Accrued contractual expense................................    5,070    7,951
  Accrued payroll and related benefits.......................    5,168    4,173
  Other accrued expenses.....................................    2,992    1,573
  Accounts payable--affiliates...............................    3,880    3,261
  Accrued feature film rights payable........................    2,238    3,691
  Obligations under capital leases...........................      119      105
  Notes payable--affiliates..................................      714      714
  Notes payable--partners....................................   17,912   10,490
                                                              -------- --------
    Total current liabilities................................   53,496   47,498
Long-term feature film rights payable........................      108      380
Obligations under capital leases.............................      237      380
Notes payable--affiliates....................................      --       714
Commitments and contingencies
Partners' capital............................................  111,324  108,065
                                                              -------- --------
                                                              $165,165 $157,037
                                                              ======== ========

            See accompanying notes to combined financial statements.

                        REGIONAL SPORTSCHANNEL COMPANIES

                         COMBINED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                    1996      1995      1994
                                                  --------  --------  --------
Revenues (including amounts from affiliates of
 $68,607, $52,275 and $47,043)................... $251,171  $217,647  $186,503
                                                  --------  --------  --------
Operating expenses:
  Technical (including amounts to affiliates of
   $13,958, $12,774 and $11,006).................  187,045   163,726   138,972
  Selling, general and administrative (including
   amounts to affiliates of $22,779, $16,251 and
   $14,582)......................................   40,149    39,400    32,343
  Depreciation and amortization..................   10,662     5,638     2,140
                                                  --------  --------  --------
                                                   237,856   208,764   173,455
                                                  --------  --------  --------
    Operating income.............................   13,315     8,883    13,048
                                                  --------  --------  --------
Other income (expense):
  Interest income................................      913     1,189       843
  Interest expense...............................     (609)     (424)     (358)
  Miscellaneous..................................      607    (1,761)     (149)
                                                  --------  --------  --------
                                                       911      (996)      336
                                                  --------  --------  --------
    Net income................................... $ 14,226  $  7,887  $ 13,384
                                                  ========  ========  ========


            See accompanying notes to combined financial statements.

                        REGIONAL SPORTSCHANNEL COMPANIES

                    COMBINED STATEMENTS OF PARTNERS' CAPITAL

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

Balance, January 1, 1994.............................................. $ 47,955
  Contributions.......................................................    3,788
  Distributions.......................................................  (27,032)
  Net income..........................................................   13,384
                                                                       --------
Balance, December 31, 1994............................................   38,095
  Contributions.......................................................   86,383
  Distributions.......................................................  (24,300)
  Net income..........................................................    7,887
                                                                       --------
Balance, December 31, 1995............................................  108,065
  Contributions.......................................................   16,054
  Distributions.......................................................  (27,021)
  Net income..........................................................   14,226
                                                                       --------
Balance, December 31, 1996............................................ $111,324
                                                                       ========


            See accompanying notes to combined financial statements.

                        REGIONAL SPORTSCHANNEL COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                    1996      1995      1994
                                                  --------  --------  --------
Cash flows from operating activities:
  Net income..................................... $ 14,226  $  7,887  $ 13,384
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization................   10,662     5,638     2,140
    Amortization of deferred contract rights.....      851       691       769
    Imputed interest on note receivable..........     (160)     (232)     (256)
    Changes in assets and liabilities:
      Trade accounts receivable..................    3,824    (7,911)     (463)
      Trade accounts receivable--affiliates......   (5,761)     (194)      557
      Other receivables..........................   (3,284)      549    (1,376)
      Prepaid expenses and other current assets..   (8,056)     (142)   (1,532)
      Reduction of notes receivable..............    1,126     1,314       362
      Deferred contract rights...................   (1,250)   (1,325)     (400)
      Feature film inventory.....................    1,631       896      (795)
      Accounts payable and accrued liabilities...     (604)    2,880     8,646
      Accounts payable--affiliates...............      619      (563)    1,909
      Feature film rights payable................   (1,725)     (866)      938
                                                  --------  --------  --------
        Net cash provided by operating
         activities..............................   12,099     8,622    23,883
                                                  --------  --------  --------
Cash flows used in investing activities:
  Capital expenditures...........................   (2,353)   (2,417)   (1,346)
                                                  --------  --------  --------
Cash flows used in financing activities:
  Partners' capital contributions................   16,054     5,018     3,788
  Partners' capital distributions................  (27,021)  (24,300)  (27,032)
  Proceeds from notes payable--partner...........    7,422     2,282       660
  Payment on capital lease obligation............     (129)      --        --
  Payments on notes payable......................     (714)     (715)     (714)
                                                  --------  --------  --------
        Net cash used in financing activities....   (4,388)  (17,715)  (23,298)
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents.....................................    5,358   (11,510)     (761)
Cash and cash equivalents at beginning of year...    9,136    20,646    21,407
                                                  --------  --------  --------
Cash and cash equivalents at end of year......... $ 14,494  $  9,136  $ 20,646
                                                  ========  ========  ========
Cash interest paid during the year............... $    161  $    214  $    300
                                                  ========  ========  ========

            See accompanying notes to combined financial statements.

                       REGIONAL SPORTSCHANNEL COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)

1. THE COMPANIES AND NATURE OF OPERATIONS

  The Regional SportsChannel Companies are comprised of SportsChannel Associates, SportsChannel Prism Associates, SportsChannel Pacific Associates, SportsChannel Chicago Associates, SportsChannel New England Limited Partnership, SportsChannel Cincinnati Associates, SportsChannel Florida Associates and SportsChannel Ohio Associates. Each of these companies is a partnership formed to produce and distribute certain programming to the pay television industry located in various regions throughout the United States. Affiliates of Rainbow Media Holdings, Inc. ("RMHI") and National Broadcasting Company, Inc. ("NBC") have varying ownership interests in each of the partnerships, except for SportsChannel Associates which is wholly-owned by affiliates of RMHI. Affiliates of Liberty Media, Inc. ("Liberty") have partnership interests in SportsChannel Pacific Associates, SportsChannel Prism Associates and SportsChannel Chicago Associates; and Front Row Communications ("Front Row") has a partnership interest in SportsChannel Florida Associates.

  All of the above mentioned partnerships, except SportsChannel Florida Associates, are managed by affiliates of RMHI. On April 1, 1997, NBC exchanged its interests in the above partnerships for a 25% interest in RMHI (the "Exchange Transaction"). As a result of the Exchange Transaction, RMHI is 75% owned by Cablevision Systems Corporation ("CSC").

  In July 1995, RMHI completed the purchase of NBC's interests in SportsChannel Associates ("SCA") for approximately $81,600, giving RMHI a 100% interest in SportsChannel Associates. The acquisition was accounted for as a purchase whereby the acquisition costs were allocated to the various assets acquired and liabilities assumed when independent appraisals were completed in 1996. Of the approximately $81,400 excess of the purchase price over the estimated fair value of net tangible assets acquired, $59,400, $15,500 and $6,500 has been allocated to affiliation agreements, contractual rights and excess costs over fair value of net assets acquired, respectively. These costs have been pushed down to the accounts of SportsChannel Associates as a non-cash capital contribution. For the purposes of the 1995 combined financial statements, the excess purchase price was recorded as excess costs over fair value of net assets acquired, and amortization was calculated based upon an average period of approximately ten years. Had the acquisition taken place on January 1, 1995, net income would have been reduced by $4,700 on a pro-forma basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination

  The combined financial statements include the accounts of each of the above mentioned SportsChannel partnerships (collectively, the "Related
Partnerships"). All significant intercompany transactions and balances have been eliminated in combination.

 Revenue Recognition

  The Related Partnerships recognize subscriber revenue as programming services are provided to cable television companies. Advertising revenue is recognized when commercials are telecast.

 Feature Film Inventory

  Rights to feature film inventory acquired under license agreements along with the related obligations are recorded at contract value. Costs are amortized on the straight-line basis over the contract period (generally less than two years) or the intended number of days to be aired. Film telecast rights expected to be amortized within one year are classified as current assets while contract amounts payable within one year are classified as current liabilities.

                       REGIONAL SPORTSCHANNEL COMPANIES

                       DECEMBER 31, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)


 Long-Lived Assets

  Property and equipment are carried at cost and depreciated on the straight-line basis over the estimated useful lives of the assets or, with respect to leasehold improvements, amortized over the shorter of the lease term or the assets' useful lives.

  Affiliation agreements, which represent agreements with cable systems to provide carriage of the service, are amortized on the straight-line basis over ten years. Contractual right are amortized on the straight-line basis over ten years. Excess costs over fair value of net asset acquired and other intangible assets are amortized on the straight-line basis over periods ranging from three and one-half to ten years.

  The Related Partnerships implemented the provisions of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of", effective January 1, 1996. The Related Partnerships review their long-lived assets (property and equipment, and intangible assets that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value. The adoption of Statement No. 121 had no impact on the Related Partnerships' financial position or results of operations.

 Income Taxes

  The Related Partnerships operate as partnerships; accordingly, their taxable income or loss is included in the tax returns of the individual partners and no provision for income taxes is made by any of the Related Partnerships.

 Cash Equivalents

  Temporary cash investments with original maturities of three months or less at the time of purchase are considered cash equivalents.

 Prepaid Expenses and Deferred Contract Rights

  Prepaid expenses primarily represent advances to professional sports teams for telecast rights to be used within the coming year. Deferred contract rights represent initial payments to professional sports teams for entering into telecast rights agreements. Deferred contract rights are being amortized to technical expenses over the respective contract periods (ranging from three to twelve years) on a straight-line basis.

 Fair Value of Financial Instruments

  The fair value of all of the Related Partnerships' financial instruments approximates their carrying value due to their short maturity.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                       REGIONAL SPORTSCHANNEL COMPANIES

                       DECEMBER 31, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)

disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                   DECEMBER 31,
                                                  ---------------   ESTIMATED
                                                   1996    1995   USEFUL LIVES
                                                  ------- ------- -------------
   Program, service and test equipment........... $16,383 $13,992 5 to 7 years
   Microwave equipment...........................   3,266   3,167    7 years
   Furniture and fixtures........................   1,434   1,330    8 years
   Leased assets and leasehold improvements......   1,312   1,146 Life of lease
   Vehicles......................................      59      58    5 years
                                                  ------- -------
                                                   22,454  19,693
   Less accumulated depreciation and
    amortization.................................  14,240  11,642
                                                  ------- -------
                                                  $ 8,214 $ 8,051
                                                  ======= =======

4. NOTE RECEIVABLE

  During 1986, $5,000 was advanced to a professional sports team to be repaid in monthly installments beginning January 1, 1991 through December 1, 1997. This advance was recorded as a long-term note receivable at a discounted amount using an imputed interest rate. The difference between the face amount of the note receivable and its present value at inception was included in the accompanying balance sheet as deferred contract rights and is being amortized using the effective interest method to technical expense over the life of the rights contract with this sports team. In 1996 and 1995, monthly installment payments were offset against the corresponding professional sports team contractual payments.

5. LEASES

  The Related Partnerships lease certain space under long-term operating lease agreements with nonaffiliates which expire at various dates through 2007. The leases generally provide for fixed annual rentals plus certain other costs. Rent expense for the years ended December 31, 1996, 1995 and 1994 was approximately $3,965, $3,181 and $2,716, respectively. The following is a schedule of future minimum payments for operating leases (with initial or remaining terms in excess of one year) as of December 31, 1996:

       YEAR ENDING
      DECEMBER 31,
      ------------
       1997............................................................. $2,043
       1998.............................................................  1,443
       1999.............................................................  1,351
       2000.............................................................  1,069
       2001.............................................................    855
       Thereafter.......................................................  3,070
                                                                         ------
       Total minimum lease payments..................................... $9,831
                                                                         ======

                       REGIONAL SPORTSCHANNEL COMPANIES

                       DECEMBER 31, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)


6. AFFILIATE TRANSACTIONS

  The Related Partnerships distribute certain programming to the cable television industry under contracts called affiliation agreements. For the years ended December 31, 1996, 1995 and 1994, approximately $68,607, $52,275, and $47,043, respectively, of the revenues of the Related Partnerships were earned under affiliation agreements with the various partners of the Related Partnerships.

  Prime SportsChannel Networks, an affiliate of the Related Partnerships, provides certain programming to the Related Partnerships. The Related Partnerships were charged approximately $3,860, $3,527 and $2,983 during the years ended December 31, 1996, 1995 and 1994, respectively, for this programming.

  Rainbow Network Communications, an affiliate of the Related Partnerships, provides certain transmission and production services to the Related Partnerships. The Related Partnerships were charged approximately $10,098, $9,247 and $8,023 for the years ended December 31, 1996, 1995 and 1994, respectively, for these services.

  RMHI provides the Related Partnerships with certain administrative, computer, and creative services. The Related Partnerships were charged approximately $11,420, $9,071 and $8,543 for the years ended December 31, 1996, 1995 and 1994, respectively, for such services.

  Sports Ventures, an affiliate of the Related Partnerships, provided additional administrative services to the Related Partnerships in 1996. The Related Partnerships were charged approximately $2,329 during the year ended December 31, 1996 for these services.

  The Related Partnerships have an arrangement with an affiliated company to provide advertising services to the Related Partnerships in exchange for a fee of 18% of the gross revenue, net of agency commissions, from advertising sold by this affiliate. Fees charged by this affiliate on advertising revenues amounted to approximately $9,030, $7,180 and $6,039 for the years ended December 31, 1996, 1995 and 1994, respectively.

  An affiliate of RMHI and a former partner in SportsChannel Associates advanced an aggregate of $5,000 to SportsChannel Associates in accordance with the terms of SportsChannel Associates' 12% promissory notes dated November 6, 1986. RMHI subsequently acquired the interest of the former partner in these notes. Principal payments on the notes are due in monthly installments of $59 beginning January 1, 1991 through December 1, 1997.

  The partners in SportsChannel Florida have made certain unsecured loans, which are due on demand, to SportsChannel Florida. At December 31, 1996 and 1995, the aggregate amount payable was $8,626 and $1,890, respectively, and bears interest at the prime rate.

  A partner in SportsChannel Cincinnati Associates made certain unsecured loans, also due on demand, to SportsChannel Cincinnati. At December 31, 1996 and 1995, the aggregate amount payable was $9,286 and $8,600, respectively. In connection with the Exchange Transaction described in Note 1, these loans were converted to equity.

7. BENEFIT PLAN

  CSC maintains a pension plan and a 401(k) savings plan (collectively, the "Plan") pursuant to which the Related Partnerships contribute 1 1/2% of eligible employees' annual compensation, as defined, to the defined contribution portion of the Plan and an equivalent amount to the Section 401(k) portion of the Plan. The Related Partnerships also make matching contributions for employee voluntary contributions to the 401(k) portion of the Plan. The cost associated with the Plan was approximately $319, $317 and $259 for the years ended December 31, 1996, 1995 and 1994, respectively.

                       REGIONAL SPORTSCHANNEL COMPANIES

                       DECEMBER 31, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)


8. COMMITMENTS

  The Related Partnerships have entered into long-term agreements with several professional sports teams and others which provide them with, among other things, exclusive pay telecast rights to certain live sporting events and obligate them to make minimum contractual payments only when the events are provided to the Related Partnerships for telecast. The remaining term of the agreements currently range from 2 to 35 years. The approximate aggregate minimum contractual payments under these agreements as of December 31, 1996 are as follows:

         YEAR ENDING
         DECEMBER 31,
         ------------
        1997........................................................ $  111,127
        1998........................................................     96,208
        1999........................................................     83,504
        2000........................................................     73,910
        2001........................................................     68,025
        Thereafter (through 2031)................................... $1,063,289
                                                                     ==========

  One of the Related Partnerships has posted a letter of credit with a financial institution as a guarantee of a $4,350 commitment, included above, due March 2, 1998. It may, at its option satisfy a $2,000 per year, fifteen year commitment, included above (which may increase to $3,000 under certain circumstances), by arranging for a $40,000 secured loan to a certain sport franchise.

9. CONTINGENCIES

  The Related Partnerships are a party to various lawsuits arising out of the ordinary conduct of their business. Management believes that the final outcome of these matters will not have a material adverse effect on the financial position of the Related Partnerships.

                        REGIONAL SPORTSCHANNEL COMPANIES

                         COMBINED FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                        REGIONAL SPORTSCHANNEL COMPANIES

                             COMBINED BALANCE SHEET

                                 JUNE 30, 1997

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

ASSETS
Current assets:
  Cash and cash equivalents............................................ $ 8,975
  Trade accounts receivable............................................  18,045
  Trade accounts receivable--affiliates................................  22,368
  Other receivables....................................................   3,746
  Prepaid expenses and other current assets............................  16,978
  Feature film inventory...............................................   2,005
                                                                        -------
    Total current assets...............................................  72,117
Property and equipment, net............................................   7,316
Deferred contractual rights, net.......................................   1,246
                                                                        -------
                                                                        $80,679
                                                                        =======
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable.....................................................   7,093
  Accrued contractual expense..........................................  10,184
  Accrued payroll and related benefits.................................   3,991
  Other accrued expenses...............................................   8,665
  Accounts payable--affiliates.........................................     305
  Obligations under capital leases.....................................     290
  Notes payable--partners..............................................  11,838
                                                                        -------
    Total current liabilities..........................................  42,366
Commitments and contingencies..........................................
Partners' capital......................................................  38,313
                                                                        -------
                                                                        $80,679
                                                                        =======

            See accompanying notes to combined financial statements.

                        REGIONAL SPORTSCHANNEL COMPANIES

                          COMBINED STATEMENT OF INCOME

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                               1997      1996
                                                             --------  --------
Revenues.................................................... $143,161  $126,763
                                                             --------  --------
Operating expenses:
  Technical.................................................  104,744    97,009
  Selling, general and administrative.......................   21,413    18,851
  Depreciation and amortization.............................    4,957     5,278
                                                             --------  --------
                                                              131,114   121,138
                                                             --------  --------
    Operating income........................................   12,047     5,625
Other income (expense):
  Interest income...........................................      409       407
  Interest expense..........................................     (546)     (202)
  Miscellaneous.............................................      (70)      (87)
                                                             --------  --------
    Net income.............................................. $ 11,840  $  5,743
                                                             ========  ========


            See accompanying notes to combined financial statements.

                        REGIONAL SPORTSCHANNEL COMPANIES

                    COMBINED STATEMENTS OF PARTNERS' CAPITAL

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                               1997      1996
                                                             --------  --------
Balance, January 1.......................................... $111,324  $108,065
  Contributions.............................................   38,884     5,744
  Distributions.............................................  (49,189)   (8,000)
  Net income................................................   11,840     5,743
  Contribution of SCNY......................................  (83,831)      --
  Conversion of note payable to equity......................    9,285       --
                                                             --------  --------
Balance, June 30............................................ $ 38,313  $111,552
                                                             ========  ========



            See accompanying notes to combined financial statements.

                        REGIONAL SPORTSCHANNEL COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                1997     1996
                                                               -------  -------
Cash flows from operating activities:
  Net income.................................................. $11,840  $ 5,743
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization.............................   4,957    5,278
    Amortization of deferred contract rights..................   1,232      426
    Imputed interest on note receivable.......................     (42)     (80)
    Changes in assets and liabilities:
      Trade accounts receivable...............................  (5,750)   3,862
      Trade accounts receivable--affiliates...................  (3,380)  (9,457)
      Other receivables.......................................   1,339     (526)
      Prepaid expenses and other current assets...............  (6,479)  (8,749)
      Reduction of notes receivable...........................     563      563
      Deferred contract rights................................  (9,160)    (500)
      Feature film inventory..................................     195      (71)
      Accounts payable and accrued liabilities................  14,650    9,260
      Accounts payable--Affiliates............................    (520)   1,946
      Feature film rights payable.............................  (2,346)  (4,071)
                                                               -------  -------
        Net cash provided by operating activities.............   7,099    3,624
                                                               -------  -------
Cash flows used in investing activities:
  Capital expenditures........................................  (1,765)  (1,391)
  Cash portion of SCA net assets contributed to MSG...........  (3,336)     --
                                                               -------  -------
        Net cash used in operating activities.................  (5,101)  (1,391)
                                                               -------  -------
Cash flows used in financing activities:
  Partners' capital contributions.............................  38,884    5,744
  Partners' capital distributions............................. (49,189)  (8,000)
  Proceeds from notes payable--partner........................   3,568    1,824
  Payment on capital lease obligation.........................     (66)    (115)
  Payments on notes payable...................................    (714)  (1,071)
                                                               -------  -------
        Net cash used in financing activities.................  (7,517)  (1,618)
                                                               -------  -------
Net increase (decrease) in cash and cash equivalents..........  (5,519)     615
Cash and cash equivalents at beginning of year................  14,494    9,136
                                                               -------  -------
Cash and cash equivalents at end of year...................... $ 8,975  $ 9,751
                                                               =======  =======


            See accompanying notes to combined financial statements.

                       REGIONAL SPORTSCHANNEL COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION

  The accompanying combined financial statements of Regional SportsChannel Companies are unaudited; however, in the opinion of management, such statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations for the periods presented.

  Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Therefore, the interim combined financial statements should be read in conjunction with the audited combined financial statements and notes thereto for the years ended December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996.

  The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 1997.

2. SPORTSCHANNEL ASSOCIATES

  On April 16, 1997, Cablevision Systems Corporation ("CSC") and certain of its affiliates and ITT Corporation ("ITT") and certain of its affiliates, entered into definitive agreements ("MSG Agreement") relating to the acquisition by subsidiaries of Cablevision of ITT's 50 percent interest in Madison Square Garden, L.P. ("MSG"). The transaction closed on June 17, 1997. As a condition of the transaction and its definitive loan agreements, CSC's subsidiary (Rainbow Media Holdings, Inc.) contributed its SportsChannel Associates programming company to MSG, which increased CSC's interest in MSG to 89.8% and reduced ITT's interest to 10.2%. This remaining 10.2% interest is subject to certain puts and calls as specified in the MSG agreement. The combined Regional SportsChannel Companies' financial statements at June 30, 1997 exclude net assets of SportsChannel Associates (amounting to $83,831) contributed to MSG.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH OF THEM TOGETHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES BY ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH OF THEM TOGETHER NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Forward-Looking Statements.................................................  iv
Available Information......................................................  iv
Summary....................................................................   1
The Company................................................................  13
Risk Factors...............................................................  15
The Exchange Offer.........................................................  22
Use of Proceeds............................................................  30
Capitalization.............................................................  31
Unaudited Pro Forma Consolidated Financial Information.....................  32
Selected Historical and Pro Forma
 Consolidated Financial Data...............................................  37
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations................................................................  40
Business...................................................................  50
Management.................................................................  70
Certain Transactions.......................................................  74
Certain Arrangements Regarding Ownership Interests.........................  77
Description of Bank Facility...............................................  80
Description of the Notes...................................................  82
Book-Entry; Delivery and Form.............................................. 111
Certain United States Federal Income Tax Considerations.................... 114
Plan of Distribution....................................................... 116
Legal Matters.............................................................. 116
Experts.................................................................... 116
Index to Financial Statements.............................................. F-1


-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                           [LOGO OF FOX SPORTS NET]

                           FOX/LIBERTY NETWORKS, LLC

                               FLN FINANCE, INC.

                   $500,000,000 8 7/8% SENIOR NOTES DUE 2007

                  $405,000,000  9 3/4% SENIOR DISCOUNT NOTES
                                   DUE 2007


                                       , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  With respect to the Company, Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  With respect to FLN, Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually any reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

  FLN's Bylaws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

  As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, FLN's Certificate of Incorporation contains a provision eliminating the personal liability of a director to FLN's or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. Article 9 of the Company's Operating Agreement provides, among other things, for indemnification for each member from and against any and all loss, damage, expense (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by such member) or liability incurred in any proceeding to which such member is made a party because such person was a member or acted or failed to act with respect to the business or affairs of the Company, if such person acted in good faith, reasonably believed that its conduct in an official capacity was in the Company's best interests, or if not in an official capacity, at least not opposed to the Company's best interests and, in the case of any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.
Article 9 also states that to the same extent that the Company indemnifies and advances expenses to a member, the Company may indemnify and advance expenses to any officer, employee, or agent of the Company. In addition, the Company may indemnify and advance expenses to any Company officer, employee or agent to a greater extent than a member.

  The Company and FLN maintain policies insuring their respective officers, directors or members and managers, as the case may be, against certain civil liabilities, including liabilities under the Securities Act.

  Pursuant to the Registration Rights Agreement, the Company and FLN have agreed to indemnify holders of registrable Notes against certain liabilities. Also pursuant to the Registration Rights Agreement, the Company, FLN and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits

 *1.1 Purchase Agreement, dated August 14, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *3.1  Certificate of Formation of Fox/Liberty Networks, LLC.

 *3.2 Certificate of Amendment to Certificate of Formations of Fox/Liberty Networks, LLC

 *3.3  Certificate of Incorporation of FLN Finance, Inc.

 *3.4  By-Laws of FLN Finance, Inc.

 *4.1  Form of Notes (included in Exhibit 4.2 and 4.3).

 *4.2 Senior Notes Indenture, dated as of August 25, 1997 (the "Senior Notes Indenture"), among Fox/Liberty Networks, LLC and FLN Finance, Inc. as co-obligors, and The Bank of New York, as Trustee.

 *4.3 Senior Discount Notes Indenture, dated as of August 25, 1997 (the "Senior Discount Notes Indenture") among Fox/Liberty Networks, LLC and FLN Finance, Inc., as co-obligors and The Bank of New York, as Trustee.

 *4.4 Senior Notes Registration Rights Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.5 Senior Discount Notes Registration Rights Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.6 Senior Notes Liquidated Damages Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.7 Senior Discount Notes Liquidated Damages Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.8 Senior Notes Deposit Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., and The Bank of New York, as Securities Intermediary and as Trustee.

 *4.9 Senior Discount Notes Deposit Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., and The Bank of New York, as Securities Intermediary and as Trustee.

**5.1 Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP regarding the validity of the Notes.

*10.1 Agreement Regarding Ownership Interests, dated April 29, 1996, by and among Liberty Media Corporation, News America Holdings Incorporated, Fox Regional Sports Holdings, Inc., LMC Newco U.S., Inc., and Liberty/Fox Sports Financing LLC.

 10.2  Reserved.

*10.3 Operating Agreement, dated April 29, 1996 by and among Liberty/Fox U.S. Sports LLC, Liberty FX, Inc. and FX Holdings, Inc.

*10.4 Operating Agreement, dated April 29, 1996 by and among LMC Newco U.S., Inc., Fox Regional Sports Holdings, Inc. and Liberty/Fox Sports Financing LLC.

*10.5 Operating Agreement, dated April 29, 1996 by and among Liberty/Fox U.S. Sports LLC, Liberty Sports Member, Inc. and Fox Regional Sports Member, Inc.

*10.6 Formation Agreement, dated June 22, 1997 among Rainbow Media Sports Holdings, Inc. and Fox Sports Net, LLC.

**10.7 Form of General Partnership Agreement between Rainbow Regional Holdings, Inc. and Fox Sports RPP Holdings, LLC.

**10.8 Form of General Partnership Agreement between Rainbow National Sports Holdings, Inc. and Fox Sports NSP Holdings LLC.

**10.9 Form of General Partnership Agreement between Rainbow Advertising Holdings, Inc. and Fox Sports Ad Sales Holdings, LLC.

 *10.10 Credit Agreement, dated as of September 12, 1997 among Fox Sports Net, LLC and FX Networks, LLC, as Borrower and Fox/Liberty Networks, LLC and Subsidiary Guarantors, as Guarantors and The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Syndication Agent and TD Securities (USA) Inc., as Documentation Agent.

**10.11 Employment Agreement among Fox/Liberty Networks, LLC, Anthony F.E. Ball and T&T Entertainment Limited dated April, 1997.

**10.12 Employment Agreement between Fox/Liberty Networks, LLC and Jeff Shell dated October 15, 1996.

**10.13 Employment Agreement between Fox/Liberty Networks, LLC and Louis LaTorre dated January 27, 1997.

**10.14 Employment Agreement between Fox/Liberty Networks, LLC and Robert L. Thompson dated July 25, 1996 as amended on September 26, 1997.

**10.15 Employment Agreement between Fox Sports Net, LLC and Tracy Dolgin dated as of July 1, 1997.

 *21.1   List of Subsidiaries.

**23.1   Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in
         Exhibit 5).

 *23.2   Consent of Arthur Andersen LLP regarding Fox/Liberty Networks, LLC.

 *23.3   Consent of KPMG Peat Marwick LLP regarding Liberty Sports, Inc.

 *23.4   Consent of Arthur Andersen LLP regarding FX Networks, LLC.

 *23.5   Consent of Arthur Andersen LLP regarding Madison Square Garden, L.P.

 *23.6 Consent of KPMG Peat Marwick LLP regarding Regional SportsChannel Companies.

 *24.1   Power of Attorney (included on signature pages).

**25.1   Statement of Eligibility of The Bank of New York, as Trustee.

 *27.1   Financial Data Schedule.

**99.1   Form of Letter of Transmittal.

**99.2   Form of Note of Guaranteed Delivery.

**99.3   Form of Exchange Agent Agreement.
--------
*  Filed herewith.
** To be filed by amendment.

ITEM 22  UNDERTAKINGS

  1. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, members, officers and controlling persons, as the case may be of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, member, officer or controlling person, as the case may be of the registrants in the successful defense of any action, suite or proceeding) is asserted by such director, member, officer or controlling person, as the case may be, in connection with the securities being offered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjustment of such issue.
  3. The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  4. The undersigned registrants hereby undertake:

    (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to such information in the registration statement;

    (ii) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 23rd day of October, 1997.

                                          Fox/Liberty Networks, llc

                                          By: /s/ Anthony F.E. Ball
                                            -----------------------------------
                                            ANTHONY F.E. BALL
                                            PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeff Shell and Jay Itzkowitz and any agent for service named in this Registration Statement, and each of them, his, her or its true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and all other documents in connection therewith, and (ii) any registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agrees or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:


              SIGNATURE                          TITLE                DATE
              ---------                          -----                ----
      /s/ Anthony F.E. Ball            President and Chief        October 23, 1997
---------------------------------       Executive Officer
          ANTHONY F.E. BALL             (Principal Executive
                                        Officer)


        /s/ Jeff Shell                 Senior Vice President,     October 23, 1997
---------------------------------        Finance and Development
            JEFF SHELL                   (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


LMC Newco U.S., Inc.,                  Member of Fox/Liberty      October 23, 1997
                                        Networks, LLC

 By:    /s/ David J.A. Flowers
---------------------------------
         DAVID J.A. FLOWERS,
           VICE PRESIDENT


              SIGNATURE                           TITLE               DATE
              ---------                           -----               ----
Fox Regional Sports Holdings, Inc.      Member of Fox/Liberty     October 23, 1997
                                         Networks, LLC

        /s/ Jay Itzkowitz
 By: --------------------------------
           JAY ITZKOWITZ,
        SENIOR VICE PRESIDENT

Liberty/Fox Sports Financing, LLC       Member of Fox/Liberty     October 23, 1997
                                         Networks, LLC

 By: LMC Newco U.S., Inc.               Member of Liberty/Fox
                                         Sports Financing, LLC

     /s/ David J.A. Flowers
 By: -------------------------------
         DAVID J.A. FLOWERS,
           VICE PRESIDENT

 By: News America Holdings Incorporated Member of Liberty/Fox     October 23, 1997
                                         Sports Financing, LLC


 By: /s/ Jay Itzkowitz
     -------------------------------
           JAY ITZKOWITZ,
        SENIOR VICE PRESIDENT

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 23rd day of October, 1997.

                                          FLN Finance, Inc.

                                          By:      /s/ Anthony F. E. Ball
                                             ----------------------------------
                                                     ANTHONY F. E. BALL
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeff Shell and Jay Itzkowitz and any agent for service named in this Registration Statement, and each of them, his, her or its true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and all other documents in connection therewith, and (ii) any registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agrees or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:


         SIGNATURE                    TITLE                           DATE
         ---------                    -----                           ----
 /s/ Anthony F. E. Ball        President and Chief Executive     October 23, 1997
---------------------------     Officer(Principal Executive
    ANTHONY F. E. BALL          Officer)

     /s/ Jeff Shell            Senior Vice President, Finance    October 23, 1997
---------------------------     and Development (Principal
        JEFF SHELL              Financial Officer and
                                Principal Accounting Officer)

   /s/ Jay Itzkowitz           Director                          October 23, 1997
---------------------------
       JAY ITZKOWITZ

 /s/ David J.A. Flowers        Director                          October 23, 1997
---------------------------
    DAVID J.A. FLOWERS


                                 EXHIBIT INDEX

 EXHIBIT
   NO. DESCRIPTION OF EXHIBIT
 -----------------------------
 *1.1 Purchase Agreement, dated August 14, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *3.1  Certificate of Formation of Fox/Liberty Networks, LLC.

 *3.2 Certificate of Amendment to Certificate of Formations of Fox/Liberty Networks, LLC.

 *3.3  Certificate of Incorporation of FLN Finance, Inc.

 *3.4  By-Laws of FLN Finance, Inc.

 *4.1  Form of Notes (included in Exhibit 4.2 and 4.3).

 *4.2 Senior Notes Indenture, dated as of August 25, 1997 (the "Senior Notes Indenture"), among Fox/Liberty Networks, LLC and FLN Finance, Inc. as co-obligors, and The Bank of New York, as Trustee.

 *4.3 Senior Discount Notes Indenture, dated as of August 25, 1997 (the "Senior Discount Notes Indenture") among Fox/Liberty Networks, LLC and FLN Finance, Inc., as co-obligors and The Bank of New York, as Trustee.

 *4.4 Senior Notes Registration Rights Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.5 Senior Discount Notes Registration Rights Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.6 Senior Notes Liquidated Damages Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.7 Senior Discount Notes Liquidated Damages Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., as Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., as Initial Purchasers.

 *4.8 Senior Notes Deposit Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., and The Bank of New York, as Securities Intermediary and as Trustee.

 *4.9 Senior Discount Notes Deposit Agreement, dated as of August 25, 1997 among Fox/Liberty Networks, LLC and FLN Finance, Inc., and The Bank of New York, as Securities Intermediary and as Trustee.

**5.1 Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP regarding the validity of the Notes.

*10.1 Agreement Regarding Ownership Interests, dated April 29, 1996, by and among Liberty Media Corporation, News America Holdings Incorporated, Fox Regional Sports Holdings, Inc., LMC Newco U.S., Inc., and Liberty/Fox Sports Financing LLC.

 10.2  Reserved.

*10.3 Operating Agreement, dated April 29, 1996 by and among Liberty/Fox U.S. Sports LLC, Liberty FX, Inc. and FX Holdings, Inc.

 EXHIBIT
   NO.   DESCRIPTION OF EXHIBIT
 -----------------------------
*10.4 Operating Agreement, dated April 29, 1996 by and among LMC Newco U.S., Inc., Fox Regional Sports Holdings, Inc. and Liberty/Fox Sports Financing LLC.

*10.5 Operating Agreement, dated April 29, 1996 by and among Liberty/Fox U.S. Sports LLC, Liberty Sports Member, Inc. and Fox Regional Sports Member, Inc.

*10.6 Formation Agreement, dated June 22, 1997 among Rainbow Media Sports Holdings, Inc. and Fox Sports Net, LLC.

**10.7 Form of General Partnership Agreement between Rainbow Regional Holdings, Inc. and Fox Sports RPP Holdings, LLC.

**10.8 Form of General Partnership Agreement between Rainbow National Sports Holdings, Inc. and Fox Sports NSP Holdings LLC.

**10.9 Form of General Partnership Agreement between Rainbow Advertising Holdings, Inc. and Fox Sports Ad Sales Holdings, LLC.

 *10.10 Credit Agreement, dated as of September 12, 1997 among Fox Sports Net, LLC and FX Networks, LLC, as Borrower and Fox/Liberty Networks, LLC and Subsidiary Guarantors, as Guarantors and The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Syndication Agent and TD Securities (USA) Inc., as Documentation Agent.

**10.11 Employment Agreement among Fox/Liberty Networks, LLC, Anthony F.E. Ball and T&T Entertainment Limited dated April, 1997.

**10.12 Employment Agreement between Fox/Liberty Networks, LLC and Jeff Shell dated October 15, 1996.

**10.13 Employment Agreement between Fox/Liberty Networks, LLC and Louis LaTorre dated January 27, 1997.

**10.14 Employment Agreement between Fox/Liberty Networks, LLC and Robert L. Thompson dated July 25, 1996 as amended on September 26, 1997.

**10.15 Employment Agreement between Fox Sports Net, LLC and Tracy Dolgin dated as of July 1, 1997.

 *21.1   List of Subsidiaries.

**23.1   Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in
         Exhibit 5).

 *23.2   Consent of Arthur Andersen LLP regarding Fox/Liberty Networks, LLC.

 *23.3   Consent of KPMG Peat Marwick LLP regarding Liberty Sports, Inc.

 *23.4   Consent of Arthur Andersen LLP regarding FX Networks, LLC.

 *23.5   Consent of Arthur Andersen LLP regarding Madison Square Garden, L.P.

 *23.6 Consent of KPMG Peat Marwick LLP regarding Regional SportsChannel Companies.

 *24.1   Power of Attorney (included on signature pages).

**25.1   Statement of Eligibility of The Bank of New York, as Trustee.

 *27.1   Financial Data Schedule.

**99.1   Form of Letter of Transmittal.

**99.2   Form of Note of Guaranteed Delivery.

**99.3   Form of Exchange Agent Agreement.
--------
*  Filed herewith.
** To be filed by amendment.